As filed with the Securities and Exchange Commission on November 2, 2005
                                                     Registration No. 333-127620
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 --------------

                          GS Mortgage Securities Corp.

             (Exact name of registrant as specified in its charter)

                                    Delaware

         (State or other jurisdiction of incorporation or organization)

                                   13-3387389
                     (I.R.S. Employer Identification Number)

                                 85 Broad Street
                            New York, New York 10004
                                 (212) 902-1000

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             David Stiepleman, Esq.
                               One New York Plaza
                            New York, New York 10004
                                 (212) 902-1000

                       (Name, address, including zip code,
                      and telephone number, including area
                           code, of agent for service)

                                    Copy to:
                             Michael S. Gambro, Esq.
                        Cadwalader, Wickersham & Taft LLP
                           One World Financial Center
                            New York, New York 10281
                                 (212) 504-6000

                              ---------------------

  Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

                              ---------------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

==================================================================================================================
                                          CALCULATION OF REGISTRATION FEE

                                                          Proposed             Proposed
                                                          maximum               maximum
  Title of each class of          Amount to be       offering price per   aggregate offering        Amount of
securities to be registered        registered             unit(1)              price(1)          registration fee
---------------------------   --------------------   ------------------   -------------------   ------------------
Mortgage-Backed
Certificates and/or
Mortgage-Backed Notes          $40,609,343,076(2)           100%            $40,609,343,076      $4,779,719.68(3)

==================================================================================================================

(1)   Estimated solely for purposes of calculating the registration fee.

(2) Includes such indeterminate amount of securities, the issuance of which was previously registered under this Registration Statement offered or sold in connection with exchanges of exchangeable securities referred to in this Registration Statement.

(3) Pursuant to Rule 429 under the Securities Act of 1933, the prospectus and prospectus supplements filed as part of this Registration Statement also relate to the remaining unsold $7,968,853,254 principal amount of Mortgage-Backed Certificates and/or Mortgaged-Backed Notes previously registered under the Registration Statement on Form S-3 filed on November 24, 2004 (File No. 333-120274). The filing fees were previously paid.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus and also relates to the Securities registered pursuant to the Registrant's Registration Statement Number 333-120274 on Form S-3. In the event any of such previously registered Securities are offered prior to the effective date of this Registration Statement, such Securities will not be included in any prospectus hereunder.

                                Explanatory Note

      This Registration Statement, as amended, contains a combined prospectus consisting of a basic prospectus and three forms of prospectus supplement relating to the offer and sale of Securities of the Registrant. Two forms of prospectus supplement for the Mortgage-Backed Certificates follow immediately after this Explanatory Note, followed by the form of prospectus supplement for Mortgage-Backed Notes. Each form of prospectus supplement is meant to be illustrative of the type of disclosure that might be presented for a series of Securities, but is not meant to be, and necessarily cannot be, exhaustive of all possible features that might exist in a particular Series. The basic prospectus follows immediately after the forms of prospectus supplement.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                          FORM OF PROSPECTUS SUPPLEMENT

(To prospectus dated [_______________], 200[__])
Subject to Completion, Dated [_______________], 200[__]

                                  $[__________]
                                  (APPROXIMATE)

                          GS MORTGAGE SECURITIES CORP.

                                     Seller

                             [_____________________]
                                     Issuer

                             [_____________________]
                                 Master Servicer

          MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 200[__]-[_____]

   The seller will form [___________________________]. The trust will issue the certificates representing the entire beneficial interest in the trust. The assets of the trust will be primarily fixed rate mortgage loans secured by first liens on one- to four-family residential properties. Cash flow from the mortgage loans will pay the certificates. Only the certificates identified below are offered by this prospectus supplement.

   CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[__] OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE [_] OF THE PROSPECTUS BEFORE PURCHASING ANY CERTIFICATES.

   The certificates are obligations only of the trust. No person insures or guarantees either the certificates or the mortgage loans. Distributions on the certificates will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -------------------

Class A Certificates             $         (1)
Class PO Certificates            $         (2) Variable
Class X Certificates             $
Class B-1 Certificates(3)        $
Class B-2 Certificates(3)        $
Class B-3 Certificates(3)        $
Class R Certificate              $

------------

(1)  This class pays only principal.

(2) Notional amount. This class pays only interest, calculated on such notional amount.

(3)  This class is a subordinate class.

   Goldman, Sachs & Co., as the underwriter, will offer all of the certificates from time to time, subject to certain conditions, in negotiated transactions at varying prices to be determined at the time of sale.

   The underwriter and the issuer will deliver to purchasers the Class R Certificate and the Class X Certificates in physical form. The underwriter will deliver the remaining certificates in book-entry form, through The Depository Trust Company, in each case on or about [________], [________].

                              GOLDMAN, SACHS & CO.

     The date of this prospectus supplement is [_______________], 20[___]

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

   The issuer provides information to you about the certificates in two separate documents that provide progressively more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates.

   If the terms of your certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

   The issuer includes cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The preceding table of contents provides the pages on which these captions are located.

   The issuer may have filed preliminary information regarding the trust's assets and the certificates with the SEC. If so, the information contained in this document supersedes all of that preliminary information, which the underwriter prepared for prospective investors.

   Statements contained in this prospectus supplement which do not relate to historic or current information may be deemed to contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Actual results could differ materially from those contained in such statements.

   The seller's principal offices are located at 85 Broad Street, New York, New York 10004 and its telephone number is (212) 902-1000.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

SUMMARY OF TERMS...........................................................S-1
RISK FACTORS...............................................................S-9
   The Mortgage Loans Are Concentrated in the State of [______________],
      Which May Present a Greater Risk of Loss With Respect to Such
      Mortgage Loans.......................................................S-9
   Other Risks.............................................................S-9
DESCRIPTION OF THE MORTGAGE LOANS..........................................S-9
   Underwriting Standards.................................................S-10
THE MASTER SERVICER.......................................................S-13
   General................................................................S-13
   Delinquency and Foreclosure Experience.................................S-13
DESCRIPTION OF THE CERTIFICATES...........................................S-14
   General................................................................S-14
   Book-Entry Registration................................................S-15
   Available Funds........................................................S-15
   Distributions on the Certificates......................................S-16
   Allocation of Losses; Subordination....................................S-23
   Subordination..........................................................S-24
YIELD AND PREPAYMENT CONSIDERATIONS.......................................S-25
   General................................................................S-25
   Additional Yield Considerations for Specific Classes...................S-27
   Assumed Final Distribution Date........................................S-27
   Weighted Average Lives.................................................S-27
   Prepayment Model.......................................................S-28
   Pricing Assumptions....................................................S-28
   Decrement Tables.......................................................S-28
   [Yield on Class PO Certificates........................................S-32
   [Yield on Class X Certificates.........................................S-33
THE POOLING AND SERVICING AGREEMENT.......................................S-34
   General................................................................S-34
   Voting Rights..........................................................S-34
   Assignment of Mortgage Loans...........................................S-34
   Representations and Warranties.........................................S-35
   Collection and Other Servicing Procedures..............................S-37
   Hazard Insurance.......................................................S-38
   Realization Upon Defaulted Mortgage Loans; Purchases of Defaulted
      Mortgage Loans......................................................S-39
   Servicing Compensation and Payment of Expenses.........................S-40
   Protected Account......................................................S-40
   Certificate Account....................................................S-41
   Certain Matters Regarding the Master Servicer..........................S-42
   Events of Default......................................................S-43
   Monthly Advances.......................................................S-44
   Reports to Certificateholders..........................................S-45
   Termination............................................................S-45
   The Trustee............................................................S-45
FEDERAL INCOME TAX CONSEQUENCES...........................................S-46
ERISA CONSIDERATIONS......................................................S-47
LEGAL INVESTMENT..........................................................S-47
RESTRICTIONS ON PURCHASE AND TRANSFER OF THE RESIDUAL CERTIFICATE.........S-48
METHOD OF DISTRIBUTION....................................................S-48
LEGAL MATTERS.............................................................S-48
RATING....................................................................S-49

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

   THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION APPEARING IN GREATER DETAIL ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. TO UNDERSTAND THE OFFERING, YOU SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS SUPPLEMENT AND PROSPECTUS. YOU CAN FIND THE LOCATION OF THE MEANING ASSIGNED TO CERTAIN TERMS USED BUT NOT DEFINED IN THIS SUMMARY IN THE INDEX OF PRINCIPAL DEFINITIONS IN THIS PROSPECTUS SUPPLEMENT.

Issuer....................... [____________] also referred to as the "trust"

Seller....................... GS Mortgage Securities Corp..

Master Servicer.............. [_______________________].

Trustee...................... [_______________________].

Cut-Off Date................. [______________, 20_____].

Closing Date................. [______________, 20_____].

The Certificates

  Title...................... Mortgage Pass-Through Certificates, Series
                              200[_]-[__]. The trust will issue the certificates pursuant to a pooling and servicing agreement to be dated as of the cut-off date among [____], the master servicer and the trustee.

  Offered Certificates....... The classes of certificates in the approximate principal or notional amounts set forth, and bearing interest, if applicable, at the rates set forth on the cover page of the prospectus supplement and as follows:

                              o the Class X Certificates bear interest on their notional amount (equal to the aggregate scheduled principal balance of the mortgage loans with net rates equal to or greater than [__]% per annum) at a variable pass-through rate equal to the weighted average of the excess of (a) the net rate on each mortgage loan over (b) [__]% per annum. The initial notional amount for the Class X Certificates is $[_____] and the pass-through rate for the initial interest accrual period is approximately [__]% per annum.

  Other Certificates......... The trust also will issue the following classes of
                              "Other Certificates," in the indicated approximate original principal amounts and bearing the indicated rates of interest. These certificates will provide credit support to the Offered Certificates. The trust is not offering the Other Certificates by this prospectus supplement:

                              Class B-4 Certificates .........    $           %
                              Class B-5 Certificates .........    $           %
                              Class B-6 Certificates .........    $           %

                              The trust is providing information with respect to the Other Certificates in this prospectus supplement only to permit you to better understand the Offered Certificates.

Other Designations

  Certificates............... Offered Certificates and Other Certificates.

  Senior Certificates........ The Class A, Class PO, Class X and Class R
                              Certificates.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  Subordinate Certificates... The Class B-1, Class B-2, Class B-3, Class B-4,
                              Class B-5 and Class B-6 Certificates.

  Offered Subordinate
   Certificates.............. The Class B-1, Class B-2 and Class B-3
                              Certificates.

  Senior P&I Certificates.... All Senior Certificates (other than the Class PO
                              Certificates).

  Interest Only Certificates. The Class X Certificates.

  Principal Only
   Certificates.............. The Class PO Certificates.

  Regular Certificates....... All classes of certificates other than the
                              Residual Certificate.

  Residual Certificate....... The Class R Certificate.

  Physical Certificates...... The Class X Certificates, the Other Certificates
                              and the Residual Certificate.

  Book-Entry Certificates.... All certificates other than the physical certificates.

Denominations................ Senior Certificates other than the Class R
                              Certificate, $1,000 and increments of $1.00 in excess thereof; Class R Certificate, a single certificate of $100; and Offered Subordinate Certificates, $25,000 and increments of $1.00 in excess thereof.

Registration................. Each investor in a class of book-entry certificates will hold beneficial -interests in such certificates through DTC. The Class X and Class R Certificates will be issued in certificated fully-registered form.

Distribution Dates........... The [25]th day of each month, or if such day is not a business day, then the next succeeding business day, beginning in [_______________].

Record Date.................. The close of business on the last business day of the month preceding the month in which the related distribution date occurs.

Interest Accrual Period...... The calendar month preceding the month in which the distribution date occurs, beginning in [_______________________].

The Mortgage Pool............ Primarily [conventional] first lien, fixed rate mortgage loans secured by one- to four-family residences and individual condominium units located primarily in [_______________].

                              The mortgage loans were originated between [year] and [year]. They were originated or acquired by [__________], an affiliate of the master servicer. The mortgage loans have original terms to maturity of [_] to [_] years.

                              [All of the mortgage loans with loan-to-value ratios in excess of 80% have primary mortgage insurance.]

                              Approximately [____]% of the mortgage loans by aggregate principal balance as of the cut-off date have a larger payment, known as a balloon payment, due at maturity. Such mortgage loans have fifteen year original terms but amortize as if they had a term of thirty years, with their outstanding principal balances due at maturity. All other mortgage loans are fully amortizing mortgage loans.

                              The issuer has set forth below certain information regarding the mortgage loans and the related mortgaged properties as of the cut-off date. The information provided by the issuer is approximate. Schedule A, which is attached and is a part of this prospectus supplement, describes the assumptions the issuer made and the basis of its calculations and presents more detailed statistical information

--------------------------------------------------------------------------------

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                              relating to the mortgage loans. You should also
                              refer to "Description of the Mortgage Loans" in this prospectus supplement.

  Number of Mortgage Loans... [______________].

  Aggregate Scheduled
   Principal Balance......... $[______________].

  Minimum Scheduled Principal
   Balance................... $[______________].

  Maximum Scheduled Principal
   Balance................... $[______________].

  Average Scheduled Principal
   Balance................... $[______________].

  Minimum Mortgage Rate...... [____]% per annum.

  Maximum Mortgage Rate...... [____]% per annum.

  Weighted Average Mortgage
   Rate...................... [____]% per annum.

  Weighted Average Net Rate.. [____]% per annum.

  Minimum Remaining Term
   to Stated Maturity........ [____] months.

  Maximum Remaining Term
   to Stated Maturity........ [____] months.

  Weighted Average Remaining
   Term to Stated Maturity... [____] months.

  Weighted Average Original
   Loan-to-Value Ratio....... [____]%.

  Location of Mortgaged
   Property

   California................ [____]%.

   Other..................... [____]%.

Distributions on the

  Certificates............... General. The issuer will make distributions with respect to each class of certificates primarily from certain collections and other recoveries on the mortgage loans. On each distribution date with respect to either payments of interest or principal: (1) holders of the Senior Certificates will be entitled to receive all amounts distributable to them for such distribution date before any distributions are made to the holders of the subordinate certificates on such date, and
                              (2) the subordinate certificates will be entitled to receive all amounts distributable to them for such distribution date before any distributions are made on such date on any class of subordinate certificates with a higher numerical Class Designation.

                              The master servicer will collect monthly payments of principal and interest on the mortgage loans. After retaining fees due to it and amounts that reimburse it for reimbursable expenses and advances, the master servicer will forward all such collections, together with any

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                                      S-3

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                              advances that it makes for delinquent mortgage
                              payments, to the trustee. In this prospectus supplement, the section "Description of the Certificates-Available Funds" describes the aggregate amount of such monthly collections and advances.

                              Distributions to certificateholders will be made as follows:

                              STEP 1
                              Distribution of interest to the Senior P&I
                              Certificates

                              STEP 2
                              Distribution of principal to the Senior P&I
                              Certificates

                              STEP 3
                              Distribution of principal to the Class PO
                              Certificates(1)

                              STEP 4
                              Distribution of certain deferred amounts to the Class PO Certificates(2)

                              STEP 5
                              Distribution to the Offered Subordinate
                              Certificates as follows:

                              o  Interest to the Class B-1 Certificates

                              o  Principal to the Class B-1 Certificates

                              o  Interest to the Class B-2 Certificates

                              o  Principal to the Class B-2 Certificates

                              o  Interest to the Class B-3 Certificates

                              o  Principal to the Class B-3 Certificates

                              STEP 6
                              Distribution of interest and principal to the Other Certificates

                              STEP 7
                              Any remaining funds to the Class R Certificate(3)

                              As a certificateholder, you will generally be entitled to receive, on each distribution date, interest on the certificates of each class you hold (other than the Class PO Certificates), which accrued during the preceding interest accrual period, in an amount equal to:

                              o  1/12th

                                 MULTIPLIED BY

                              o the pass-through rate for such class set forth in this prospectus supplement

                                 MULTIPLIED BY

                              o the current principal amount or notional amount of such class immediately prior to such distribution date.

------------------------

(1) The Class PO Certificates receive only a certain portion of the principal received in respect of each mortgage loan that has a Net Rate of less than [_]%, as described under "Description of the Certificates--Distributions on the Certificates--Principal" in this prospectus supplement.

(2) Subject to limitations described under "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

(3) It is very unlikely that any distributions will be made to the Class R Certificate under Step 7.

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                                      S-4

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                              You will also be entitled to receive any
                              previously accrued and unpaid interest on such classes.

                              Shortfalls of interest incurred on the mortgage loans may reduce interest distributions. The master servicer will make up certain interest shortfalls as a result of prepayments with compensating interest payments from its master servicing fee. Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

                              The Class PO Certificates are principal only certificates and will not bear interest.

                              Principal distributions on certificates entitled to principal distributions will be allocated among the various classes of certificates as more fully described under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement. Not all classes of Offered Certificates will receive principal on each distribution date.

Credit Enhancement

  General.................... The subordinate certificates will provide credit enhancement for the Senior Certificates. Each class of subordinate certificates with a higher numerical Class Designation will provide credit enhancement for each class of certificates with a lower numerical Class Designation.

  [Subordination;

   Allocation of Losses...... The issuer will make distributions to the holders of the Senior Certificates prior to distributions to the holders of the subordinate certificates and as among the subordinate certificates, to such classes in numerical order.

                              So long as the subordinate certificates are outstanding, the issuer will allocate losses first to the holders of the subordinate certificates, in reverse numerical order beginning with the class with the highest numerical designation, before allocating them to the holders of the Senior Certificates. The issuer will allocate a loss to a certificate by reducing its principal balance by the amount of the loss. Losses occur if:

                              o  the trust cannot dispose of a mortgaged
                                 property upon liquidation for an amount at least equal to the total amount the mortgagor owed plus expenses of liquidation and any unreimbursed advances; or

                              o the mortgagor's monthly payments are reduced or the principal balance of the mortgage loan is reduced following a bankruptcy proceeding or default modification.

                              If no subordinate certificates remain outstanding, losses will be allocated among the related Senior Certificates in proportion to their remaining principal balances.

                              A portion of losses on each mortgage loan having a net rate of less than [___]% that are allocated to the holders of the Senior Certificates will be allocated first to the Class PO Certificates in an amount based on the percentage of each such mortgage loan the Class PO Certificates represent. The remainder of such losses will be allocated as described above.

                              Such subordination will increase the likelihood of timely receipt by the holders of the certificates with higher relative payment priority of the

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                                      S-5

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                              maximum amount to which they are entitled on any
                              distribution date and will provide such holders protection against losses resulting from defaults on mortgage loans to the extent described in this prospectus supplement.

                              As of the closing date, the aggregate current principal amounts of the subordinate certificates and of the Other Certificates which are part of the subordinate certificates will equal approximately [__]% and [__]% of the aggregate current principal amounts of all of the certificates.

                              In addition, to extend the period during which the subordinate certificates remain available as credit enhancement to the holders of the Senior Certificates, the issuer will allocate the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans to the holders of the Senior Certificates to the extent described in this prospectus supplement during the first five years after the cut-off date (with such allocation being subject to reduction over an additional five year period thereafter as described in this prospectus supplement). This will accelerate the amortization of the Senior Certificates as a whole while, in the absence of losses in respect of the mortgage loans, increasing the percentage interest in the principal balance of the mortgage loans the subordinate certificates evidence.

                              Additional information about these matters appears under the captions "Description of the Certificates--Distributions on the Certificates," "--Allocation of Losses; Subordination" and "--Subordination" in this prospectus supplement.]

Monthly Advances............. The master servicer will be obligated to advance delinquent scheduled payments of principal and interest on the mortgage loans under certain circumstances.

Yield and Prepayment

  Considerations............. The following will affect the yield to maturity of each class of certificates:

                              o the amount and timing of principal payments on the mortgage loans,

                              o the allocation of available funds to such class of certificates,

                              o the applicable pass-through rate for such class of certificates,

                              o the purchase price paid for such class of certificates, and

                              o losses and net interest shortfalls allocated to such class of certificates.

                              The interaction of the foregoing factors may have different effects on the various classes of certificates. The effects on any class may vary at different times during the life of such class. No one can currently determine the actual rate of prepayments on the mortgage loans, the amount and timing of losses or net interest shortfalls or the yield to maturity of any certificates. You should consider your own estimates as to the anticipated rate of future prepayments on the mortgage loans and the suitability of the certificates to your investment objectives. You should carefully review the discussions under "Yield and Prepayment Considerations" in this prospectus supplement and in the prospectus.

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                                      S-6

--------------------------------------------------------------------------------

Liquidity.................... There is currently no secondary market for the certificates. The seller cannot assure you that one will develop. Goldman, Sachs & Co. intends to establish a market in the Offered Certificates, but it is not obligated to do so. Even if such a market is established, it may not continue. Each certificateholder will receive monthly reports pertaining to the certificates. There are a limited number of sources which provide certain information about mortgage pass-through certificates in the secondary market, and they may not provide information about the certificates. You should consider the effect of limited information on the liquidity of the certificates.

Assumed Final

  Distribution Date.......... [_________________]. It is likely that the actual final distribution date will occur earlier due to prepayments or the exercise of the optional termination right described below.

Optional Termination......... The holder of the Class R Certificates or the master servicer may purchase from the trust all mortgage loans at the purchase price set forth in the pooling and servicing agreement when the scheduled principal balance of the mortgage loans is less than 10% of their scheduled principal balance on the cut-off date. Any such repurchase will result in the retirement of the certificates. If the seller determines, based upon an opinion of counsel, that the REMIC status of the REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year, it may terminate the trust and retire the certificates.

Federal Income Tax

  Consequences............... The assets of the trust will be treated as a pooling REMIC for federal income tax purposes. The regular interests of the pooling REMIC will be treated as a different REMIC, an issuing REMIC, for federal income tax purposes. Class A, B-1, B-2, B-3, B-4, B-5, B-6, PO and X certificates will be regular interests in the issuing REMIC. Therefore, your certificates will evidence debt obligations under the Internal Revenue Code of 1986, as amended, and interest paid or accrued will be taxable to you. By acceptance of your certificates, you will be deemed to have agreed to treat your certificate as a debt instrument for purposes of federal and state income tax, franchise tax, and any other tax measured by income. The Class X certificates will be, and certain of the other classes of certificates may be, issued with OID. The issuer will use [_]% of the [prepayment model] as the prepayment assumption to calculate the accrual rate of OID, if any. However, there is no assurance as to what the rate of prepayment will be. See "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA Considerations......... Subject to the conditions and considerations set forth under "ERISA Considerations" in this prospectus supplement and in the prospectus, pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and certain types of Keogh Plans may purchase the Offered Certificates.

Restrictions on Purchase and

  Transfer of the Residual

  Certificates............... If you wish to purchase or subsequently transfer the Residual Certificate, you must obtain the consent of the seller and you may not

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              be, or transfer to, a "disqualified organization" or a person who is not a "United States person" under the code.

Ratings...................... The issuer will issue the Offered Certificates only if the respective classes receive the ratings set forth below from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service and Fitch, Inc. S&P, Moody's and Fitch are referred to in this prospectus supplement as the "Rating Agencies" .

                                                             Rating
                                                 ------------------------------
                              Class                 S&P      Moody's     Fitch
                              -----------------  ---------  ---------  ---------
                              Class A..........
                              Class PO.........
                              Class X..........
                              Class B-1........
                              Class B-2........
                              Class B-3........
                              Class R..........

                              You should evaluate the ratings of the Offered Certificates of any class independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities. The rating agencies may revise or withdraw ratings at any time.

Legal Investment............. The Senior Certificates and the Class B-1
                              Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as a nationally recognized statistical rating organization rates such certificates in one of the two highest rating categories. It is not anticipated that the remaining classes of certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984.

                              If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or to review by certain regulatory authorities, you should consult your own legal advisors to determine whether and to what extent there may be restrictions on your ability to invest in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.


--------------------------------------------------------------------------------

                                  RISK FACTORS

The Mortgage Loans Are Concentrated in the State of [_____], Which May Present a Greater Risk of Loss With Respect to Such Mortgage Loans.

   Approximately [__]% of the mortgage loans as of the cut-off date are secured by property in [_____]. Property in [_____] may be more susceptible than properties located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

   o economic conditions in [_______________] (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

   o declines in the [_______________] residential real estate market may reduce the values of properties located in [_______________], which would result in an increase in the loan-to-value ratios; and

   o any increase in the market value of properties located in [_______] would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Other Risks

   You should also review the risk factors beginning on page [___] of the prospectus.

                        DESCRIPTION OF THE MORTGAGE LOANS

   The seller will acquire all the mortgage loans (each a "mortgage loan" ) on the date of issuance of the certificates from [_____] pursuant to a mortgage loan purchase agreement dated as of [_____]. [_____] is an affiliate of the master servicer. As described under "--Underwriting Standards" below, [________] originated or acquired all of the mortgage loans.

   The mortgage loans in the aggregate will consist of approximately [________] mortgage loans with a Scheduled Principal Balance as of the cut-off date of approximately $[________]. In the aggregate the mortgage loans are sometimes referred to as the "mortgage pool." The mortgage pool consists primarily of [conventional] first lien, fixed rate, fully amortizing or balloon payment, mortgage loans secured by one- to four-family residences and individual condominium units located primarily in [________]. [All of the mortgage loans as of the cut-off date with Loan-to-Value Ratios in excess of 80% have primary mortgage insurance.] All of the mortgage loans may be prepaid in full or in part at any time and without penalty. The cut-off date Scheduled Principal Balance set forth in this prospectus supplement is subject to a permitted variance of up to 5%. The mortgage loans were originated between [_____] and [_____]. As of the
cut-off date, none of the mortgage loans were delinquent, except for [        ]
mortgage loans representing less than [________]% of the cut-off date Scheduled Principal Balance of the mortgage loans, which were no more than [________] days delinquent. As of the closing date, no more than three such mortgage loans representing less than [________]% of the cut-off date Scheduled Principal Balance of the mortgage loans will be 59 days or less delinquent. Increases in delinquency typically occur in connection with servicing transfers. The following paragraphs and the tables set forth in Schedule A set forth additional information with respect to the mortgage loans.*

   The "Net Rate" for each mortgage loan is the rate of interest borne by such mortgage loan referred to as the mortgage rate less (1) the master servicing fee (which ranges from [___]% to [___]% per annum) and (2) an amount

------------------------

* The descriptions of the mortgage loans in this prospectus supplement and in Schedule A to this prospectus supplement are based upon estimates of the composition of the mortgage loans as of the cut-off date, assuming that all scheduled principal payments due on or before the cut-off date have been received. Prior to the issuance of the certificates, the issuer may remove mortgage loans as a result of (1) Principal Prepayments in full prior to [_________], (2) requirements of S&P, Moody's or Fitch or (3) delinquencies or otherwise. In any such event, other mortgage loans may be included in the trust. All weighted average information reflects weighting of the mortgage loans by their respective scheduled principal balances as of the cut-off date. The characteristics as of the cut-off date of the mortgage loans at the time the certificates are issued will not, however, differ by more than 5% from the estimated information set forth in this prospectus supplement with respect to the mortgage loans as presently constituted, although certain characteristics of the mortgage loans may vary.

   Approximately [_] of the mortgage loans by aggregate principal balance as of the cut-off date have a balloon payment at maturity. Such mortgage loans have fifteen-year original terms and thirty-year amortization schedules with their outstanding principal balances due at maturity. All other mortgage loans are fully amortizing mortgage loans.

to be paid to the trustee (the "Trustee's Fee" ), in each case expressed as a per annum rate. The master servicing fee plus the Trustee's Fee is referred to as the aggregate expense rate."

   For any distribution date, the "Due Date" for a mortgage loan will be the date in each month on which its monthly payment is due if such Due Date is the first day of a month and otherwise is deemed to be the first day of the following month.

   The "Scheduled Principal Balance" of a mortgage loan with respect to a distribution date is (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the cut-off date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any liquidated mortgage loan is zero.

Underwriting Standards

   Goldman Sachs Mortgage Company originated or acquired all of the mortgage loans. Goldman Sachs Mortgage Company is a limited partnership, organized in New York. Goldman Sachs Mortgage Company is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.

   [______]'s headquarters are in [______]. It has production branches in [______]. [______] originates loans primarily on a wholesale basis, through a network of independent mortgage loan brokers approved by [______].

   Goldman Sachs Mortgage Company's executive offices are located at 85 Broad Street; New York, New York 10004.

   Goldman Sachs Mortgage Company originates and purchases "conventional non-conforming mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority, commonly known as the FHA, or partially guaranteed by the Veterans Administration, also known as the VA, or which do not qualify for sale to Fannie Mae or Freddie Mac) secured by first liens on one- to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae, Freddie Mac and Ginnie Mae primarily with respect to original principal balances, Loan-to-Value Ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae, Freddie Mac and Ginnie Mae, the performance of loans made under such differing underwriting standards may reflect higher delinquency rates and/or credit losses.

   All mortgage loans [______] originates or acquires are generally underwritten by [______] according to its credit, appraisal and underwriting standards. [______], or its agents, apply such underwriting standards to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with applicable federal and state laws and regulations. [______] permits exceptions to the underwriting standards where compensating factors are present.

   [______]'s] underwriting standards for purchase money or rate/term Refinance Loans secured by one- to two-family primary residences generally allow Loan-to-Value Ratios at origination of:

   o up to [__]% for mortgage loans with original principal balances of up to $[_____________],

   o up to [__]% for mortgage loans secured by one- to four-family, primary residences with original principal balances of up to $[__________],

   o up to [__]% for mortgage loans with original principal balances of up to $[__________] and

   o up to [___]% for mortgage loans with original principal balances up to $[__________].

   [[______] may acquire mortgage loans with principal balances up to $[______], known as "super jumbos", if the security for the loan is the borrower's primary residence. The Loan-to-Value Ratio for super jumbos generally may not exceed [______]%. For cash-out Refinance Loans, the maximum Loan-to-Value Ratio generally is [______]%, and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan.]

   [[______]'s underwriting standards for mortgage loans secured by investment properties generally allow Loan-to-Value Ratios at origination of up to [______]% for mortgage loans with original principal balances up to $[______]. [______]'s underwriting standards permit mortgage loans secured by investment properties to have higher original principal balances if they have lower Loan-to-Value Ratios at origination.]

   [For each mortgage loan with a Loan-to-Value Ratio at origination exceeding [______]%, [______] generally requires a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of such mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over [______]% of the lesser of the appraised value and selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses. [______] will not require a primary mortgage insurance policy with respect to any such mortgage loan after the date on which the related Loan-to-Value Ratio decreases to [______]% or less or, based upon a new appraisal, the principal balance of such mortgage loan represents [______]% or less of the new appraised value. All of the insurers which have issued primary mortgage insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the rating agencies. In certain circumstances, however, [______] does not require primary mortgage insurance on mortgage loans with principal balances up to $[______] that have Loan-to-Value Ratios exceeding [______]% but less than or equal to [______]%. All residences except cooperatives and certain high-rise condominium dwellings are eligible for this program. Each qualifying mortgage loan will be made at an interest rate that is higher than the rate would be if the Loan-to-Value Ratio was [______]% or less or if [______] obtained primary mortgage insurance. Under such circumstances, the certificateholders will not have the benefit of primary mortgage insurance coverage.]

   [In determining whether a prospective borrower has sufficient monthly income available (1) to meet the borrower's monthly obligation on the proposed mortgage loan and (2) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, [______] generally considers, when the applicable documentation program requires, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including Loan-to-Value Ratios. [______] determines such ratios on a loan-by-loan basis.]

   [[______] also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from [______] to [______]. Credit Scores are available from three major credit bureaus: [______], [______] and [______]. [______] attempts to obtain for each borrower a credit score from each credit bureau. If [______] obtains three credit scores, [______] applies the middle score of the primary wage earner. If [______] obtains two scores, [______] applies the lower score of the primary wage earner. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a high score. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include:

   o  number of credit lines (trade lines),

   o  payment history,

   o  past delinquencies,

   o  severity of delinquencies,

   o  current levels of indebtedness,

   o  types of credit and

   o  length of credit history.]

   Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

   [______] originates and acquires loans which have been underwritten under one of five documentation programs:

   o  full documentation,

   o  alternative documentation,

   o  limited documentation,

   o  no ratio loan documentation and

   o  no income/no asset verification.

   Under full documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications. Alternative documentation provides for alternative methods of employment verification generally using W-2 forms or pay stubs. Generally, under the full documentation program, [______] requires a prospective borrower to have a minimum credit score of [______]. Under the alternative documentation program, [______] requires that the borrower have a minimum credit score of [______].

   [Under the limited documentation program, [______] places more emphasis on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on verified income of the borrower. [______] limits mortgage loans underwritten using the limited documentation program to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. The limited documentation program requires a prospective borrower to have a minimum credit score of [______]. Under the limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Loans originated and acquired with limited documentation include cash-out Refinance Loans, super jumbos and mortgage loans secured by investor-owned properties. Permitted maximum Loan-to-Value Ratios (including secondary financing) under the limited documentation program, which range up to [______]%, are more restrictive than mortgage loans originated with full documentation or alternative documentation.]

   [Under the no ratio loan documentation program, [______] does not calculate income ratios for the prospective borrower. Mortgage loans underwritten using the no ratio loan documentation program have Loan-to-Value Ratios less than or equal to [______]% and meet the standards for the limited documentation program. This program requires a minimum credit score of [______].]

   [The no income/no asset verification program, emphasizes the value and adequacy of the mortgaged property as collateral and credit history rather than the borrower's verified income and assets. Only borrowers with excellent credit histories may obtain mortgage loans underwritten under no income/no asset verification. This program requires a minimum credit score of [______]. Under the no income/no asset verification program, [______] waives credit underwriting documentation concerning income, employment verification and asset verification and does not calculate income ratios. The maximum permitted Loan-to-Value Ratio that [______] permits under the no income/no asset verification program is [______]%.]

   [[______] generally performs a pre-funding audit on each mortgage loan. This audit includes a review for compliance with applicable underwriting program guidelines and accuracy of the credit report and phone verification of employment. [______] performs a post-funding quality control review on a minimum of [______]% of the mortgage loans originated or acquired for complete re-verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing, funding, servicing or selling of the mortgage loan. [______] verifies occupancy and applicable information by regular mail.]

   Qualified independent appraisers, approved by [______], appraise the one- to four-family residential properties. All appraisals must conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. The appraisals must be on forms acceptable to Fannie Mae and Freddie Mac. As part of [______]'s pre-funding quality control procedures, [______] obtains either field or desk appraisal reviews on 10% of all mortgage loans.

                               THE MASTER SERVICER

General

   [______], also referred to as the "master servicer," was established as a mortgage banking company to facilitate the origination, purchase and servicing of whole loan portfolios containing various levels of credit quality from "investment grade" to varying degrees of "non-investment grade" up to and including mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure. Mortgaged properties acquired through foreclosure or deed-in-lieu of foreclosure are referred to as "REO properties". The principal office of the master servicer is located in [______].

   The principal business of [______] has been the origination [and/or] acquisition of one- to four-family and small balance multifamily/commercial mortgage loans and [______]. [______]'s servicing portfolio consists primarily of two categories: (1) performing one- to four-family and multifamily investment-quality loans serviced for [affiliated companies] or for the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) non-investment grade, sub-performing and non-performing mortgage loans and REO properties serviced for [affiliated companies] or for the account of various institutional investors.

   [______]'s operations resemble those of most mortgage banking companies, except that [______] places a significant emphasis on collections and due diligence areas, due to the nature of the mortgage portfolios purchased. As of [______], [______] was servicing in excess of $[______] billion of mortgage loans and REO properties.

Delinquency and Foreclosure Experience

   The following table sets forth delinquency and foreclosure experience of mortgage loans [______] serviced as of the dates indicated. [______]'s portfolio of mortgage loans may differ significantly from the mortgage loans underlying the Offered Certificates in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. The seller can not assure you, and is not representing, that the delinquency and foreclosure experience with respect to the mortgage loans underlying the Offered Certificates will be similar to that reflected in the table below, or as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans underlying the Offered Certificates. The actual delinquency experience on the mortgage loans underlying the certificates will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of borrowers to make required payments.

                     Delinquency and Foreclosure Experience

                                              As of December 31, [_____]            As of December 31, [_____]
                                        -------------------------------------- --------------------------------------
                                                                      % by                                   % by
                                           No. of     Principal     Principal    No. of      Principal     Principal
                                            Loans      Balance     Balance(1)     Loans       Balance     Balance(1)
                                        ------------ ------------ ------------ ------------ ------------ ------------
Current Loans.......................
Period of Delinquency(2)............
   30-59 Days.......................
   60-89 Days.......................
   90 Days or more..................
     Total Delinquencies............
Foreclosure/Bankruptcies (3)........
Real Estate Owned...................
     Total Portfolio................

                                              As of December 31, [_____]            As of December 31, [_____]
                                        -------------------------------------- --------------------------------------
                                                                      % by                                   % by
                                           No. of     Principal     Principal    No. of      Principal     Principal
                                            Loans      Balance     Balance(1)     Loans       Balance     Balance(1)
                                        ------------ ------------ ------------ ------------ ------------ ------------
Current Loans.......................
Period of Delinquency(2)............
   30-59 Days.......................
   60-89 Days.......................
   90 Days or more..................
     Total Delinquencies............
Foreclosure/Bankruptcies (3)........
Real Estate Owned...................
     Total Portfolio................

------------------------

(1) For the Real Estate Owned properties, the Principal Balance is at the time of foreclosure.

(2) No mortgage loan is included in this table as delinquent until it is 30 days past due.

(3) Exclusive of the number of Loans and Principal Balance shown in Period of Delinquency.

                         DESCRIPTION OF THE CERTIFICATES

   The following summaries describing certain provisions of the certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the prospectus and the provisions of the pooling and servicing agreement relating to the certificates offered in this prospectus supplement.

General

   The Mortgage Pass-Through Certificates, Series 200[_]-[____] will consist of the classes of certificates offered by this prospectus supplement and accompanying prospectus in addition to the other classes of certificates, referred to as the "Other Certificates," which are not being offered pursuant to this prospectus supplement and accompanying prospectus. For a further discussion of the Other Certificates please see "Summary of Terms--Other Certificates."

   The certificates will evidence in the aggregate the entire beneficial ownership interest in the trust. The trust will consist of:

   o  the mortgage loans,

   o such assets as from time to time are identified as deposited in respect of the mortgage loans in the Protected Accounts established for the collection of payments on the mortgage loans serviced by the master servicer and in the certificate account (as defined below) and belonging to the trust,

   o property acquired by foreclosure of such mortgage loans or by deed in lieu of foreclosure;

   o any applicable primary insurance policies and standard hazard insurance policies; and

   o  all proceeds of the foregoing.

   Each class of book-entry certificates will be represented initially by a single certificate registered in the name of Cede & Co. as the nominee of The Depository Trust Company, commonly known as DTC. Investors will hold the beneficial interests through the book-entry facilities of DTC in the United States or Clearstream or the Euroclear System in Europe in minimum denominations of (1) in the case of the Senior Certificates (other than the Class X and the Residual Certificates), $[1,000] and increments of $[1.00] in excess of $[1,000] and (2) in the case of the Offered Subordinate Certificates, $[1,000] and increments of [$1.00] in excess of $[100,000]. The trust may issue one certificate of each such class in a different principal (or notional) amount to accommodate the remainder of the initial principal (or notional) amount of the certificates of such class. The trust will issue the Class X Certificates in certificated fully-registered form in minimum denominations of $[1,000] and increments of $[1.00] in excess of $[1,000]. The trust will issue the Class R Certificate in certificated fully-registered form in a single certificate of $100.

   The trustee will make distributions of principal and interest as set forth below initially to Cede, as the registered holder of the book-entry certificates, and to each holder of the physical certificates. Upon the issuance of physical definitive certificates, in lieu of the book-entry certificates, to persons other than Cede, the trustee will make distributions to the persons in whose names such definitive certificates are registered at the close of business on each record date. The record date will be the last Business Day of the month preceding the month in which the related distribution date occurs. The trustee will make distributions (1) by check mailed to each certificateholder entitled to a distribution at the address appearing in the certificate register to be maintained in accordance with the provisions of the pooling and servicing agreement or (2) upon timely receipt by the trustee of written instructions from a certificateholder holding certificates representing an initial aggregate current principal amount or notional amount of not less than $1,000,000, by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer. However, the trustee can only make the final payment in respect of each class of certificates upon presentation and surrender of such respective certificates at the office or agency of the trustee. The Trustee will specify the location of such office or agency in a notice of such final payment it will send to certificateholders.

   A "Business Day" is generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banking institutions in New York City, [master servicer location], or [trustee location], are authorized or obligated by law or executive order to be closed.

Book-Entry Registration

   The book-entry certificates will be issued in one or more certificates which equal the initial current principal amount of the Offered Certificates (other than the physical certificates). The book-entry certificates will initially be registered in the name of Cede. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities account in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries. Clearstream and Euroclear's respective depositaries will in turn hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

   Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the book-entry certificates will be Cede & Co. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners can exercise the rights of certificateholders only indirectly through participants. Monthly and annual reports of the trust provided to Cede, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC and to participants to whose DTC accounts the book-entry certificates are credited. For a more detailed discussion of the features of the book-entry registration system, see "Description of the Securities--Book-Entry Registration" in the prospectus.

   Physical certificates and definitive certificates will be transferable and exchangeable on the certificate register to be maintained by the trustee at the office or agency of the trustee maintained for that purpose. Physical certificates and definitive certificates surrendered to the trustee for registration or transfer or exchange must be accompanied by a written instrument or transfer in form satisfactory to the trustee. The trustee may not charge a service charge for any registration of transfer or exchange of physical certificates and/or definitive certificates. However, the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The trustee's office or agency is currently located at 450 West 33rd Street, 14th Floor, New York, NY 10001-2697, Attention: Institutional Trust Services. The transfer of a REMIC residual certificate requires certain representations. See "Restrictions on Purchase and Transfer of the Residual Certificates."

Available Funds

   "Available Funds" for any distribution date will be an amount equal to the aggregate of the following with respect to the mortgage loans: (a) all previously undistributed payments on account of principal (including the principal portion of monthly payments, Principal Prepayments and the principal amount of Liquidation Proceeds) and all previously undistributed payments on account of interest received after the cut-off date and on or prior to the related Determination Date, (b) any Monthly Advances (including Certificate Account Advances, as defined under "The Pooling and Servicing Agreement -- Monthly Advances" in this prospectus supplement) and Compensating Interest Payments (as defined under "The Pooling and Servicing Agreement - Servicing Compensation and Payment of Expenses" in this prospectus supplement) by the master servicer and (c) any amount reimbursed by the trustee in connection with losses on certain eligible investments, except:

   o  all payments that were due on or before the cut-off date;

   o all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

   o all payments, other than Principal Prepayments, that represent early receipt of scheduled payments due on a date or dates subsequent to the related Due Date;

   o amounts received on particular mortgage loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances or Certificate Account Advances;

   o amounts of Monthly Advances or Certificate Account Advances determined to be nonrecoverable;

   o amounts permitted to be withdrawn from the certificate account pursuant to clauses 1. through 6. described under the caption "The Pooling and Servicing Agreement--Certificate Account" in this prospectus supplement; and

   o amounts the master servicer is permitted to retain as described under "Pooling and Servicing Agreement--Protected Accounts" in this prospectus supplement.

Distributions on the Certificates

   Allocation of Available Funds. Interest and principal on the certificates will be distributed monthly on each distribution date, commencing in [_______], in an aggregate amount equal to the Available Funds for such distribution date.

   On each distribution date, the Available Funds will be distributed in the following order of priority among the certificates except as otherwise noted:

   First, to the holders of the interest-bearing classes of Senior Certificates, the Accrued Certificate Interest on each such interest-bearing class of Senior Certificates for such distribution date. As described below, Accrued Certificate Interest on each interest-bearing class of Senior Certificates is subject to reduction in the event of certain net interest shortfalls allocable to such class. Any net interest shortfalls shall be allocated among the Senior Certificates as described below;

   Second, to the holders of the interest-bearing classes of Senior Certificates, any Accrued Certificate Interest on such interest bearing classes of Senior Certificates remaining undistributed from previous distribution dates, to the extent of remaining Available Funds, any shortfall in available amounts being allocated among such interest bearing classes of Senior Certificates in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such interest bearing class of Senior Certificates for such distribution date;

   Third, to the holders of the Senior Certificates (other than the Class X Certificates) in reduction of the current principal amounts thereof:

   1. the Senior P&I Optimal Principal Amount, sequentially to the Class R Certificate and then to the Class A Certificates, until the respective current principal amounts of the Class R and Class A Certificates have been reduced to zero; and

   2. the Class PO Principal Distribution Amount for such distribution date, to the Class PO Certificates, until the current principal amount of the Class PO Certificates has been reduced to zero;

   Fourth, the Class PO Deferred Amount for such distribution date, to the holders of the Class PO Certificates; provided, that:

   1. on any distribution date, distributions pursuant to this priority Fourth shall not exceed the excess, if any, of (x) the Available Funds remaining after giving effect to distributions pursuant to clauses First through Third above over (y) the sum of the amount of Accrued Certificate Interest for such distribution date and Accrued Certificate Interest remaining undistributed from previous distribution dates on all classes of subordinate certificates then outstanding,

   2. such distributions shall not reduce the current principal amount of the Class PO Certificates and

   3. no distribution will be made in respect of the Class PO Deferred Amount after the cross-over date; and

   Fifth, sequentially, in the following order, to the holders of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the

   Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such class's Allocable Share for such distribution date.

   On each distribution date after the distribution date on which the current principal amounts of the subordinate Certificates are reduced to zero, distributions of principal on the outstanding Senior Certificates (other than Class PO Certificates) will be made pro rata among all such Senior Certificates, regardless of the allocation, or sequential nature, of principal payments described in priority Third above, based upon the then current principal amounts of such Senior Certificates. This Prospectus Supplement refers to each distribution date after the distribution date on which the current principal amounts of the subordinate Certificates are reduced to zero as a "cross-over date."

   If, after distributions have been made pursuant to priorities First and Second above on any distribution date, the remaining Available Funds are less than the sum of the Senior P&I Optimal Principal Amount and the Class PO Principal Distribution Amount for such distribution date, such amounts shall be proportionately reduced, and such remaining Available Funds will be distributed on the Senior Certificates (other than the Class X Certificates) on the basis of such reduced amounts. Notwithstanding any reduction in principal distributable to the Class PO Certificates pursuant to this paragraph, the principal balance of the Class PO Certificates shall be reduced not only by principal so distributed but also by the difference between (1) principal distributable to the Class PO Certificates in accordance with clause (b) of priority Third above and (2) principal actually distributed to the Class PO Certificates after giving effect to this paragraph (such difference, the "Class PO Cash Shortfall"). The Class PO Cash Shortfall with respect to any distribution date will be added to the Class PO Deferred Amount.

   On each distribution date, any Available Funds remaining after payment of interest and principal as described above with respect to the certificates will be distributed to the Class R Certificate. It is not anticipated that there will be any significant amounts remaining for such distribution.

   Interest. Interest will accrue during the preceding interest accrual period for each class of Certificates (other than the Class PO Certificates) at its then applicable pass-through rate on the current principal amount or notional amount of such class immediately preceding such distribution date. The cover page of this Prospectus Supplement or the "Summary of Terms--Offered Certificates" or "--Other Certificates" describe the pass-through rate for each class of Certificates. The effective yield to the holders of Certificates will be lower than the yield otherwise produced by the applicable pass-through rate and purchase price, because interest will not be distributed to such certificateholders until the [25]th day (or if such day is not a Business Day, then on the next succeeding Business Day) of the month following the month in which interest accrues on the mortgage loans. [See "Yield and Prepayment Considerations" in this Prospectus Supplement.]

   The Class PO Certificates are principal only Certificates and will not bear interest.

   The "Accrued Certificate Interest" for any interest-bearing certificate for any distribution date will equal the interest accrued during the related interest accrual period at the applicable pass-through rate on the current principal amount (or in the case of an interest only certificate, its notional amount) of such certificate immediately prior to such distribution date less (1) in the case of an interest-bearing Senior Certificate, such certificate's share of any net interest shortfall and, after the cross-over date, the interest portion of any realized losses and (2) in the case of a subordinate certificate, such certificate's share of any net interest shortfall and the interest portion of any realized losses. Such net interest shortfalls will be allocated among the certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The interest portion of realized losses will be allocated first to the holders of the subordinate Certificates in reverse order of their numerical designations commencing with the Class B-6 Certificates and following the cross-over date, such realized losses will be allocated pro rata to the classes of interest-bearing Senior Certificates. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any class of Certificates after the distribution date on which the outstanding current principal amount or notional amount of such certificate has been reduced to zero.

   The "current principal amount" of any certificate (other than an interest only certificate) as of any distribution date will equal such certificate's initial principal amount on the closing date, as reduced by:

   o all amounts distributed on previous distribution dates on such certificate on account of principal,

   o the principal portion of all realized losses previously allocated to such certificate (taking into account of the Loss Allocation Limitation) and

   o in the case of a subordinate certificate, such certificate's pro rata share, if any, of the Subordinate Certificate Writedown Amount for previous distribution dates.

   With respect to any class of Certificates (other than the interest only Certificates), the current principal amount thereof will equal the sum of the current principal amounts of all Certificates in such class.

   As of any distribution date, "Subordinate Certificate Writedown Amount" will equal the amount by which (a) the sum of the current principal amounts of all of the certificates (after giving effect to the distribution of principal and the allocation of realized losses and any Class PO Deferred Payment Writedown Amount in reduction of the current principal amounts of the certificates on such distribution date) exceeds (b) the Scheduled Principal Balances of mortgage loans on the Due Date related to such distribution date.

   The "Class PO Deferred Payment Writedown Amount" in respect of the Class PO Certificates will equal the amount, if any, distributed on such date in respect of the Class PO Deferred Amount, pursuant to priority Fourth listed under "--Distributions on the Certificates--Allocation of Available Funds" below. The Subordinate Certificate Writedown Amount and any Class PO Deferred Payment Writedown Amount will be allocated to the classes of subordinate Certificates in inverse order of their numerical Class Designations, until the current principal amount of each such class has been reduced to zero.

   The notional amount of the Class X Certificates is equal to the aggregate Scheduled Principal Balances of the non-discount mortgage loans.

   With respect to any distribution date, the "interest shortfall" is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Rates) on the mortgage loans resulting from (a) prepayments in full received during the related Prepayment Period, (b) partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the distribution date and (c) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Soldiers' and Sailors' Civil Relief Act of 1940. Interest shortfalls will result because:

   1. obligors on each mortgage loan - each a "mortgagor"- are obligated to pay interest on prepayments in full only to the date of prepayment by such mortgagor,

   2. partial prepayments are generally not required to be accompanied by interest on the amount of such partial prepayment and partial prepayments applied prior to the Due Date in the month of the distribution date will result in a reduction of the Scheduled Principal Balance of the related mortgage loan without a corresponding reduction of the current principal amount of any certificate, and

   3. the Sailors' Civil Relief Act of 1940 limits, in certain circumstances, the interest rate a mortgagor in the military service must pay, to 6% per annum.

   To the extent that interest shortfalls resulting from prepayments in full or in part in any calendar month do not exceed the portion of the master servicing fee available for such offset, the master servicer will offset such interest shortfalls on the distribution date in the following calendar month. The amount of the master servicing fee used to offset such interest shortfalls is referred to as "Compensating Interest Payments." Interest shortfalls net of Compensating Interest Payments are referred to as "net interest shortfalls."

   If on any distribution date the Available Funds for the Senior Certificates is less than the Accrued Certificate Interest on such Senior Certificates for such distribution date prior to reduction for net interest shortfall and the interest portion of realized losses, the shortfall will be allocated among the holders of each class of interest-bearing Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such net interest shortfall and/or realized losses for such distribution date. In addition, the amount of any interest shortfalls that are covered by subordination will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds after current interest distributions as required in this Prospectus Supplement. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the master servicer or otherwise, except to the extent of Compensating Interest Payments.

   Principal. All payments and other amounts received in respect of the Scheduled Principal Balance of the mortgage loans will be allocated between (1) the Senior P&I Certificates and the subordinate Certificates, on the one hand, and (2) the Class PO Certificates, on the other, in each case based on the Non-PO Percentage and the PO Percentage, respectively, of such amounts.

   The "Non-PO Percentage" with respect to any mortgage loan with a Net Rate less than [______]% per annum (each such mortgage loan, a "discount mortgage loan") will be equal to the Net Rate thereof divided by [______]%. The "Non-PO Percentage" with respect to any mortgage loan with a Net Rate equal to or greater than [______]% (each such mortgage loan, a "non-discount mortgage loan") will be [______]%. The "PO Percentage" with respect to any discount mortgage loan will be the fraction, expressed as a percentage, equal to [______]%, minus the Net Rate thereof divided by [______]%.

   Distributions in reduction of the current principal amount of each class of Senior Certificates (other than the Class X Certificates) will be made on each distribution date pursuant to priority Third above under "--Distributions on the Certificates--Allocation of Available Funds." In accordance with such priority Third, the Available Funds remaining after distribution of interest on the interest-bearing Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the sum of the Senior P&I Optimal Principal Amount and the Class PO Principal Distribution Amount for such distribution date. Distributions in reduction of the current principal amounts of the subordinate Certificates will be made pursuant to priority Fifth above. In accordance with such priority, the Available Funds, if any, remaining after distributions of principal and interest on the Senior Certificates and payments in respect of the Class PO Deferred Amount on such distribution date will be allocated to the holders of the subordinate Certificates in an amount equal to each such class's Allocable Share for such distribution date, provided that no distribution of principal will be made on any such class until any Class Ranking prior thereto has received distributions of interest and principal, and such class has received distributions of interest, on such distribution date.

      The "Senior P&I Optimal Principal Amount" for the Senior Certificates with respect to each distribution date, will be an amount equal to the sum of the following (but in no event greater than the aggregate current principal amounts of the Senior P&I Certificates immediately prior to such distribution date):

   1. the Senior Percentage of the Non-PO Percentage of all scheduled payments of principal allocated to the Scheduled Principal Balance due on each mortgage loan on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

   2. the Senior Prepayment Percentage of the Non-PO Percentage of the Scheduled Principal Balance of each mortgage loan which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

   3. the Senior Prepayment Percentage of the Non-PO Percentage of all partial prepayments allocated to principal received during the applicable Prepayment Period;

   4. the lesser of (a) the Senior Prepayment Percentage of the Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan which became a liquidated mortgage loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such mortgage loan purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and
      (b) the Senior Percentage of the Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each mortgage loan which became a liquidated mortgage loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (B)) and
      (B) the Scheduled Principal Balance of each such mortgage loan that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise; and

   5. the Senior Prepayment Percentage of the Non-PO Percentage of the sum of
      (a) the Scheduled Principal Balance of each mortgage loan which was repurchased pursuant to the pooling and servicing agreement in connection with such distribution date and (b) the excess, if any, of the Scheduled Principal Balance of a mortgage loan that has been replaced with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date over the Scheduled Principal Balance of such substitute mortgage loan.

   The "Senior Percentage" for the Senior Certificates on any distribution date will equal the lesser of (1) 100% and (2) the percentage (carried to six places rounded up) obtained by dividing the aggregate current principal amount of all the Senior P&I Certificates immediately preceding such distribution date by the aggregate Scheduled Principal Balance of the mortgage loans (other than the PO Percentage thereof) as of the beginning of the related due period. The initial Senior Percentage is expected to be approximately [_]%.

   With respect to any distribution date, the "due period" is the period commencing on the second day of the month preceding the month in which the distribution date occurs and ending at the close of business on the first day of the month in which the distribution date occurs.

   "Senior Prepayment Percentage" for the Senior Certificates on any distribution date occurring during the periods set forth below will be as follows:

            Period (dates inclusive)             Senior Prepayment Percentage
------------------------------------------------ ----------------------------
Prepayment Percentage                                     100% Senior
Percentage plus [_____]% of the Subordinate
  percentage                                            [_____]% Senior
Percentage plus [_____]% of the Subordinate
  percentage                                            [_____]% Senior
Percentage plus [_____]% of the Subordinate
  percentage                                            [_____]% Senior
Percentage plus [_____]% of the Subordinate
  percentage                                            [_____]% Senior
Subordinate percentage and thereafter                   [_____]% Senior

   Notwithstanding the foregoing, if on any distribution date the Senior Percentage exceeds the Senior Percentage as of the cut-off date, the Senior Prepayment Percentage for such distribution date will equal 100%.

   In addition, no reduction of the Senior Prepayment Percentage shall occur on any distribution date (such limitation being the "Senior Prepayment Percentage Stepdown Limitation") unless, as of the last day of the month preceding such distribution date, either:

      (A) (1) (a) the aggregate Scheduled Principal Balance of mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the trust has acquired related mortgaged property), averaged over the last six months, as a percentage of the sum of the aggregate current principal amount of the subordinate certificates does not exceed [_]%, or (b) the aggregate Scheduled Principal Balance of mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Scheduled Principal Balances of the mortgage loans averaged over the last six months, does not exceed [_]%; and

          (2) cumulative realized losses on such mortgage loans do not exceed:

              (a) 30% of the aggregate current principal amounts of the
                  subordinate Certificates as of the cut-off date (the "Original Subordinate Principal Balance") if such distribution date occurs between and including [_____] and [_____],

              (b) 35% of the Original Subordinate Principal Balance if such distribution date occurs between and including [_____] and [_____],

              (c) 40% of the Original Subordinate Principal Balance if such distribution date occurs between and including [_____] and [_____],

              (d) 45% of the Original Subordinate Principal Balance if such distribution date occurs between and including [_____] and [_____],

              (e) 50% of the Original Subordinate Principal Balance if such distribution date occurs during or after [_____]; or

      (B) (1) the aggregate Scheduled Principal Balance of mortgage loans delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the trust has acquired the related mortgaged property), averaged over the last six months, does not exceed [_]%; and

          (2) cumulative realized losses on such mortgage loans do not exceed:

              (a) 10% of Original Subordinate Principal Balance if such
                  distribution date occurs between and including [_____] and [_____],

              (b) 15% of the Original Subordinate Principal Balance if such distribution date occurs between and including [_____] and [_____],

              (c) 20% of the Original Subordinate Principal Balance if such distribution date occurs between and including [_____]

              (d) 25% of the Original Subordinate Principal Balance if such distribution date occurs between and including [_____] and [_____], and (e) 30% of the Original Subordinate Principal Balance if such distribution date occurs during or after [_____].

   With respect to any mortgage loan and any distribution date, the "Prepayment Period" is the period from the first day through the last day of the month preceding the month of such distribution date.

   The "Class PO Principal Distribution Amount" with respect to each distribution date will be an amount equal to the sum of:

   1. the PO Percentage of all scheduled payments of principal due on each discount mortgage loan on the related Due Date as the amortization schedule specifies at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

   2. the PO Percentage of the Scheduled Principal Balance of each discount mortgage loan which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

   3. PO Percentage of all partial prepayments of principal of each discount mortgage loan the master servicer receives during the applicable Prepayment Period;

   4. the lesser of (a) the PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal on each discount mortgage loan which became a Liquidated mortgage loan during the related Prepayment Period (other than a discount mortgage loan described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such discount mortgage loan purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the PO Percentage of the sum of (A) the Scheduled Principal Balance of each discount mortgage loan which became a Liquidated mortgage loan during the related Prepayment Period (other than a discount mortgage loan described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such mortgage loan that was purchased by an insurer from the trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and

   5. the PO Percentage of the sum of (a) the Scheduled Principal Balance of each discount mortgage loan which was repurchased pursuant to the pooling and servicing agreement in connection with such distribution date and (b) the difference, if any, between the Scheduled Principal Balance of a discount mortgage loan that has been replaced with a substitute discount mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date and the Scheduled Principal Balance of such substitute discount mortgage loan.

   The "Subordinate Percentage" for the subordinate Certificates on any distribution date will equal [_]% minus the Senior Percentage.

   The "Subordinate Prepayment Percentage" for the subordinate Certificates on any distribution date will equal [_]% minus the Senior Prepayment Percentage, except that on any distribution date after the current principal amounts of the Senior Certificates have each been reduced to zero, the Subordinate Prepayment Percentage will equal [_]%. The initial Subordinate Percentage is expected to be approximately [_]%.

      The "Subordinate Optimal Principal Amount" for the subordinate Certificates with respect to each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate current principal amounts of the subordinate Certificates immediately prior to such distribution date):

   1. the Subordinate Percentage of the Non-PO Percentage of the principal portion of all monthly payments due on each mortgage loan on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

   2. the Subordinate Prepayment Percentage of the Non-PO Percentage of the Scheduled Principal Balance of each mortgage loan which was the subject of a prepayment in full the master servicer received during the applicable Prepayment Period;

   3. the Subordinate Prepayment Percentage of the Non-PO Percentage of all partial prepayments of principal received during the Prepayment Period;

   4. the excess, if any, of the Non-PO Percentage of (a) the Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated mortgage loan over (b) the sum of the amounts distributable to Senior Certificateholders pursuant to clause 4. of each of the definitions of "Senior P&I Optimal Principal Amount" and "Class PO Principal Distribution Amount" on such distribution date;

   5. Subordinate Prepayment Percentage of the Non-PO Percentage of the sum of
      (a) the Scheduled Principal Balance of each mortgage loan which was repurchased pursuant to the pooling and servicing agreement in connection with such distribution date and (b) the difference, if any, between the Scheduled Principal Balance of a mortgage loan that has been replaced with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date and the Scheduled Principal Balance of such substitute mortgage loan; and

   6. on the distribution date on which the current principal amounts of the Senior P&I Certificates have all been reduced to zero, 100% of any Senior P&I Optimal Principal Amount.

   The "Allocable Share" with respect to any class of subordinate Certificates on any distribution date will generally equal such class's pro rata share (based on the current principal amount of each class entitled thereto) of the sum of each of the components of the definition of the Subordinate Optimal Principal Amount; provided, that, except as described in the second succeeding sentence, no class of subordinate Certificates (other than the class of subordinate Certificates outstanding with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses
(2), (3) and (5) of the definition of the Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. The "Class Prepayment Distribution Trigger" for a class of subordinate Certificates for any distribution date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate current principal amount of such Class And each class subordinated thereto, if any, and the denominator of which is the Scheduled Principal Balances of all of the mortgage loans as of the related Due Date, equals or exceeds such percentage calculated as of the closing date. If on any distribution date the current principal amount of any class of subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the definition of "Subordinate Optimal Principal Amount," to the extent of such class's remaining Allocable Share, shall be distributed to the remaining classes of subordinate Certificates in reduction of their respective current principal amounts, sequentially, in the order of their numerical Class Designations. If the Class Prepayment Distribution Trigger is not satisfied for any class of subordinate Certificates on any distribution date, this may have the effect of accelerating the amortization of more senior classes of subordinate Certificates.

   "Determination Date" means, the [18]th day of the month of the distribution date, or if such day is not a Business Day, the following Business Day (but in no event less than two Business Days prior to the related distribution date).

   "Insurance Proceeds" are amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related Mortgage Note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses.

   "Repurchase Proceeds" are proceeds of any mortgage loan repurchased by [____] and any cash deposit in connection with the substitution of a mortgage loan pursuant to the provisions described under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans" and "--Representations and Warranties" in this Prospectus Supplement.

   "Principal Prepayment" is any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding Liquidation Proceeds received at the time a mortgage loan becomes a "Liquidated Mortgage Loan."

   "Monthly Payment" with respect to any mortgage loan and any month is the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure (each such mortgaged property, an "REO Property"), would otherwise have been payable under the related mortgage note.

Allocation of Losses; Subordination

   A "realized loss" with respect to a mortgage loan is (1) a Bankruptcy Loss (as defined below) or (2) as to any Liquidated mortgage loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property. A "Liquidated Mortgage Loan" is any defaulted mortgage loan as to which the master servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

   "Liquidation Proceeds" are amounts the master servicer received in connection with the liquidation of a defaulted mortgage loan whether through trustee's sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise.

   "Net Liquidation Proceeds" with respect to a mortgage loan are Liquidation Proceeds net of unreimbursed advances the master servicer made, Monthly Advances and expenses the master servicer incurred in connection with the liquidation of such mortgage loan and the related mortgaged property.

   In the event of a personal bankruptcy of a mortgagor, the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the mortgage loan secured by such mortgaged property and could reduce the secured debt to such value. In such case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such mortgage loan and such reduced secured debt (such difference, a "Deficient Valuation"). In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding, including the reduction of the amount of the Monthly Payment on the related mortgage loan (a "Debt Service Reduction").

   A "Bankruptcy Loss" with respect to any mortgage loan is a Deficient Valuation or Debt Service Reduction.

   Realized losses with respect to a mortgage loan will be allocated on a pro rata basis between the PO Percentage of the Scheduled Principal Balance of such mortgage loan and the Non-PO Percentage of such Scheduled Principal Balance.

   On each distribution date, the applicable PO Percentage of the principal portion of any realized loss on a discount mortgage loan will be allocated to the Class PO Certificates until the current principal amount thereof is reduced to zero. With respect to any distribution date through the cross-over date, the aggregate of all amounts so allocable to the Class PO Certificates on such date in respect of any realized losses and Class PO Cash Shortfalls and all amounts previously allocated in respect of such realized losses or Class PO Cash Shortfalls and not distributed on prior distribution dates will be the "Class PO Deferred Amount" with respect to the Class PO Certificates. To the extent funds are available therefor on any distribution date through the cross-over date, distributions in respect of the Class PO Deferred Amount will be made in accordance with priority Fourth under "--Distributions on the Certificates--Allocation of Available Funds" above. No interest will accrue on any Class PO Deferred Amount. On each distribution date through the cross-over date, the current principal amount of the lowest ranking class of subordinate Certificates then outstanding will be reduced by the amount of any distributions in respect of the Class PO Deferred Amount on such distribution date in accordance with the priorities set forth above, through the operation of the Class PO Deferred Payment Writedown Amount. After the cross-over date, no more distributions will be made in respect of, and applicable realized losses and Class PO Cash Shortfalls allocable to the Class PO Certificates will not be added to, the Class PO Deferred Amount.

   On any distribution date, the Non-PO Percentage of the principal portion of realized losses ("Non-PO realized losses") occurring during the related Prepayment Period will not be allocated to any Senior Certificates until the cross-over date. Prior to the cross-over date (or on such dates under certain circumstances), the Non-PO realized losses will be allocated among the outstanding classes of subordinate Certificates in inverse order of priority, until the current principal amount of each such class has been reduced to zero (i.e., such realized losses will be allocated first to the Class B-6 Certificates, while such Certificates are outstanding, second, to the Class B-5 Certificates, and so on). Commencing on the cross-over date, the Non-PO realized losses will be allocated among the outstanding classes of Senior P&I Certificates, pro rata based upon their respective current principal amounts.

   No reduction of the current principal amount of any class shall be made on any distribution date on account of realized losses to the extent that such reduction would have the effect of reducing the aggregate current principal amount of all of the classes as of such distribution date to an amount less than the Scheduled Principal Balances of the mortgage loans as of the related Due Date (such limitation being the "Loss Allocation Limitation").

   The principal portion of Debt Service Reductions will not be allocated in reduction of the current principal amount of any certificate. However, after the cross-over date, the amounts distributable under clause 1. of the definitions of Senior P&I Optimal Principal Amount and Subordinate Optimal Principal Amount and Class PO Principal Distribution Amount will be reduced by the amount of any Debt Service Reductions. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds that would otherwise be available for distribution on a distribution date. As a result of the subordination of the subordinate Certificates in right of distribution, any Debt Service Reductions prior to the cross-over date will be borne by the subordinate Certificates (to the extent then outstanding) in inverse order of priority.

   All allocations of realized losses will be accomplished on a distribution date by reducing the current principal amount of the applicable classes by their appropriate shares of any such losses occurring during the month preceding the month of such distribution date and, accordingly, will be taken into account in determining the distributions of principal and interest on the certificates commencing on the following distribution date, except that the aggregate amount of the principal portion of any realized losses to be allocated to the Class PO Certificates, on any distribution date through the cross-over date will also be taken into account in determining distributions in respect of the Class PO Deferred Amount for such distribution date.

   The interest portion of realized losses will be allocated among the outstanding classes of Certificates offered by this Prospectus Supplement to the extent described under "--Distributions on the Certificates--Interest" above.

Subordination

   Priority of Senior Certificates. As of the closing date, the aggregate current principal amounts of the subordinate Certificates and of the other Certificates will equal approximately [___]% and [___]%, respectively, of the aggregate current principal amounts of the certificates.

   The rights of the holders of the subordinate Certificates to receive distributions with respect to the mortgage loans will be subordinated to the rights of the holders of the Senior Certificates and to the rights of holders of subordinate Certificates having a lower numerical designation than such class. The subordination of the subordinate Certificates to the Senior Certificates and the further subordination among the subordinate Certificates is each intended to increase the likelihood that holders of the certificates with higher relative payment priority will timely receive the maximum amount to which they are entitled on any distribution date. Such subordination is also intended to provide such holders protection against losses resulting from defaults on mortgage loans to the extent described above.

   However, in certain circumstances, the amount of available subordination may be exhausted. In such a case, shortfalls in distributions on the offered Certificates could result. Holders of Senior Certificates will bear their proportionate share of realized losses in excess of the total subordination amount. The allocation of Non-PO realized losses and the Class PO Deferred Payment Writedown Amount to the holders of the subordinate Certificates on any distribution date will decrease the protection provided to the holders of the Senior Certificates then outstanding on future distribution dates by reducing the aggregate current principal amount of the subordinate Certificates then outstanding.

   In addition, to extend the period during which the subordinate Certificates remain available as credit enhancement for the Senior Certificates, the entire amount of any prepayment or other unscheduled recovery of principal with respect to a mortgage loan will be allocated to the holders of the Senior Certificates to the extent described in this Prospectus Supplement during the first five years after the closing date (with such allocation being subject to reduction thereafter as described in this Prospectus Supplement). This allocation accelerates the amortization of the Senior Certificates while, in the absence of losses in respect of the mortgage loans, increasing the percentage interest in the principal balance of the mortgage loans evidenced by the subordinate Certificates.

   After the payment of amounts distributable in respect of the Senior Certificates on each distribution date, the subordinate Certificates will be entitled on such date to the remaining portion, if any, of the Available Funds in an aggregate amount equal to the Accrued Certificate Interest on the subordinate Certificates for such date, any remaining undistributed Accrued Certificate Interest on the subordinate Certificates from previous distribution dates and the sum of the Allocable Shares of the subordinate Certificates. Amounts so distributed to subordinate certificateholders will not be available to cover any delinquencies or any realized losses on mortgage loans in respect of subsequent distribution dates.

   Priority Among Subordinate Certificates. On each distribution date, the holders of any particular class of subordinate Certificates will have a preferential right to receive the amounts due them on such distribution date out of Available Funds, prior to any distribution being made on such date on each class of Certificates subordinated to such class. In addition, except as described in this Prospectus Supplement, Non-PO realized losses and the Class PO Deferred Payment Writedown Amount will be allocated, to the extent set forth in this Prospectus Supplement, in reduction of the current principal amounts of the subordinate Certificates in the inverse order of their numerical Class Designation. The effect of the allocation of such Non-PO realized losses and any Class PO Deferred Payment Writedown Amount to a class of subordinate Certificates will be to reduce future distributions allocable to such Class And to increase the relative portion of distributions allocable to more senior classes of subordinate Certificates.

   To maintain the relative levels of subordination among the classes of subordinate Certificates, the Non-PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the mortgage loans (which generally will not be distributable to such Certificates for at least the first five years after the cut-off date) will not be distributable to the holders of any class of subordinate Certificates on any distribution date for which the Class Prepayment Distribution Trigger is not satisfied, except as described under "Description of the Certificates--Distributions on the Certificates--Principal" in this Prospectus Supplement. If the Class Prepayment Distribution Trigger is not satisfied with respect to any class of subordinate Certificates, the amortization of more senior classes of subordinate Certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the mortgage loans, the percentage interest in the principal balance of the mortgage loans evidenced by such subordinate Certificates may increase.

   As a result of the subordination of any class of subordinate Certificates, such class of Certificates will be more sensitive than more senior classes of Certificates to the rate of delinquencies and defaults on the mortgage loans, and under certain circumstances investors in such Certificates may not recover their initial investment.

                       YIELD AND PREPAYMENT CONSIDERATIONS

General

   The yield to maturity and weighted average life of each class of Certificates will be affected by:

   o  the amount and timing of principal payments on the mortgage loans,

   o  the allocation of Available Funds to such class of Certificates,

   o  the applicable pass-through rate for such class of Certificates

   o  and the purchase price paid for such Certificates.

   In addition, realized losses and net interest shortfalls will adversely affect the yields to investors in the certificates. The interaction of the foregoing factors may have different effects on the various classes of Certificates.

The effects on any class may vary at different times during the life of such class. The seller makes no representations as to:

   o the anticipated rate of prepayments on the mortgage loans underlying the certificates,

   o  the amount and timing of realized losses or net interest shortfalls

   o  or as to the anticipated yield to maturity of any Certificates.

Prospective investors should consider their own estimates as to the anticipated rate of future prepayments on the mortgage loans and the suitability of the certificates to their investment objectives. Investors should carefully consider the associated risks discussed below and under the heading "Legal Investment" in this Prospectus Supplement and under the headings "Yield and Prepayment Considerations" and "Legal Investment" in the Prospectus.

   Mortgage Loan Payments. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the mortgage rates on the mortgage loans. Other factors affecting prepayments of mortgage loans include:

   o  changes in mortgagors' housing needs,

   o  job transfers,

   o  unemployment,

   o  net equity in the mortgaged properties and

   o  servicing decisions.

Amounts received by virtue of liquidations of mortgage loans, repurchases of mortgage loans upon breach of representations or warranties and optional termination of the trust also affect the receipt of principal on the mortgage loans. To the extent that the mortgage loans contain due-on sale clause, the rate and timing of the sale of mortgaged properties will affect rates of prepayments. The mortgage loans may be prepaid at any time and without penalty.

   Timing of Payments and Distributions. Unlike certain corporate bonds, the timing and amount of principal payments on the certificates are not fixed because they are generally determined by the timing and amount of principal payments on the mortgage loans. The timing of payments on the mortgage loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments. Furthermore, the effective yield to certificateholders will be slightly lower than the yield otherwise produced by the applicable pass-through rate and purchase price because, while interest generally will accrue on each such certificate from the first day of the month, the distribution of such interest will not be made earlier than the [25]th day of the month following the month of accrual. Moreover, to the extent any net interest shortfall or the interest portion of any realized loss is allocated to a class of Certificates the yield to investors in such class will be reduced.

   Discounts and Premiums. In the case of any Certificates purchased at a discount (including the Class PO Certificates), a slower than anticipated rate of principal payments on the applicable mortgage loans could result in an actual yield that is lower than the anticipated yield. In the case of any Certificates purchased at a premium (including the Class X Certificates), a faster than anticipated rate of principal payments on the applicable mortgage loans could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a certificate will yield its pass-through rate, after giving effect to any payment delay.

   Reinvestment Risk. Because the mortgage loans may be prepaid at any time, it is not possible to predict the rate at which distributions on the certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible.

Additional Yield Considerations for Specific Classes

   Weighted Average Interest Rates. Because the pass-through rate applicable to the Class X Certificates will equal or be based upon the weighted average of the excess of the Net Rates of the non-discount mortgage loans over a specified percentage, disproportionate prepayments of mortgage loans with higher Net Rates will adversely affect the yield on such class mortgage loans with higher Net Rates will have higher mortgage rates as well. Such mortgage loans are likely to prepay at rates that are faster than those applicable to mortgage loans with lower mortgage rates with adverse effects on the yields on the certificates.

   Interest Only Certificates. Because the notional amounts of the Class X Certificates will be based upon the Scheduled Principal Balances of the non-discount mortgage loans, the yield on such Certificates will be sensitive to the rate and timing of principal payments of such mortgage loans. A rapid rate of principal payments on such mortgage loans will have a materially negative effect on the yield to investors in the Class X Certificates. Moreover, as a result of the method of calculation of the pass-through rate of the Class X Certificates, to the extent the non-discount mortgage loans with relatively higher Net Rates prepay faster than those with relatively lower Net Rates the yield on the Class X Certificates will be reduced. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments could result in the failure of investors in the Class X Certificates to recover fully their initial investments.

   Principal Only Certificates. The amounts payable with respect to the Class PO Certificates derive only from principal payments on the discount mortgage loans. As a result, slower than expected payments of principal (including prepayments, defaults and liquidations) on the discount mortgage loans will adversely affect the yield on the Class PO Certificates. Because discount mortgage loans have lower Net Rates than the non-discount mortgage loans, and because mortgage loans with lower Net Rates are likely to have lower mortgage rates, the discount mortgage loans are generally likely to prepay at a slower rate than the non-discount mortgage loans.

   Residual Certificate. Holders of the Residual Certificate are entitled to receive distributions of principal and interest as described in this "Prospectus" Supplement. However, holders of such certificate may have tax liabilities with respect to their certificate during the early years of the REMIC that substantially exceed the principal and interest payable on such certificate during such early years.

Assumed Final Distribution Date

   The "Assumed Final Distribution Date" for distributions on the certificates is [______]. The Assumed Final Distribution Date is the distribution date in the month following the latest scheduled maturity date of all of the mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date. In addition, the Master Servicer or its designee may, at its option, repurchase all the mortgage loans from the trust on or after any distribution date on which the aggregate unpaid principal balances of the mortgage loans are less than 10% of the cut-off date Scheduled Principal Balance of the mortgage loans.

Weighted Average Lives

   The "weighted average life" of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date,
(b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance or notional amount of such certificate referred to in clause (a). The rate at which principal is paid on mortgage loans, among other factors, will influence the weighted average lives of the certificates. Principal payments of mortgage loans may be in the form of scheduled amortization or prepayments including as a result of foreclosure proceedings or by virtue of the purchase of a mortgage loan in advance of its stated maturity as required or permitted by the pooling and servicing agreement. In general, the mortgagors may prepay the mortgage loans at any time and without payment of any prepayment fee or penalty. The actual weighted average life and term to maturity of each class of Certificates, in general, will be shortened if the level of such prepayments of principal increases.

Prepayment Model

   Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model ("SPA" ) used in this Prospectus Supplement represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans which are the collateral to the notes and the certificates. 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples will be calculated from this prepayment rate series; for example, [____]% SPA assumes prepayment rates will be approximately [____]% per annum in month one, approximately [____]% per annum in month two, reaching approximately [____]% per annum in month 30 and remaining constant at approximately 16.5% per annum thereafter. 0% SPA assumes no prepayments.

Pricing Assumptions

   The Certificates were structured assuming, among other things, a [____]% SPA. The Prepayment Assumptions to be used for pricing purposes for the respective classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any Prepayment Assumption.

Decrement Tables

   The following tables entitled "Percent of Initial Principal Amount or Notional Amount Outstanding" indicate the percentages of the initial principal amount or notional amount of each class of offered Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average lives of such classes of offered Certificates.

   The following tables have been prepared based on the assumptions that:

          (1) the mortgage loans have the characteristics set forth below:

    Cut-off Date
Scheduled Principal       Remaining
      Mortgage         Amortizing Term     Remaining Term
    Balance Rate          Net Rate           to Maturity          Loan Age
-------------------- ------------------ ------------------- --------------------
                         (in months)         (in months)        (in months)

$                      $                   $                   $
           %                    %                   %                   %





           (2) the mortgage loans prepay at the specified percentages of SPA,
      (3) no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced, (4) scheduled payments on the mortgage loans are received on the first day of each month commencing in [______] and are computed prior to giving effect to prepayments received on the last day of the prior month, (5) prepayments are allocated as described in this Prospectus Supplement without giving effect to loss and delinquency tests, (6) there are no net interest shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in [______], (7) scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining amortizing terms such that the mortgage loans will fully amortize over such terms,
      (8) the initial principal amounts or notional amounts of the certificates are as set forth on the cover page of this Prospectus Supplement and under "Summary of Terms--Other Certificates," (9) distributions in respect of the certificates are received in cash on the [25]th day of each month, commencing in [______], (10) the offered Certificates are purchased on [______] and (11) the Master Servicer does not exercise the option to repurchase the mortgage loans described under the caption "The Pooling and Servicing Agreement--Termination."


   While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the SPA, this is not likely to be the case.

   Discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables. To the extent that the Mortgage loans have characteristics which differ from those assumed in preparing the tables, the certificates may mature earlier or later than indicated by the tables.

   Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of offered Certificates and set forth the percentages of the initial current principal amount or notional amount of each such class that would be outstanding after the distribution date in [____] of each of the years indicated, assuming that the mortgage loans prepay at the percentage of SPA indicated therein. Neither SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. Variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentage of initial current principal amount or notional amount (and weighted average life) shown in the following tables. Such variations may occur even if the average prepayment experience of all such mortgage loans equals any of the specified percentages of SPA.

                     Percent of Initial Principal Amount or
                           Notional Amount Outstanding

                                                  Class A Certificates                        Class PO
                                                        % of SPA                              % of SPA
                                       --------------------------------------- ---------------------------------------
                                          0%    [__]%   [__]%   [__]%   [__]%     0%    [__]%   [__]%   [__]%   [__]%
                                       ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
Initial Percentage                       100     100     100     100     100     100     100     100     100     100
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
Weighted Average Life to
   Maturity (years)**...............

------------

*  Less than 0.50% and greater than 0.00%.

** The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such certificate.

               Percent of Initial Principal Amount Outstanding

                                                 Class X Certificates+           Class B-1, Class B-2 and Class B-3
                                                        % of SPA                              % of SPA
                                       --------------------------------------- ---------------------------------------
                                          0%    [__]%   [__]%   [__]%   [__]%     0%    [__]%   [__]%   [__]%   [__]%
                                       ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
Initial Percentage                       100     100     100     100     100     100     100     100     100     100
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
[__________], 20[____]..............
Weighted Average Life to
   Maturity (years)**...............

------------

*  Less than 0.50% and greater than 0.00%.

** The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such certificate.

+  Notional Amount

               Percent of Initial Principal Amount Outstanding

                                           Class R Certificates
                                                 % of SPA
                          ------------------------------------------------------
                               0%       [__]%      [__]%      [__]%      [__]%
                          ---------- ---------- ---------- ---------- ----------
Initial Percentage            100        100        100        100        100
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
[__________], 20[____]...
Weighted Average Life
  to Maturity
  (years)**.............

------------

*  Less than 0.50% and greater than 0.00%.

** The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such certificate.

   [Yield on Class PO Certificates

   The Class PO Certificates will be "principal only" Certificates. They will not bear interest. They will be offered at a substantial discount to their original principal amount. As the table below indicates a low rate of principal payments (including prepayments) will have a material negative effect on the yield to investors in the Class PO Certificates.

   The following table entitled "Sensitivity of the Class PO Certificates to Prepayments" illustrates the significance of the effects of prepayments on the Class PO Certificates. The following table shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of such Certificates under different constant percentages of SPA. The yields of such Certificates set forth in the following table were calculated using the assumptions specified above under "--Decrement Tables" and assuming that the purchase price of the Class PO Certificates is approximately [__]% and such Certificates are purchased on [_________________].

   It is not likely that the discount mortgage loans will prepay at a constant rate until maturity or that all such mortgage loans will prepay at the same rate or that they will have the characteristics assumed. The seller cannot assure you that the discount mortgage loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield a holder of a Class PO Certificate realizes. There can be no assurance that the pre-tax yield to an investor in the Class PO Certificates will correspond to any of the pre-tax yields shown in this Prospectus Supplement. Each investor must make its own decision as to the appropriate Prepayment Assumptions to be used in deciding whether or not to purchase a Class PO Certificate.

             Sensitivity of the Class PO Certificates to Prepayments

                                                 % of SPA
                          ------------------------------------------------------
                               0%       [__]%      [__]%      [__]%      [__]%
                          ---------- ---------- ---------- ---------- ----------

Pre-Tax Yields to
  Maturity...............   [_____]%   [_____]%   [_____]%   [_____]%   [_____]%

   The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class PO Certificates would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class PO Certificates indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the Class PO Certificates and consequently does not purport to reflect the return on any investment in the Class PO Certificates when such reinvestment rates are considered.]

[Yield on Class X Certificates

   The following table entitled "Sensitivity of the Class X Certificates to Prepayments" illustrates the significance of the effects of prepayments on the Class X Certificates. The table shows the pre-tax yield (on a corporate bond equivalent basis) to holders of such Certificates under different constant percentages of SPA. The yields of such Certificates set forth in the following table were calculated using the assumptions specified above under "--Decrement Tables" and assuming that the purchase price of the Class X Certificates is approximately [_]% (plus accrued interest) for 100% of such class of Certificates and such Certificates are purchased on [____________].

   As indicated in the following table the yield to investors in the Class X Certificates will be highly sensitive to the rate of principal payments (including prepayments) on the non-discount mortgage loans (especially those with high Net Rates), which generally can be prepaid at any time generally without penalty. On the basis of the assumptions described above, the yield to maturity on the Class X Certificates would be 0% if prepayments were to occur at a constant rate of approximately [__]% SPA.

   It is not likely that the non-discount mortgage loans will prepay at a constant rate until maturity or that all of the mortgage loans will prepay at the same rate or that they will have the characteristics assumed. The seller can not make any assurances that the mortgage loans will prepay at any of the rates shown in the tables or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield by a holder of the Class X Certificates realizes. There can be no assurance that the pre-tax yield to an investor in the Class X Certificates will correspond to any of the pre-tax yields shown in this Prospectus Supplement. Each investor must make its own decision as to the appropriate Prepayment Assumptions to be used in deciding whether or not to purchase a Class X Certificate.

            Sensitivity of the Class X Certificates to Prepayments

                                                 % of SPA
                          ------------------------------------------------------
                               0%       [__]%      [__]%      [__]%      [__]%
                          ---------- ---------- ---------- ---------- ----------

Pre-Tax Yields to
  Maturity...............   [_____]%   [_____]%   [_____]%   [_____]%   [_____]%

   The yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class X Certificates would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Certificates indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of interest on the Class X Certificates and consequently does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered.]

                       THE POOLING AND SERVICING AGREEMENT

General

   The Certificates will be issued pursuant to the pooling and servicing agreement. Investors should refer to the Prospectus for important information additional to that set forth in this Prospectus Supplement regarding the terms and conditions of the pooling and servicing agreement and the certificates. The seller will provide to a prospective or actual certificateholder without charge, upon written request, a copy (without exhibits) of the pooling and servicing agreement. Requests should be addressed to David Stiepleman, Esq., GS Mortgage Securities Corp., 85 Broad Street, New York, New York 10004.

Voting Rights

   Voting rights of the trust in general will be allocated among the classes of Certificates based upon their respective current principal amounts; provided that the Class X and the Class R Certificates will each have voting rights equal to 1%.

Assignment of Mortgage Loans

   At the time of issuance of the certificates, the seller will cause the mortgage loans, together with all principal and interest due on or with respect to such mortgage loans after the cut-off date, to be sold to the trustee. A separate schedule appearing as an exhibit to the pooling and servicing agreement will list the mortgage loans. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things:

   o  the mortgage rate,

   o  the applicable Net Rate,

   o  the Monthly Payment,

   o  the maturity date of each mortgage note,

   o  the applicable master servicing fee and the Loan-to-Value Ratio.

      In addition, the seller will deposit with the trustee, with respect to each mortgage loan, the original mortgage note. The original mortgage note will be endorsed without recourse to the order of the trustee and will show to the extent available to the seller:

   1. an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the trustee;

   2. the original mortgage which shall have been recorded, with evidence of such recording indicated thereon;

   3. the assignment (which may be in the form of a blanket assignment) to the trustee of the mortgage, with evidence of recording with respect to each mortgage loan in the name of the trustee thereon;

   4. all intervening assignments of the mortgage to the seller, if any, with evidence of recording thereon;

   5. originals of all assumption and modification agreements;

   In lieu of the foregoing, the seller may deliver certain other documents, under the circumstances set forth in the pooling and servicing agreement. The documents delivered to the trustee with respect to each mortgage loan are referred to collectively as the "mortgage file." [The seller will cause the mortgage and intervening assignments, if any, and the assignment of the mortgage to be recorded not later than 180 days after the closing date; provided, however, if such assignment cannot be recorded within such time because the original assignments have not been returned by the applicable jurisdiction, then an additional 180 days will be permitted.]

   The trustee will review each item of the mortgage file within 45 days of the closing date (and will review each document permitted to be delivered to the trustee after the closing date, if received by the trustee after the initial 45-day period, promptly after its delivery to the trustee). If, as a result of its review, the trustee determines that any document is missing, does not appear regular on its face, or appears to be unrelated to the mortgage loans identified in the mortgage loan schedules, each a "material defect", the trustee shall notify the seller of such material defect. The seller shall correct or cure (or shall cause a prior transferor of the mortgage loan to correct or cure) any such material defect within 90 days from the date of notice from the trustee of the material defect. If such material defect is not corrected or cured within such 90 day period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the seller will, within 90 days of the date of notice, provide (or cause a prior transferor of the mortgage loan to provide) the trustee with a substitute mortgage loan (if within two years of the closing date) or purchase (or cause a prior transferor of the mortgage loan to purchase) the related mortgage loan at the applicable repurchase price.

   The trustee also will review the mortgage files within 180 days of the closing date. If the trustee discovers a material defect, the trustee shall notify the seller of such material defect. The seller shall correct or cure (or shall cause a prior transferor of the mortgage loan to correct or cure) any such material defect within 90 days from the date of notice from the trustee of the material defect. If such material defect is not corrected or cured within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the seller will, within 90 days of the date of notice, provide (or cause a prior transferor of the mortgage loan to provide) the trustee with a substitute mortgage loan (if within two years of the closing date) or purchase (or cause a prior transferor of the mortgage loan to purchase) the related mortgage loan at the applicable repurchase price.

   The "repurchase price" means, with respect to any mortgage loan required to be repurchased, an amount equal to (1) 100% of the outstanding principal balance of such mortgage loan plus accrued but unpaid interest on the outstanding principal balance at the related mortgage rate through and including the last day of the month of repurchase reduced by (2) any portion of the master servicing fee or advances payable to the purchaser of the mortgage loan.

   As of any time of determination the "outstanding principal balance" of a mortgage loan is the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust.

Representations and Warranties

  The seller will make certain representations and warranties concerning the mortgage loans in the pooling and servicing agreement. Such representations and warranties include, among other things, that as of the closing date or such other date as may be specified below:

          [1. The information set forth in the Mortgage Loan Schedule is true, complete and correct in all material respects as of the cut-off date;

   2. The mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related mortgage note, free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the mortgage subject only to certain permitted exceptions;

   3. The mortgage loan has not been delinquent 30 days or more on more than one occasion in the 12 months prior to the cut-off date for such mortgage loan. As of the closing date, the mortgage loan has not been dishonored and is not delinquent in payment more than 30 days, except for no more than three mortgage loans representing less than [_]% of the cut-off date Scheduled Principal Balance of the mortgage loans which will be 59 days or less delinquent; there are no defaults under the terms of the mortgage loan; and neither the seller nor any prior mortgagee has advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the mortgaged property subject to the mortgage, directly or indirectly, for the payment of any amount required by the mortgage loan;

   4. There are no delinquent taxes, ground rents, assessments or other outstanding charges affecting the related mortgaged property;

   5. The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the mortgage note and the mortgage, or the exercise of any right under the mortgage note or mortgage, render the mortgage note or mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, set-off, counterclaim or defense has been asserted with respect thereto;

   6. The mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, except with respect to certain releases in part that do not materially affect the value of the mortgaged property, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

   7. Immediately prior to the transfer and assignment the mortgage note and the mortgage were not subject to an assignment or pledge, and the seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the mortgage loan to the trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

   8. There is no default, breach, violation or event of acceleration existing under the mortgage or the related mortgage note and no event, which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the seller nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

   9. There are no mechanics, or similar liens or claims which have been filed for work, labor or material affecting the related mortgaged property which are or may be liens prior to or equal to the lien of the related mortgage;

   10. All improvements subject to the mortgage lie wholly within the boundaries and building restriction lines of the mortgaged property (and wholly within the project with respect to a condominium unit) except for de minimis encroachments permitted by the Fannie Mae Guide (MBS Special Servicing Option) and which has been noted on the appraisal, and no improvements on adjoining properties encroach upon the mortgaged property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

   11. The mortgaged property at origination of the mortgage loan and currently is free of damage and waste and at origination of the mortgage loan and currently there is no proceeding pending for the total or partial condemnation thereof; and

   12. No mortgage loan has a Loan-to-Value Ratio in excess of [____]%. The original Loan-to-Value Ratio of each mortgage loan either was not more than [_____]% or, except for one mortgage loan, the excess over [_____]% is insured as to payments defaults by a primary mortgage insurance policy issued by a primary mortgage insurer acceptable to Fannie Mae and Freddie Mac until the Loan-to-Value Ratio of such mortgage loan is reduced to [_____]%.]

   Upon any substitution for a mortgage loan, the representations and warranties set forth above shall be deemed to be made as to any substitute mortgage loan as of the date of substitution.

      Upon the seller's, the Master Servicer's or the trustee's discovery of receipt of notice of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of certificateholders or the trustee in any of the mortgage loans, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach, within 90 days from the date of discovery by the seller, or the date the seller is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), the seller will (or will cause a prior transferor of the mortgage loans to):

   1.  cure such breach in all material respects,

   2. purchase the affected mortgage loan at the applicable repurchase price (or, if such mortgage loan or the related mortgaged property acquired in respect thereof has been sold, pay the excess of the repurchase price over the Net Liquidation Proceeds (as defined in this Prospectus Supplement)) to the trust or

   3. if within two years of the closing date, substitute a qualifying substitute mortgage loan in exchange for such mortgage loan.

   The obligations of the seller to cure, purchase or substitute (or to cause such cure, purchase or substitution of) a qualifying substitute mortgage loan shall constitute the trustee's sole and exclusive remedy respecting a breach of such representations or warranties.

Collection and Other Servicing Procedures

   The Master Servicer will use its reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected. The Master Servicer shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the pooling and servicing agreement. Consistent with the foregoing, the Master Servicer may in its discretion (1) waive or permit to be waived any late payment or prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a mortgage loan and (2) suspend or temporarily reduce or permit to be suspended or temporarily reduced regular Monthly Payments for a period of up to six months or arrange or permit an arrangement with a mortgagor for a schedule for the liquidation of delinquencies. In the event the Master Servicer shall consent to the deferment of Due Dates for payments due on a mortgage note, the Master Servicer shall nonetheless continue to make advances through liquidation of the mortgaged property as described in this Prospectus Supplement to the same extent as if such installment were due, owing and delinquent and had not been deferred, but the obligation of the Master Servicer to advance shall apply only to the extent that the Master Servicer believes, in good faith, that such advances are recoverable from future payments on any mortgage loan.

   If a mortgagor has or is about to convey a mortgaged property and the Master Servicer has knowledge of such conveyance, the Master Servicer will accelerate the maturity of the mortgage loan to the extent permitted by the terms of the related mortgage note and applicable law. If the Master Servicer reasonably believes that the due-on-sale clause is unenforceable under applicable law, the Master Servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed. Pursuant to the assumption agreement such person becomes liable under the mortgage note. In addition, the mortgagor, to the extent permitted by applicable law, also will remain liable under the mortgage note. The Master Servicer will retain any fee collected for entering into an assumption agreement, as additional servicing compensation. In regard to circumstances in which the Master Servicer may be unable to enforce due-on-sale clauses, see "Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" in the Prospectus. In connection with any such assumption, the mortgage rate borne by the related mortgage note may not be changed. No person may assume a mortgage loan unless coverage under any existing primary mortgage insurance policy continues as to that mortgage loan after such assumption.

   The Master Servicer will establish and maintain, in addition to the Protected Account described below under "--Protected Account," one or more accounts - each, a "servicing account" - in a depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation, or FDIC, to the maximum extent permitted by law or such other account as may be acceptable to the rating agencies. The Master Servicer will deposit and retain in the servicing account all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors and in trust as provided in the pooling and servicing agreement. Amounts in any servicing account may relate to mortgage loans in more than one mortgage pool or to mortgage loans not yet included in a mortgage pool. Each servicing account shall be fully insured by the FDIC and to the extent that the balance in such account exceeds the limits of such insurance, such excess must be transferred to another fully-insured account in another institution the accounts of which are insured by the FDIC or must be invested in certain investments permitted by the pooling and servicing agreement. This Prospectus Supplement refers to such investments as "Permitted Investments". The Master Servicer must hold such Permitted Investments in trust, as described above. In addition, the Master Servicer may establish servicing accounts not conforming to the foregoing requirements to the extent that such servicing accounts meet the requirements of each of the rating agencies for the maintenance of the ratings on the certificates. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Master Servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the Master Servicer or to clear and terminate the servicing accounts at or at any time after the termination of the pooling and servicing agreement.

   For each mortgage loan which as of the cut-off date was covered by a primary mortgage insurance policy for which the Master Servicer acts as Master Servicer, the Master Servicer will maintain and keep, or cause to be maintained and kept, with respect to each such mortgage loan, in full force and effect a primary mortgage insurance policy with respect to the portion of each such mortgage loan, if any, in excess at origination of the percentage of value set forth in the pooling and servicing agreement, at least until such excess has been eliminated. Pursuant to applicable law, the Master Servicer may be required to permit the primary mortgage insurance policy to be terminated if the ratio of the then outstanding principal balance of the mortgage loan to the value of the mortgaged property declines below a prescribed percentage. Primary mortgage insurance policies may be replaced by substantially equivalent insurance but such replacement is subject to the condition, to be evidenced by a writing from each rating agency, that it would not cause such rating agency to downgrade or withdraw the ratings on the certificates.

   The Master Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

   Pursuant to the pooling and servicing agreement, the Master Servicer may enter into subservicing agreements with subservicers for the servicing and administration of the mortgage loans subject, however, to the prior approval of such subservicers by the rating agencies.

Hazard Insurance

   The Master Servicer will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy equal to at least the lesser of the outstanding principal balance of the mortgage loan or the current replacement cost of the mortgaged property and containing a standard mortgagee clause; provided, however, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless the law requires a higher deductible, the deductible on such hazard insurance policy may be no more than $1,000 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit, required hazard insurance will take the form of a multiperil policy covering the entire condominium project, in an amount equal to at least 100% of the insurable value based on replacement cost. Any amounts that the Master Servicer collects under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures) shall be deposited in a Protected Account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. The Master Servicer may recover such costs out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the certificate account. The Master Servicer's right to reimbursement for such costs incurred will be prior to the right of certificateholders to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the certificate account.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although different insurers will underwrite the policies relating to the mortgage loans and the policies therefore will not contain identical terms and conditions, state law dictates the basic terms of such policies. Such policies typically do not cover any physical damage resulting from the following:

   o   war,

   o   revolution,

   o   governmental actions,

   o   floods and other water-related causes,

   o   earth movement (including earthquakes, landslides and mud flows),

   o   nuclear reactions,

   o   wet or dry rot,

   o   vermin, rodents, insects or domestic animals,

   o   theft and, in certain cases,

   o   vandalism and malicious mischief.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

   Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements less physical depreciation, or (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

   Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard Insurance Proceeds may be insufficient to restore fully the damaged property.

   Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the Master Servicer will cause with respect to each such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will be in an amount equal to the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such mortgaged property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,000 or 1% of the applicable amount of coverage, whichever is less.

   The Master Servicer, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable primary mortgage insurance policy or hazard insurance policy. As set forth above, collections by the Master Servicer under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in a Protected Account.

Realization Upon Defaulted Mortgage Loans; Purchases of Defaulted Mortgage Loans

   The Master Servicer will use its reasonable efforts to maximize the receipt of principal and interest on defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing such defaulted mortgage loans as to which no satisfactory collection arrangements can be made. The Master Servicer will service the property acquired by the trust through foreclosure or deed-in--lieu of foreclosure and use its reasonable efforts to maximize the receipt of principal and interest on defaulted mortgage loans; provided, however, that the Master Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (1) that such foreclosure or restoration will increase the proceeds of liquidation of the mortgage loan to the certificateholders after reimbursement to itself for such expenses and (2) that such expenses will be recoverable to it through Liquidation Proceeds or Insurance Proceeds (respecting which it shall have priority for purposes of reimbursements from the certificate account).

   Since Insurance Proceeds cannot exceed deficiency claims and certain expenses the Master Servicer incurs, insurance payments will not result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its Net Rate.

   Notwithstanding the foregoing, under the pooling and servicing agreement, the Master Servicer will have the option (but not the obligation) to purchase any mortgage loan as to which the mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest. Each such mortgage loan is referred to as a "defaulted mortgage loan." Any such purchase will be for a price equal to the repurchase price of such mortgage loan. The purchase price for any defaulted mortgage loan will be deposited in the certificate account on the Business Day prior to the distribution date on which the proceeds of such purchase are to be distributed to the certificateholders.

Servicing Compensation and Payment of Expenses

   The Master Servicer will be entitled to receive a fee of between [____]% and [____]% per annum of the outstanding principal balance of each mortgage loan as set forth on the mortgage loan schedule, with such amounts in excess of [____]% per annum to be set aside to cover lender funded primary mortgage insurance premiums (the "master servicing fee"), from full payments of accrued interest on each such mortgage loan as compensation for its activities under the pooling and servicing agreement. Interest shortfalls on mortgage loans resulting from prepayments in full or in part in any calendar month will be offset by the Master Servicer on the distribution date in the following calendar month to the extent such interest shortfalls do not exceed the master servicing fee (other than the portion used to cover lender paid primary mortgage insurance premiums) in connection with such distribution date (the amount of the master servicing fee used to offset interest shortfalls is referred to in this Prospectus Supplement as "Compensating Interest Payments"). The remaining amount of interest shortfalls after applying Compensating Interest Payments is referred to in this Prospectus Supplement as "net interest shortfalls."

   In addition to the primary compensation described above and to the extent collected from the mortgagors, the Master Servicer will retain, with respect to each mortgage loan:

   o   all prepayment charges, if any,

   o   assumption fees,

   o   tax service fees,

   o   fees for statement of account payoff and

   o   late payment charges.

   The Master Servicer will also be entitled to retain, as additional servicing compensation, any excess Liquidation Proceeds (i.e., the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceeds the sum of (1) the outstanding principal balance of such mortgage loan and accrued but unpaid interest at the related mortgage rate through the related Liquidation Date, plus (2) related Liquidation Expenses, to the extent that such amount is not required by law to be paid to the related mortgagor), but only to the extent that transfers or withdrawals from the certificate account with respect thereto are permitted under the pooling and servicing agreement.

   The Master Servicer will pay all expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in this Prospectus Supplement). On each distribution date, the trustee will pay itself the respective fees and reimbursable expenses to which it is entitled for the month of such distribution date from amounts in the certificate account.

   In the event a successor trustee is appointed by the certificateholders pursuant to the pooling and servicing agreement, the certificateholders will bear that portion, if any, of the successor Trustee's Fees which exceeds the Trustee's Fees established at the time of issuance of the certificates.

Protected Account

   The Master Servicer will establish and maintain an account, known as a "Protected Account," into which it will deposit daily all collections of principal and interest on any mortgage loan, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, the repurchase price for any the mortgage loans repurchased, and advances made from such Master Servicer's own funds (less servicing compensation as permitted above). All Protected Accounts shall be held in a depository institution, the accounts of which are the FDIC insures to the maximum extent permitted by law. The Protected Accounts will be segregated on the books of such institution and held in trust. The Master Servicer may make such deposits in such other account with a depository institution as may be acceptable to the rating agencies. The amount at any time credited to a Protected Account shall be fully insured by the FDIC to the maximum extent permitted by law. To the extent that such balance exceeds the limits of such insurance, such excess must be transferred to an account or invested in Permitted Investments meeting the requirements of the rating agencies or to the certificate account. Certain payments may be required to be transferred into noncommingled accounts on an accelerated basis.

   Prior to each distribution date, the Master Servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and any other permitted accounts and shall deposit or cause to be deposited in the certificate account amounts representing the following collections and payments (other than with respect to principal of or interest on the mortgage loans due on or before the cut-off date):

   1. Scheduled payments on the mortgage loans the Master Servicer received or advanced which were due on the related Due Date, net of the portion of the servicing fees due the Master Servicer in excess of Compensating Interest Payments;

   2. Full Principal Prepayments and any Liquidation Proceeds the Master Servicer received with respect to such mortgage loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the portion of the servicing fees due the Master Servicer in excess of the related Compensating Interest Payments; and

   3. Partial prepayments of principal the Master Servicer received for such mortgage loans in the related Prepayment Period.

   To the extent provided in the pooling and servicing agreement, the Master Servicer may withdraw certain amounts due to it directly from the Protected Account prior to deposit in the certificate account.

Certificate Account

  The trustee shall establish and maintain a segregated account, known as the "certificate account", in the name of the trustee, for the benefit of the certificateholders. The trustee will deposit in the certificate account, as received, the following amounts:

   1. Any amounts withdrawn from a Protected Account or other permitted account;

   2.  Any Monthly Advance and Compensating Interest Payments;

   3. Any Insurance Proceeds or Liquidation Proceeds that the Master Servicer received which were not deposited in a Protected Account or other permitted account;

   4. The repurchase price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the trust;

   5. Any amounts required to be deposited with respect to losses on Permitted Investments; and

   6. Any other amounts the Master Servicer received or the trustee required to be deposited in the certificate account pursuant to the pooling and servicing agreement.

   All amounts deposited to the certificate account shall be held by the trustee in the name of the trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the pooling and servicing agreement, subject to the right of the Master Servicer to require the trustee to make withdrawals from the certificate account as provided below. The amount at any time credited to the certificate account shall be in general (1) fully insured by the FDIC to the maximum coverage provided by the FDIC or (2) invested, in the name of the trustee, in such Permitted Investments as the trustee may select or deposited in demand deposits with such depository institutions as selected by the trustee, provided that time deposits of such depository institutions would be a permitted investment.

   The trustee will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the certificate account as the Master Servicer has designated for such transfer or withdrawal for the following purposes (limited in the case of amounts due to the Master Servicer to those not withdrawn from the Protected Account in accordance with the terms of the pooling and servicing agreement):

   1. to reimburse the Master Servicer for any Monthly Advance of its own funds, the right of the Master Servicer to reimbursement pursuant to this subclause (1) being limited to amounts received on a particular mortgage loan (including, for this purpose, the Repurchase Proceeds, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such mortgage loan respecting which such Monthly Advance or advance was made;

   2. to reimburse the Master Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular mortgage loan for amounts the Master Servicer expended in good faith in connection with the restoration of the related mortgaged property which was damaged by an uninsured cause or in connection with the liquidation of such mortgage loan;

   3. to reimburse the Master Servicer to the extent permitted by the pooling and servicing agreement from Insurance Proceeds relating to a particular mortgage loan for expenses incurred with respect to such mortgage loan and to reimburse the Master Servicer from Liquidation Proceeds from a particular mortgage loan for Liquidation Expenses incurred with respect to such mortgage loan;

   4. to pay the Master Servicer to the extent permitted by the pooling and servicing agreement from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of a mortgage loan, the amount which the Master Servicer would have been entitled to receive under subclause (9) below as servicing compensation on account of each defaulted scheduled payment on such mortgage loan if paid in a timely manner by the related mortgagor;

   5. to pay the Master Servicer to the extent permitted by the pooling and servicing agreement from the repurchase price for any mortgage loan, the amount which the Master Servicer would have been entitled to receive under subclause (9) below as servicing compensation;

   6. to reimburse the Master Servicer for certain advances of funds made to protect a mortgaged property, the right to reimbursement pursuant to this subclause being limited to amounts received on the related mortgage loan (including, for this purpose, the Repurchase Proceeds, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

   7. to pay the Master Servicer with respect to each mortgage loan that has been repurchased, all amounts received thereon, representing recoveries of principal that reduce the outstanding principal balance of the related mortgage loan below the outstanding principal balance used in calculating the repurchase price or representing interest included in the calculation of the repurchase price or accrued after the end of the month during which such repurchase occurs;

   8. to reimburse the Master Servicer for any Monthly Advance or advance, if a realized loss is to be allocated with respect to the related mortgage loan on the related distribution date, if the advance has not been reimbursed pursuant to clauses 1. and 6.;

   9.  to pay the Master Servicer servicing compensation as set forth above;

   10. to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to the pooling and servicing agreement;

   11. to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds;

   12. to clear and terminate the certificate account; and

   13. to remove amounts deposited in error.

   On each distribution date, the trustee shall make the following payments from the funds in the certificate account:

   1.  First, it will pay the Trustee's Fees to the trustee; and

   2. Second, it will pay the amount distributable to the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions on the Certificates."

Certain Matters Regarding the Master Servicer

  The pooling and servicing agreement will provide that the Master Servicer may not resign from its obligations and duties under such agreement, except upon determination that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor has assumed the obligations and duties of the Master Servicer to the extent required under the pooling and servicing agreement. The Master Servicer, however, has the right, with the written consent of the trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the pooling and servicing agreement; provided that the rating of the certificates in effect immediately prior to such assignment, sale, transfer or delegation is not qualified, downgraded or withdrawn as a result of such assignment, sale, transfer or delegation and the purchaser or transferee accepting such assignment, sale, transfer or delegation:

   1.  is qualified to service mortgage loans for Fannie Mae or Freddie Mac,

   2.  is reasonably satisfactory to the trustee,

   3.  has a net worth of not less than $10,000,000 and

   4. executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the pooling and servicing agreement from and after the date of such agreement.

   The pooling and servicing agreement will further provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the trustee, the trust or the certificateholders for taking any action or for refraining from taking any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of warranties or representations made in the pooling and servicing agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the pooling and servicing agreement. The pooling and servicing agreement will further provide that the Master Servicer and its directors, officers, employees and agents are entitled to indemnification from the certificate account and will be held harmless by such indemnification against any loss, liability or expense incurred in connection with any legal proceeding relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loans (except as otherwise reimbursable under the pooling and servicing agreement) or incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the pooling and servicing agreement will provide that the Master Servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable in respect of the pooling and servicing agreement and the rights and duties of the parties to such agreement and the interests of the certificateholders under such agreement. In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the trust. The Master Servicer will be entitled to be reimbursed for such legal expenses and costs from the certificate account.

   Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any corporation succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the pooling and servicing agreement; provided that any such successor to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac.

Events of Default

   "Events of Default" under the pooling and servicing agreement consist of

   1. the Master Servicer's failure to cause to be deposited in the certificate account amounts the pooling and servicing agreement require it to deposit, and such failure continues unremedied for two Business Days,

   2. the Master Servicer's failure to observe or perform in any material respect any other material covenants and agreements set forth in the certificates or the pooling and servicing agreement to be performed by it, and such failure continues unremedied for 60 days after the date on which the trustee has given written notice of such failure to the Master Servicer or 60 days after the date on which the holders of Certificates aggregating ownership of not less than 25% of the trust have given written notice to the Master Servicer and the trustee,

   3. the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or the commencement of an involuntary case against the Master Servicer under any applicable insolvency or reorganization statute which case is not dismissed within 60 days,

   4. the Master Servicer's consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property,

   5. the Master Servicer's admission in writing of its inability to pay its debts generally as they become due,

   6. filing of a petition to take advantage of any applicable insolvency or reorganization statute

   7. any assignment for the benefit of the Master Servicer's creditors, or voluntary suspension of payment of its obligations or

   8. the Master Servicer's assignment or delegation of its duties or rights under the pooling and servicing agreement in contravention of the provisions permitting such assignment or delegation under the pooling and servicing agreement.

   In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, the trustee or the holders of Certificates aggregating ownership of not less than 51% of the trust may in each case by notice in writing to the Master Servicer (and to the trustee if given by such certificateholders), with a copy to the rating agencies, terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under the pooling and servicing agreement and in and to the mortgage loans the Master Servicer services and the proceeds of such mortgage loans. Upon the Master Servicer's receipt of such written notice, all authority and power of the Master Servicer under the pooling and servicing agreement, whether with respect to the certificates, the mortgage loans or under any other related agreements (but only to the extent that such other agreements relate to the mortgage loans) shall, subject to the provisions of the pooling and servicing agreement and to bankruptcy insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the trustee.

   Upon the Master Servicer's receipt of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the pooling and servicing agreement and the transactions set forth or provided for in the pooling and servicing agreement. The trustee shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the trustee (1) shall be under no obligation to repurchase any mortgage loan; and (2) shall have no obligation whatsoever with respect to any liability the Master Servicer incurred at or prior to the time of the Master Servicer's receipt of such notice or of such opinion of counsel. As compensation for serving as Master Servicer, the trustee shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement for advances previously made. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer having a net worth of not less than $10,000,000, as the successor to the Master Servicer under the pooling and servicing agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the pooling and servicing agreement. Pending appointment of a successor to either Master Servicer under the pooling and servicing agreement, the trustee shall act in such capacity as provided under the pooling and servicing agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the trustee as provided above, and that such successor shall undertake and assume the obligations of the trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the pooling and servicing agreement.

Monthly Advances

   If the scheduled payment on a mortgage loan which was due on a related Due Date and is delinquent other than as a result of application of the Relief Act exceeds the amount deposited in the appropriate subaccount of the certificate account which will be used for a Certificate Account Advance (as defined below) with respect to such mortgage loan, the Master Servicer will deposit in the certificate account not later than the Business Day immediately preceding the distribution date an amount equal to such deficiency, net of the related master servicing fee except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made.

With respect to any balloon payment due on a mortgage loan that is delinquent on its maturity date, the Master Servicer will not be required to advance the related balloon payment but will be required to continue to make advances with respect to such mortgage loan, to the extent the Master Servicer deems such amount to be recoverable, in an amount equal to one month's interest on the unpaid principal balance at the applicable mortgage rate less the master servicing fee (expressed as a monthly rate) with respect thereto. Subject to the foregoing, such advances will be made through liquidation of the related mortgaged property. The Master Servicer shall replace any amount used as a Certificate Account Advance by deposit in the certificate account on or before any future date to the extent that funds in the certificate account on such date are less than the amount required to be transferred to the certificate account. If applicable, on the fifth Business Day preceding each distribution date, the Master Servicer shall present an Officer's Certificate to the trustee (1) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (2) detailing the reason it deems the advance to be nonrecoverable. The Master Servicer's failure to deposit in the certificate account any advance the pooling and servicing agreement requires it to deposit would constitute an Event of Default with respect to the Master Servicer if the Master Servicer's failure goes unremedied for sixty days. For a further discussion of this event of default please see "--Events of Default" above.

   As of any Determination Date, a "Certificate Account Advance" is the amount on deposit in a Protected Account or another permitted account which is not required to be transferred to the certificate account for distribution during the calendar month in which such Determination Date occurs but which is used to make a distribution to certificateholders during such calendar month on account of scheduled payments on the mortgage loans due on the Due Date for such month not being paid on or before the Determination Date except insofar as such unpaid amounts are the result of application of the Relief Act.

Reports to Certificateholders

   On each distribution date, a written report will be provided to each holder of Certificates setting forth certain information with respect to the composition of the payment being made, the current principal amount or notional amount of an individual certificate following the payment and certain other information relating to the certificates and the mortgage loans.

Termination

   The obligations of the Master Servicer and the trustee created by the pooling and servicing agreement will terminate upon (1) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans and (2) the payment to certificateholders of all amounts required to be paid to them pursuant to such pooling and servicing agreement.

   On any distribution date on which the aggregate Scheduled Principal Balances of the mortgage loans is less than 10% of the aggregate Scheduled Principal Balances as of the cut-off date of the mortgage loans, the market servicer, or its designee may repurchase from the trust all mortgage loans remaining outstanding and any REO Property remaining in the trust at a purchase price equal to (a) the unpaid principal balance of such mortgage loans (other than mortgage loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, plus accrued but unpaid interest thereon at the applicable mortgage rate to the next Due Date, plus (b) the appraised value of any REO Property, less the good faith estimate of the Master Servicer of Liquidation Expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate to the next Due Date). Any such repurchase will result in the retirement of the certificates. The trust may also be terminated and the certificates retired on any distribution date upon the seller's determination, based upon an opinion of counsel, that the real estate mortgage investment conduit status of the REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year.

The Trustee

   The trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor trustee. The Master Servicer may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the trustee or its property. Upon becoming aware of such circumstances, the Master Servicer will be entitled to appoint a successor trustee. The holders of Certificates evidencing ownership of not less than 51% of the trust may remove the trustee at any time. In the event that the certificateholders remove the trustee, the certificateholders shall pay the compensation of any successor trustee to the extent that such compensation exceeds the amount agreed to by the Master Servicer and the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                         FEDERAL INCOME TAX CONSEQUENCES

   An election will be made to treat the mortgage loans and certain other assets owned by the trust as a real estate mortgage investment conduit for federal income tax purposes. The Certificates (other than the Class R Certificate) will be designated as regular interests in a REMIC and this Prospectus Supplement will refer to them as the "regular certificates" or the "REMIC regular certificates." The Class R Certificate will be designated as the residual interest in the REMIC (the "residual certificate" or the "REMIC residual certificate"). All certificateholders should review "Federal Income Tax Consequences" in the Prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC regular certificates and the REMIC residual certificate.

   Payments received by holders of REMIC regular certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable [corporate] debt instruments. Except as described in the accompanying Prospectus for OID, market discount or premium, interest paid or accrued on REMIC regular certificates will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular certificates must report income from their certificates under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the master servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. Because the REMIC regular certificates will be considered REMIC regular interests, they generally will be taxable as debt obligations under the Internal Revenue Code of 1986, as amended (the "Code"), and interest paid or accrued on the regular certificates, including original issue discount with respect to any regular certificates issued with original issue discount, will be taxable to certificateholders in accordance with the accrual method of accounting. The issuer will issue the Class PO and Class X Certificates with original issue discount. Some or all of the other classes of regular certificates may also be subject to the original issue discount provisions. See "Federal Income Tax Consequences--REMIC Regular Securities--OID" in the Prospectus. All purchasers of REMIC regular certificates should consult their tax advisors for advice regarding the effect, if any, of the tax provisions of the Code and Treasury regulations relating to original issue discount on the purchase of the regular certificates. The issuer will use [_]% of the [prepayment model] as the Prepayment Assumption to calculate the accrual rate of OID, if any. The Prepayment Assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See "Yield and Prepayment Considerations--Prepayment Model" for a description of the Prepayment Assumption model used in this Prospectus Supplement. However, no representation is made as to the rate at which prepayments actually will occur. In addition, other classes of regular certificates may be treated as having been issued at a premium.

   The residual certificate generally will not be treated as an evidence of indebtedness for federal income tax purposes. Instead, the residual certificate will be considered a residual interest in a REMIC, representing rights to the taxable income or net loss of the REMIC. A Residual Certificateholder will recognize his share of the related REMIC's taxable income or loss for each day during his taxable year on which he holds the Residual Certificate. The amount so recognized will be characterized as ordinary income or loss and generally will not be taxed separately to the REMIC. If a Residual Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

   A Residual Certificateholder will recognize gain or loss on the disposition of his Residual Certificate equal to the difference between the amount realized
- or the fair market value of any property - received and his adjusted basis in the Residual Certificate. If the holder has held the Residual Certificate for more than 12 months, such gain or loss generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions, however, gain or loss on the disposition of a Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period. See "Federal Income Tax Consequences--REMIC Certificates--Special Considerations for Certain Types of Investors" in the accompanying Prospectus.

                                ERISA CONSIDERATIONS

   Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the ERISA fiduciary investment standards before authorizing an investment by a Plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)", should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to such assets and the trustee or the Master Servicer to the fiduciary investments standards of ERISA, or cause the excise tax provisions of
Section 4975 of the Code to apply to such assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates.

   [Prohibited Transaction Exemption ("PTE") 90-30 (the "Exemption"), as recently amended by PTE 2000-58, will generally be met with respect to the offered Certificates except for those conditions which are dependent on facts unknown to [___] or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase such class of offered Certificates. However, before purchasing such an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such offered Certificates. See "ERISA Considerations" in the Prospectus.]

   Any Plan fiduciary which proposes to cause a Plan to purchase offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the offered Certificates. Assets of a Plan should not be invested in the offered Certificates unless it is clear that the Exemption or any other prohibited transaction exemption will apply and exempt all potential prohibited transactions.

   A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any such similar law.

                                  LEGAL INVESTMENT

   The Senior Certificates and the Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, which is referred to as SMMEA, so long as a nationally recognized statistical rating organization rates them in one of the two highest rating categories. As such, the Senior Certificates and the Class B-1 Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. It is not anticipated that any a nationally recognized statistical rating organization will rate the remaining classes of Certificates in one of the two highest rating categories. As such, the remaining Certificates will not constitute "mortgage related securities" under SMMEA (the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties.

   All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the certificates. See "Legal Investment" in the Prospectus.

   Except as to the status of certain classes of certificates as "mortgage related securities", no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions.

                      RESTRICTIONS ON PURCHASE AND TRANSFER
                           OF THE RESIDUAL CERTIFICATE

   The Residual Certificate is not offered for sale to any investor that is a "disqualified organization" as described in "Federal Income Tax
Consequences--Transfers of REMIC Residual Certificates--Tax on Disposition of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus.

   The Residual Certificate (or interests therein) may not be transferred without the prior express written consent of the holder of such Residual Certificate who is a "Tax Matters Person" as defined in the Code and by the seller. The seller will not give its consent to any proposed transfer to a disqualified organization. As a prerequisite to such consent to any other transfer, the proposed transferee must provide the Tax Matters Person, the trustee and the seller with an affidavit that the proposed transferee is not a disqualified organization (and, unless the Tax Matters Person and the seller consent to the transfer to a person who is not a U.S. Person (as defined below), an affidavit that it is a U.S. Person). Notwithstanding the fulfillment of the prerequisites described above, the Tax Matters Person or the seller may withhold its consent to a transfer, but only to the extent necessary to avoid a risk of REMIC disqualification or REMIC-level tax. In the event that legislation is enacted which would subject the trust to tax (or disqualify the REMIC as a REMIC) on the transfer of an interest in the Residual Certificate to any other person or persons, the Tax Matters Person and the seller may, without action on the part of Holders, amend the pooling and servicing agreement to restrict or prohibit prospectively such transfer. A transfer in violation of the restrictions set forth in this Prospectus Supplement may subject a residual certificateholder to taxation. Moreover, certain transfers of a Residual Certificate that are effective to transfer legal ownership may nevertheless be ineffective to transfer ownership for federal income tax purposes, if at the time of the transfer the Residual Certificate represents a "non-economic residual interest" as defined in the REMIC Regulations and if avoiding or impeding the assessment or collection of tax is a significant purpose of the transfer. See "Federal Income Tax Consequences--REMIC Residual Certificates--Transfers of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. Further, unless the Tax Matters Person and the seller consent in writing (which consent may be withheld in the Tax Matters Person's or the seller's sole discretion), the Residual Certificate (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in Section 7701(a)(30) of the Code (a "U.S. Person").

                               METHOD OF DISTRIBUTION

   Subject to the terms and conditions set forth in the Underwriting Agreement, the underwriter is purchasing the offered Certificates from the seller upon issuance. The underwriter is an affiliate of the seller. The underwriter will offer such offered Certificates (only as and if issued and delivered to and accepted by the underwriter) from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The seller expects to receive proceeds of approximately [_]% of the aggregate principal balance of the offered Certificates, as of the cut-off date, plus accrued interest thereon, but before deducting expenses payable by the seller in connection with the offered Certificates which are estimated to be $[____]. In connection with the purchase and sale of such offered Certificates, the underwriter may be deemed to have received compensation from the seller in the form of an underwriting discount.

   The seller will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect thereof.

   There is currently no secondary market for the certificates and there are no assurances that such a market will develop. The underwriter intends to establish a market in the offered Certificates, but is not obligated to do so. Any such market, even if established, may not continue.

                                  LEGAL MATTERS

   Cadwalader, Wickersham & Taft LLP, New York, New York will pass upon certain legal matters relating to the certificates for the seller and the underwriter.

                                     RATING

   It is a condition to the issuance of each class of offered Certificates that it receives the ratings set forth below from S&P, Moody's and Fitch.

                                                   Rating
                              --------------------------------------------------
Class                                S&P           Moody's          Fitch
----------------------------- ---------------- ---------------- ----------------
Class A......................
Class PO.....................
Class X......................
Class B-1....................
Class B-2....................
Class B-3....................
Class R......................

   The ratings assigned by S&P, Moody's and Fitch to mortgage pass-through Certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such Certificates were issued. S&P's, Moody's and Fitch's ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with such Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under such Certificates. S&P's, Moody's and Fitch's ratings on such Certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages.

   The ratings of the Rating Agencies do not address the possibility that, as a result of Principal Prepayments or recoveries (1) certificateholders might suffer a lower than anticipated yield and (2) if there is a rapid rate of principal payments (including Principal Prepayments) on the mortgage loans investors in the interest only Certificates could fail to fully recover their initial investment. The ratings on the Class PO Certificates only address the return of their principal balance. The rating on the Residual Certificate addresses only the return of its principal balance and interest thereon at its pass-through rates.

   You should evaluate the ratings assigned to the offered Certificates independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

   The seller has not requested a rating of the offered Certificates by any rating agency other than the rating agencies discussed in this Prospectus Supplement. However, the seller cannot assure you as to whether any other rating agency will rate the offered Certificates or, in such event, what rating would be assigned to the offered Certificates by such other rating agency. The ratings assigned by such other rating agency to the offered Certificates may be lower than the ratings assigned by the rating agencies discussed in this Prospectus Supplement.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                          Page
                                                                          ----

Accrued Certificate Interest..............................................S-17
Allocable Share...........................................................S-22
Assumed Final Distribution Date...........................................S-27
Available Funds...........................................................S-15
Bankruptcy Loss...........................................................S-23
Business Day..............................................................S-15
certificate account.......................................................S-41
Certificate Account Advance...............................................S-45
Class PO Cash Shortfall...................................................S-17
Class PO Deferred Amount..................................................S-23
Class PO Deferred Payment Writedown Amount................................S-18
Class PO Principal Distribution Amount..............................S-21, S-22
Class Prepayment Distribution Trigger.....................................S-22
Closing Date...............................................................S-1
Code......................................................................S-46
Compensating Interest Payments......................................S-18, S-40
cross-over date...........................................................S-17
current principal amount..................................................S-17
Cut-Off Date...............................................................S-1
Debt Service Reduction....................................................S-23
defaulted mortgage loan...................................................S-39
Deficient Valuation.......................................................S-23
Determination Date........................................................S-22
discount mortgage loan....................................................S-19
Due Date..................................................................S-10
due period................................................................S-20
ERISA.....................................................................S-47
Events of Default.........................................................S-43
Exemption.................................................................S-47
Insurance Proceeds........................................................S-22
interest shortfall........................................................S-18
Issuer.....................................................................S-1
Liquidated Mortgage Loan..................................................S-23
Liquidation Proceeds......................................................S-23
Loss Allocation Limitation................................................S-24
master servicer...........................................................S-13
master servicing fee......................................................S-40
material defect...........................................................S-35
Monthly Advances...........................................................S-6
Monthly Payment...........................................................S-23
mortgage file.............................................................S-35
mortgage loan..............................................................S-9
mortgage pool..............................................................S-9
mortgage related securities................................................S-8
mortgagor.................................................................S-18
net interest shortfalls.............................................S-18, S-40
Net Liquidation Proceeds..................................................S-23
Net Rate...................................................................S-9
non-discount mortgage loan................................................S-19
Non-PO Percentage.........................................................S-19
Non-PO realized losses....................................................S-24
Non-SMMEA Certificates....................................................S-47
Offered Certificates.......................................................S-1

Original Subordinate Principal Balance....................................S-20
Other Certificates...................................................S-1, S-14
outstanding principal balance.............................................S-35
Permitted Investments.....................................................S-37
Plan Asset Regulations....................................................S-47
Plan(s)...................................................................S-47
PO Percentage.............................................................S-19
Prepayment Period.........................................................S-21
Principal Prepayment......................................................S-23
Protected Account.........................................................S-40
PTE.......................................................................S-47
Rating Agencies............................................................S-8
realized loss.............................................................S-23
regular certificates......................................................S-46
REMIC regular certificates................................................S-46
REMIC residual certificate................................................S-46
REO properties............................................................S-13
REO Property..............................................................S-23
repurchase price..........................................................S-35
Repurchase Proceeds.......................................................S-23
residual certificate......................................................S-46
Scheduled Principal Balance...............................................S-10
Seller.....................................................................S-1
Senior P&I Optimal Principal Amount.................................S-19, S-22
Senior Percentage.........................................................S-20
Senior Prepayment Percentage..............................................S-20
Senior Prepayment Percentage Stepdown Limitation..........................S-20
servicing account.........................................................S-37
SPA.......................................................................S-28
Subordinate Certificate Writedown Amount..................................S-18
Subordinate Optimal Principal Amount......................................S-22
Subordinate Percentage....................................................S-21
Subordinate Prepayment Percentage.........................................S-21
trust......................................................................S-1
Trustee's Fee.............................................................S-10
U.S. Person...............................................................S-48
United States person.................................................S-8, S-48
weighted average life.....................................................S-27

===========================================================  ===========================================================
Investors should rely only on the information contained in
this Prospectus Supplement and the accompanying
Prospectus. The seller, the issuer or the underwriter
have not authorized anyone to provide investors with
different information. This Prospectus Supplement and the
accompanying Prospectus do not constitute an offer to sell
or a solicitation of an offer to buy any securities other
than the certificates offered by this Prospectus
Supplement nor an offer of such certificates to any person
in any state or other jurisdiction in which such offer
would be unlawful. The delivery of this Prospectus
Supplement and the accompanying Prospectus at any time
does not imply that information in this Prospectus
Supplement is correct as of any time subsequent to its
date. Until 90 days after the date of this Prospectus
Supplement, all dealers effecting transactions in the
certificates offered by this Prospectus Supplement,
whether or not participating in this distribution, may be
required to deliver a Prospectus Supplement and the
Prospectus. This is in addition to the obligation of
dealers to deliver a Prospectus Supplement and Prospectus
when acting as underwriters and with respect to their
unsold allotments or subscriptions.



               -----------------------------

                     TABLE OF CONTENTS

                   Prospectus Supplement

SUMMARY OF TERMS........................................S-1                           [$_________]

RISK FACTORS............................................S-9                              [logo]

DESCRIPTION OF THE MORTGAGE LOANS.......................S-9                           Company Name

THE MASTER SERVICER....................................S-13                           [Information]

DESCRIPTION OF THE CERTIFICATES........................S-14                           [Information]

YIELD AND PREPAYMENT CONSIDERATIONS....................S-25                           [Information]

THE POOLING AND SERVICING AGREEMENT....................S-34                           [Information]
                                                                                ---------------------------
FEDERAL INCOME TAX CONSEQUENCES........................S-46                        PROSPECTUS SUPPLEMENT
                                                                                ---------------------------
ERISA CONSIDERATIONS...................................S-47
                                                                                      [Information]
LEGAL INVESTMENT.......................................S-47
                                                                                          [Date]
RESTRICTIONS ON PURCHASE AND TRANSFER OF THE
     RESIDUAL CERTIFICATE..............................S-48

METHOD OF DISTRIBUTION.................................S-48

LEGAL MATTERS..........................................S-48

RATING.................................................S-49




===========================================================  ===========================================================

                               FORM OF SCHEDULE A

                CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

   The tables below set forth estimates of certain expected characteristics (as of the Cut-off Date) of the mortgage loans. In each of the following tables, the percentages are based on the Cut-off Date Scheduled Principal Balances and have been rounded and, as a result, may not total 100.00%.

   The description herein of the mortgage loans is based upon estimates of the composition of the mortgage loans as of the cut-off date, as adjusted for all scheduled principal payments due on or before the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed as a result of (i) Principal Prepayments thereof in full prior to [_____], 20[_], (ii) requirements of each of the rating agencies or (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the trust. The characteristics of the mortgage pool and the mortgage loans at the time the certificates are issued will not, however, differ by more than 5% from the estimated information set forth herein with respect to the mortgage pool and the mortgage loans as presently constituted, although certain characteristics of the mortgage loans may vary.

                Year of First Payment of the Mortgage Loans(1)

                                                        Aggregate
                                                        Principal
                                                         Balance
                                          Number of   Outstanding as     % of
                                          Mortgage          of         Mortgage
         Year of First Payment              Loans      Cut-Off Date     Loans
---------------------------------------  -----------  --------------  ----------
200[_].................................               $                     %
200[_].................................
                                         -----------  --------------  ----------
  Total................................               $                   100%
                                         ===========  ==============  ==========

------------

(1) As of the Cut-off Date, the weighted average seasoning of the mortgage loans is expected to be approximately [____] months.

                     Types of Mortgaged Properties Securing
                                 Mortgage Loans

                                                        Aggregate
                                                        Principal
                                                         Balance
                                          Number of   Outstanding as     % of
                                          Mortgage          of         Mortgage
             Property Type                  Loans      Cut-Off Date     Loans
---------------------------------------  -----------  --------------  ----------
Single-Family..........................               $                     %
Two- to Four-Family....................
Planned Unit Development...............
Condominium............................
                                         -----------  --------------  ----------
  Total................................               $                  100%
                                         ===========  ==============  ==========

                        Occupancy of Mortgaged Properties
                           Securing Mortgage Loans(1)

                                                        Aggregate
                                                        Principal
                                                         Balance
                                          Number of   Outstanding as     % of
                                          Mortgage          of         Mortgage
           Occupancy Status                 Loans      Cut-Off Date     Loans
---------------------------------------  -----------  --------------  ----------
Primary Residence......................               $                     %
Second Home............................
Investor Property......................
                                         -----------  --------------  ----------
  Total................................               $                  100%
                                         ===========  ==============  ==========

------------

(1) Based on representations of the Mortgagor at the time of mortgage loan origination.

                                    Sch. A-1

              Geographical Distribution of Mortgaged Properties

                           Securing Mortgage Loans(1)

                                                        Aggregate
                                                        Principal
                                                         Balance
                                          Number of   Outstanding as     % of
                                           Mortgage         of         Mortgage
                  State                     Loans      Cut-Off Date     Loans
---------------------------------------  -----------  --------------  ----------
Alabama................................               $                     %
Arizona................................
California.............................
Colorado...............................
Connecticut............................
District of Columbia...................
Delaware...............................
Florida................................
Georgia................................
Hawaii.................................
Idaho..................................
Illinois...............................
Indiana................................
Kansas.................................
Massachusetts..........................
Maryland...............................
Maine..................................
Missouri...............................
Mississippi............................
Montana................................
North Carolina.........................
Nebraska...............................
New Hampshire..........................
New Jersey.............................
New Mexico.............................
Nevada.................................
New York...............................
Oklahoma...............................
Oregon.................................
Pennsylvania...........................
Tennessee..............................
Texas..................................
Utah...................................
Virginia...............................
Washington.............................
West Virginia..........................
                                         -----------  --------------  ----------
  Total................................               $                  100%
                                         ===========  ==============  ==========

------------

(1) As of the Cut-off Date, no more than approximately [___]% of the aggregate Outstanding Principal Balance of the mortgage loans is expected to be secured by properties located in any one zip code.

                                    Sch. A-2

                       Loan Purpose of the Mortgage Loans

                                                        Aggregate
                                                        Principal
                                                         Balance
                                          Number of   Outstanding as     % of
                                          Mortgage          of         Mortgage
             Loss Purpose                   Loans      Cut-Off Date     Loans
---------------------------------------  -----------  --------------  ----------
Purchase...............................               $                     %
Rate and Term Refinance................
Cash-Out Refinance.....................
                                         -----------  --------------  ----------
  Total................................               $                  100%
                                         ===========  ==============  ==========

              Distribution of Original Mortgage Loan Amounts(1)

                                                        Aggregate
                                                        Principal
                                                         Balance
                                          Number of   Outstanding as     % of
                                          Mortgage          of         Mortgage
    Original Mortgage Loan Amount           Loans      Cut-Off Date     Loans
---------------------------------------  -----------  --------------  ----------
$50,000 or less........................               $                     %
$50,001 - $100,000.....................
$100,001 - $150,000....................
$150,001 - $200,000....................
$200,001 - $250,000....................
$250,001 - $300,000....................
$300,001 - $350,000....................
$350,001 - $400,000....................
$500,001 - $550,000....................
$550,001 - $600,000....................
$600,001 - $650,000....................
$700,001 - $750,000....................
                                         -----------  --------------  ----------
  Total................................               $                  100%
                                         ===========  ==============  ==========

------------

(1) As of the Cut-off Date, the average Outstanding Principal Balance of the mortgage loans is expected to be approximately $[________].

                                    Sch. A-3

            Original Loan-to-Value Ratios of the Mortgage Loans(1)

                                                        Aggregate
                                                        Principal
                                                         Balance
                                          Number of   Outstanding as     % of
                                          Mortgage          of         Mortgage
    Original Loan-to-Value Amount           Loans      Cut-Off Date     Loans
---------------------------------------  -----------  --------------  ----------
50.00% or less.........................               $                     %
50.01%  - 55.00%.......................
55.01%  - 60.00%.......................
60.01%  - 65.00% ......................
65.01%  - 70.00%.......................
70.01%  - 75.00%.......................
75.01%  - 80.00%.......................
80.01%  - 85.00%.......................
85.01%  - 90.00%.......................
90.01%  - 95.00%.......................
                                         -----------  --------------  ----------
  Total................................               $                  100%
                                         ===========  ==============  ==========

------------

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the mortgage loans is expected to be approximately [____]%.

                                    Sch. A-4

                   Mortgage Rates of the Mortgage Loans(1)

                                                        Aggregate
                                                        Principal
                                                         Balance
                                          Number of   Outstanding as     % of
                                          Mortgage          of         Mortgage
            Mortgage Rate                   Loans      Cut-Off Date     Loans
---------------------------------------  -----------  --------------  ----------
7.375%.................................               $                     %
7.500%.................................
7.625%.................................
7.750% ................................
7.875%.................................
7.989%.................................
8.000%.................................
8.125%.................................
8.250%.................................
8.375%.................................
8.500%.................................
8.625%.................................
8.750%.................................
8.875%.................................
9.000%.................................
9.125%.................................
9.250%.................................
9.375%.................................
9.625%.................................
9.750%.................................
9.875%.................................
10.000%................................
10.125%................................
10.375%................................
10.500%................................
10.625%................................
10.750%................................
10.875%................................
11.000%................................
11.625%................................
                                         -----------  --------------  ----------
  Total................................               $                  100%
                                         ===========  ==============  ==========

------------

(1) As of the Cut-off Date, the weighted average Mortgage Ratio of the mortgage loans is expected to be approximately [___]% per annum.

                                    Sch. A-5

                     Original Term of the Mortgage Loans(1)

                                                        Aggregate
                                                        Principal
                                                         Balance
                                          Number of   Outstanding as     % of
                                          Mortgage          of         Mortgage
            Original Term                   Loans      Cut-Off Date     Loans
---------------------------------------  -----------  --------------  ----------
180 or less..........................
180 to 360...........................
                                         -----------  --------------  ----------
  Total..............................                 $                  100%
                                         ===========  ==============  ==========

------------

(1) As of the Cut-off Date, the weighted average Loan-to-Value at origination of the mortgage loans is expected to be approximately [_____]%.

                   Documentation Type of the Mortgage Loans

                                                        Aggregate
                                                        Principal
                                                         Balance
                                          Number of   Outstanding as     % of
                                          Mortgage          of         Mortgage
          Documentation Type                Loans      Cut-Off Date     Loans
---------------------------------------  -----------  --------------  ----------
Full....................................
Alternative.............................
Reduced/Stated Income...................
No Income/No Asset......................
                                         -----------  --------------  ----------
  Total.................................              $                  100%
                                         ===========  ==============  ==========


                                    Sch. A-6

==============================================================================


                               $[________________]
                                  (Approximate)



                           [________________________]
                              MORTGAGE PASS-THROUGH

                                  CERTIFICATES,

                                SERIES 200[_]-[__]

                              PROSPECTUS SUPPLEMENT

                              GOLDMAN, SACHS & CO.

                           [________________], 200[_]

==============================================================================

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                          FORM OF PROSPECTUS SUPPLEMENT
           Prospectus Supplement to Prospectus Dated [____], 200[____] Subject to Completion, Dated [___________], 200[_]

                                 $[___________]

                                (Approximate)(1)

          Mortgage Pass-Through Certificates, Series 200[____] - [____]

                            GSAMP Trust 200[__]-[__]

                                     Issuer
                          GS Mortgage Securities Corp.
                                    Depositor

                                  [___________]
                                    Servicer


------------------------------
Consider carefully the Risk
Factors beginning on page
S-[____] in this prospectus
supplement and page [____] in
the accompanying prospectus.

The certificates will
represent interests in GSAMP
Trust 200[__]-[__] and will
not represent interests in or
obligations of GS Mortgage
Securities Corp., the
underwriter, the servicer, the
responsible party, the
trustee, or any of their
respective affiliates.

This prospectus supplement may
be used to offer and sell the
offered certificates only if
accompanied by the prospectus.
------------------------------

The following securities are being offered:

                 Approximate
                Initial Class         Pass-
                  Principal          Through                                Ratings
   Class          Balance(1)          Rate               Type           ([____]/[____])
  -------   --------------------  ------------       -------------    -------------------
    A-1      $     [___________]   Variable(2)          Senior
    A-2      $     [___________]   Variable(3)          Senior           [____]/[____]
    M-1      $     [___________]   Variable(4)        Subordinate
    M-2      $     [___________]   Variable(5)        Subordinate
    M-3      $     [___________]   Variable(6)        Subordinate
    B-1      $     [___________]   Variable(7)        Subordinate        [____]/[____]
    B-2      $     [___________]   Variable(8)        Subordinate        [____]/[____]
    B-3      $     [___________]   Variable(9)        Subordinate        [____]/[____]

-----------------------------------------------------------------------------------------

Footnotes on following page.

GSAMP Trust 200[__]-[__] will issue eight classes of offered certificates. Each class of certificates will receive monthly distributions of interest, principal or both. The table above contains a list of the classes of offered certificates, including the initial class principal balance, pass-through rate, and special characteristics of each class.

[[___________] will issue an irrevocable and unconditional financial guaranty insurance policy that will guarantee timely distributions of interest and specified distributions of principal on the Class A-1 certificates.

Goldman, Sachs & Co., the underwriter, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date. The proceeds to GS Mortgage Securities Corp. from the sale of the offered certificates (excluding accrued interest) will be approximately [____]% of the class principal balance of the offered certificates before deducting expenses. The underwriter's commission will be the difference between the price it pays to GS Mortgage Securities Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              Goldman, Sachs & Co.

--------------------------

(1)   Subject to variance of +/- [____]%.

(2) The Class A-1 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus [____]% ([____]% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Loan Group I Cap, as described in this prospectus supplement, and
      (iii) the WAC Cap, as described in this prospectus supplement.

(3) The Class A-2 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus [____]% ([____]% after the first distribution date on which the optional clean-up call is exercisable),
      (ii) the Loan Group II Cap, as described in this prospectus supplement, and (iii) the WAC Cap, as described in this prospectus supplement.

(4) The Class M-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [____]% ([____]% after the first distribution date on which the optional clean-up call is exercisable), and
      (ii) the WAC Cap, as described in this prospectus supplement.

(5) The Class M-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [____]% ([____]% after the first distribution date on which the optional clean-up call is exercisable), and
      (ii) the WAC Cap, as described in this prospectus supplement.

(6) The Class M-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [____]% ([____]% after the first distribution date on which the optional clean-up call is exercisable), and
      (ii) the WAC Cap, as described in this prospectus supplement.

(7) The Class B-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [____]% ([____]% after the first distribution date on which the optional clean-up call is exercisable), and
      (ii) the WAC Cap, as described in this prospectus supplement.

(8) The Class B-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [____]% ([____]% after the first distribution date on which the optional clean-up call is exercisable), and
      (ii) the WAC Cap, as described in this prospectus supplement.

(9) The Class B-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [____]% ([____]% after the first distribution date on which the optional clean-up call is exercisable), and
      (ii) the WAC Cap, as described in this prospectus supplement.

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

    We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

    IF THE DESCRIPTION OF THE TERMS OF YOUR CERTIFICATES CONTAINED IN THIS PROSPECTUS SUPPLEMENT VARIES FROM THE DESCRIPTION CONTAINED IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

    We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

    Words that appear in boldface type in this prospectus supplement and in the prospectus are either defined in the "Glossary of Terms" beginning on page S-[____] of this prospectus supplement, or have the meanings given to them on the page indicated in the "Index" beginning on page [____] of the prospectus.

                                TABLE OF CONTENTS

SUMMARY INFORMATION ..............................................................   S-5
RISK FACTORS .....................................................................   S-9
TRANSACTION OVERVIEW .............................................................   S-24
   Parties .......................................................................   S-24
   The Transaction ...............................................................   S-24
THE MORTGAGE LOAN POOL ...........................................................   S-24
   General .......................................................................   S-24
   Prepayment Premiums ...........................................................   S-26
   Adjustable-Rate Mortgage Loans ................................................   S-27
   The Index .....................................................................   S-27
   Underwriting Guidelines .......................................................   S-28
   The Group I Mortgage Loans ....................................................   S-30
   The Group II Mortgage Loans ...................................................   S-32
   Credit Scores .................................................................   S-33
THE SERVICER .....................................................................   S-33
   General .......................................................................   S-33
THE TRUSTEE ......................................................................   S-36
DESCRIPTION OF THE CERTIFICATES ..................................................   S-36
   Book-Entry Registration .......................................................   S-37
   Definitive Certificates .......................................................   S-40
   Assignment of the Mortgage Loans ..............................................   S-40
   Delivery of Mortgage Loan Documents ...........................................   S-41
   Representations and Warranties Relating to the Mortgage Loans .................   S-42
   Payments on the Mortgage Loans ................................................   S-45
   Distributions .................................................................   S-46
   Priority of Distributions Among Certificates ..................................   S-46
   Distributions of Interest and Principal .......................................   S-47
   Allocation of Principal Payments to Class A Certificates ......................   S-51
   Calculation of One-Month LIBOR ................................................   S-52
   Excess Reserve Fund Account ...................................................   S-52
   Interest Rate Cap Agreement ...................................................   S-53
   Overcollateralization Provisions ..............................................   S-53
   Reports to Certificateholders .................................................   S-54
THE POOLING AND SERVICING AGREEMENT ..............................................   S-54
   General .......................................................................   S-54
   Servicing and Trustee Fees and Other Compensation and Payment of Expenses .....   S-55
   P&I Advances and Servicing Advances ...........................................   S-55
   Prepayment Interest Shortfalls ................................................   S-56
   [Advance Facility; Pledge of Servicing Rights .................................   S-56
   Servicer Reports ..............................................................   S-56
   Collection and Other Servicing Procedures .....................................   S-57
   Hazard Insurance ..............................................................   S-57
   Realization Upon Defaulted Mortgage Loans .....................................   S-58
   Optional Repurchase of Delinquent Mortgage Loans ..............................   S-58
   Removal and Resignation of the Servicer .......................................   S-58
   Termination; Optional Clean-up Call ...........................................   S-60
   Amendment .....................................................................   S-60
   [Voting Rights of the Class A-1 Certificate Insurer ...........................   S-61
   Certain Matters Regarding the Depositor, the Servicer and the Trustee .........   S-61
[THE CLASS A-1 CERTIFICATE INSURANCE POLICY ......................................   S-62
[THE CLASS A-1 CERTIFICATE INSURER ...............................................   S-64
PREPAYMENT AND YIELD CONSIDERATIONS ..............................................   S-66
   Structuring Assumptions .......................................................   S-66
   Defaults in Delinquent Payments ...............................................   S-70
   Prepayment Considerations and Risks ...........................................   S-70
   Overcollateralization Provisions ..............................................   S-72
   Subordinated Certificates .....................................................   S-72
   Weighted Average Lives of the Offered Certificates ............................   S-73
   Decrement Tables ..............................................................   S-73
   Available Funds Caps ..........................................................   S-78
   Last Scheduled Distribution Date ..............................................   S-81
FEDERAL INCOME TAX CONSEQUENCES ..................................................   S-81
   General .......................................................................   S-81
   Taxation of Regular Interests .................................................   S-81
   Status of the Principal Certificates ..........................................   S-81
   The Basis Risk Contract Components ............................................   S-81
   Other Matters .................................................................   S-81
STATE AND LOCAL TAXES ............................................................   S-81
ERISA CONSIDERATIONS .............................................................   S-81
LEGAL INVESTMENT .................................................................   S-81
METHOD OF DISTRIBUTION ...........................................................   S-81
EXPERTS ..........................................................................   S-81
LEGAL MATTERS ....................................................................   S-81
RATINGS ..........................................................................   S-81
GLOSSARY OF TERMS ................................................................   S-81
ANNEX I - CERTAIN U S  FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS .............   I-1
ANNEX II - INTEREST RATE CAP NOTIONAL AMOUNT AMORTIZATION AND STRIKE RATE ........  II-1
SCHEDULE A - STRUCTURAL AND COLLATERAL TERM SHEET ................................   A-1

                               SUMMARY INFORMATION

   The following summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the prospectus.

   This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the prospectus.

The Offered Certificates

   GSAMP Trust 200[__]-[__] will issue the Mortgage Pass-Through Certificates, Series 200[___]-[___]. [___________] classes of the certificates - the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 certificates - are being offered to you by this prospectus supplement. The Class A-1 certificates generally represent interests in the group I mortgage loans and the Class A-2 certificates generally represent interests in the group II mortgage loans. The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates represent interests in all of the mortgage loans in the trust.

The Other Certificates

   The trust will also issue four other classes of certificates - the Class B-4, Class X, Class P and Class R certificates - that will not be offered under this prospectus supplement.

   The Class B-4 certificates will have an initial certificate principal balance of approximately $[___________]. The Class B-4 certificates initially evidence an interest in approximately [____]% of the scheduled principal balance of the mortgage loans in the trust.

   The Class B-4 certificates are referred to as the "fixed rate certificates" and the offered certificates, together with the fixed rate certificates, are referred to as the "principal certificates" in this prospectus supplement.

   The Class X certificates initially evidence an interest of approximately [____]% of the scheduled principal balance of the mortgage loans in the trust, which is the initial overcollateralization required by the pooling and servicing agreement.

   The Class P certificates will not have an aggregate principal balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

   The Class R certificates are not expected to receive any distributions.

   The certificates will represent fractional undivided interests in the assets of the trust, which consist primarily of the mortgage loans.

Closing Date

   On or about [____], 200[____].

Cut-off Date

   [____], 200[____].

Distributions

   Distributions on the certificates will be made on the [____]th day of each month, or, if the [____]th day is not a business day, on the next business day, beginning in [___________] 200[____], to the holders of record on the preceding record date.

   The record date for the offered certificates will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month preceding the month in which the related distribution date occurs.

Payments of Interest

   The pass-through rates for each class of offered certificates will be equal to the sum of one-month LIBOR plus a fixed margin, subject to caps on those pass-through rates. Interest will accrue on the offered certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period. The interest accrual period for the offered certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

Payments of Principal

   Principal will be paid on the certificates on each distribution date as described under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

Credit Enhancement

   The credit enhancement provided for the benefit of the holders of the offered certificates consists solely of:

   o  an initial overcollateralization amount of [____]%,

   o the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization,

   o the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates,

   o the allocation of losses on the mortgage loans to the most subordinate classes of certificates then outstanding, [and

   o with respect to the Class A-1 certificates only, a financial guaranty insurance policy issued by [___________] will guarantee certain payments of interest and principal to the Class A-1 certificateholders.]

[The Class A-1 Certificate Insurance Policy

   The Class A-1 certificate insurer will issue a financial guaranty insurance policy for the benefit of the holders of the Class A-1 certificates, which we refer to in this prospectus supplement as the "Class A-1 certificate insurance policy." The effect of the Class A-1 certificate insurance policy is to guarantee the timely payment of certain payments of interest on, and specified distributions of principal on the Class A-1 certificates, including the ultimate payment of the principal amount of the Class A-1 certificates. No other class of certificates will benefit from the Class A-1 certificate insurance policy.

   For information about [___________] and for a more detailed discussion of the Class A-1 certificate insurance policy, see "The Class A-1 Certificate Insurer" and "The Class A-1 Certificate Insurance Policy" in this prospectus supplement.]

[Interest Rate Cap Agreement

   The trust will have the benefit of an interest rate cap agreement provided by [___________], as the cap provider. The short term unsecured debt obligations of the guarantor of the cap provider, [___________], are rated "[____]" by [___________], "[____]" by [___________], and "[____]" by [___________]. The
long term unsecured debt obligations of the guarantor of the cap provider are rated "[____]" by [___________], "[____]" by [___________], and "[____]" by
[___________]. All obligations of the depositor under the interest rate cap agreement will be paid on or prior to the closing date.

   The interest rate cap agreement for the benefit of the certificates will have an initial notional amount of approximately $[___________]. In connection with the first [____] distribution dates, the cap provider will be obligated under that interest rate cap agreement to pay to the trustee an amount equal to the product of (a) the number of basis points by which one-month LIBOR exceeds the amount set forth as the strike rate on the schedule attached as Annex II to this prospectus supplement, up to a one-month LIBOR of [____]%, (b) the amount set forth as the interest rate cap notional amount on the schedule attached as Annex II to this prospectus supplement, and (c) the actual number of days in the applicable interest accrual period divided by 360.

   Amounts, if any, payable under the interest rate cap agreement with respect to any distribution date will be used to cover shortfalls in payments of interest on the offered certificates, in the manner and priority set forth in this prospectus supplement, if the pass-through rates on those certificates are limited for any of the first [____]distribution dates due to the caps on their pass-through rates described in this prospectus supplement. The cap provider's obligations under that interest rate cap agreement will terminate following the distribution date in [____] 200[____]].

The Mortgage Loans

   The mortgage loans to be included in the trust will be fixed- and adjustable-rate subprime mortgage loans secured by first or second lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by an affiliate of the depositor from [____], who will make certain representations and warranties relating to the mortgage loans.

   On the closing date, the trust will acquire the mortgage loans. The aggregate scheduled principal balance of the mortgage loans as of the cut-off date, was approximately $[___________], of which approximately [____]% are adjustable-rate and approximately [____]% are fixed-rate.

   The mortgage loans have original terms to maturity of not greater than [____] months, have a weighted average remaining term to scheduled maturity of [____] months as of the cut-off date, and have the following approximate characteristics as of the cut-off date:

                       Selected Mortgage Loan Pool Data(1)


                                                                       Group I                                 Group II
                                                       ------------------------------------    -------------------------------------
                                                       Adjustable-Rate        Fixed-Rate       Adjustable-Rate         Fixed-Rate
                                                       ---------------      ---------------    ---------------       ---------------
Scheduled Principal Balance:                             $[___________]      $[___________]      $[___________]       $[___________]
Number of Mortgage Loans:                                        [____]              [____]              [____]               [____]
Average Scheduled Principal Balance:                     $[___________]      $[___________]      $[___________]       $[___________]
Weighted Average Gross Interest Rate:                           [____]%             [____]%             [____]%              [____]%
Weighted Average Net Interest Rate(2):                          [____]%             [____]%             [____]%              [____]%
Weighted Average Original FICO Score:                            [____]              [____]              [____]               [____]
Weighted Average Original Combined LTV Ratio(3):                [____]%             [____]%             [____]%              [____]%
Weighted Average Stated Remaining Term (Months):                 [____]              [____]              [____]               [____]
Weighted Average Seasoning (Months):                             [____]              [____]              [____]               [____]
Weighted Average Months to Roll(4):                              [____]                 N/A              [____]                  N/A
Weighted Average Gross Margin(4):                               [____]%                 N/A             [____]%                  N/A
Weighted Average Initial Rate Cap(4):                           [____]%                 N/A             [____]%                  N/A
Weighted Average Periodic Rate Cap(4):                          [____]%                 N/A             [____]%                  N/A
Weighted Average Gross Maximum Lifetime Rate(4):                [____]%                 N/A             [____]%                  N/A

-------------
(1) All percentages calculated in this table are based on scheduled principal balances unless otherwise noted.

(2) The Weighted Average Net Interest Rate is equal to the Weighted Average Gross Interest Rate less the applicable Expense Fee Rate.

(3) With respect to first lien mortgage loans, the Original Combined LTV reflects the loan-to-value ratio and with respect to the second lien mortgage loans, the Original Combined LTV ratio reflects the ratio of the sum of the principal balance of the second lien mortgage loans, plus the principal balance of the related first lien mortgage loan, to the value of the related mortgaged property.

(4) Represents the weighted average of the adjustable-rate mortgage loans in the applicable loan group.

   For purposes of calculating principal and interest distributions on the Class A-1 and Class A-2 certificates and for purposes of calculating the allocation of certain interest shortfalls to the certificates, in each case as described in detail in this prospectus supplement, the mortgage loans have been divided into two groups, designated as "group I mortgage loans," and "group II mortgage loans." The group I mortgage loans consist only of those mortgage loans with principal balances that conform to Freddie Mac or Fannie Mae guidelines. The group II mortgage loans consist of mortgage loans that may or may not conform to Freddie Mac or Fannie Mae guidelines. The characteristics of the mortgage loans in each group are described under "The Mortgage Loan Pool" in this prospectus supplement.

   Generally, after an initial fixed-rate period, the interest rate on each adjustable-rate mortgage loan will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan, in each case, subject to periodic and lifetime limitations. See "The Mortgage Loan Pool--The Index" in this prospectus supplement.

   For additional information regarding the mortgage loans, see "The Mortgage Loan Pool" in this prospectus supplement.

Servicing of the Mortgage Loans

   Commencing on or about [____], 200[____], [___________] will act as servicer of the mortgage loans. The servicer will be obligated to service and administer the mortgage loans on behalf of the trust, for the benefit of the holders of the certificates [and the Class A-1 certificate insurer.]

Optional Termination of the Trust

   The majority holders in the aggregate of the Class X certificates may, at their option, direct the servicer to purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than [____]% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. Any such purchase of the mortgage loans would result in the final distribution on the certificates on that distribution date.

Advances

   The servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance), unless the servicer reasonably believes that the cash advances cannot be repaid from future payments or other collections on the applicable mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses.

ERISA Considerations

   Subject to the conditions described under "ERISA Considerations" in this prospectus supplement, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or
Section 4975 of the Internal Revenue Code.

Federal Tax Aspects

   [___________] acted as tax counsel to GS Mortgage Securities Corp. and is of the opinion that:

   o portions of the trust will be treated as two real estate mortgage investment conduits, or REMICs, for federal income tax purposes, and

   o the principal certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carryover payments pursuant to the payment priorities in the transaction. Each interest in basis risk interest carryover payments will be treated as an interest rate cap contract for federal income tax purposes.

   We expect this interest in certain basis risk interest carryover payments to have at closing a de minimis value.

Legal Investment

   The Class A-1, Class M-1 and Class M-2 certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended - commonly known as SMMEA - so long as those certificates are rated in one of the two highest rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc or Fitch, Inc.. The Class A-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Risk Factors--Your Investment May Not Be Liquid" in this prospectus supplement and "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings

   In order to be issued, the offered certificates must be assigned ratings not lower than the following by [___________] and [___________]:


Class            [____]  [____]
-----
A-1............  [____]  [____]
A-2............  [____]  [____]
M-1............  [____]  [____]
M-2............  [____]  [____]
M-3............  [____]  [____]
B-1............  [____]  [____]
B-2............  [____]  [____]
B-3............  [____]  [____]

   A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

                                  RISK FACTORS

   THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

   THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

   ALL PERCENTAGES OF MORTGAGE LOANS IN THIS "RISK FACTORS" SECTION ARE PERCENTAGES OF THE SCHEDULED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE OF [____], 200[____].

Less Stringent             The mortgage loans were made, in part, to borrowers
Underwriting Standards     who, for one reason or another, are not able, or do
and the Resultant          not wish, to obtain financing from traditional
Potential for              sources.  These mortgage loans may be considered to
Delinquencies on the       be of a riskier nature than mortgage loans made by
Mortgage Loans Could Lead  traditional sources of financing, so that the
to Losses on Your          holders of the certificates may be deemed to be at
Certificates               greater risk of loss than if the mortgage loans were
                           made to other types of borrowers.

                           The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Geographic Concentration   Different geographic regions of the United States
of the Mortgage Loans in   from time to time will experience weaker regional
Particular Jurisdictions   economic conditions and housing markets, and,
May Result in Greater      consequently, may experience higher rates of loss
Losses If Those            and delinquency on mortgage loans generally.  Any
Jurisdictions Experience   concentration of the mortgage loans in a region may
Economic Downturns         present risk considerations in addition to those
                           generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

                           In particular, the following approximate percentages of mortgage loans on the cut-off date were secured by mortgaged properties located in the following states:

                                 All mortgage loans

                                   [____]    [____]    [____]    [____]

                                   [_____]   [_____]   [_____]   [_____]

                                 Group I mortgage loans

                                   [____]    [____]    [____]    [____]

                                   [_____]   [_____]   [_____]   [_____]


                                 Group II mortgage loans

                                   [____]    [____]    [____]

                                   [_____]   [_____]   [_____]

                           Because of the relative geographic concentration of the mortgaged properties within the certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, wildfires, floods, and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

                           The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage loans are payable to the subordinate certificates at a slower rate than principal payments are made to the Class A certificates, the subordinate certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Effect on Yields Caused    Mortgagors may prepay their mortgage loans in whole
by Prepayments, Defaults   or in part at any time.  A prepayment of a mortgage
and Losses                 loan generally will result in a prepayment on the
                           certificates. We cannot predict the rate at which mortgagors will repay their mortgage loans. We cannot assure you that the actual prepayment rates of the mortgage loans included in the trust will conform to any historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies relating to pools of mortgage loans similar to the types of mortgage loans included in the trust.

                           If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                           If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                           The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

                           The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

                           Approximately [____]% of the group I mortgage loans and approximately [____]% of the group II mortgage loans require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period. No mortgage loan imposes a prepayment premium for a term in excess of three years, except for approximately [____]% of the group II mortgage loans which impose a prepayment premium for a term of five years. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

                           The responsible party or, in limited circumstances, the depositor, may be required to purchase mortgage loans from the trust in the event certain breaches of their respective representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the principal certificates as a prepayment of those mortgage loans.

                           The majority holders in the aggregate of the Class X certificates may, at their option, direct the servicer to purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than [____]% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date.

                           If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

                           As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the principal certificates and will influence the yield on the principal certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the principal certificates.

                           The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the principal certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the principal certificates as a result of the overcollateralization provisions will influence the yield on the principal certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the principal certificates.

                           The multiple class structure of the principal certificates causes the yield of certain classes of the principal certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of principal certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of principal certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the subordinated certificates (the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates) do not receive any portion of the amount of principal payable to the principal certificates prior to the distribution date in [___________] 200[____] unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero. Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the subordinated certificates may continue to receive no portion of the amount of principal then payable to the principal certificates unless the aggregate certificate principal balance of the Class A certificates has been reduced to zero. The weighted average lives of the subordinated certificates will therefore be longer than would otherwise be the case.

                           The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

                           If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

                           Newly originated mortgage loans may be more likely to default, which may cause losses on the principal certificates.

                           Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans have been originated within the [____] months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

                           The credit enhancement features may be inadequate to provide protection for the principal certificates.

                           The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M-1, Class M-2 and Class M-3 certificates, and, to a lesser degree, the Class B-1, Class B-2, and Class B-3 certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, no servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

                           [The Class A-1 certificates will have the benefit of the Class A-1 certificate insurance policy under which the Class A-1 certificate insurer will guarantee timely payments of interest on, and specified distributions of principal on the Class A-1 certificates, including the ultimate payment of the principal amount of the Class A-1 certificates. The Class A-1 certificate insurance policy will not guarantee shortfalls in interest resulting from the timing of prepayments, the application of the Servicemembers Civil Relief Act or any comparable state law, or shortfalls in interest resulting from the application of interest rate caps on the pass-through rate for the Class A-1 certificates. In addition, a default by the Class A-1 certificate insurer would likely have an adverse effect on the value of the Class A-1 certificates or on the likelihood of receipt of distributions in full by the Class A-1 certificateholders. The Class A-2, Class M-1,
                           Class M-2, Class M-3, Class B-1, Class B-2 and
                           Class B-3 and Class B-4 certificates will not have the benefit of any insurance policy.]

                           If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Interest Generated by the  The weighted average of the interest rates on the
Mortgage Loans May Be      mortgage loans is expected to be higher than the
Insufficient to Maintain   pass-through rates on the principal certificates.
the Required Level of      The mortgage loans are expected to generate more
Overcollateralization      interest than is needed to pay interest owed on the
                           principal certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans.
                           After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk
                           Factor, will affect the amount of excess interest that the mortgage loans will generate:

                           Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

                           Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

                           If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the principal certificates.

                           In general, the adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the offered certificates, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition:

                              o the group I adjustable-rate mortgage loans have a weighted average month-to-roll of approximately [____] months from the cut-off date; and

                              o the group II adjustable-rate mortgage loans have a weighted average month-to-roll of approximately [____] months from the cut-off date.

                           As a result, the pass-through rates on the offered certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rates on the offered certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates. The pass-through rates on the offered certificates cannot exceed the weighted average interest rate of the mortgage loan pool, less fees and expenses.

                           If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

                           Investors in the offered certificates, and particularly the Class B-1, Class B-2 and Class B-3 certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of Mortgage Rates   The offered certificates accrue interest at
and Other Factors on the   pass-through rates based on the one-month LIBOR
Pass-Through Rates on the  index plus specified margins, but are subject to
Offered Certificates       certain limitations.  Those limitations on the
                           pass-through rates for the offered certificates are based on the weighted average of the interest rates on the mortgage loans or, in the case of the Class A certificates, the mortgage loans in the applicable mortgage loan group, net of certain fees of the trust.

                           A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass-through rates and adversely affect the yield to maturity on the offered certificates. Some of these factors are described below:

                           The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable-rate mortgage loans are based on the six-month LIBOR index. All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and, all of the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates [____] years or [____] years after the origination of those mortgage loans. As a result of the limit on the pass-through rates on the offered certificates, those offered certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

                           The six-month LIBOR index may change at different times and in different amounts than one-month
                           LIBOR. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the offered certificates are stable or rising. It is also possible that the interest rates on the adjustable-rate mortgage loans and the pass-through rates for the offered certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

                           The pass-through rates for the offered certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on the adjustable-rate mortgage loans adjust less frequently and the interest rates on the fixed-rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates on the offered certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

                           If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the offered certificates are more likely to be limited.

                           If the pass-through rates on the offered certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust. These interest shortfalls suffered by the offered certificates may also be covered by amounts payable under the interest rate cap agreements.

                           [The Class A-1 certificate insurance policy does not cover shortfalls in interest on the Class A-1 certificates that result from the foregoing factors.]

Prepayments on the         When a voluntary principal prepayment is made by the
Mortgage Loans Could Lead  mortgagor on a mortgage loan (excluding any payments
to Shortfalls in the       made upon liquidation of any mortgage loan), the
Distribution of Interest   mortgagor is charged interest on the amount of
on Your Certificates       prepaid principal only up to the date of the
                           prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the prepayment period in which the prepayment was received by the servicer. The servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with certain voluntary principal prepayments in full and thirty days' interest on the prepaid mortgage loan, but only to the extent of the applicable monthly servicing fee for the related distribution date.

                           However, prior to the transfer of servicing of the mortgage loans to the servicer, which is expected to take place in [___________], 200[____], prepayment interest shortfalls on those mortgage loans will not be covered by any compensating interest payments by any entity.

                           If the servicer fails to make such payments or the shortfall exceeds the monthly servicing fee for the related distribution date, or for the distribution date in [___________], 200[____] for which no entity is required to pay compensating interest on prepayments in full on the mortgage loans, there will be fewer funds available for the distribution of interest on the certificates. In addition, no compensating interest payments will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments (such as liquidation of a defaulted mortgage loan). Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on your certificates, will result in a reduction of the yield on your certificates. [The Class A-1 certificate insurance policy does not cover shortfalls in interest on the Class A-1 certificates that result from those shortfalls.]

Additional Risks           The weighted average lives of, and the yields to
Associated with the        maturity on, the Class M-1, Class M-2, Class M-3,
Subordinated Certificates  Class B-1, Class B-2 and Class B-3 certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans.
                           If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class B-4, Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and
                           Class M-1 certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case.

                           Once a realized loss on a mortgage loan is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount and the holder of the certificate will not be entitled to reimbursements for such lost interest or principal even if funds are available for reimbursement, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they have been liquidated. Any such funds will be allocated to the Class X certificates to the extent provided in the pooling and servicing agreement.

                           Unless the aggregate certificate principal balances of the Class A certificates have been reduced to zero, the subordinated certificates will not be entitled to any principal distributions until [___________] 200[____] or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of those certificates have a greater risk of suffering a loss on their investments. Further, because those certificates might not receive any principal if certain delinquency levels occur, it is possible for those certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

                           In addition, the multiple class structure of the subordinated certificates causes the yield of those classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of those certificates according to the priorities described in this prospectus supplement, the yield to maturity on the classes of subordinated certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, the Class X certificates or a class of principal certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

                           Finally, the effect on the market value of the subordinated certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

Delay in Receipt of        Substantial delays could be encountered in
Liquidation Proceeds;      connection with the liquidation of delinquent
Liquidation Proceeds May   mortgage loans.  Further, reimbursement of advances
Be Less Than the Mortgage  made on a mortgage loan, liquidation expenses such
Loan Balance               as legal fees, real estate taxes, hazard insurance
                           and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios  Mortgage loans with higher original loan-to-value
Increase Risk of Loss      ratios or combined loan-to-value ratios may present
                           a greater risk of loss than mortgage
                           loans with original loan-to-value ratios or combined loan-to-value ratios of 80% or below. Approximately
                           [____]% of the group I mortgage loans and approximately [____]% of the group II mortgage loans had original loan-to-value ratios or combined loan-to-value ratios greater than 80%, calculated as described under "The Mortgage Loan Pool--General" in this prospectus supplement.

                           Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Some of the Mortgage       Approximately [____]% of the group II mortgage loans
Loans Have an Initial      have an initial interest-only period of up to [____]
Interest-Only Period,      years.  During this period, the payment made by the
Which May Result in        related mortgagor will be less than it would be if
Increased Delinquencies    the principal of the mortgage loan was required to
and Losses                 amortize.  In addition, the mortgage loan principal
                           balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

                           After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

                           Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

A Portion of the Mortgage  Approximately [____]% of the group II mortgage loans
Loans are Secured by       are secured by second lien mortgages which are
Subordinate Mortgages; In  subordinate to the rights of the holder of the
the Event of a Default,    related senior mortgages.  As a result, the proceeds
These Mortgage Loans Are   from any liquidation, insurance or condemnation
More Likely to Experience  proceedings will be available to satisfy the
Losses                     principal balance of the mortgage loan only to the
                           extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of a default under the mortgage. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

                           An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties.
                           This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens.

Violation of Various       There has been an increased focus by state and
Federal, State and Local   federal banking regulatory agencies, state attorneys
Laws May Result in Losses  general offices, the Federal Trade Commission, the
on the Mortgage Loans      U.S. Department of Justice, the U.S. Department of
                           Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

                           Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

                           The mortgage loans are also subject to federal laws, including:

                              o     the Federal Truth in Lending Act and
                                    Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

                              o     the Equal Credit Opportunity Act and
                                    Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                              o     the Fair Credit Reporting Act, which
                                    regulates the use and reporting of
                                    information related to the mortgagor's
                                    credit experience.

                           Violations of certain provisions of these federal, state and local laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

                           The responsible party will represent that each mortgage loan originated or acquired by it is in compliance with applicable federal and state laws and regulations. In addition, the responsible party will also represent that none of the mortgage loans are subject to the Home Ownership and Equity Protection Act of 1994 or classified as a "high cost," "threshold," "covered" or "predatory" loan under any other applicable state, federal or local law. In the event of a breach of any of such representations, the responsible party will be obligated to cure such breach or repurchase the affected mortgage loan. The trust shall be reimbursed for any and all costs, losses and damages associated with any violation of applicable state, federal or local anti-predatory or anti-abusive laws and regulations, in the manner and to the extent described in this prospectus supplement.

The Responsible Party May  The responsible party will make various
Not Be Able to Repurchase  representations and warranties related to the
Defective Mortgage Loans   mortgage loans.  Those representations are
                           summarized in "Description of the
                           Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

                           If the responsible party fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the responsible party would be required to repurchase the defective mortgage loan, or substitute a mortgage loan meeting certain qualifications for the defective mortgage loan. It is possible that the responsible party may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of the responsible party to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

[The Interest Rate Cap     The assets of the trust include an interest rate cap
Agreement Is Subject to    agreement that will require the cap provider to make
Counterparty Risk          certain payments for the benefit of the holders of
                           the certificates. To the extent that payments on the offered certificates depend in part on payments to be received by the trustee under the interest rate cap agreement, the ability of the trustee to make those payments on such certificates will be subject to the credit risk of the guarantor of the cap provider.]

The Transfers of           After the closing date, the servicing for the
Servicing May Result in    mortgage loans will be transferred to
Higher Delinquencies and   [___________].  The transfer of servicing is
Defaults Which May         expected to take place by no later than on or about
Adversely Affect the       [___________], 200[____].  All transfers of
Yield on Your Certificates servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer and other reasons. As a result of these servicing transfers or any delays associated with these transfers, the rate of delinquencies and defaults could increase at least for a period of time. We cannot assure you that there will be no disruptions associated with the transfer of servicing or that, if there are disruptions, that they will not adversely affect the yield on your certificates.

External Events May        In response to previously executed and threatened
Increase the Risk of Loss  terrorist attacks in the United States and foreign
on the Mortgage Loans      countries, the United States has initiated military
                           operations and has placed a substantial number of armed forces reservists and members of the National
                           Guard on active duty status. It is possible that the number of reservists and members of the National
                           Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who are called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law, will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated ratably in reduction of accrued interest on all classes of principal certificates, irrespective of the availability of excess cash flow or other credit enhancement. None of the depositor, the underwriter, the responsible party, the servicer, [the Class A-1 certificate insurer,] the trustee or any other person has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Legal
                           Aspects of the Mortgage Loans--Servicemembers Civil
                           Relief Act and the California Military and Veterans
                           Code" in the prospectus. [The Class A-1 certificate insurance policy does not cover shortfalls in Class A-1 certificate interest that may result from application of the Servicemembers Civil Relief Act or any comparable state law.]

The Certificates Are       The certificates will not represent an interest in
Obligations of the Trust   or obligation of the depositor, the underwriter, the
Only                       servicer, [the Class A-1 certificate insurer,] the
                           responsible party, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the servicer, the trustee or any of their respective affiliates.
                           Proceeds of the assets included in the trust
                           [(including, with respect to the Class A-1 certificates only, the

                           Class A-1 certificate insurance policy)] will be the sole source of payments on the certificates, and there will be no recourse to the depositor, the underwriter, the servicer, the responsible party, the trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

Your Investment May Not    The underwriter intends to make a secondary market
Be Liquid                  in the offered certificates, but they will have no
                           obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.
                           The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                           The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.
                           The Class A-2, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in those classes of certificates, thereby limiting the market for those classes of certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in those classes of certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

The Ratings on Your        Each rating agency rating the offered certificates
Certificates Could Be      may change or withdraw its initial ratings at any
Reduced or Withdrawn       time in the future if, in its judgment,
                           circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

The Offered Certificates   The offered certificates are not suitable
May Not Be Suitable        investments for any investor that requires a regular
Investments                or predictable schedule of monthly payments or
                           payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

[A Downgrade of the        The ratings of the Class A-1 certificates will
Class A-1 Certificate      depend on the existence of the Class A-1 certificate
Insurer Could Cause a      insurance policy, and thus on creditworthiness of
Downgrade of the Class     the Class A-1 certificate insurer.  Any reduction in
A-1 Certificates           the Class A-1 certificate insurer's financial
                           strength and claims paying ability ratings could result in a reduction of the ratings on the Class A-1 certificates.

                              TRANSACTION OVERVIEW

Parties

   The Depositor. GS Mortgage Securities Corp., a Delaware corporation. The principal executive office of the depositor is located at 85 Broad Street, New York, New York 10004, and its telephone number is (212) 902-1000.

   The Responsible Party. [___________], a [___________] ("[___________]"). The
principal executive office of [___________] is located at [___________], and its telephone number is [___________]. See "The Mortgage Loan Pool--Underwriting Guidelines" in this prospectus supplement.

   The Servicer. [___________], a [___________], ("[___________]"),
[___________]. The principal executive office of [___________] is located at [___________] and its telephone number is [___________]. For a description of the servicer, see "The Servicer" in this prospectus supplement.

   The Trustee. [___________], a [___________]. The corporate trust office of the trustee is located at [___________], and its telephone number is [___________]. For a description of the trustee, see "The Trustee" in this prospectus supplement.

   [The Class A-1 Certificate Insurer. [___________], a [___________]. The
principal executive office of the Class A-1 certificate insurer is located at [___________], and its telephone number is [___________]. The Class A-1 certificate insurer will issue a financial guaranty insurance policy for the benefit of the holders of the Class A-1 certificates. See "The Class A-1 Certificate Insurer" and "The Class A-1 Certificate Insurance Policy" in this prospectus supplement.]

   The Rating Agencies. [___________] and [___________] will issue ratings with respect to the Offered Certificates.

The Transaction

   GSAMP Trust 200[__]-[__] will be formed and the certificates will be issued pursuant to the terms of a pooling and servicing agreement, dated as of [___________], 200[____] by and among the depositor, the servicer, [___________]
and the trustee.

                             THE MORTGAGE LOAN POOL

   The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the scheduled principal balances of the mortgage loans as of the cut-off date, which is [___________], 200[____]. The mortgage loan principal balances that are transferred to the trust will be the scheduled principal balances as of a cut-off date of [___________], 200[____]. With respect to the mortgage loan pool, some principal amortization will occur from the cut-off date to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material. In addition, the final mortgage loan pool may vary plus or minus [____]% from the cut-off date pool of mortgage loans described in this prospectus supplement.

General

   The trust will primarily consist of approximately [___________] conventional, subprime, adjustable- and fixed-rate, first lien and second lien residential mortgage loans with original terms to maturity from their first scheduled payment due date of not more than 30 years, having an aggregate scheduled principal balance of approximately $[___________]. The mortgage loans in the trust were acquired by Goldman Sachs Mortgage Company ("GSMC"), an affiliate of the depositor, from [___________] ("[___________]").

   The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. See "The Underwriting Guidelines" below. In general, because such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

   Approximately [____]% of the mortgage loans in the trust are fixed-rate mortgage loans and approximately [____]% are adjustable-rate mortgage loans, as described in more detail under "--Adjustable-Rate Mortgage Loans" below. [All] of the mortgage loans have scheduled monthly payment due dates on the first day of the month. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

   All of the mortgage loans are secured by first or second mortgages, deeds of trust or similar security instruments creating first liens or second liens on residential properties consisting of one- to four-family dwelling units, individual condominium units, individual units in planned unit developments, townhouses or manufactured housing.

   Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

   Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

   Approximately [____]% of the first lien mortgage loans have original loan-to-value ratios and approximately [____]% of the mortgage loans have combined loan-to-value ratios, in excess of 80.00%. The "loan-to-value ratio" or "LTV" of a mortgage loan at any time is the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value or its review appraisal value (as determined pursuant to the applicable responsible party's underwriting guidelines) at the time of sale or (b) in the case of a refinancing or modification of a mortgage loan, the appraised value of the mortgaged property at the time of the refinancing or modification. The "combined loan-to-value ratio" or "CLTV" of a second lien mortgage loan at any time is the ratio of the (a) sum of (i) the principal balance of the related first lien mortgage loan, and (ii) the principal balance of the second lien mortgage loan to (b) the lesser of (i) the appraised value of the mortgaged property at the time the second lien mortgage loan is originated, or (ii) the sales price of the mortgaged property at the time of origination. However, in the case of a refinanced mortgage loan, the value is based solely upon the appraisal made at the time of origination of that refinanced mortgage loan.

   [None] of the mortgage loans are covered by existing primary mortgage insurance policies.

   [All] of the mortgage loans are fully amortizing.

   The pool of mortgage loans had the following approximate aggregate characteristics as of the cut-off date:(1)

Scheduled Principal Balance:                              $[___________]
Number of Mortgage Loans:                                        [____]
Average Scheduled Principal Balance:                      $[___________]
Weighted Average Gross Interest Rate:                           [____]%
Weighted Average Net Interest Rate(2):                          [____]%
Weighted Average Original FICO Score:                            [____]
Weighted Average Original Combined LTV Ratio(3):                [____]%
Weighted Average Stated Remaining Term (Months):                 [____]
Weighted Average Seasoning (Months):                             [____]
Weighted Average Months to Roll(4):                              [____]
Weighted Average Gross Margin(4):                               [____]%
Weighted Average Initial Rate Cap(4):                           [____]%
Weighted Average Periodic Rate Cap(4):                          [____]%
Weighted Average Gross Maximum Lifetime Rate(4):                [____]%

-------------

(1) All percentages calculated in this table are based on scheduled principal balances unless otherwise noted.

(2) The Weighted Average Net Interest Rate is equal to the Weighted Average Gross Interest Rate less the applicable Expense Fee Rate.

(3) With respect to first lien mortgage loans, the Original Combined LTV ratio reflects the loan-to-value ratio, and with respect to the second lien mortgage loans, the Original Combined LTV ratio reflects the original combined loan-to-value ratio (each as further described above).

(4) Represents the weighted average of the adjustable-rate mortgage loans.

   The scheduled principal balances of the mortgage loans range from approximately $[___________] to approximately $[___________]. The mortgage loans had an average scheduled principal balance of approximately $[___________].

   The weighted average original combined loan-to-value ratio of the mortgage loans is approximately [____]% and approximately [____]% of the mortgage loans have original combined loan-to-value ratios exceeding 80.00%.

   Approximately [____]% of the first lien loans have original loan-to-value ratios in excess of 80.00%, and approximately [____]% of the mortgage loans have combined loan-to-value ratios in excess of 80.00%.

   No more than approximately [____]% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

   Except for approximately [____]% of the mortgage loans, none of the mortgage loans are more than one payment past due.

   The tables on Schedule A set forth certain statistical information with respect to the aggregate mortgage loan pool. Due to rounding, the percentages shown may not precisely total 100.00%.

Prepayment Premiums

   Approximately [____]% of the group I mortgage loans and approximately [____]% of the group II mortgage loans provide for payment by the borrower of a prepayment premium (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one year to five years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of three years, except for approximately [____]% of the group II mortgage loans which impose a Prepayment Premium for a term of [five] years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the principal certificates.

   The servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if the waiver would, in the servicer's judgment, maximize recoveries on the related mortgage loan, or the Prepayment Premium is (i) not permitted to be collected by applicable law, or the collection of the Prepayment Premium would be considered "predatory" pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters, or (ii) the enforceability of such Prepayment Premium is limited
(x) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditors' rights or (y) due to acceleration in connection with a foreclosure or other involuntary payment.

Adjustable-Rate Mortgage Loans

   [All] of the adjustable-rate mortgage loans provide for semi-annual adjustment of the related mortgage rate based on the Six-Month LIBOR Loan Index (as described below under "--The Index"), and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an "Adjustment Date").

   The first adjustment for approximately [____]% of the adjustable-rate mortgage loans will occur after an initial period of approximately two years following origination (the "2/28 Adjustable-Rate Mortgage Loans"; in the case of approximately [____]% of the adjustable-rate mortgage loans, approximately three years following origination (the "3/27 Adjustable-Rate Mortgage Loans"). On each Adjustment Date for an adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8 of the Index and a fixed percentage amount (the "Gross Margin"). However, the mortgage rate on each adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage specified in the related mortgage note (the "Periodic Cap") on any related Adjustment Date, except in the case of the first Adjustment Date, and will not exceed a specified maximum mortgage rate over the life of the mortgage loan (the "Maximum Rate") or be less than a specified minimum mortgage rate over the life of the mortgage loan (the "Minimum Rate"). The Periodic Cap is [____]% for substantially all of the adjustable-rate mortgage loans.

   The mortgage rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage as specified in the related mortgage note (the "Initial Cap"); the Initial Caps of the adjustable-rate mortgage loans range from [____]% to [____]%, with a weighted average of approximately [____]%. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date or, with respect to the adjustable-rate interest-only mortgage loans, following the interest-only period, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted.

   Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this prospectus supplement. See "--The Index" below. The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable mortgage rate to a fixed mortgage rate.

The Index

   The Index used in determining the mortgage rates of the adjustable-rate mortgage loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the "Six-Month LIBOR Loan Index") and as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the applicable Index becomes unavailable or otherwise unpublished, the applicable servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Underwriting Guidelines

   General

   [___________] provided the information in the following paragraphs. None of the depositor, the servicer, the trustee, the underwriter, [the Class A-1 certificate insurer,] or any of their respective affiliates has made or will make any representations as to the accuracy or completeness of such information.

   All of the mortgage loans were originated by [___________], generally in accordance with the underwriting criteria described below.

   The [___________] mortgage loans were originated generally in accordance with one of the following income documentation types: "Full Documentation," "Limited Documentation" or "Stated Income." The Underwriting Guidelines are primarily intended to evaluate: (1) the applicant's credit standing and repayment ability and (2) the value and adequacy of the mortgaged property as collateral. On a case-by-case basis, [___________] may determine that, based upon compensating factors, a loan applicant, not strictly qualifying under one of the Risk Categories described below, warrants an exception to the requirements set forth in the Underwriting Guidelines. Compensating factors may include, but are not limited to, loan-to-value ratio, debt-to-income ratio, good credit history, stable employment history, length at current employment and time in residence at the applicant's current address. It is expected that a substantial number of the mortgage loans to be included in the mortgage pool will represent such underwriting exceptions.

   The Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to (1) the applicant's credit standing and repayment ability and (2) the property offered as collateral. Applicants who qualify under the Underwriting Guidelines generally have payment histories and debt ratios which would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

   All of the mortgage loans are based on loan application packages submitted directly or indirectly by a loan applicant to [___________]. Each loan application package has an application completed by the applicant that includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. [___________] also obtains (or the broker submits) a credit report on each applicant from a credit reporting company. The credit report typically contains the reported information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and reported records of default, bankruptcy, repossession and judgments. If applicable, the loan application package must also generally include a letter from the applicant explaining all late payments on mortgage debt and, generally, consumer (i.e. non-mortgage) debt.

   During the underwriting process, [___________] reviews and verifies the loan applicant's sources of income (except under the Stated Income and Limited Documentation types, under which programs such information may not be independently verified), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which conforms to the Uniform Standards of Professional Appraisal Practice and are generally on forms similar to those acceptable to Fannie Mae and Freddie Mac and
(ii) a review of such appraisal, which review may be conducted by a representative of [___________] or a fee appraiser and may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Underwriting Guidelines permit loans with loan-to-value ratios at origination of up to 100%, subject to certain Risk Category limitations (as further described in that section). The maximum allowable loan-to-value ratio varies based upon the income documentation, property type, creditworthiness, debt service-to-income ratio of the applicant and the overall risks associated with the loan decision. Under the Underwriting Guidelines, the maximum loan-to-value ratio, including any second deeds of trust subordinate to [___________]'s first deed of trust, is 100%.

Income Documentation Types

   Full Documentation. The Full Documentation residential loan program is generally based upon current year to date income documentation as well as the previous year's income documentation (i.e., tax returns and/or W-2 forms) or bank statements for the previous 24 months. The documentation required is specific to the applicant's sources of income. The applicant's employment and/or business licenses are generally verified.

   Limited Documentation. The Limited Documentation residential loan program is generally based on bank statements from the past twelve months supported by additional documentation provided by the applicant or current year to date documentation. The applicant's employment and/or business licenses are generally verified.

   Stated Income. The Stated Income residential loan program requires the applicant's employment and income sources to be stated on the application. The applicant's income as stated must be reasonable for the related occupation in the loan underwriter's discretion. However, the applicant's income as stated on the application is not independently verified.

   Property Requirements

   Properties that are to secure mortgage loans have a valuation obtained by either: (1) an appraisal performed by a qualified and licensed appraiser who is a staff appraiser or an independent appraiser who is in good standing with the [___________]'s in-house appraisal department or (2) subject to the [___________]'s Underwriting Guidelines, an insured automated valuation model. Generally, properties below average standards in condition and repair are not acceptable as security for mortgage loans under the [___________] Underwriting Guidelines. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Every independent appraisal is reviewed by a representative of [___________] or a fee appraiser before the mortgage loan is funded. [___________] requires that all mortgage loans have title insurance. [___________] also requires that fire and extended coverage casualty insurance be maintained on the property in an amount equal to the lesser of the principal balance of the mortgage loan or the replacement cost of the property.

   Risk Categories

   Under the Underwriting Guidelines, various Risk Categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These Risk Categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in Risk Categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Underwriting Guidelines establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such Risk Categories.

   The Underwriting Guidelines have the following Risk Categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

                             Risk Categories - [___________]*

                                  I               II               III               IV                     V                   VI
                           -------------   ---------------   --------------   -------------------   ------------------   -----------
Mortgage History
(Last 12 Months)           no lates         [__] x [__]       [__] x [__]      [__] x [__]           [__] x [__]         > [_] x [_]
------------------------------------------------------------------------------------------------------------------------------------
Bankruptcy or              none in last     none in last      none in last     none in last [_]
Foreclosure                [_] months       [_] months        [_] months       months                not currently in    current(1)
------------------------------------------------------------------------------------------------------------------------------------

       FICO Score                                                       Maximum LTV(2)
-------------------------  ---------------------------------------------------------------------------------------------------------
         [____]                [____]%          [____]%           [____]%            [____]%              [____]%           [____]%
         [____]                [____]%          [____]%           [____]%            [____]%              [____]%           [____]%
         [____]                [____]%          [____]%           [____]%            [____]%              [____]%           [____]%
         [____]                [____]%          [____]%           [____]%            [____]%              [____]%           [____]%
         [____]                [____]%          [____]%           [____]%            [____]%              [____]%           [____]%
         [____]                [____]%          [____]%           [____]%            [____]%              [____]%           [____]%
         [____]                [____]%          [____]%           [____]%            [____]%              [____]%           [____]%
         [____]                [____]%          [____]%           [____]%            [____]%              [____]%           [____]%
------------------------------------------------------------------------------------------------------------------------------------
Maximum Debt Ratio(3)          [____]%          [____]%           [____]%            [____]%              [____]%           [____]%
------------------------------------------------------------------------------------------------------------------------------------
Other Credit(4)            max $[___]       max $[___]        max $[___]       max $[___]
                           open major       open major        open major       open major
                           derogatory       derogatory        derogatory       derogatory
                           credit           credit            credit           credit

-------------

(1) Maximum LTV for applicants currently in bankruptcy or foreclosure is [___]%.

(2) The maximum LTV referenced is for mortgagors providing Full Documentation. The LTV may be reduced up to [___]% for each of the following characteristics: non-owner occupancy and second homes. LTV may be reduced up to [___]% for each of the following characteristics: Stated Income documentation, three-to-four unit properties, manufactured homes and rural locations.

(3) Debt ratios may be increased if the LTV ratio is decreased. LTV equal to or less than [___]% may have a [___]% debt ratio. LTV equal to or less than [___]% may have a [___]% debt ratio.

(4) Open major derogatory credit may be increased if the LTV ratio is decreased. LTV equal to or less than [___]% may have up to $[___________] open major derogatory credit. LTV equal to or less than [____]% may have greater than $[___________] open derogatory credit.

* Jumbo loans (over $[___________]-$[___________]) are only available for mortgagors providing Full Documentation. In addition, the underwriting guidelines provide for lower maximum debt ratios and LTVs, no bankruptcies in the last [____] months, and mortgaged properties that are owner occupied. Rural properties, manufactured homes and two- to four-unit properties are excluded.

The Group I Mortgage Loans

   The group I mortgage loans have the following approximate aggregate characteristics as of the cut-off date(1):


                                                             Group I Mortgage
                                                               Loans in the           Group I ARM         Group I Fixed-Rate
                                                                 Aggregate           Mortgage Loans         Mortgage Loans
                                                             -----------------       --------------       ------------------
Scheduled Principal Balance:                                      $[___________]        $[___________]          $[___________]
Number of Mortgage Loans:                                                 [____]                [____]                  [____]
Average Scheduled Principal Balance:                              $[___________]        $[___________]          $[___________]
Weighted Average Gross Interest Rate:                                    [____]%               [____]%                 [____]%
Weighted Average Net Interest Rate(2):                                   [____]%               [____]%                 [____]%
Weighted Average Original FICO Score:                                     [____]                [____]                  [____]
Weighted Average Original Combined LTV Ratio(3):                         [____]%               [____]%                 [____]%
Weighted Average Stated Remaining Term (Months):                          [____]                [____]                  [____]
Weighted Average Seasoning (Months):                                      [____]                [____]                  [____]
Weighted Average Months to Roll(4):                                       [____]                [____]                   N/A
Weighted Average Gross Margin(4):                                        [____]%               [____]%                   N/A
Weighted Average Initial Rate Cap(4):                                    [____]%               [____]%                   N/A
Weighted Average Periodic Rate Cap(4):                                   [____]%               [____]%                   N/A
Weighted Average Gross Maximum Lifetime Rate(4):                         [____]%               [____]%                   N/A

---------------------------

(1) All percentages calculated in this table are based on scheduled principal balances unless otherwise noted.

(2) The Weighted Average Net Interest Rate is equal to the Weighted Average Gross Interest Rate less the applicable Expense Fee Rate.

(3) With respect to first lien mortgage loans, the Original Combined LTV ratio reflects the original loan-to-value ratio, and with respect to the second lien mortgage loans, the Original Combined LTV ratio reflects the original combined loan-to-value ratio (each as further described above).

(4) Represents the weighted average of the group I adjustable-rate mortgage loans.

   The scheduled principal balances of the group I mortgage loans range from approximately $[___________] to approximately $[___________]. The group I mortgage loans had an average scheduled principal balance of approximately $[___________].

   The weighted average original combined loan-to-value ratio for the group I mortgage loans is approximately [____]% and approximately [____]% of the group I mortgage loans have original combined loan-to-value ratios exceeding [____]%.

   [All] of the group I mortgage loans are secured by first liens.

   No more than approximately [____]% of the group I mortgage loans are secured by mortgaged properties located in any one zip code area.

   [None] of the group I mortgage loans has a prepayment penalty period in excess of [____] years.

   [None] of the group I mortgage loans are more than one payment past due.

   The tables on Schedule A set forth certain statistical information with respect to the group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

The Group II Mortgage Loans

   The group II mortgage loans have the following approximate aggregate characteristics as of the cut-off date(1):


                                                                Group II Mortgage                                 Group II
                                                                  Loans in the           Group II ARM            Fixed-Rate
                                                                    Aggregate           Mortgage Loans         Mortgage Loans
                                                                -------------------    -----------------      ------------------
Scheduled Principal Balance:                                         $[___________]        $[___________]          $[___________]
Number of Mortgage Loans:                                                    [____]                [____]                  [____]
Average Scheduled Principal Balance:                                 $[___________]        $[___________]          $[___________]
Weighted Average Gross Interest Rate:                                       [____]%               [____]%                 [____]%
Weighted Average Net Interest Rate(2):                                      [____]%               [____]%                 [____]%
Weighted Average Original FICO Score:                                        [____]                [____]                  [____]
Weighted Average Original Combined LTV Ratio(3):                            [____]%               [____]%                 [____]%
Weighted Average Stated Remaining Term (Months):                             [____]                [____]                  [____]
Weighted Average Seasoning (Months):                                         [____]                [____]                  [____]
Weighted Average Months to Roll(4):                                          [____]                [____]                   N/A
Weighted Average Gross Margin(4):                                           [____]%               [____]%                   N/A
Weighted Average Initial Rate Cap(4):                                       [____]%               [____]%                   N/A
Weighted Average Periodic Rate Cap(4):                                      [____]%               [____]%                   N/A
Weighted Average Gross Maximum Lifetime Rate(4):                            [____]%               [____]%                   N/A

-------------

(1) All percentages calculated in this table are based on scheduled principal balances unless otherwise noted.

(2) The Weighted Average Net Interest Rate is equal to the Weighted Average Gross Interest Rate less the applicable Expense Fee Rate.

(3) With respect to first lien mortgage loans, the Original Combined LTV ratio reflects the original loan-to-value ratio, and with respect to the second lien mortgage loans, the Original Combined LTV ratio reflects the original combined loan-to-value ratio (each as further described above).

(4) Represents the weighted average of the group II adjustable-rate mortgage loans.

   The scheduled principal balances of the group II mortgage loans range from approximately $[___________] to approximately $[___________]. The group II mortgage loans had an average scheduled principal balance of approximately $[___________].

   The weighted average original combined loan-to-value ratio of the group II mortgage loans is approximately [____]% and approximately [____]% of the group II mortgage loans have original combined loan-to-value ratios exceeding [____]%.

   Approximately [____]% of the group II mortgage loans are secured by first liens, and approximately [____]% of the group II mortgage loans are secured by second liens.

   No more than approximately [____]% of the group II mortgage loans are secured by mortgaged properties located in any one zip code area.

   [None] of the group II mortgage loans has a prepayment penalty period in excess of three years.

   Except for approximately [____]% of the group II mortgage loans, none of the group II mortgage loans are more than one payment past due.

   The tables on Schedule A set forth certain statistical information with respect to the group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Credit Scores

   Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "Credit Scores"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

   The tables on Schedule A to this prospectus supplement set forth certain information as to the Credit Scores of the related mortgagors and for the mortgage loans in the aggregate and for each mortgage loan group obtained in connection with the origination of each mortgage loan.

                                  THE SERVICER

General

   It is expected that on or about [_________], 200[_] [__________] will complete the transfer of the servicing of the mortgage loans to [__________] in accordance with the servicing transfer provisions of an interim servicing agreement between [__________] and GSMC. Thereafter, [__________] will be required to service the mortgage loans in accordance with the pooling and servicing agreement.

   The information contained in this prospectus supplement with regard to the servicer has been provided by the servicer. None of the depositor, the underwriter, the trustee, the [Class A-1 certificate insurer], the responsible party or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

   We cannot assure you that the delinquency, foreclosure and loan loss experience on the mortgage loans will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables below for the servicer, in part because the portfolios of mortgage loans reflected in those tables are relatively small and unseasoned, which is likely to cause the delinquency, foreclosure and loan loss experience shown to understate, perhaps substantially, the actual delinquency, foreclosure and loan loss experience that might occur as the portfolio becomes more seasoned. The statistics shown in the tables below represent the delinquency experience for [__________]'s specified mortgage loan servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans included in the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool. In particular, the investors should note that newly originated loans will not be added to the mortgage loan pool, and the mortgage loan pool will therefore consist of a static pool of mortgage loans, whereas new mortgage loans are continually being originated and added to the pool for which the statistics in the tables below are compiled. Accordingly, the actual loss and delinquency percentages with respect to the mortgage loan pool may be substantially higher than those indicated in the tables below. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Therefore, we cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the mortgage loans will correspond to the statistical information set forth below. Moreover, the mortgage loans were acquired from [__________] and not from the servicer of those mortgage loans. Consequently, the delinquency, foreclosure and loan loss experience set forth in the tables below may not necessarily be material to a prospective investor's decision to invest in the Principal Certificates.

   [__________] is a [___________________________] with its home office in
[__________], its servicing operations in [__________] and its corporate offices in [______________________]. [__________]'s primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

   [__________] is rated as a "[__________]" residential subprime servicer and residential special servicer by [__________] and has an "[_____]" rating as a subprime servicer and an "[_____]" rating as special servicer from [__________]. [__________] is also rated "[_____]" ("[__________]") as a primary servicer of subprime loans and as a special servicer by [__________].

   [__________] is an approved Freddie Mac and Fannie Mae seller/servicer. As of [__________], [__________] provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $[_____], substantially all of which are being serviced for third parties.

   As of [__________], 200[____], [__________] had approximately $[_____]
billion in assets, approximately $[_____] million in liabilities and approximately $[_____] million in equity. As of [___________], 200[____],
[__________]'s core capital ratio was approximately [_____]% and its total risk-based capital ratio was approximately [_____]%, as measured by the OTS. For the quarter ended [___________], 200[____], [__________]'s net income was approximately $[_____] million, as compared to an approximate net income of $[_____] million reported for the quarter ended [___________], 200[____] . [__________] reported approximately $[_____] million of cash and cash equivalents as of [___________], 200[____].

   The following tables set forth, for the non-conforming credit mortgage loan servicing portfolio serviced by [__________], certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in [__________]'s servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one-month past due on a contractual basis.

                                  [___________]
                         Delinquencies and Foreclosures
                             (Dollars in Thousands)


                                                    As of December 31, 200[_]                     As of December 31, 200[_]
                                            ------------------------------------------    -----------------------------------------
                                                                               Percent                                     Percent
                                             By No.                 Percent      by        By No.               Percent       by
                                               of       By Dollar    by No.    Dollar       of        By Dollar  by No.     Dollar
                                             Loans        Amount    of Loans   Amount      Loans       Amount   of Loans    Amount
                                            -------     ---------  ---------   -------    -------     --------- --------   --------
Total Portfolio..........................   [_____]      $[_____]   [___]%     [___]%     [_____]     $[_____]   [___]%      [___]%
Period of Delinquency(1)                                                                                         [___]%      [___]%
30-59 days...............................   [_____]      $[_____]   [___]%     [___]%     [_____]     $[_____]   [___]%      [___]%
60-89 days...............................   [_____]      $[_____]   [___]%     [___]%     [_____]     $[_____]   [___]%      [___]%
90 days or more..........................   [_____]      $[_____]   [___]%     [___]%     [_____]     $[_____]   [___]%      [___]%
Total Delinquent Loans...................   [_____]      $[_____]   [___]%     [___]%     [_____]     $[_____]   [___]%      [___]%
Loans in Foreclosure(2)..................   [_____]      $[_____]   [___]%     [___]%     [_____]     $[_____]   [___]%      [___]%

                                              As of December 31, 200[_]                        As of [_________], 200[_]
                                      -----------------------------------------      -----------------------------------------------
                                                                        Percent
                                       By No.                Percent      by          By No.                   Percent      Percent
                                        of        By Dollar   by No.    Dollar          of         By Dollar    by No.     by Dollar
                                       Loans       Amount    of Loans   Amount        Loans         Amount     of Loans     Amount
                                      -------     ---------  --------   -------       ------       ---------   --------    ---------
Total Portfolio....................   [_____]     $[_____]    [___]%     [___]%       [_____]      $[_____]     [___]%     [___]%
Period of Delinquency(1)
30-59 days.........................   [_____]     $[_____]    [___]%     [___]%       [_____]      $[_____]     [___]%     [___]%
60-89 days.........................   [_____]     $[_____]    [___]%     [___]%       [_____]      $[_____]     [___]%     [___]%
90 days or more....................   [_____]     $[_____]    [___]%     [___]%       [_____]      $[_____]     [___]%     [___]%
Total Delinquent Loans.............   [_____]     $[_____]    [___]%     [___]%       [_____]      $[_____]     [___]%     [___]%
Loans in Foreclosure(2)............   [_____]     $[_____]    [___]%     [___]%       [_____]      $[_____]     [___]%     [___]%

-------------

(1) Includes [_____] loans totaling $[_____] for [___________], which were delinquent at the time of transfer to [________], 200[____].

(2) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                                  [___________]
                                Real Estate Owned
                             (Dollars in Thousands)

                         At December 31, 200[_]     At December 31, 200[_]      At December 31, 200[_]      At [________], 200[_]
                        -----------------------    -----------------------     -----------------------     -------------------------
                         By No. of   By Dollar       By No. of   By Dollar      By No. of    By Dollar      By No. of   By Dollar
                           Loans       Amount          Loans       Amount         Loans       Amount          Loans       Amount
                        -----------  ----------    ------------  ---------     -----------   ---------     -----------  ------------
Total Portfolio......       [_____]    $[_____]         [_____]    $[_____]        [_____]     $[_____]        [_____]   $[______]
Foreclosed Loans(1)..       [_____]    $[_____]         [_____]    $[_____]        [_____]     $[_____]        [_____]   $[______]
Foreclosure Ratio(2).      [_____]%    [_____]%        [_____]%    [_____]%       [_____]%     [_____]%       [_____]%    [_____]%

---------------------

(1) For the purpose of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by [____________].

(2) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                                  [___________]
                           Loan Gain/(Loss) Experience
                             (Dollars in Thousands)

                                             As of
                                          December 31,         As of December 31,    As of December 31,          As of
                                             200[_]                  200[_]                200[_]         [_________], 200[_]
                                         --------------       -------------------    -----------------    ------------------
Total Portfolio(1).....................       $[_____]             $[______]              $[_____]               $[_____]
Net Gains/(Losses)(2)(3)...............       $[_____]             $[______]              $[_____]               $[_____]
Net Gains/(Losses) as a Percentage
   of Total Portfolio..................        [____]%               [____]%               [____]%                [____]%

-------------

(1) "Total Portfolio" on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3) Includes [_________] as of [_________], 200[____] of losses attributable to loans, which were delinquent at the time of transfer to [_________].


                                   THE TRUSTEE

   [_________], a [_________], has an office at [_____________________________].
The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the pooling and servicing agreement. The trustee's duties are limited solely to its express obligations under the pooling and servicing agreement. See "The Pooling and Servicing Agreement" in this prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

   On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in twelve classes, the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates (collectively, the "Offered Certificates") will be offered under this prospectus supplement. The Class B-4 certificates, which are not offered by this prospectus supplement, are referred to as "Fixed Rate Certificates" in this prospectus supplement and the Offered Certificates together with the Fixed Rate Certificates are referred to as the "Principal Certificates" in this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

   The trust fund will consist of:

   o the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

   o such assets as from time to time are identified as REO property and related collections and proceeds;

   o assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement;

   o  [an interest rate cap agreement, and

   o with respect to the Class A-1 certificates only, the rights of the trustee under the Class A-1 certificate insurance policy].

   The Principal Certificates will be issued and available only in book-entry form, in minimum denominations of $[_______] initial principal amount and integral multiples of $[__] in excess of $[_______], except that one certificate of each class may be issued in a different amount.

   Voting rights will be allocated among holders of the Principal Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights.

   The Class A-1 certificates generally represent interests in the group I mortgage loans and the Class A-2 certificates generally represent interests in the group II mortgage loans. The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates represent interests in all of the mortgage loans in the trust fund.

Book-Entry Registration

   The Principal Certificates are sometimes referred to in this prospectus supplement as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Principal Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Principal Certificates will be represented by book entries on the records of DTC and its participating members. All references in this prospectus supplement to the Principal Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

   The beneficial owners of the Principal Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Principal Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal balance or notional amount of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Principal Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

   The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

   DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Principal Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

   Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee or any paying agent as holders of the Principal Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Principal Certificates only indirectly through DTC and its participants.

   Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

   Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

   Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the Principal Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the Principal Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with the persons holding through Euroclear participants.

   Distributions on the book-entry certificates will be made on each Distribution Date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

   Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

   Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

   DTC has advised the depositor that it will take any action permitted to be taken by a holder of the Principal Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

   None of the trust, the depositor, the servicer, or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Description of the Securities--Book-Entry Registration" in the prospectus.

   See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

   The Principal Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the trustee or the depositor is unable to locate a qualified successor or (b) the depositor notifies the Trustee and DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

   Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

   Definitive certificates will be transferable and exchangeable at the offices of the trustee, its agent or the certificate registrar designated from time to time for those purposes. As of the closing, the trustee designates the offices of its agent located at [______________________________________________] for
those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Assignment of the Mortgage Loans

   Pursuant to certain mortgage loan purchase and warranties agreements, the responsible party sold the mortgage loans, without recourse, to GSMC. GSMC will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date; provided, however, that GSMC will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments), received on each such mortgage loan prior to the cut-off date and (y) interest due and accrued on each mortgage loan prior to the cut-off date.

Delivery of Mortgage Loan Documents

   In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the depositor will cause to be delivered to the trustee, on or before the closing date, the following documents with respect to each mortgage loan, which documents constitute the mortgage file:

      (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee [(except for less than [___]% of the mortgage loans for which there is a lost note affidavit and a copy of the mortgage note)];

      (b) the original of any guaranty executed in connection with the mortgage note;

      (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, (i) a copy of the mortgage together with an officer's certificate of the responsible party (or certified by the title company, escrow agent or closing attorney) stating that the mortgage has been dispatched for recordation and the original recorded mortgage or a copy of such mortgage certified by the appropriate public recording office will be promptly delivered upon receipt by the responsible party or (ii) a copy of the mortgage certified by the appropriate public recording office to be a true and complete copy of the recorded original;

      (d) the originals of any intervening mortgage assignment(s), showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee or, in certain limited circumstances, (i) a copy of the intervening mortgage assignment together with an officer's certificate of the responsible party (or certified by the title company, escrow agent or closing attorney) stating that of such intervening mortgage assignment has been dispatched for recordation and the original intervening mortgage assignment or a copy of such intervening mortgage assignment certified by the appropriate public recording office will be promptly delivered upon receipt by the responsible party or (ii) a copy of the intervening mortgage assignment certified by the appropriate public recording office to be a true and complete copy of the recorded original;

      (e) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

      (f) originals of all assumption, modification, consolidation and extension agreements, if any, with evidence of recording;

      (g) an original lender's title insurance policy or a copy of the related policy binder or commitment for title certified to be true by the title insurance company; and

      (h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage.

   Pursuant to the pooling and servicing agreement, the trustee will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note (item (a) above) with respect to each of the mortgage loans, with any exceptions noted. The trustee will agree, for the benefit of the holders of the certificates [and the Class A-1 certificate insurer], to review, or cause to be reviewed, each mortgage file within ninety days after the closing date - or, with respect to any Substitute Mortgage Loan, within thirty days after the receipt of the related mortgage file by the trustee
- and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

   o all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

   o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

   o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

   o each mortgage note has been endorsed as provided in the pooling and servicing agreement.

   If the trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans, the trustee is required to promptly so notify the responsible party, the servicer, [the Class A-1 certificate insurer] and the depositor in writing. [_______] will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee. If, however, within thirty days after the earlier of either discovery by or notice to [_______] of such defect, the responsible party has not caused the defect to be remedied, the responsible party will be required to purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or trustee in connection with the mortgage loan or the purchase, which purchase price shall be deposited in the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan or substitute in lieu of such mortgage loan a Substitute Mortgage Loan and, if applicable, remit to the servicer any Substitution Adjustment Amount. The obligations of the applicable responsible party to cure such breach or to substitute or repurchase any mortgage loan and to indemnify for such breach constitute the sole remedies respecting a material breach of any such representation or warranty available to the holders of the certificates, [the Class A-1 certificate insurer,] the depositor, the servicer and the trustee.

Representations and Warranties Relating to the Mortgage Loans

   Pursuant to the pooling and servicing agreement, the responsible party will make certain representations and warranties with respect to each mortgage loan as of the closing date (or such other date as set forth below). These representations and warranties include, among other things:

      [(1) No payment required under the mortgage loan is one-month or more delinquent;

      (2) The mortgage loan is not subject to any right of rescission, set off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto;

      (3) Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire or hazards or extended coverage meeting accepted origination practices;

      (4) The mortgage loan at origination complied in all material respects with all applicable federal, state and local laws;

      (5) The mortgage is a valid, subsisting, enforceable and perfected, first or second (as applicable) lien on the mortgaged property, including all buildings and improvements on the mortgaged property and all additions, alterations and replacements made at any time with respect to the related mortgage loan. The lien of the mortgage is subject only to:

         (i) the first lien, in case of second lien mortgage loan;

         (ii) the lien of current real property taxes and assessments not yet due and payable;

         (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

         (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

      (6) The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms;

      (7) The mortgage loan is covered by an American Land Title Association lender's title insurance policy or other generally acceptable form of policy;

      (8) There is no default, breach, violation or event which would permit acceleration under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the responsible party nor its affiliates or any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration and neither the responsible party nor any of its affiliates or any of their respective predecessors have waived any default, violation or event which would permit acceleration;

      (9) The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure;

      (10) To the best of the responsible party's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property, and the mortgaged property is undamaged in all material respects by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty;

      (11) The responsible party has delivered to GSMC an appraisal of the related mortgaged property signed by a qualified appraiser, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the mortgage loan was originated;

      (12) No mortgage loan is (a) subject to the Home Ownership and Equity Protection Act of 1994 or (b) classified as a "high cost," "covered," "threshold" or "predatory" loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

      (13) None of the mortgage loans has a prepayment penalty period in excess of [five] years;

      (14) No mortgage loan subject to the Georgia Fair Lending Act and secured by property located in the state of Georgia was originated on or after October 1, 2002 and prior to March 7, 2003. There is no mortgage loan that was originated on or after March 7, 2003 that is a "high cost home loan" as defined under the Georgia Fair Lending Act;

      (15) No proceeds from any mortgage loan were used to finance a single premium credit life insurance policy; and

      (16) The responsible party has reported or caused to be reported the mortgagor credit files to each of the three primary credit repositories on a monthly basis.]

   Pursuant to the pooling and servicing agreement, upon the discovery by any of, a certificateholder, the responsible party, the servicer, the depositor or the trustee that any of the representations and warranties contained in the pooling and servicing agreement have been breached in any material respect as of the date made, with the result that value of, or the interests of the trustee, [the Class A-1 certificate insurer,] or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach will be required to give prompt written notice to the other parties. Subject to certain provisions of the pooling and servicing agreement, within sixty days of the earlier to occur of the responsible party's discovery of or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the responsible party will be required to:

   o  promptly cure such breach in all material respects,

   o remove each mortgage loan which has given rise to the requirement for action by the responsible party, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the responsible party on such Distribution Date the amount of such shortfall (the "Substitution Adjustment Amount"), or

   o purchase such mortgage loan at a repurchase price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other reasonable expenses of the servicer or trustee in connection with the mortgage loan or the purchase.

   Notwithstanding the foregoing, pursuant to the terms of the pooling and servicing agreement, in the event of discovery by any party to the pooling and servicing agreement that a mortgage loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the pooling and servicing agreement or discovery of a breach of the representations and warranties listed as number (12), (13), (14) or (15) in the preceding paragraph, the responsible party will be required to repurchase the related mortgage loan at the repurchase price within sixty days of such discovery or receipt of notice. The repurchase price with respect to such mortgage loan will be required to be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

   In addition, the responsible party is obligated to indemnify the depositor, the servicer and the trustee for any third-party claims arising out of a breach by the responsible party of representations or warranties regarding the mortgage loans. The obligations of the responsible party to cure such breach or to substitute or purchase any mortgage loan and to indemnify for such breach constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, [the Class A-1 certificate insurer,] the depositor, the servicer and the trustee.

   Pursuant to the pooling and servicing agreement, the depositor will represent and warrant that no mortgage loan that is a group I mortgage loan or a group II mortgage loan has a prepayment penalty in excess of three years.

   In the event of a material breach of the foregoing representation and warranty of the depositor, the depositor will be required to cure, substitute for or repurchase the affected mortgage loan in the same manner described above for a material breach of a representation or warranty of the responsible party. The obligations of the depositor to cure such breach or to substitute or repurchase any mortgage loan constitute the sole remedies respecting a material breach of such representation or warranty to the holders of the certificates, [the Class A-1 certificate insurer,] the servicer and the trustee.

Payments on the Mortgage Loans

   The pooling and servicing agreement provides that the servicer is required to establish and maintain a separate collection account. The pooling and servicing agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

   The servicer is obligated to deposit or cause to be deposited in the collection account within two business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

   o all payments on account of principal, including prepayments of principal on the mortgage loans;

   o all payments on account of interest, net of the servicing fee, on the mortgage loans;

   o all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, and all Condemnation Proceeds and Liquidation Proceeds;

   o all other amounts required to be deposited in the collection account pursuant to the pooling and servicing agreement; and

   o any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

   The trustee will be obligated to set up a distribution account with respect to the certificates into which the servicer will be required to deposit or cause to be deposited the funds required to be remitted by the servicer on the Servicer Remittance Date.

   The funds required to be remitted by the servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:

   o all collections of scheduled principal and interest on the mortgage loans received by the servicer on or prior to the related Determination Date;

   o all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the servicer during the related Prepayment Period;

   o all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

   o any other amounts required to be placed in the collection account by the servicer pursuant to the pooling and servicing agreement,

   but excluding the following:

      (a) for any mortgage loan with respect to which the servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

      (b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

      (c) for such Servicer Remittance Date, the aggregate servicing fee;

      (d) all net income from eligible investments that are held in the collection account for the account of the servicer;

      (e) all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;

      (f) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

      (g) certain other amounts which are reimbursable to the depositor or the servicer, as provided in the pooling and servicing agreement; and

      (h) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

   The amounts described in clauses (a) through (h) above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

Distributions

   Distributions on the certificates will be required to be made by the trustee on the [_____] day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in [_______] 200[_] (each, a "Distribution Date"), to the persons in whose names the certificates are registered on the related Record Date.

   Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that certificateholder in its written wire instructions provided to the trustee or if no wire instructions are provided then by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trustee designated from time to time for those purposes. Initially, the trustee designates its agent's offices located at [______________________________] for those purposes.

Priority of Distributions Among Certificates

   As more fully described in this prospectus supplement, distributions on the certificates will be made on each Distribution Date from Available Funds and will be made to the classes of certificates in the following order of priority:

      (1) to interest on each class of Principal Certificates, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

      (2) to principal on the classes of Principal Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

      (3) to unpaid interest in the order and subject to the priorities described below under "--Distributions of Interest and Principal"; and

      (4) to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amount and then to be released to the Class X certificates, subject to certain limitations set forth below under "--Distributions of Interest and Principal."

Distributions of Interest and Principal

   For any Distribution Date, the "Pass-Through Rate" for each class of Principal Certificates will be a per annum rate as set forth below:

      (a) for the Class A-1 certificates, equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, (2) the Loan Group I Cap, and (3) the WAC Cap;

      (b) for the Class A-2 certificates, equal to the least of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, (2) the Loan Group II Cap, and (3) the WAC Cap;

      (c) for the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for that class and that Distribution Date, and (2) the WAC Cap; and

      (d) for the Class B-4 certificates, the lesser of [___]% or the WAC Cap, or on the Distribution Date immediately following the initial Distribution Date on which the majority Class X certificateholders have the right to direct the servicer to purchase all of the mortgage loans as described under "The Pooling and Servicing Agreement--Termination; Optional Clean up Call" in this prospectus supplement and each Distribution Date thereafter, the lesser of [___]% or the WAC Cap.

   The "Loan Group I Cap" will be a per annum rate equal to (a) the weighted average of the mortgage rates (in each case, less the applicable Expense Fee Rate [and, solely for the purpose of determining the Pass-Through Rate on the Class A-1 certificates, the premium payable to the Class A-1 certificate insurer)] then in effect on the beginning of the related Due Period on the group I mortgage loans, multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

   The "Loan Group II Cap" will be a per annum rate equal to (a) the weighted average of the mortgage rates (in each case, less the applicable Expense Fee
Rate) then in effect on the beginning of the related Due Period on the group II mortgage loans, multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

   The "WAC Cap" will be a per annum rate equal to (a) the weighted average of the mortgage rates for each mortgage loan (in each case, less the applicable Expense Fee Rate [and, solely for the purpose of determining the Pass-Through Rate on the Class A-1 certificates, the premium payable to the Class A-1 certificate insurer)] then in effect on the beginning of the related Due Period on the mortgage loans multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

   The fixed margin for each class of Offered Certificates is as follows: Class A-1, [____]%; Class A-2, [____]%; Class M-1, [____]%; Class M-2, [____]%; Class
M-3, [____]%; Class B-1, [____]%; Class B-2, [____]%; and Class B-3, [____]%. On
the Distribution Date immediately following the initial Distribution Date on which the majority Class X certificateholders have the right to direct the servicer to purchase all of the mortgage loans as described under "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement and each Distribution Date thereafter, the fixed margin for each class of Offered Certificates will increase to the following: Class A-1, [____]%; Class A-2, [____]%; Class M-1, [____]%; Class M-2, [____]%; Class M-3,
[____]%; Class B-1, [____]%; Class B-2, [____]%; and Class B-3, [____]%.

   On each Distribution Date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will equal the sum of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

   On each Distribution Date, the trustee will be required to make the disbursements and transfers specified below from the Available Funds then on deposit in the distribution account in the following order of priority:

      (i) to the holders of each class of Principal Certificates [and to the Class A-1 certificate insurer] in the following order of priority:

            (a)   concurrently,

                  (1) from the Interest Remittance Amount related to the group I mortgage loans, in the following order of priority, [(x) to the Class A-1 certificate insurer, any accrued and unpaid premium payable to the Class A-1 certificate insurer for that Distribution Date; (y)] to the Class A-1 certificates, the related Accrued Certificate Interest and Unpaid Interest Amount for the Class A-1 certificates; [and (z) to the Class A-1 certificate insurer, reimbursements for any prior unreimbursed claims (or to the Class A-1 certificates in lieu of any claims under the Class A-1 certificate insurance policy for such Distribution Date) under the Class A-1 certificate insurance policy for either interest or principal payments on the Class A-1 certificates, as well as all other amounts owed to the Class A-1 certificate insurer]; and

                  (2) from the Interest Remittance Amount related to the group II mortgage loans, to the Class A-2 certificates, the related Accrued Certificate Interest and Unpaid Interest Amount for the Class A-2 certificates;

                  provided, that if the Interest Remittance Amount for either loan group is insufficient to make the related payments set forth clause (1) or (2) above, any Interest Remittance Amount relating to the other loan group remaining after payment of the related Accrued Certificate Interest and Unpaid Interest Amounts [(and, if applicable, after payments and reimbursements to the Class A-1 certificate insurer)] will be available to cover that shortfall;

            (b) from any remaining Interest Remittance Amounts, to the Class M-1 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

            (c) from any remaining Interest Remittance Amounts, to the Class M-2 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

            (d) from any remaining Interest Remittance Amounts, to the Class M-3 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

            (e) from any remaining Interest Remittance Amounts, to the Class B-1 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

            (f) from any remaining Interest Remittance Amounts, to the Class B-2 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

            (g) from any remaining Interest Remittance Amounts, to the Class B-3 certificates, the Accrued Certificate Interest for that class on that Distribution Date; and

            (h) from any remaining Interest Remittance Amounts, to the Class B-4 certificates, the Accrued Certificate Interest for that class on that Distribution Date;

      (ii) (A) on each Distribution Date (a) before the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the holders of the class or classes of Principal Certificates then entitled to distributions of principal [and to the Class A-1 certificate insurer] as set forth below, an amount equal to the Principal Distribution Amount in the following order or priority:

            (a) to the Class A certificates, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero;

            [(b) to the Class A-1 certificate insurer, reimbursements for unreimbursed claims under the Class A-1 certificate insurance policy for principal payments to the Class A-1 certificates]; and

            (c) sequentially to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

      (B) on each Distribution Date (a) on and after the Stepdown Date and (b) as long as a Trigger Event is not in effect, to the holders of the class or classes of Principal Certificates then entitled to distribution of principal [and to the Class A-1 certificate insurer] an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

            (a) the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, to the Class A certificates, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below, until their respective Class Certificate Balances are reduced to zero;

            [(b) to the Class A-1 certificate insurer, reimbursements for unreimbursed claims under the Class A-1 certificate insurance policy for principal payments to the Class A-1 certificates;]

            (c) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above [and to the Class A-1 certificate insurer in clause (ii)(B)(b) above,] and (y) the Class M-1 Principal Distribution Amount, to the Class M-1 certificates until their Class Certificate Balance has been reduced to zero;

            (d) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, [to the Class A-1 certificate insurer in clause (ii)(B)(b) above,] and to the Class M-1 certificates in clause (ii)(B)(c) above, and (y) the Class M-2 Principal Distribution Amount, to the Class M-2 certificates until their Class Certificate Balance has been reduced to zero;

            (e) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, [to the Class A-1 certificate insurer in clause (ii)(B)(b) above,] to the Class M-1 certificates in clause (ii)(B)(c) above and to the Class M-2 certificates in clause (ii)(B)(d) above, and (y) the Class M-3 Principal Distribution Amount, to the Class M-3 certificates until their Class Certificate Balance has been reduced to zero;

            (f) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, [to the Class A-1 certificate insurer in clause (ii)(B)(b) above,] to the Class M-1 certificates in clause (ii)(B)(c) above, to the Class M-2 certificates in clause (ii)(B)(d) above, and to the Class M-3 certificates in clause (ii)(B)(e) above, and (y) the Class B-1 Principal Distribution Amount, to the Class B-1 certificates until their Class Certificate Balance has been reduced to zero;

            (g) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, [to the Class A-1 certificate insurer in clause (ii)(B)(b) above,] to the Class M-1 certificates in clause (ii)(B)(c) above, to the Class M-2 certificates in clause (ii)(B)(d) above, to the Class M-3 certificates in clause (ii)(B)(e) above, and to the Class B-1 certificates in clause (ii)(B)(f) above, and (y) the Class B-2 Principal Distribution Amount, to the Class B-2 certificates until their Class Certificate Balance has been reduced to zero;

            (h) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, [to the Class A-1 certificate insurer in clause (ii)(B)(b) above,] to the Class M-1 certificates in clause (ii)(B)(c) above, to the Class M-2 certificates in clause (ii)(B)(d) above, to the Class M-3 certificates in clause (ii)(B)(e) above, to the Class B-1 certificates in clause (ii)(B)(f) above, to the Class B-2 certificates in clause (ii)(B)(g) above, and (y) the Class B-3 Principal Distribution Amount, to the Class B-3 certificates until their Class Certificate Balance has been reduced to zero; and

            (i) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A certificates in clause (ii)(B)(a) above, [to the Class A-1 certificate insurer in clause (ii)(B)(b) above,] to the Class M-1 certificates in clause (ii)(B)(c) above, to the Class M-2 certificates in clause (ii)(B)(d) above, to the Class M-3 certificates in clause (ii)(B)(e) above, to the Class B-1 certificates in clause (ii)(B)(f) above, to the Class B-2 certificates in clause (ii)(B)(g) above, to the Class B-3 certificates in clause (ii)(B)(h) above, and (y) the Class B-4 Principal Distribution Amount, to the Class B-4 certificates until their Class Certificate Balance has been reduced to zero;

      (iii) any amount remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

            (a) [to the Class A-1 certificate insurer, reimbursements for any remaining prior unreimbursed claims under the Class A-1 certificate insurance policy for either interest or principal payments to the Class A-1 certificates, as well as other amounts owed to the Class A-1 certificate insurer;]

            (b) to the holders of the Class M-1 certificates, any Unpaid Interest Amount for that class;

            (c) to the holders of the Class M-2 certificates, any Unpaid Interest Amount for that class;

            (d) to the holders of the Class M-3 certificates, any Unpaid Interest Amount for that class;

            (e) to the holders of the Class B-1 certificates, any Unpaid Interest Amount for that class;

            (f) to the holders of the Class B-2 certificates, any Unpaid Interest Amount for that class;

            (g) to the holders of the Class B-3 certificates, any Unpaid Interest Amount for that class;

            (h) to the holders of the Class B-4 certificates, any Unpaid Interest Amount for that class;

            (i) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

            (j) from funds on deposit in the Excess Reserve Fund Account (not including any Interest Rate Cap Payments included in that account) with respect to that Distribution Date, an amount equal to any Basis Risk Carry Forward Amount with respect to the Principal Certificates for that Distribution Date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates, with the allocation to the Class A certificates being pro rata based on their respective Class Certificate Balances at the beginning of the related Interest Accrual Period;

            (k) (1) from any Interest Rate Cap Payments received with respect to the Interest Rate Cap Agreement on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, sequentially to the Class A-1 and Class A-2 certificates, the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, in each case, up to their respective unpaid remaining Basis Risk Carry Forward Amounts and then (y) to the extent remaining, to the Class X certificates;

            (l) to the Class X certificates, those amounts as set forth in the pooling and servicing agreement; and

            (m) to the holders of the Class R certificates, any remaining amount.

   On each Distribution Date, the trustee is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period, as set forth in the pooling and servicing agreement.

   If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balances of the Principal Certificates exceeds the sum of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the applicable Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 or Class B-4 certificates will be reduced, in inverse order of seniority (beginning with the Class B-4 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, their Class Certificate Balances will be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of Subordinated Certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of Subordinated Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable class of Subordinated Certificates). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

   On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute and any prepayment interest shortfalls not covered by Compensating Interest (as further described in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement) will be allocated as a reduction to the Accrued Certificate Interest for the Principal Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates. The holders of the Principal Certificates will not be entitled to reimbursement for the allocation of any of those shortfalls described in the preceding sentence [and the Class A-1 certificate insurance policy does not cover these amounts].

Allocation of Principal Payments to Class A Certificates

   All principal distributions to the holders of the Class A certificates on any Distribution Date will be allocated between the Class A-1 and Class A-2 certificates based on the Class A Principal Allocation Percentage applicable to those classes for that Distribution Date. However, if the Class Certificate Balances of either class of Class A certificates is reduced to zero, then the remaining amount of principal distributions distributable to the Class A certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the other class of Class A Certificates remaining outstanding until their Class Certificate Balances have been reduced to zero [(with any remaining amounts of principal distributions allocable to the Class A-1 certificates distributed to the Class A-1 certificate insurer as reimbursement for unreimbursed claims under the Class A-1 certificate insurance policy)] and if the Class Certificate Balance of the Class A-1 certificates has been reduced to zero [and the Class A-1 certificate insurer has been reimbursed for claims and all other amounts owing to the Class A-1 certificate insurer], then the remaining amount of principal distributions on the Class A-1 certificates will be distributed to the Class A-2 certificates, in accordance with the principal distribution allocations described in this paragraph, until their Class Certificate Balances have been reduced to zero.

   Any payments of principal to the Class A-1 certificates will be made first from payments relating to the group I mortgage loans and any payments of principal to the Class A-2 certificates will be made first from payments relating to the group II mortgage loans.

   However, on and after the Distribution Date on which the aggregate Class Certificate Balances of the Class M and Class B Certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions to the Class A certificates are required to be allocated pro rata to the Class A certificates based on their respective Class Certificate Balances.

Calculation of One-Month LIBOR

   On each LIBOR Determination Date, the trustee will determine One-Month LIBOR for the next Interest Accrual Period for the Offered Certificates.

Excess Reserve Fund Account

   The "Basis Risk Payment" for any Distribution Date will be the aggregate of the Basis Risk Carry Forward Amounts for that date. However, with respect to any Distribution Date, the payment cannot exceed the amount otherwise distributable on the Class X certificates.

   If on any Distribution Date, the Pass-Through Rate for any class of Principal Certificates is based upon the Loan Group I Cap, the Loan Group II Cap or the WAC Cap, as applicable, the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the applicable cap, over (ii) the amount of interest that class of certificates received on that Distribution Date based on its capped Pass-Through Rate and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to those caps) is the "Basis Risk Carry Forward Amount" for those classes of certificates.

   Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account with respect to such Distribution Date (each as described in this prospectus supplement). In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates.

   In the event the Class Certificate Balance of any class of Principal Certificates is reduced because of Applied Realized Loss Amounts (and is not subsequently increased as a result of any Subsequent Recoveries), the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. The ratings on the certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount. [The Basis Risk Carry Forward Amount will not be covered by the Class A-1 certificate insurance policy.]

   Pursuant to the pooling and servicing agreement, an account (referred to as the "Excess Reserve Fund Account") will be established, which is held in trust, as part of the trust fund, by the trustee. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of the Principal Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. Holders of the Principal Certificates will also be entitled to receive, in the manner described in this prospectus supplement, Interest Rate

Cap Payments, if any, deposited into the Excess Reserve Fund Account with respect to any Distribution Date to the extent necessary to cover any Basis Risk Carry Forward Amount on the Principal Certificates. The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the Class X certificates. Any distribution by the trustee from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date.

Interest Rate Cap Agreement

   The trust will have the benefit of an interest rate cap agreement, the "Interest Rate Cap Agreement," for the benefit of the Principal Certificates with an initial notional amount of approximately $[__________]. The Interest Rate Cap Agreement is provided by [__________] (the "Cap Provider"). The short term unsecured debt obligations of the guarantor of the Cap Provider, [__________], are rated "[___]" by [___], "[___]" by [___], and "[___]" by
[___]. The long term unsecured debt obligations of the guarantor of the cap provider are rated "[___]" by [___], "[___]" by [___], and "[___]" by [___]. All
obligations of the depositor under the Interest Rate Cap Agreement will be paid on or prior to the closing date.

   On each Distribution Date, the Cap Provider will be obligated under the Interest Rate Cap Agreement to pay to the trustee an amount equal to the product of (a) the number of basis points by which one-month LIBOR, as determined pursuant to the Interest Rate Cap Agreement, exceeds the strike rate on the schedule attached as Annex II to this prospectus supplement, up to a one-month LIBOR of [___]%, (b) the amount set forth as the interest rate cap notional amount on the schedule attached as Annex II to this prospectus supplement, and
(c) the actual number of days in the applicable interest accrual period divided by 360. Amounts, if any, payable under the Interest Rate Cap Agreement with respect to any Distribution Date will be used to cover, in the manner and priority set forth in this prospectus supplement, shortfalls in payments of interest on the Principal Certificates, if the Pass-Through Rates on those certificates are limited for any of the first [___] Distribution Dates due to the caps on their Pass-Through Rates. The Cap Provider's obligations under the Interest Rate Cap Agreement will terminate following the Distribution Date in [__________].

Overcollateralization Provisions

   The Total Monthly Excess Spread, if any, on any Distribution Date may be applied as an accelerated payment of principal of the Principal Certificates, to the limited extent described below. Any such application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal would have the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds and any Interest Rate Cap Payments not required to be distributed to holders of the Principal Certificates as described above on any Distribution Date will be paid to the holders of the Class X certificates and will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Applied Realized Loss Amounts.

   With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over (b) the aggregate Class Certificate Balance of the Principal Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that Distribution Date) is the "Overcollateralized Amount" as of that Distribution Date. The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Overcollateralized Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as an "Overcollateralization Deficiency"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "Extra Principal Distribution Amount." The required level of the Overcollateralized Amount with respect to a Distribution Date is the "Specified Overcollateralized Amount" and is set forth in the definition of Specified Overcollateralized Amount in the "Glossary of Terms" in this prospectus supplement. As described above, the Specified Overcollateralized Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event occurs, the Specified Overcollateralized Amount may not "step down." Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that the "Trigger Event" (as defined under "Glossary of Terms" in this prospectus supplement) is in effect.

   In the event that a Specified Overcollateralized Amount is permitted to decrease or "step down" on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount otherwise exists, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the Principal Certificates on that Distribution Date will be distributed to the holders of the Class X certificates on that Distribution Date (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the Principal Certificates) until the Excess Overcollateralized Amount is reduced to zero. This has the effect of decelerating the amortization of the Principal Certificates relative to the amortization of the mortgage loans, and of reducing the related Overcollateralized Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Specified Overcollateralized Amount is the "Excess Overcollateralized Amount" with respect to that Distribution Date. If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (i.e., the related Overcollateralized Amount is or would be greater than the related Specified Overcollateralized Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Principal Certificates on that Distribution Date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay [any amounts owing to the Class A-1 certificate insurer,] Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the Principal Certificates) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and (y) the Net Monthly Excess Cash Flow (referred to as the "Overcollateralization Reduction Amount" for that Distribution Date). The "Net Monthly Excess Cash Flow" is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the Principal Certificates [and after the payment of all amounts then owed to the Class A-1 certificate insurer].

Reports to Certificateholders

   On each Distribution Date the trustee will make available to [the Class A-1 certificate insurer,] the depositor and each holder of a Principal Certificate a distribution report, based solely on information provided to the trustee by the servicer, containing such information, (including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, and the aggregate outstanding principal balance of each class as of such Distribution Date) as required by the pooling and servicing agreement.

   The trustee will provide the monthly distribution report via the trustee's internet website. The trustee's website will initially be located at [__________] and assistance in using the website can be obtained by calling the trustee's investor relations desk at [__________]. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. The trustee will have the right to change the way the monthly statements to certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

   The trustee will also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).

                       THE POOLING AND SERVICING AGREEMENT

General

   [__________] (after servicing has been transferred to it on or about [__________], 200[__]) will act as the servicer of the mortgage loans under the pooling and servicing agreement. See "The Servicer" in this prospectus supplement. Prior to the transfer of servicing to [__________], the servicing of the mortgage loans to be transferred to it will be done pursuant to interim servicing agreements currently in place.

   In servicing the mortgage loans, the servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans.

Servicing and Trustee Fees and Other Compensation and Payment of Expenses

   As compensation for its activities as servicer under the pooling and servicing agreement, the servicer is entitled with respect to each mortgage loan serviced by it to the servicing fee, which will be retained by the servicer or payable monthly from amounts on deposit in the collection account. The servicing fee is required to be an amount equal to interest at one-twelfth of the servicing fee rate for the applicable mortgage loan on the Stated Principal Balance of such mortgage loan. The servicing fee rate with respect to each mortgage loan will be [___]% per annum. In addition, the servicer is entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees or similar items (other than Prepayment Premiums). The servicer is also entitled to withdraw from the collection account or any related escrow account any net interest or other income earned on deposits in the collection account or escrow account as the case may be. The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses, except as specifically provided in the pooling and servicing agreement.

   As compensation for its activities as trustee under the pooling and servicing agreement, the trustee will be entitled with respect to each mortgage loan to the trustee fee, which will be remitted to the trustee monthly by the servicer from amounts on deposit in the collection account. The trustee fee will be an amount equal to one-twelfth of the trustee fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan. The trustee fee rate with respect to each mortgage loan will be a rate per annum of [___]% or less. In addition to the trustee fee, the trustee will be entitled to the benefit of earnings on deposits in the distribution account.

P&I Advances and Servicing Advances

   The servicer is required to make P&I Advances on each Servicer Remittance Date with respect to each mortgage loan it services, subject to the servicer's determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding the servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from any amounts in the collection account. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

   The servicer is required to advance amounts with respect to the mortgage loans serviced by it, subject to the servicer's determination that such advance would be recoverable, constituting reasonable "out-of-pocket" costs and expenses relating to:

   o the preservation, restoration, inspection and protection of the mortgaged property,

   o  enforcement or judicial proceedings, including foreclosures, and

   o certain other customary amounts described in the pooling and servicing agreement.

   These servicing advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer's good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from any amounts in the collection account.

   The servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement. This reimbursement may come from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer may be reimbursed for such advance from any amounts in the collection account.

   The servicer will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if in the good faith business judgment of the servicer (as stated in an officer's certificate of the servicer delivered to the trustee), such P&I Advance or servicing advance would not ultimately be recoverable from collections on or proceeds of the related mortgage loan.

Prepayment Interest Shortfalls

   In the event of any voluntary principal prepayments in full on any mortgage loans during any Prepayment Period (excluding any payments made upon liquidation of any mortgage loan and voluntary principal prepayments in part), the servicer will be obligated to pay, by no later than the Servicer Remittance Date for the related Distribution Date, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such voluntary prepayments in full. The amount of compensating interest payable by the servicer ("Compensating Interest") will be equal to the difference between the interest paid by the applicable mortgagors for that Prepayment Period in connection with the prepayments in full and thirty days' interest on the related mortgage loans, but only to the extent of the servicing fee for the related Distribution Date.

[Advance Facility; Pledge of Servicing Rights

   The pooling and servicing agreement provides that the servicer may enter into a facility with any party under which such party may fund the servicer's P&I Advances or Servicing Advances, although no such facility will reduce or otherwise affect the servicer's obligation to fund such P&I Advances or Servicing Advances. Any P&I Advances or Servicing Advances made by a advancing party will be reimbursed to the advancing party in the same manner as reimbursement would be made to the servicer.]

Servicer Reports

   As set forth in the pooling and servicing agreement, on a date preceding the applicable Distribution Date, the servicer is required to deliver to the trustee [and the Class A-1 certificate insurer] a servicer remittance report setting forth the information necessary for the trustee to make the distributions set forth under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and containing the information to be included in the distribution report for that Distribution Date delivered by the trustee. In addition, the servicer will be required to deliver to the trustee and the depositor certain monthly reports relating to the mortgage loans and the mortgaged properties. The trustee will provide these monthly reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.

   The servicer is required to deliver to the depositor, the trustee, [the Class A-1 certificate insurer] and the rating agencies, on or prior to March 15th of each year, starting in 200[__], an officer's certificate stating that:

   o a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision, and

   o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default including the steps being taken by the servicer to remedy such default.

   On or prior to March 15th of each year, starting in 200[__], the servicer, at its expense, is required to cause to be delivered to the depositor, the trustee, [the Class A-1 certificate insurer,] and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of residential mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with certain minimum residential mortgage loan servicing standards.

Collection and Other Servicing Procedures

   The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.

   The servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure,
(iii) granting the borrower under the mortgage loan a modification or forbearance, or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans.

   The servicer will be required to accurately and fully report its borrower payment histories to all three national credit repositories in a timely manner with respect to each mortgage loan.

   If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the trust fund, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

   Any fee collected by the servicer for entering into an assumption or modification agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption or modification, none of the outstanding principal amount, the mortgage rate borne by the mortgage note relating to each mortgage loan nor the final maturity date for such mortgage loan may be changed, unless the mortgagor is in default with respect to the mortgage loan or such default is, in the judgment of the servicer, reasonably foreseeable. For a description of circumstances in which the servicer may be unable to enforce "due-on-sale" clauses, see "Legal Aspects of the Mortgage Loans--Due-On-Sale Clauses" in the prospectus.

Hazard Insurance

   The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy which contains a standard mortgagee's clause with coverage in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the outstanding principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy. As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The pooling and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the collection account the sums which would have been deposited in the collection account but for such clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

   The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

   Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

   The servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the pooling and servicing agreement. However, the servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the servicer.

Optional Repurchase of Delinquent Mortgage Loans

   The depositor has the option, but is not obligated, to purchase from the trust any mortgage loan that is [___] days or more delinquent subject to certain terms and conditions set forth in the pooling and servicing agreement. The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the servicer related to the mortgage loan.

Removal and Resignation of the Servicer

   The trustee may, and the trustee is required to at the direction of the majority of voting rights in the certificates, remove the servicer upon the occurrence and continuation beyond the applicable cure period of any event described in clauses (a) through (i) below. Each of the following constitutes a "servicer event of default":

      (a) any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor or trustee; or

      (b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, or the breach of any representation and warranty set forth in the pooling and servicing agreement to be true and correct, which continues unremedied for a period of thirty days after the earlier of (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, is given to the servicer by the depositor or trustee, or to the servicer, the depositor and the trustee by any holders of certificates entitled to at least 25% of the voting rights in the certificates, and (ii) actual knowledge of such failure by a servicing officer of the servicer; provided, however, that in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the servicer, the cure period may be extended for an additional 30 days upon delivery by the servicer to the trustee of a certificate to the effect that the servicer believes in good faith that the failure or breach can be cured within such additional time period and the servicer is diligently pursuing remedial action; or

      (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of sixty days; or

      (d) the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

      (e) the servicer admits in writing its inability generally to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

      (f) the failure by the servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or

      (g) certain servicing performance criteria as set forth in the pooling and servicing agreement are not satisfied as of any Distribution Date or certain reports are not timely delivered by the servicer to the trustee; or

      (h) any breach of a representation and warranty of the servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the servicer by the trustee or the depositor, or to the servicer, the trustee or the depositor by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

      (i) any reduction, withdrawal or qualification of the servicing rating of the servicer by any rating agency that results in the inability of the servicer to act as a primary or special servicer for any mortgage-backed or asset-backed transaction rated or to be rated by any Rating Agency.

   Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, the servicer may not assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the servicer, the depositor and the trustee or upon the determination that the servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

   Pursuant to the terms of the pooling and servicing agreement, upon removal or resignation of the servicer, subject to the depositor's right to appoint a successor servicer, the trustee will be the successor servicer. The trustee, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable.

The trustee, as successor servicer, will be obligated to assume the other responsibilities, duties and liabilities of the predecessor servicer as soon as practicable, but in no event later than 90 days after the trustee has notified the predecessor servicer that it is being terminated. If, however, the trustee is unwilling or unable to act as successor servicer, or the holders of the certificates entitled to a majority of the voting rights in the certificates so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies and having a net worth of not less than $30,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

   The trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the servicer or such greater compensation if consented to by the rating agencies rating the Principal Certificates and a majority of the certificateholders. See "--Servicing and Trustee Fees and Other Compensation and Payment of Expenses" above.

   The terminated servicer, subject to certain provisions in the pooling and servicing agreement, will be obligated to pay all of its own out-of-pocket costs and expenses, without reimbursement from the trust fund, to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer without reimbursement from the trust fund. In the event the terminated servicer defaults in its obligations to pay such costs, the successor servicer will be obligated to pay such costs but will be entitled to reimbursement for such costs from the trust fund or if the successor servicer fails to pay, the trustee will pay such costs from the trust fund.

Termination; Optional Clean-up Call

   The majority Class X certificateholders in the aggregate may, at their option, direct the servicer to purchase the mortgage loans and REO properties and terminate the trust on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. If the depositor or one of its affiliates is a Class X certificateholder exercising this option, it may only do so with at least one other unaffiliated person that holds at least a 10% percentage interest in the Class X certificates. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, together with any unpaid remaining Basis Risk Carry Forward Amounts, and (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the party exercising the right to purchase the mortgage loans at its expense and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate. Such purchase of the mortgage loans would result in the final distribution on the Principal Certificates on such Distribution Date.

   The trust also is required to terminate upon either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the servicer), or
(ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

Amendment

   The pooling and servicing agreement may be amended from time to time by [__________], the depositor, the servicer and the trustee by written agreement, without notice to, or consent of, the holder of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision, or to add to the duties of the depositor, the servicer or the trustee, to comply with any requirements in the Code. The pooling and servicing agreement may also be amended to add or modify any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such action will not adversely affect in any material respect the interest of any certificateholder, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates.

   The pooling and servicing agreement may be amended from time to time by [__________], the depositor, the servicer and the trustee and holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

   [Notwithstanding the foregoing, any amendment to the pooling and servicing agreement will require the prior written consent of the Class A-1 certificate insurer until the later of (a) the date the Class Certificate Balance of the Class A-1 Certificates is reduced to zero and (b) the date all amounts owing to the Class A-1 certificate insurer under the Class A-1 certificate insurance policy and the insurance and indemnity agreement have been paid in full.]

[Voting Rights of the Class A-1 Certificate Insurer

   Unless it is in default under the Class A-1 certificate insurance policy or certain events of bankruptcy or insolvency have occurred with respect to the Class A-1 certificate insurer, the Class A-1 certificate insurer will have the right to exercise all rights, including voting rights, which the holders of the Class A-1 certificates are entitled to exercise under the pooling and servicing agreement and the other transaction documents. The Class A-1 certificate insurer will be entitled to reimbursement for all costs and expenses incurred in connection with such action, proceeding or investigation, including (without limitation) reasonable attorneys' fees and any judgment or settlement entered into affecting the Class A-1 certificate insurer or the Class A-1 certificate insurer's interests. The trustee will not have any liability for any action taken by the Class A-1 certificate insurer as a result of the exercise by the Class A-1 certificate insurer of any of these rights.

   Once the Class A-1 certificates have been paid in full, and all amounts owing to the Class A-1 certificate insurer have been paid in full, the control rights of the Class A-1 certificate insurer will terminate.]

Certain Matters Regarding the Depositor, the Servicer and the Trustee

   The pooling and servicing agreement provides that none of the depositor, the servicer, the trustee nor any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, provided that none of the depositor, the servicer or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, the servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

   The depositor, the servicer, the trustee and any director, officer, employee, affiliate or agent of the depositor, the servicer or the trustee will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates or any unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of the depositor's, the servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason its reckless disregard of obligations and duties under the pooling and servicing agreement.

   None of the depositor, the servicer or the trustee is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, the servicer and the trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, the servicer or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the depositor, the servicer and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

                   [THE CLASS A-1 CERTIFICATE INSURANCE POLICY

   The following summary of the terms of the Class A-1 certificate insurance policy does not purport to be complete and is qualified in its entirety by reference to the Class A-1 certificate insurance policy. A copy of the Class A-1 certificate insurance policy may be obtained, upon written request of a certificateholder, from the trustee.

   Simultaneously with the issuance of the Class A-1 certificates, the Class A-1 certificate insurer will deliver the Class A-1 certificate insurance policy to the trustee for the benefit of the holders of the Class A-1 certificates. Under the Class A-1 certificate insurance policy, the Class A-1 certificate insurer unconditionally and irrevocably guarantees to the trustee for the benefit of each holder of a Class A-1 certificate the full and complete payment of (i) the Accrued Certificate Interest on the Class A-1 certificates on each Distribution Date, (ii) any Class A-1 Principal Parity Amount, (iii) if such Distribution Date is the final Distribution Date, the Class Certificate Balance of the Class A-1 certificates, to the extent unpaid on the final Distribution Date (without duplication of amounts included in clause (ii) above), after giving effect to all payments including any Class A-1 Principal Parity Amounts, or earlier termination of the trust pursuant to the terms of the pooling and servicing agreement (clauses (i), (ii) and (iii) collectively, the "Guaranteed Distributions") and (iv) the amount of any distribution of principal or interest to any holder of a Class A-1 certificate, which distribution which subsequently is avoided in whole or in part as a preference payment under applicable law. Guaranteed Distributions will not include, nor shall coverage be provided under the Class A-1 certificate insurance policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Guaranteed Distribution to a holder, any interest shortfalls resulting from the application of the Servicemembers Civil Relief Act or any comparable state law, any prepayment interest shortfalls to the extent not covered by the servicer or any Basis Risk Carry Forward Amounts that may be incurred or that may be distributable to the Class A-1 certificates.

   Payment of claims on the Class A-1 certificate insurance policy made in respect of Guaranteed Distributions will be made by the Class A-1 certificate insurer following receipt by the Class A-1 certificate insurer of the appropriate notice for payment in the form attached to the Class A-1 certificate insurance policy on the later to occur of (i) [__________], New York City time, on the second Business Day following receipt of the notice for payment, and (ii) [__________], New York City time, on the date on which such payment was due on the Class A-1 certificates.

If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Class A-1 certificate insurance policy, the Class A-1 certificate insurer shall cause the payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of:

      (1) the fourth Business Day following receipt by the certificate insurer from the trustee of:

            (A) a certified copy of the order (an "Order") of the court or other governmental body which exercised jurisdiction to the effect that the holder of the Class A-1 certificate is required to return principal or interest paid on such Class A-1 certificates during the term of the Class A-1 certificate insurance policy because those payments were avoidable as preference payments under applicable bankruptcy law,

            (B) a certificate of the holder of the Class A-1 certificate that the Order has been entered and is not subject to any stay, and

            (C) an assignment duly executed and delivered by the holder of the Class A-1 certificate, in a form as is reasonably required by the Class A-1 certificate insurer and provided to the certificateholder by the Class A-1 certificate insurer, irrevocably assigning the Class A-1 certificate insurer all rights and claims of the certificateholder relating to or arising under the Class A-1 certificate against the trust or otherwise with respect to the applicable preference payment, and

      (2) the date of receipt by the Class A-1 certificate insurer from the trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to the date of receipt, the Class A-1 certificate insurer shall have received written notice from the trustee that the items were to be delivered on that date and that date was specified in the applicable notice. The payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trustee or any holder of a Class A-1 certificate directly, unless a holder of a Class A-1 certificate has previously paid the applicable amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the applicable payment will be disbursed to the trustee, for distribution to that certificateholder upon proof of payment reasonably satisfactory to the Class A-1 certificate insurer. In connection with the foregoing, the Class A-1 certificate insurer shall have the rights provided pursuant to the pooling and servicing agreement to the holders of the Class A-1 certificates including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trustee and each holder of a Class A-1 certificate in the conduct of any proceeding with respect to a preference claim.

   The terms "receipt" and "received," with respect to the Class A-1 certificate insurance policy, mean actual delivery to the Class A-1 certificate insurer and to the fiscal agent, if any, prior to [__________], New York City time, on a Business Day; delivery either on a day that is not a Business Day or after [__________], New York City time, will be deemed to be receipt on the next succeeding Business Day. If any notice or certificate given under the Class A-1 certificate insurance policy by the trustee is not in proper form or is not properly completed, executed or delivered, it will be deemed not to have been Received, and the Class A-1 certificate insurer or the fiscal agent will promptly so advise the trustee and the trustee may submit an amended notice.

   Under the Class A-1 certificate insurance policy, "Business Day" means any day other than (x) a Saturday or Sunday or (y) a day on which the banking institutions in [__________] or the state in which the corporate trust office of the trustee is located are authorized or obligated by law or executive order to be closed.

   The Class A-1 certificate insurer's obligations under the Class A-1 certificate insurance policy in respect of Guaranteed Distributions will be discharged to the extent funds are transferred to the trustee as provided in the Class A-1 certificate insurance policy whether or not those funds are properly applied by the trustee.

   The Class A-1 certificate insurer will be subrogated to the rights of each holder of a Class A-1 certificate to receive payments of principal and interest under the Class A-1 certificates to the extent of any payment by the certificate insurer under the Class A-1 certificate insurance policy. To the fullest extent permitted by applicable law, the Class A-1 certificate insurer agrees under the Class A-1 certificate insurance policy not to assert, and waives, for the benefit of each holder of a Class A-1 certificate, all the rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that those rights and defenses may be available to the Class A-1 certificate insurer to avoid payment of its obligations under the Class A-1 certificate insurance policy in accordance with the express provisions of the Class A-1 certificate insurance policy.

   The terms of the Class A-1 certificate insurance policy cannot be modified or altered by any other agreement or instrument. The Class A-1 certificate insurance policy may not be canceled or revoked prior to payment in full of all Guaranteed Distributions with respect to the Class A-1 Certificates.

   The Class A-1 certificate insurance policy provides that it is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Class A-1 certificate insurance policy is governed by the laws of the State of New York.]

                       [THE CLASS A-1 CERTIFICATE INSURER

   The following information has been provided by Class A-1 certificate insurer for inclusion in this prospectus supplement. None of the depositor, the responsible party, the servicer, the trustee, the underwriter or any of their respective affiliates has made or will make any representations as to the accuracy or completeness of this information.

General

   [__________], which is referred to in this prospectus supplement as the "Class A-1 certificate insurer" or "[___]," is a monoline insurance company incorporated in [___] under the laws of the State of [__________]. [___] is licensed to engage in financial guaranty insurance business in [__________].

   [___] and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an issuer's obligations--thereby enhancing the credit rating of those obligations--in consideration for the payment of a premium to the insurer. [___] and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). [___] insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy [___]'s underwriting criteria.

   [___] is a wholly-owned subsidiary of [__________]. No shareholder of [___] is obligated to pay any debt of [___] or any claim under any insurance policy issued by [___] or to make any additional contribution to the capital of [___].

Reinsurance

   Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by [___] or its domestic or [__________] operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, [___] reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by [___] as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit [___]'s obligations under any financial guaranty insurance policy.

Ratings

   [___]'s financial strength is rated "[___]" by [___], [___], [___] and [___].
These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See "Ratings" in this prospectus supplement.

Capitalization

   The following table sets forth the capitalization of [___] and its subsidiaries as of [__________] (unaudited), on the basis of accounting principles generally accepted in the United States of America:

                                                                       [___________], 200[__]
                                                                       ----------------------
                                                                           (In thousands)
Deferred Premium Revenue (net of prepaid reinsurance premiums)               $[_______]
Surplus Notes (long-term debt)...............................                 [_______]
Minority Interest............................................                 [_______]
Shareholder's Equity
  Common Stock...............................................                 [_______]
  Additional Paid-In Capital.................................                 [_______]
  Accumulated Other Comprehensive Income
   (net of deferred income taxes)............................                 [_______]
  Accumulated Earnings.......................................                 [_______]
Total Shareholder's Equity...................................                 [_______]
Total Deferred Premium Revenue (net), Surplus Notes (long-term debt),
  Minority Interest and Shareholder's Equity.................                $[_______]

   For further information concerning [___], see the Consolidated Financial Statements of [___] and Subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. [___]'s financial statements are included as exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by [___] and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission and at [___]'s website, http://www.[___]. Copies of the statutory quarterly and annual statements filed with [__________] by [___] are available upon request to [__________].

Incorporation of Certain Documents by Reference

   The consolidated financial statements of [___] included in, or as exhibits to, the following documents filed by [__________] with the Securities and Exchange Commission, are hereby incorporated by reference in this prospectus supplement:

      (a)   Annual Report on Form 10-K for the year ended [__________], 200[__];
            and

      (b) Quarterly Report on Form 10-Q for the period ended [__________], 200[__] (unaudited).

   All financial statements of [___] included in, or as exhibits to, documents filed by [__________] pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the filing of this prospectus supplement and before the termination of the offering of the insured certificates, shall be deemed incorporated by reference into this prospectus supplement.

   You may request a free copy of any of the filings incorporated by reference into this prospectus supplement by writing to the Depositor at 85 Broad Street, New York 10004, Attention: Principal Finance Group and Asset Management Group.

   The depositor, on behalf of the trust, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the financial statements of [___] included in or as an exhibit to the Annual Report of [__________] filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the Class A-1 certificates, and the offering of the Class A-1 certificates at that time shall be deemed to be the initial bona fide offering of those certificates.

Insurance Regulation

   [___] is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of [__________], its state of domicile. In addition, [___] and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of [__________], is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as [___], regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.]

                       PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

   The prepayment model used in this prospectus supplement represents an assumed rate of prepayment ("Prepayment Assumption") each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed-rate mortgage loans, the 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of approximately [___]% per annum of the then outstanding principal balance of the mortgage loans in [__________] 200[__] and an additional approximately [___]% per annum in each month thereafter until [__________] 200[__]. Beginning in [____] 200[_] and in each month thereafter, 100% Prepayment Assumption assumes a CPR of [___]% per annum each month. The 100% Prepayment Assumption with respect to the adjustable-rate mortgage loans assumes a CPR of [___]%.

   Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

   Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which collectively are the structuring assumptions ("Structuring Assumptions"):

   o  the closing date for the certificates occurs on [__________], 200[__];

   o distributions on the certificates are made on the [___] day of each month, commencing in [__________] 200[__], regardless if such day is a business day, in accordance with the priorities described in this prospectus supplement;

   o the mortgage loans prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable Prepayment Assumption as stated in the table under the heading "Prepayment Scenarios" under "--Decrement Tables" below;

   o  prepayments include [___] days' interest on the related mortgage loan;

   o the optional termination is not exercised (except with respect to the weighted average life to call where a 10% optional cleanup call is assumed);

   o the Specified Overcollateralized Amount is as specified in this prospectus supplement;

   o with respect to each adjustable-rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Index (subject to the applicable periodic rate cap and maximum interest rate), (b) the Six-Month LIBOR Loan Index remains constant at [___]%, (c) One-Month LIBOR remains constant at [___]%, and (d) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment;

   o  the Expense Fee Rate is [___]%;

   o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

   o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

   o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

   o the initial Class Certificate Balance of each class of certificates is as set forth on the cover page of this prospectus supplement;

   o interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement; and

   o the assumed mortgage loans have the approximate characteristics described below:

                                                               Cut-off
                                    Remaining    Remaining       Date
                                     Term to    Amortization    Gross                 First     Gross    Initial
                       Principal    Maturity        Term       Mortgage   Loan Age    Reset     Margin   Periodic   Periodic
Group   Description   Balance ($)   (Months)    (Months)(1)    Rate (%)   (Months)   (Months)    (%)     Cap (%)    Cap (%)
-----   -----------   -----------   ---------   ------------   --------   --------   --------   ------   --------   --------

         Gross                 Original
        Lifetime               Interest-
        Maximum     Floor     Only Period
Group   Rate (%)   Rate (%)    (Months)
-----   --------   --------   -----------

(1) With respect to the replines with an interest only period, the remaining amortization period will not commence until the interest only period has ended.

                                                               Cut-off
                                    Remaining    Remaining       Date
                                     Term to    Amortization    Gross                 First     Gross    Initial
                       Principal    Maturity        Term       Mortgage   Loan Age    Reset     Margin   Periodic   Periodic
Group   Description   Balance ($)   (Months)    (Months)(1)    Rate (%)   (Months)   (Months)    (%)     Cap (%)    Cap (%)
-----   -----------   -----------   ---------   ------------   --------   --------   --------   ------   --------   --------

         Gross                 Original
        Lifetime               Interest-
        Maximum     Floor     Only Period
Group   Rate (%)   Rate (%)    (Months)
-----   --------   --------   -----------

(1) With respect to the replines with an interest only period, the remaining amortization period will not commence until the interest only period has ended.

   While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case.

Defaults in Delinquent Payments

   The yield to maturity of the Offered Certificates, and particularly the Subordinated Certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Except to the extent of any Subsequent Recoveries, holders of the Offered Certificates will not receive reimbursement for Applied Realized Loss Amounts applied to their certificates. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

   The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations) and repurchases by a selling party or purchases, pursuant to the optional clean-up call, as described in this prospectus supplement. Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "The Mortgage Loan Pool" in this prospectus supplement.

   Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

   The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

   As is the case with fixed-rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed-rate loan to "lock in" a lower interest rate. The existence of the applicable Periodic Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed-rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs (the 2/28 adjustable mortgage loans and the 3/27 adjustable mortgage loans) will not have their initial Adjustment Date until two or three years after their origination. The prepayment experience of the 2/28 adjustable mortgage loans and the 3/27 adjustable mortgage loans may differ from that of the other ARMs. The 2/28 adjustable mortgage loans and the 3/27 adjustable mortgage loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on the 2/28 adjustable mortgage loans or the 3/27 adjustable mortgage loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

   The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

   When a mortgagor prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent sufficient Compensating Interest (to the extent available as described in this prospectus supplement to cover prepayment interest shortfalls resulting from voluntary principal prepayments in full), a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest. Also, when a mortgagor prepays a mortgage loan in part together with the scheduled payment for a month on or after the related Due Date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, up to one-month of interest shortfall accrues on the amount of such excess.

   To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, the remaining deficiency will be allocated to the Principal Certificates, pro rata, according to the amount of interest to which each class of Principal Certificates would otherwise be entitled, in reduction of that amount.

   The Pass-Through Rate for each class of Principal Certificates may be calculated by reference to the net mortgage rates of the mortgage loans. If the mortgage loans bearing higher mortgage rates, either through higher fixed rates, or in the case of the adjustable rate mortgage loans, higher margins or an increase in the Index (and consequently, higher adjusted net mortgage rates), were to prepay, the weighted average net mortgage rate would be lower than otherwise would be the case. In addition, changes in One-Month LIBOR (on which the Pass-Through Rates of the Offered Certificates are based) may not correlate with changes in the Six-Month LIBOR Loan Index. It is possible that a decrease in the Six-Month LIBOR Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the Pass-Through Rates on any class of Principal Certificates, calculated without reference to any applicable Loan Group I Cap, Loan Group II Cap, or the WAC Cap, were to be higher than those applicable caps or, if applicable, the Loan Group I Cap or the Loan Group II Cap, the Pass-Through Rate on those classes of certificates would be lower than otherwise would be the case. Although holders of those classes of certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, including Interest Rate Cap Payments, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Principal Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Overcollateralization Provisions

   The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the Principal Certificates and consequently the yields to maturity of those certificates. If at any time the Overcollateralized Amount is less than the Specified Overcollateralized Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal until the Overcollateralized Amount equals the Specified Overcollateralization Amount. This would have the effect of reducing the weighted average lives of those certificates. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Overcollateralized Amount will never be less than the Specified Overcollateralized Amount.

   Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the Principal Certificates and expenses at the Expense Fee Rate. Mortgage loans with higher net mortgage rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher net mortgage rates may prepay faster than mortgage loans with relatively lower net mortgage rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Principal Certificates.

   As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Principal Certificates may vary significantly over time and from class to class.

Subordinated Certificates

   The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates provide credit enhancement for the certificates that have a higher payment priority, and Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates, in reverse order of their relative payment priorities (with Class B-4 certificates having the lowest priority, then the Class B-3 certificates, then the Class B-2 certificates, then the Class B-1 certificates, then the Class M-3 certificates, then the Class M-2 certificates, and then the Class M-1 certificates), will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Subordinated Certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized losses on the mortgage loans will reduce the Class Certificate Balance of the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a Distribution Date, exceed the aggregate Stated Principal Balances of the related mortgage loans. As a result of such a reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes of certificates than would otherwise be the case.

   The Principal Distribution Amount to be made to the holders of the Principal Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated Principal Balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the Principal Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Subordinated Certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinated Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal to the senior certificates, depending on the timing of realized losses, the Subordinated Certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

   For all purposes, the Class B-4 certificates will have the lowest payment priority of any class of Subordinated Certificates.

Weighted Average Lives of the Offered Certificates

   The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

   For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" above and "Yield and Prepayment Considerations" in the prospectus.

   In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the Prepayment Assumption, see "--Decrement Tables" below.

Decrement Tables

   The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average mortgage rates of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loans specified in the Structuring Assumptions.

                              Prepayment Scenarios

                                       SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
                                       ----------   -----------   ------------   -----------   ----------
Fixed-rate mortgage loans (% of
Prepayment Assumption)                     [___]%        [___]%         [___]%        [___]%       [___]%
Adjustable-rate mortgage loans (% of
Prepayment Assumption)                     [___]%        [___]%         [___]%        [___]%       [___]%

           Percent of Initial Class Certificate Balance Outstanding(1)

                                         Class A-1                          Class A-2
                                    PREPAYMENT SCENARIO                 PREPAYMENT SCENARIO
                              --------------------------------   --------------------------------
DISTRIBUTION DATE              I      II    III     IV     V      I      II     III    IV     V
                              ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage.........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
Weighted Average Life to
   Maturity (years)(2).....

Weighted Average Life to
   Call (years)(2)(3)......

-----------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the [__]% optional clean-up call on the earliest possible date.

* Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                          Class M-1
                                     PREPAYMENT SCENARIO
                              --------------------------------
DISTRIBUTION DATE              I      II    III     IV     V
                              ----   ----   ----   ----   ----
Initial Percentage.........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
Weighted Average Life to
   Maturity (years)(2).....

Weighted Average Life to
   Call (years)(2)(3)......

------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the [___]% optional clean-up call on the earliest possible date.

* Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                          Class M-2                         Class M-3
                                     PREPAYMENT SCENARIO               PREPAYMENT SCENARIO
                              --------------------------------   --------------------------------
DISTRIBUTION DATE              I      II    III     IV     V      I      II     III    IV     V
                              ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage.........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
Weighted Average Life to
   Maturity (years)(2).....

Weighted Average Life to
   Call (years)(2)(3)......

-----------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

* Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                          Class B-1
                                     PREPAYMENT SCENARIO
                              --------------------------------
DISTRIBUTION DATE              I      II    III     IV     V
                              ----   ----   ----   ----   ----
Initial Percentage.........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
Weighted Average Life to
   Maturity (years)(2).....

Weighted Average Life to
   Call (years)(2)(3)......

------------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                          Class B-2                        Class B-3
                                     PREPAYMENT SCENARIO               PREPAYMENT SCENARIO
                              --------------------------------   --------------------------------
DISTRIBUTION DATE              I      II    III     IV     V      I      II     III    IV     V
                              ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage.........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
[__________] 20[__]........
Weighted Average Life to
   Maturity (years)(2).....

Weighted Average Life to
   Call (years)(2)(3)......

-----------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of any class of certificates is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the [___]% optional clean-up call on the earliest possible date.

Available Funds Caps

   The information in the following table has been prepared in accordance with the Structuring Assumptions except for the following:

   o distributions on the certificates are made on the [___] day of each month, commencing in [__________] 200[__], unless such day is not a business day. In the event the [___] day is not a business day, the distributions are made on the following business day;

   o One-Month LIBOR and the Six-Month LIBOR Loan Index remain constant at [___]%;

   o prepayments on the mortgage loans occur at [___]% of each group's Prepayment Assumption (i.e., Scenario [___]);

   o  the first Interest Accrual Period is [___] days;

   o the WAC Cap equals a per annum rate equal to the weighted average gross rate of the mortgage loans in effect on the beginning of the related Due Period less the Expense Fee Rate, adjusted to an actual/360 basis;

   o Class B Available Funds Cap applies only to the Class B-1, Class B-2 and Class B-3 certificates;

   o the Available Funds Caps indicated in the table below equal 12 times the quotient, expressed as a percentage, of (i) the aggregate of the Interest Remittance Amounts, the Unpaid Interest Amounts and the Basis Risk Carry Forward Amounts for the related classes of certificates and (ii) the Class Certificate Balances of the related classes of certificates multiplied by the quotient of 30 divided by the actual number of days in the related Interest Accrual Period; and

   o the Available Funds Cap reflects the amount of any Interest Rate Cap Payments.

   It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of [___]% of the Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

Distribution   Class A-1 Available   Class A-2 Available   Class M Available   Class B Available
Date              Funds Cap (%)         Funds Cap (%)        Funds Cap (%)       Funds Cap (%)
------------   -------------------   -------------------   -----------------   -----------------

Distribution   Class A-1 Available   Class A-2 Available   Class M Available   Class B Available
Date              Funds Cap (%)         Funds Cap (%)        Funds Cap (%)       Funds Cap (%)
------------   -------------------   -------------------   -----------------   -----------------

Last Scheduled Distribution Date

   The last scheduled Distribution Date is the Distribution Date in [__________] 20[__].

   The last scheduled Distribution Date for each class of Principal Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero. The last scheduled Distribution Dates for all classes have been calculated as the Distribution Date occurring in the month following the latest maturity date of any mortgage loan.

   Since the rate of distributions in reduction of the Class Certificate Balance of each class of Principal Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" above and "Yield and Prepayment Considerations" in the prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

   The discussion in this section and in the section "Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Principal Certificates. References in this section and in the "ERISA Considerations" section of this prospectus supplement to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.

General

   The pooling and servicing agreement provides that certain segregated asset pools within the trust (exclusive, among other things, of the assets held in the Excess Reserve Fund Account and certain other accounts specified in the pooling and servicing agreement and the right of each class of Principal Certificates to receive Basis Risk Carry Forward Amounts) will comprise [___] REMICs (the "Trust REMICs") organized in a tiered REMIC structure. Each class of Principal Certificates represents (exclusive of the right to receive Basis Risk Carry Forward Amounts) a regular interest (a "Regular Interest") in a Trust REMIC. The Class R certificates will represent ownership of the sole class of residual interest in each of the Trust REMICs. In addition, each class of the Principal Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

   Upon the issuance of the Principal Certificates, [__________] will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the Trust REMICs will each qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of Regular Interests

   A holder of a class of Principal Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of Regular Interests in the related Trust REMIC. In addition, the pooling and servicing agreement provides that each holder of a Principal Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the "Basis Risk Contracts") representing the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account. A holder of a Principal Certificate must allocate its purchase price for the Principal Certificate between its components--the Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will be viewed as having been issued with an additional amount of original issue discount ("OID") (which could, in the case of the Principal Certificates, cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences--Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in the prospectus.

   Upon the sale, exchange, or other disposition of a Principal Certificate, the holder must allocate the amount realized between the components of the Principal Certificate based on the relative fair market values of those components at the time of sale. Assuming that a Principal Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Federal Income Tax Consequences--Gain or Loss on Disposition."

   Interest on the Regular Interest component of a Principal Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the Principal Certificates could be considered to have been issued with OID. See "Federal Income Tax Consequences--Treatment by the REMIC of OID, Market Discount, and Amortizable Premium" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to 100% of the related Prepayment Assumption, as set forth under "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the Principal Certificates

   The Regular Interest components of the Principal Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association," and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account, would be so treated. In addition, to the extent the Regular Interest component of a Principal Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Principal Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

The Basis Risk Contract Components

   As indicated above, a portion of the purchase price paid by a holder to acquire a Principal Certificate will be attributable to the Basis Risk Contract component of such certificate. As of the closing date, the Basis Risk Contract components are expected to have a de minimis value. The portion of the overall purchase price attributable to the Basis Risk Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield or constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Contract component of a Principal Certificate.

   Any Basis Risk Carry Forward Amounts paid to a holder from the Excess Reserve Fund Account will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Basis Risk Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Other Matters

   For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "Federal Income Tax
Consequences--Backup Withholding" and "--Taxation of Certain Foreign Holders of Debt Instruments" in the prospectus.

                              STATE AND LOCAL TAXES

   The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Principal Certificates under the tax laws of any state, local or other jurisdiction. Investors considering an investment in the Principal Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

   The U.S. Department of Labor (the "DOL") has granted to Goldman, Sachs & Co., the underwriter, an administrative exemption (Prohibited Transaction Exemption ("PTE") 89-88, Exemption Application No. D-7573, 54 Fed. Reg. 42582 (1989)) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates by a Plan, provided that specific conditions (certain of which are described below) are met.

   Among the conditions which must be satisfied for the Exemption, as amended, to apply to the Offered Certificates are the following:

      (1) The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      (2) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Inc., Moody's Investors Service, Inc. or Standard & Poor's Ratings Servicers, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

      (3) The trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

      (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the Offered Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection with its services; and

      (5) The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

   Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of Offered Certificates in connection with the initial issuance, at least 50% of each class of Offered Certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Offered Certificates does not exceed 25% of each class of Offered Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and
(iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, the underwriter, the trustee, any of the servicer, [the cap provider, the Class A-1 certificate insurer,] any obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").

   The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund.

   Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

   The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

   Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

   Any Plan fiduciary who proposes to cause a Plan to purchase Offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Offered Certificates. Assets of a Plan or individual retirement account should not be invested in the Offered Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

                                LEGAL INVESTMENT

   The Class A-1, Class M-1 and Class M-2 certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as those certificates are rated in one of the two highest rating categories by S&P, Moody's or Fitch, Inc. The Class A-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates will not constitute "mortgage related securities" for purposes of SMMEA and as a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

   No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

   See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

   The depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase, all of the Offered Certificates. An underwriting agreement between the depositor and the underwriter governs the sale of the Offered Certificates. The aggregate proceeds (excluding accrued interest) to the depositor from the sale of the Offered Certificates, before deducting expenses estimated to be approximately $[__________] will be approximately [___]% of the initial aggregate principal balance of the Offered Certificates. Under the underwriting agreement, the underwriter has agreed, to take and pay for all of the Offered Certificates, if any are taken. The underwriter will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Offered Certificates paid to the depositor and the proceeds from the sale of the Offered Certificates realized by the underwriter will constitute underwriting discounts and commissions.

   The Offered Certificates are a new issue of securities with no established trading market. The depositor has been advised by the underwriter that the underwriter intends to make a market in the Offered Certificates but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

   The depositor has agreed to indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

   The underwriter is an affiliate of the depositor [and the cap provider].

                                     EXPERTS

   The consolidated balance sheets of [__________] and its subsidiaries as of December 31, 200[__] and December 31, 200[__] and the related consolidated statements of operations and comprehensive income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 200[__], incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of [__________], independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

   The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by [__________], [__________].

                                     RATINGS

   In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by [__________] ("[__________]") and [__________]
("[----------]"):

                          Class       [_____]   [_____]
                     --------------   -------   -------
                     A-1...........
                     A-2...........
                     M-1...........
                     M-2...........
                     M-3...........
                     B-1...........
                     B-2...........
                     B-3...........


   A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from [__________], [____] and [__________], [____].

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by [__________] or [__________] are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                GLOSSARY OF TERMS

   The following terms have the meanings given below when used in this prospectus supplement.

   "Accrued Certificate Interest" means, for each class of Principal Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes, as described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Adjustment Date" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

   "Applied Realized Loss Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "ARM" means an adjustable-rate mortgage loan.

   "Available Funds" means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicer and the trustee, if any, payable with respect to that Distribution
Date: (i) the aggregate amount of monthly payments on the mortgage loans due on the due date in the related Due Period and received by the servicer on or prior to the related Determination Date, after deduction of the servicing fee and the trustee fee for that Distribution Date together with any related P&I Advance, on that Distribution Date, (ii) certain unscheduled payments in respect of the mortgage loans received by the servicer during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds and net Liquidation Proceeds, excluding Prepayment Premiums, (iii) Compensating Interest payments in respect of prepayment interest shortfalls for that Distribution Date, (iv) the proceeds from repurchases of mortgage loans, (v) any Substitution Adjustment Amounts received in connection with substitutions for mortgage loans with respect to that Distribution Date, and (vi) all proceeds received with respect to any optional clean-up call. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Principal Certificates.

   "Basic Principal Distribution Amount" means, with respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for that Distribution Date.

   "Basis Risk Carry Forward Amount" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

   "Basis Risk Contracts" has the meaning set forth in "Federal Income Tax Consequences--Taxation of Regular Interests" in this prospectus supplement.

   "Basis Risk Payment" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

   ["Business Day" for purposes of the Class A-1 certificate insurance policy has the meaning set forth in "The Class A-1 Certificate Insurance Policy" in this prospectus supplement.]

   ["Cap Provider" has the meaning set forth in "Description of the Certificates--Interest Rate Cap Agreement" in this prospectus supplement.]

   "Class A" means the Class A-1 and Class A-2 certificates, collectively.

   "Class A Principal Allocation Percentage" for any Distribution Date is the percentage equivalent of a fraction, determined as follows:

      (1) with respect to the Class A-1 certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the group I mortgage loans and the denominator of which is the Principal Remittance Amount for that Distribution Date; and

      (2) with respect to the Class A-2 certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that Distribution Date that is attributable to the principal received or advanced on the group II mortgage loans and the denominator of which is the Principal Remittance Amount for that Distribution Date.

   "Class A Principal Distribution Amount" for any Distribution Date is the excess of (A) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that Distribution Date over (B) the lesser of
(x) [___]% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (y) the excess, if any, of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

   ["Class A-1 Principal Parity Amount" means, with respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balance of the Class A-1 certificates on that Distribution Date, as reduced by any Class A-1 Principal Parity Amounts paid by the Class A-1 certificate insurer prior to such Distribution Date and after taking into account any reduction of the Class Certificate Balance of the Class A-1 certificates from sources other than the Class A-1 certificate insurance policy on that Distribution Date, over (ii) the aggregate Stated Principal Balances of the group I mortgage loans for that Distribution Date. For the first Distribution Date, the Class A-1 Principal Parity Amount will equal zero.]

   "Class B-1 Principal Distribution Amount" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), and (E) the Class Certificate Balance of the Class B-1 certificates immediately prior to that Distribution Date over (ii) the lesser of
(A) [___]% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

   "Class B-2 Principal Distribution Amount" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (E) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that Distribution Date), and (F) the Class Certificate Balance of the Class B-2 certificates immediately prior to that Distribution Date over (ii) the lesser of (A) [___]% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

   "Class B-3 Principal Distribution Amount" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (E) the Class Certificate Balance of the

Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that Distribution Date), (F) the Class Certificate Balance of the Class B-2 certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for that Distribution Date), and (G) the Class Certificate Balance of the Class B-3 certificates immediately prior to that Distribution Date over (ii) the lesser of
(A) [___]% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

   "Class B-4 Principal Distribution Amount" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that Distribution Date), (E) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that Distribution Date), (F) the Class Certificate Balance of the Class B-2 certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for that Distribution Date), (G) the Class Certificate Balance of the Class B-3 certificates (after taking into account the distribution of the Class B-3 Principal Distribution Amount for that Distribution Date), and (H) the Class Certificate Balance of the Class B-4 certificates immediately prior to that Distribution Date over (ii) the lesser of (A) [___]% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

   "Class Certificate Balance" means, with respect to any class of Principal Certificates as of any Distribution Date, the initial Class Certificate Balance of that class reduced by the sum of:

   o all amounts previously distributed to holders of certificates of that class as payments of principal, and

   o in the case of any class of Subordinated Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of certificates;

provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any class or classes of Subordinated Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such class or classes).

   "Class M-1 Principal Distribution Amount" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution Date) and (B) the Class Certificate Balance of the Class M-1 certificates immediately prior to that Distribution Date over (ii) the lesser of (A) [___]% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

   "Class M-2 Principal Distribution Amount" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date) and (C) the Class Certificate Balance of the Class M-2 certificates immediately prior to that Distribution Date over (ii) the lesser of
(A) [___]% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

   "Class M-3 Principal Distribution Amount" with respect to any Distribution Date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that Distribution Date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that Distribution Date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that Distribution Date), and (D) the Class Certificate Balance of the Class M-3 certificates immediately prior to that Distribution Date, over the lesser of (A) [___]% (rounded to two decimal places) of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over the Overcollateralization Floor.

   "Code" has the meaning set forth in "Federal Income Tax Consequences" in this prospectus supplement.

   "Combined loan-to-value ratio" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

   "Compensating Interest" has the meaning set forth in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

   "Condemnation Proceeds" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

   "Credit Scores" has the meaning set forth in "The Mortgage Loan Pool--Credit Scores" in this prospectus supplement.

   "Determination Date" means, for each Distribution Date, the [___] of the month in which such Distribution Date occurs, or, if that day is not a business day, the immediately preceding business day.

   "Distribution Date" has the meaning set forth in "Description of the Certificates--Distributions" in this prospectus supplement.

   "DOL" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Due Period" means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.

   "ERISA" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Excess Overcollateralized Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   "Excess Reserve Fund Account" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

   "Exemption" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Expense Fee Rate" means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate and the trustee fee rate. See "The Pooling and Servicing Agreement--Servicing and Trustee Fees and Other Compensation and Payment of Expenses" in this prospectus supplement.

   "Extra Principal Distribution Amount" means, as of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for that Distribution Date.

   "Fixed Rate Certificates" means the Class B-4 certificates.

   "Gross Margin" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

   "GSMC" means Goldman Sachs Mortgage Company, a New York limited partnership.

   ["Guaranteed Distributions" has the meaning set forth in "The Class A-1 Certificate Insurance Policy" in this prospectus supplement.]

   "Index" shall mean the Six-Month LIBOR Loan Index.

   "Initial Cap" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

   "Insurance Proceeds" means, with respect to each mortgage loan, proceeds of insurance policies insuring the related mortgaged property.

   "Interest Accrual Period" means, for any Distribution Date, with respect to the Offered Certificates, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the closing date) and ending on the day immediately preceding the current Distribution Date, and with respect to the Fixed Rate Certificates, the calendar month immediately preceding the month in which that Distribution Date occurs.

   "Interest Rate Cap Agreement" has the meaning set forth in "Description of the Certificates--Interest Rate Cap Agreement" in this prospectus supplement.

   ["Interest Rate Cap Payment" means with respect to the Interest Rate Cap Agreement and in connection with the first [___] Distribution Dates, the amount, if any, equal to the product of (a) the number of basis points by which one-month LIBOR, as determined pursuant to the Interest Rate Cap Agreement, exceeds the strike rate on the schedule attached as Annex II to this prospectus supplement, up to a one-month LIBOR of [___]%, (b) the amount set forth as the interest rate cap notional amount on the schedule attached as Annex II to this prospectus supplement, and (c) the actual number of days in the applicable interest accrual period divided by 360.]

   "Interest Remittance Amount" means, with respect to any Distribution Date and the mortgage loans in a loan group, that portion of Available Funds attributable to interest relating to the mortgage loans in that loan group.

   "LIBOR Determination Date" means, with respect to any Interest Accrual Period and the Offered Certificates, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

   "Liquidation Proceeds" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

   "Loan Group I Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Loan Group II Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Loan-to-Value Ratio" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

   "Maximum Rate" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

   "Minimum Rate" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

   "Net Monthly Excess Cash Flow" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   "Offered Certificates" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

   "One-Month LIBOR" means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee (after consultation with the depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

   ["Order" has the meaning set forth in "The Class A-1 Certificate Insurance Policy" in this prospectus supplement.]

   "Overcollateralized Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   "Overcollateralization Deficiency" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   "Overcollateralization Floor" means [___]% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

   "Overcollateralization Reduction Amount" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   "P&I Advances" means advances made by the servicer on each Distribution Date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee.

   "Pass-Through Rate" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Periodic Cap" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

   "Plan" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Prepayment Assumption" has the meaning set forth in "Prepayment and Yield Considerations--Structuring Assumptions" in the prospectus supplement.

   "Prepayment Period" means, with respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

   "Prepayment Premium" has the meaning set forth in "The Mortgage Loan Pool--Prepayment Premiums" in this prospectus supplement.

   "Principal Certificates" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

   "Principal Distribution Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Principal Remittance Amount" means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date, (ii) all full and partial principal prepayments received on the mortgage loans during the related Prepayment Period, (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period, (iv) the portion of the repurchase price allocable to principal with respect to each mortgage loan that was repurchased during the period from the prior Distribution Date through the Servicer Remittance Date prior to the current Distribution Date, (v) all Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Distribution Date, and (vi) the allocable portion of the proceeds received with respect to any optional clean-up call (to the extent they relate to principal).

   "PTE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Rating Agency" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Record Date" means, with respect to any Distribution Date and the Principal Certificates, the last business day of the related Interest Accrual Period, unless the Principal Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the month in which that Distribution Date occurs.

   "Reference Banks" means leading banks selected by the trustee (after consultation with the depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

   "REIT" has the meaning set forth in "Federal Income Tax Consequences" in this prospectus supplement.

   "Restricted Group" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Senior Enhancement Percentage" means, with respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution
Date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date.

   "Senior Specified Enhancement Percentage" on any date of determination is approximately [___]%.

   "Servicer Remittance Date" means, with respect to any Distribution Date, the business day immediately preceding that Distribution Date.

   "Six-Month LIBOR Loan Index" has the meaning set forth in "The Mortgage Loan Pool--The Index" in this prospectus supplement.

   "Specified Overcollateralized Amount" means, prior to the Stepdown Date, an amount equal to [___]% of the Stated Principal Balance of the mortgage loans as of the cut-off date; on and after the Stepdown Date, an amount equal to [___]% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, subject, until the Class Certificate Balance of each class of Principal Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead will remain the same as the prior period's Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring.

   "Stated Principal Balance" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period.

   "Stepdown Date" means the earlier to occur of (a) the date on which the aggregate Class Certificate Balances of the Class A certificates have been reduced to zero and (b) the later to occur of (i) the Distribution Date in [__________] 200[__] and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

   "Structuring Assumptions" has the meaning set forth in "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement.

   "Subordinated Certificates" means any of the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 or Class B-4 certificates.

   "Subsequent Recovery" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Substitute Mortgage Loan" means a mortgage loan substituted by the responsible party for a mortgage loan that is in breach of a representation and warranty, which must, on the date of such substitution, (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of the principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach;
(iii) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; (iv) be of the same type as the mortgage loan in breach (i.e., fixed rate or adjustable rate with same Periodic Cap and Index) and (v) comply with each representation and warranty made by the responsible party.

   "Substitution Adjustment Amount" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

   "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

   "Total Monthly Excess Spread" means, with respect to any Distribution Date, the excess, if any, of (x) the interest collected on the mortgage loans by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date, net of the servicing fee, the trustee fee [and premiums for the Class A-1 certificate insurer,] over (y) the amounts paid to the classes of certificates [and to the Class A-1 certificate insurer,] pursuant to clause (i) under the eighth paragraph of "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Trigger Event," with respect to any Distribution Date, exists if (i) the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of the mortgage loans that are 60 days delinquent or more, including mortgage loans in foreclosure, all REO properties and mortgage loans where the mortgagor has filed for bankruptcy and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds [___]% of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the aggregate amount of realized losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date Occurring

Distribution Date Occurring In      Loss Percentage
---------------------------------   ---------------------------------------------------------------
[____] 20[_] through [____] 20[_]   [___]% for the first month, plus an additional 1/12th of
                                    [___]% for each month thereafter (e.g., approximately [___]% in
                                    [____] 20[_])

[____] 20[_] through [____] 20[_]   [___]% for the first month, plus an additional 1/12th of
                                    [___]% for each month thereafter (e.g., approximately [___]% in
                                    [____] 20[_])

[____] 20[_] through [____] 20[_]   [___]% for the first month, plus an additional 1/12th of
                                    [___]% for each month thereafter (e.g., approximately [___]% in
                                    [____] 20[_])

[____] 20[_] and thereafter         [___]%


   "Trust REMIC" has the meaning set forth in "Federal Income Tax
Consequences--General" in this prospectus supplement.

   "Underwriting Guidelines" has the meaning set forth in "The Mortgage Loan Pool--Underwriting Guidelines" in this prospectus supplement.

   "Unpaid Interest Amount" for any class of certificates and any Distribution Date will equal the sum of (a) the portion of Accrued Certificate Interest from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, and (b) interest on the amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

   "WAC Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

      1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS form W-8BEN (or any successor form);

      (b) from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Offered Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      (c) from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

      (d) from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

            (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)5(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                  (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                        (B) certifying that the qualified intermediary has provided, or will provide, a withholding a statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                        (C) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                        (D) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441(e)(3)(ii), or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

            (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                  (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                  (ii) certifying that the nonqualified intermediary is not acting for its own account,

                  (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                  (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or
      (iv) of the U.S. Treasury Regulations: or

      (e) from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status to the beneficial owner changes, to a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder --

                  (A) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

                  (B) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

                  (C) can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. treasury Regulations (e.g., a corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                    ANNEX II

                           INTEREST RATE CAP NOTIONAL
                  AMOUNT AMORTIZATION AND STRIKE RATE SCHEDULE

               Interest Rate                                      Interest Rate
                    Cap                                                Cap
Distribution     Notional                          Distribution     Notional
   Month        Amount($)      Strike Rate(%)         Month        Amount($)      Strike Rate(%)
------------   -------------   --------------      ------------   -------------   --------------

=======================================   ======================================
You should rely only on the information
contained in or incorporated by
reference into this prospectus
supplement or the prospectus. We have                 $[__________]
not authorized anyone to give you                   (Approximate)(1)
different information. We do not claim
the accuracy of the information in this
prospectus supplement or the prospectus
as of any date other than the date               GSAMP Trust 200[__]-[__]
stated on the cover page. We are not
offering the securities in any states            $[__________] Class A-1
where it is not permitted.                      Variable Rate Certificates
                                                 $[__________] Class A-2
             --------------                     Variable Rate Certificates
                                                 $[__________] Class M-1
                                                Variable Rate Certificates
                                                 $[__________] Class M-2
                                                Variable Rate Certificates
                                                 $[__________] Class M-3
      GS Mortgage Securities Corp.              Variable Rate Certificates
               Depositor                         $[__________] Class B-1
                                                Variable Rate Certificates
              [----------]                       $[__________] Class B-2
                                                Variable Rate Certificates
                                                 $[__________] Class B-3
                                                Variable Rate Certificates

             --------------

                                                      --------------

                                                  PROSPECTUS SUPPLEMENT

Dealer Prospectus Delivery Obligation.                --------------
Until [__________] 200[__] (90 days
after the delivery of this prospectus              Goldman, Sachs & Co.
supplement), all dealers that effect
transactions in these securities,
whether or not participating in the
offering, may be required to deliver a
prospectus. This is in addition to the
dealer's obligation to deliver a
prospectus when acting as underwriter
and with respect to their unsold
allotments or subscriptions.

=======================================   ======================================

                                          -----------
                                          (1) Subject to a variance of +/- 5%.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   Subject to Completion, Dated [_______], 200[_]


   Form of Prospectus Supplement (to Prospectus dated [______________], 200[_])

                   $[_______________________] (APPROXIMATE)

                   MORTGAGE BACKED NOTES, SERIES 20[_]-[_]

         [__________________________________________________________]
                                    ISSUER

                          GS MORTGAGE SECURITIES CORP.
                                     SELLER

   The seller will form [_______________________________]. The issuer will issue the notes representing an interest in primarily first lien, fixed or adjustable rate mortgage loans secured by one- to four-family residences and individual condominium units. Only the notes identified below are offered by this prospectus supplement.

   CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[_] OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE [_] OF THE PROSPECTUS BEFORE PURCHASING ANY NOTES.

   The notes are obligations only of the issuer. No person insures or guarantees either the notes or the mortgage loans. Distributions on the notes will be payable solely from the assets transferred to the issuer for the benefit of noteholders.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Class A Notes                  $     (1)

Class M-1 Notes                $     (2) Variable

Class M-2 Notes                $

Class M-3 Notes(3)             $

   Goldman, Sachs & Co. as the underwriter, will offer all of the notes from time to time, subject to certain conditions, in negotiated transactions at varying prices to be determined at the time of sale.

   The underwriter and the issuer will deliver to purchasers the notes in book-entry form, through The Depository Trust Company, in each case on or about [_________], 200[_].

                              --------------------

                              GOLDMAN, SACHS & CO.

   The date of this prospectus supplement is [___________________], 20[__]

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

   We provide information to you about the Offered Notes in two separate documents that progressively provide more detail:

   o the accompanying prospectus, which provides general information, some of which may not apply to this series of notes;

   o this prospectus supplement, which describes the specific terms of this series of notes; and

   If the terms of your notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

   The issuer includes cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents provides the pages on which these captions are located.

   The issuer may have filed preliminary information regarding the trust's assets and the notes with the SEC. If so, the information contained in this document supersedes all of that preliminary information, which the underwriter prepared for prospective investors.

   Statements contained in this prospectus supplement which do not relate to historic or current information may be deemed to contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Actual results could differ materially from those contained in such statements.

   GS Mortgage Securities Corp. maintains its principal office at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

SUMMARY OF PROSPECTUS SUPPLEMENT...........................................S-1
RISK FACTORS...............................................................S-6
   The Subordinate Notes Will Be Particularly Sensitive to Losses on
      the Mortgage Loans...................................................S-6
   The Subordinate Notes Will Not Be Entitled to Receive Principal
      Payments Until All Principal Payments Have Been Made on the
      Class A Notes Which May Lead to Losses With Respect to These
      Notes................................................................S-6
   The Difference Between the Interest Rates on the Notes and the
      Mortgage Loans May Result in Interest Shortfalls Allocated to
      Your Notes...........................................................S-6
DESCRIPTION OF THE MORTGAGE LOANS..........................................S-7
   The Index Applicable to the Adjustable Rate Mortgage Loans..............S-9
   Underwriting Standards..................................................S-9
THE MASTER SERVICER.......................................................S-13
   General................................................................S-13
   Delinquency and Foreclosure Experience.................................S-13
YIELD AND PREPAYMENT CONSIDERATIONS.......................................S-14
   General Prepayment Considerations......................................S-14
   Special Yield Considerations...........................................S-15
   Weighted Average Lives.................................................S-16
   Yield Sensitivity of the Subordinate Notes.............................S-21
DESCRIPTION OF THE NOTES..................................................S-21
   General................................................................S-21
   Registration of the Notes..............................................S-23
   Definitive Notes.......................................................S-23
   Book-Entry Facilities; Book-Entry, Delivery and Form...................S-24
   Global Clearance and Settlement Procedures.............................S-25
   Glossary of Terms......................................................S-26
   Interest Payments on the Notes.........................................S-31
   Calculation of One-Month LIBOR.........................................S-31
   Principal Payments on the Notes........................................S-32
   Credit Enhancement.....................................................S-33
   Overcollateralization Provisions.......................................S-34
   Allocation of Losses; Subordination....................................S-35
   P&I Advances...........................................................S-35
THE ISSUER................................................................S-36
GS MORTGAGE SECURITIES CORP...............................................S-36
THE [______]..............................................................S-36

THE OWNER TRUSTEE.........................................................S-36
THE INDENTURE TRUSTEE.....................................................S-36
THE SERVICING AGREEMENT...................................................S-37
   Servicing and Other Compensation and Payment of Expenses...............S-37
THE INDENTURE AND [OWNER TRUST AGREEMENT].................................S-37
   General Description of the Indenture...................................S-38
   Assignment of Mortgage Loans...........................................S-38
   Events of Default......................................................S-38
   Voting Rights..........................................................S-38
   Optional Redemption....................................................S-38
FEDERAL INCOME TAX CONSEQUENCES...........................................S-39
METHOD OF DISTRIBUTION....................................................S-39
SECONDARY MARKET..........................................................S-40
LEGAL MATTERS.............................................................S-40
RATINGS...................................................................S-40
LEGAL INVESTMENT..........................................................S-40
ERISA CONSIDERATIONS......................................................S-41
INDEX OF DEFINED TERMS....................................................S-42

--------------------------------------------------------------------------------

                          SUMMARY OF PROSPECTUS SUPPLEMENT

   The following summary is a very broad overview of the notes offered by this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the Offered Notes, read carefully this entire prospectus supplement and the entire accompanying prospectus.

Title of Series.............. Mortgage-Backed Notes, Series 200[_]-[_].

Cut-Off Date................. [______________], 200[__].

Closing Date................. On or about [________], 200[_].

Issuer....................... [______________], also referred to as the "trust".

Seller....................... GS Mortgage Securities Corp., the seller will deposit the mortgage loans into the trust.

Master Servicer.............. [______________].

Originators and Servicers.... [______________], [______________] and
                              [______________].

[______________]............. [______________].

[______________]............. [______________].

[Owner Trustee].............. [______________].

Indenture Trustee............ [______________].

Payment Dates................ Payments on the Offered Notes will be made on the
                              [ ]th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in [_].

Offered Notes................ The classes of Offered Notes and their interest rates, note balances and final maturity date are set forth in the immediately following table.

                                                    Initial      Note
                                         Maturity    Note      Interest
                                Class      Date     Balance      Rate    Final
                              ---------  -------- ----------  ---------  -----
                              A ......            $[______]    Variable
                              M-1.....            $[______]    Variable
                              M-2.....            $[______]    Variable
                              M-3.....            $[______]    Variable

                              The initial note balances of each class of Offered Notes listed in the immediately preceding table is approximate. The interest rate on each class of Offered Notes is variable and will be calculated as described in this Prospectus Supplement under "Description of the Notes--Interest Payments on the Notes."

The Issuer................... The notes will be issued by the issuer, a
                              [Delaware business trust] established under a trust agreement between the seller and the owner trustee. The issuer will issue [_] classes of notes representing non-recourse debt obligations of the issuer secured by the trust estate.

                              Distributions of interest and principal on the Offered Notes will be made only from payments received in connection with the mortgage loans described in this summary under the heading "Description of the Mortgage Loans-Mortgage Loans."

Equity Certificates.......... Trust Certificates, Series [_]-[_], will be issued under the owner trust agreement and will represent the beneficial ownership interest in

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              the issuer. The equity certificates are not offered by this prospectus supplement.

The Mortgage Pool............ Primarily [conventional] first lien, fixed or adjustable rate mortgage loans secured by one- to four-family residences and individual condominium units located primarily in [___].

                              The mortgage loans were originated between [year] and [year]. They were originated or acquired by [____], an affiliate of the master servicer. The mortgage loans have original terms to maturity of [_] to [_] years.

                              All of the mortgage loans with loan-to-value ratios in excess of 80% have primary mortgage insurance.

                              Approximately [_]% of the mortgage loans by aggregate principal balance as of the cut-off date have a larger payment, known as a balloon payment, due at maturity. Such mortgage loans have fifteen year original terms but amortize as if they had a term of thirty years, with their outstanding principal balances due at maturity. All other mortgage loans are fully amortizing mortgage loans.

                              The issuer has set forth below certain information regarding the mortgage loans and the related mortgaged properties as of the cut-off date. The information provided by the issuer is approximate. Schedule A, which is attached and is a part of this prospectus supplement, describes the assumptions the issuer made and the basis of its calculations and presents more detailed statistical information relating to the mortgage loans. You should also refer to "Description of the Mortgage Loans" in this prospectus supplement.

  Number of Mortgage Loans... [_________].

  Aggregate Scheduled
   Principal Balance......... $[_________].

  Minimum Scheduled
   Principal Balance......... $[_________].

  Maximum Scheduled
   Principal Balance......... $[_________].

  Average Scheduled
   Principal Balance......... $[_________].

  Minimum Mortgage Rate...... [__]% per annum.

  Maximum Mortgage Rate...... [__]% per annum.

  Weighted Average Mortgage
   Rate...................... [__]% per annum.

  Weighted Average Net Rate.. [__]% per annum.

  Minimum Remaining Term
   to Stated Maturity........ [__] months.

  Maximum Remaining Term
   to Stated Maturity........ [__] months.

  Weighted Average Remaining
   Term to Stated Maturity... [__] months.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  Weighted Average Original

   Loan-to-Value Ratio....... [__]%.

  Location of Mortgaged Property

   California................ [__]%.

   Other..................... [__]%.

The Notes.................... Offered Notes. The Offered Notes will have the characteristics shown in the table appearing on page S-[_] in this prospectus supplement. The interest rate on each class of Offered Notes is variable and is calculated for each distribution date as described in this prospectus supplement under "Description of the Notes--Interest Payments on the Notes."

                              The Offered Notes will be sold by the seller to the underwriter on the closing date. The Offered Notes will initially be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC in minimum denominations of $[1,000] and integral multiples of $[1.00] in excess of the minimum denominations.

Credit Enhancement........... The credit enhancement provided for the benefit of the holders of the Offered Notes consists of subordination as described in this prospectus supplement under "Description of the Notes-Allocation of Losses; Subordination" in this prospectus supplement.

                              Subordination. The rights of the holders of the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes. The Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes are referred to in the prospectus supplement as Subordinate Notes.

                              In addition, the rights of the holders of Subordinate Notes with higher numerical class designations will be subordinated to the rights of holders of Subordinate Notes with lower numerical class designations, to the extent described in this prospectus supplement.

                              Subordination is intended to enhance the likelihood of regular distributions on the more senior notes in respect of interest and principal and to afford the more senior notes protection against realized losses on the mortgage loans as described in the next section.

                              Allocation of Losses. If Subordinate Notes remain outstanding, losses on the mortgage loans will be allocated first to the class of Subordinate Notes with the lowest payment priority, and the other classes of notes will not bear any portion of these losses. If none of the Subordinate Notes remain outstanding, losses on mortgage loans will not be allocated to the Class A Notes in reductions of their note balances, however, there may not be sufficient funds to pay the Class A Notes in full.

P&I Advances................. Each servicer is required to advance delinquent payments of principal and interest on the mortgage loans, subject to the limitations described under "Description of the Notes-P&I Advances" in this prospectus supplement. These advances are referred to in this prospectus supplement as P&I advances. Each servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Optional Redemption.......... At its option, the majority holder of the equity certificates may redeem the notes and thereby effect termination and early retirement of the notes, after the aggregate note balance has been reduced to less than [_]% of the aggregate initial note balance.

Offered Notes................ The trust created for the series 200[_]-[_] notes will hold a pool of one-to four-family residential first mortgage loans. The trust will issue [_] classes of Offered Notes. You can find a list of these classes, together with their note balances, interest rates and certain other characteristics, on page S-[_] of this prospectus supplement. Credit enhancement for the Offered Notes will be provided by [_] classes of subordinated Class M Notes. Each class of Class M Notes is subordinated to the senior notes and any Class M Notes with a higher payment priority.

Underwriting................. Goldman, Sachs & Co., as underwriter, will offer to the public the Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes at varying prices to be determined at the time of sale. The proceeds to the seller from the sale of the underwritten notes will be approximately [_]% of the principal balance of the underwritten notes plus accrued interest, before deducting expenses. See "Method of Distribution".

Federal Income Tax
 Consequences................ The Offered notes will be debt for federal income tax purposes. Therefore, interest paid or accrued will be taxable to you. By acceptance of your Offered Notes, you will be deemed to have agreed to treat your Offered Note as a debt instrument for purposes of federal and state income tax, franchise tax, and any other tax measured by income. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

Ratings...................... It is a condition to the issuance of the notes that the Offered Notes receive the following ratings from [____] and [____]:

                                     Offered Notes           [RA]      [RA]
                              --------------------------  --------- ---------
                              Class A...................    [AAA]     [AAA]
                              Class M-1.................     [AA]      [AA]
                              Class M-2.................     [A]       [A]
                              Class M-3.................    [BBB]     [BBB]

                              A security rating does not address the frequency of prepayments on the mortgage loan or the corresponding effect on yield to investors.

Legal Investment............. The Offered Notes, other than the class M-2 and
                              Class M-3 Notes, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, so long as they are rated in one of the two highest rating category by one or more nationally recognized statistical rating organizations. The class [_] notes and the class [_] notes will not constitute mortgage related securities for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirement or review by regulatory authorities, then you may be subject to restrictions on investment in the Offered Notes. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              sale of the Offered Notes. See "Legal Investment" in this prospectus supplement.

ERISA Considerations......... Subject to important considerations discussed in this prospectus supplement, the notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Plans should consult with their legal advisors before investing. For a further discussion of this topic refer to "ERISA Considerations" in this prospectus supplement and in the prospectus.

--------------------------------------------------------------------------------

                                  RISK FACTORS

   The Mortgage Loans Are Concentrated in the State of [_], Which May Present a Greater Risk of Loss With Respect to Such Mortgage Loans.

   Approximately [_]% of the mortgage loans as of the cut-off date are secured by property in [_]. Property in [_] may be more susceptible than properties located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition:

   o economic conditions in [_] (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

   o declines in the [_] residential real estate market may reduce the values of properties located in [_], which would result in an increase in the loan-to-value ratios; and

   o any increase in the market value of properties located in [_] would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

The Subordinate Notes Will Be Particularly Sensitive to Losses on the Mortgage
 Loans.

   The weighted average lives of, and the yields to maturity on, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in one of the Class M-1 Notes, the Class M-2 Notes or the Class M-3 Notes, the actual yield to maturity of that note may be lower than the yield anticipated by the holder based on that assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In most cases, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Losses on the mortgage loans in any due period, to the extent they exceed the overcollateralized amount following payments of principal on the related payment date, will reduce the note balance of the class of notes then outstanding with the highest numerical class designation. As a result of these reductions, less interest will accrue on the class of Subordinate Notes than would otherwise be the case.

The Subordinate Notes Will Not Be Entitled to Receive Principal Payments Until
 All Principal Payments Have Been Made on the Class A Notes Which May Lead to Losses With Respect to These Notes.

   Unless the note balance of the Class A Notes has been reduced to zero, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will not be entitled to any principal payments until [_] or a later period as described in this prospectus supplement. As a result, the weighted average lives of these notes will be longer than would otherwise be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of these notes, the holders of these notes have a greater risk of suffering a loss on their investments. Further, because these notes might not receive any principal if certain delinquency levels occur, it is possible for these notes to receive no principal payments even if no losses have occurred on the mortgage pool.

The Difference Between the Interest Rates on the Notes and the Mortgage Loans
 May Result in Interest Shortfalls Allocated to Your Notes.

   The note interest rate for each class of notes adjusts monthly based on a particular index, subject to limitations described in this prospectus supplement. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually, after an initial fixed rate period in the case of delayed first-adjustment adjustable rate mortgage loans, based on a separate index which may not move in tandem with the index for the notes and which is subject to periodic and lifetime limitations. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in the index or relative decreases in the weighted average of the mortgage rates on the mortgage loans could:

   o cause the amount of interest generated by the mortgage pool to be less than the aggregate of the amount of interest that would otherwise be payable on the notes, leading one or more classes of notes to accept payments of interest at a later date, or

   o cause the maximum note interest rate to apply to one or more classes of notes.

   Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index and the related gross margin, these rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments. In particular, investors should note that approximately [_]% and [_]% of the adjustable rate mortgage loans (in each case by aggregate Scheduled Principal Balance as of [_], [_]) of the adjustable rate mortgage loans have their interest rates fixed for two or three years, respectively following origination. The weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for two years is [_], and the weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for three years is [_]].

                        DESCRIPTION OF THE MORTGAGE LOANS

   The seller will acquire all of the mortgage loans on the date of issuance of the certificates from the [_] which will have acquired the mortgage loans on the Closing Date from [_]. [_] is an affiliate of the Master Servicer. As described under "--Underwriting Standards" below, [_] originated or acquired all of the mortgage loans.

   The mortgage loans in the aggregate will consist of approximately [_] mortgage loans with a Scheduled Principal Balance as of the cut-off date of approximately $[_]. In the aggregate the mortgage loans are sometimes referred to as the "mortgage pool." The mortgage pool consists primarily of [conventional] first lien, fixed or adjustable rate, fully amortizing or balloon payment, mortgage loans secured by one- to four-family residences and individual condominium units located primarily in [_]. All of the mortgage loans as of the cut-off date with Loan-to-Value Ratios in excess of 80% have primary mortgage insurance. All of the mortgage loans may be prepaid in full or in part at any time and without penalty. The cut-off date Scheduled Principal Balance set forth in this Prospectus Supplement is subject to a permitted variance of up to 5%. The mortgage loans were originated between [_] and [_]. As of the cut-off date, none of the mortgage loans were delinquent, except for [_] mortgage loans representing less than [_]% of the cut-off date Scheduled Principal Balance of the mortgage loans, which were no more than [_] days delinquent. As of the closing date, no more than three such mortgage loans representing less than [_]% of the cut-off date Scheduled Principal Balance of the mortgage loans will be 59 days or less delinquent. Increases in delinquency typically occur in connection with servicing transfers. The following paragraphs and the tables set forth in Schedule A set forth additional information with respect to the mortgage loans.*

   The "Net Rate" for each mortgage loan is the rate of interest borne by such mortgage loan referred to as the mortgage rate less (1) the master servicing fee (which ranges from [_]% to [_]% per annum) and (2) an amount to be paid to the trustee (the "Trustee's Fee"), in each case expressed as a per annum rate. The master servicing fee plus the Trustee's Fee is referred to as the "Aggregate Expense Rate."

   Each adjustable rate mortgage loan provides for semi-annual adjustment to its mortgage rate and for corresponding adjustments to the Monthly Payment amount due on the mortgage loan, in each case on each

------------------------

   * The descriptions of the mortgage loans in this prospectus supplement and in Schedule A to this prospectus supplement are based upon estimates of the composition of the mortgage loans as of the cut-off date, assuming that all scheduled principal payments due on or before the cut-off date have been received. Prior to the issuance of the certificates, the issuer may remove mortgage loans as a result of (1) Principal Prepayments in full prior to [_],
(2) requirements of S&P, Moody's or Fitch or (3) delinquencies or otherwise. In any such event, other mortgage loans may be included in the trust. All weighted average information reflects weighting of the mortgage loans by their respective scheduled principal balances as of the cut-off date. The characteristics as of the cut-off date of the mortgage loans at the time the certificates are issued will not, however, differ by more than 5% from the estimated information set forth in this prospectus supplement with respect to the mortgage loans as presently constituted, although certain characteristics of the mortgage loans may vary.

   Approximately [_] of the mortgage loans by aggregate principal balance as of the cut-off date have a balloon payment at maturity. Such mortgage loans have fifteen-year original terms and thirty-year amortization schedules with their outstanding principal balances due at maturity. All other mortgage loans are fully amortizing mortgage loans.

adjustment date applicable to the mortgage loan. However, in the case of approximately [_]% and approximately [_]% of the adjustable rate mortgage loans by aggregate principal balance as of the cut-off date which are referred to in this Prospectus Supplement as delayed first adjustment mortgage loans, the first adjustment date will occur after an initial period of approximately [_] years and approximately [_] years, respectively, from the date of origination of those mortgage loans. The weighted average month of origination of the [_] year delayed first adjustment mortgage loans is [_], and the weighted average month of origination of the [_] year delayed first adjustment mortgage loans is [_].

   On each adjustment date, the mortgage rate on each adjustable rate mortgage loan will be adjusted to equal the sum, rounded as provided in the related mortgage note, of the index applicable to the adjustable rate mortgage loans and a fixed percentage amount, or gross margin. However, the mortgage rate on each adjustable rate mortgage loan, including each delayed first adjustment mortgage loan, will usually not increase or decrease by more than a specified periodic adjustment limitation, or periodic rate cap, on any related adjustment date. Furthermore, the mortgage rate on each adjustable rate mortgage loan will not exceed a specified maximum mortgage rate over the life of the mortgage loan, or be less than a specified minimum mortgage rate over the life of the mortgage loan. For adjustment dates other than the first adjustment date after origination, the periodic rate cap for the majority of the adjustable rate mortgage loans is 1.00% per annum. With respect to substantially all of the adjustable rate mortgage loans, for adjustment dates other than the first adjustment date after origination, the periodic rate cap will not exceed [_]% per annum.

   Effective with the first Monthly Payment due on each adjustable rate mortgage loan after each related adjustment date, the Monthly Payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related adjustable rate mortgage loan over its remaining term and pay interest at the mortgage rate as so adjusted. Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index applicable to the adjustable rate mortgage loans and gross margin, calculated as described under "--The Index Applicable to the Adjustable Rate Mortgage Loans" in this Prospectus Supplement. None of the adjustable rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate on the adjustable rate mortgage loan to a fixed mortgage rate.

   In most cases, the mortgage loans have scheduled Monthly Payments due on the first day of the month. Each mortgage loan will contain a customary due-on-sale clause or will be assumable by a creditworthy purchaser of the related mortgaged property.

   Approximately [_]% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on voluntary prepayments in full made within one to five years from the date of origination of these mortgage loans. The amount of the prepayment charge is as provided in the related mortgage note. In most cases, prepayment charge obligations expire by their terms after a limited period specified in the related mortgage note.

   The weighted average month of origination of the mortgage loans with prepayment charges is [_]. The holders of the equity certificates will be entitled to all prepayment charges received on the mortgage loans, and this amount will not be available for distribution on the notes. Under certain instances, as described in the related servicing agreement, the related servicer may waive the payment of any otherwise applicable prepayment charge, and accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

   For any distribution date, the "Due Date" for a mortgage loan will be the date in each month on which its Monthly Payment is due if such Due Date is the first day of a month and otherwise is deemed to be the first day of the following month.

   The "Scheduled Principal Balance" of a mortgage loan with respect to a distribution date is (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (i.e., taking into account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the cut-off date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any liquidated mortgage loan is zero.

The Index Applicable to the Adjustable Rate Mortgage Loans

   As of any adjustment date, the index applicable to the determination of the mortgage rate on each adjustable rate mortgage loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as of a date as specified in the related mortgage note. In the event that this index becomes unavailable or otherwise unpublished, each servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

   The table immediately following this paragraph sets forth historical average rates of six-month LIBOR for the months indicated as made available from Fannie Mae, which rates may differ from the rates of the index applicable to the determination of the mortgage rate on each adjustable rate mortgage loan, which is six-month LIBOR as published in The Wall Street Journal as described in the preceding paragraph. The table does not purport to be representative of the subsequent rates of the index which will be used to determine the Mortgage Rate on each adjustable rate mortgage loan.

                                                    Year
                              -------------------------------------------------
           Month
----------------------------  --------- --------- --------- --------- ---------

Underwriting Standards

   Goldman Sachs Mortgage Company originated or acquired all of the mortgage loans. Goldman Sachs Mortgage Company is a limited partnership, organized in New York. Goldman Sachs Mortgage Company is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.

   [________]'s headquarters are in [________]. It has production branches in [________]. [________] originates loans primarily on a wholesale basis, through a network of independent mortgage loan brokers approved by [_].

   Goldman Sachs Mortgage Company's executive offices are located at 85 Broad Street; New York, New York 10004.

   Goldman Sachs Mortgage Company originates and purchases "conventional non-conforming mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority, commonly known as the FHA, or partially guaranteed by the Veterans Administration, also known as the VA, or which do not qualify for sale to Fannie Mae or Freddie Mac) secured by first liens on one- to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae, Freddie Mac and Ginnie Mae primarily with respect to original principal balances, Loan-to-Value Ratios, borrower income, required documentation, interest rates, and borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae, Freddie Mac and Ginnie Mae, the performance of loans made under such differing underwriting standards may reflect higher delinquency rates and/or credit losses.

   All mortgage loans [________] originates or acquires are generally underwritten by [________] according to its credit, appraisal and underwriting standards. [________], or its agents, apply such underwriting standards to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with applicable federal and state laws and regulations. [_] permits exceptions to the underwriting standards where compensating factors are present.

   [________]'s underwriting standards for purchase money or rate/term Refinance Loans secured by one- to two-family primary residences generally allow Loan-to-Value Ratios at origination of:

   o up to [_]% for mortgage loans with original principal balances of up to $[____],

   o up to [_]% for mortgage loans secured by one- to four-family, primary residences with original principal balances of up to $[____],

   o up to [_]% for mortgage loans with original principal balances of up to $[____] and

   o up to [_]% for mortgage loans with original principal balances up to $[____].

   [_______] may acquire mortgage loans with principal balances up to $[_______], known as "super jumbos", if the security for the loan is the borrower's primary residence. The Loan-to-Value Ratio for super jumbos generally may not exceed [_]%. For cash-out Refinance Loans, the maximum Loan-to-Value Ratio generally is [_]%, and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan.

   [_______]'s underwriting standards for mortgage loans secured by investment properties generally allow Loan-to-Value Ratios at origination of up to [_]% for mortgage loans with original principal balances up to $[_______]. [_______]'s underwriting standards permit mortgage loans secured by investment properties to have higher original principal balances if they have lower Loan-to-Value Ratios at origination.

   [For each mortgage loan with a Loan-to-Value Ratio at origination exceeding [_]%, [_] generally requires a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of such mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over [_]% of the lesser of the appraised value and selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses. [_] will not require a primary mortgage insurance policy with respect to any such mortgage loan after the date on which the related Loan-to-Value Ratio decreases to [_]% or less or, based upon a new appraisal, the principal balance of such mortgage loan represents [_]% or less of the new appraised value. All of the insurers which have issued primary mortgage insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the rating agencies. In certain circumstances, however, [_______] does not require primary mortgage insurance on mortgage loans with principal balances up to $[_] that have Loan-to-Value Ratios exceeding [_]% but less than or equal to [_]%. All residences except cooperatives and certain high-rise condominium dwellings are eligible for this program. Each qualifying mortgage loan will be made at an interest rate that is higher than the rate would be if the Loan-to-Value Ratio was [_]% or less or if [_______] obtained primary mortgage insurance. Under such circumstances, the certificateholders will not have the benefit of primary mortgage insurance coverage.]

   [In determining whether a prospective borrower has sufficient monthly income available (1) to meet the borrower's monthly obligation on the proposed mortgage loan and (2) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, [_______] generally considers, when the applicable documentation program requires, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including Loan-to-Value Ratios. [_] determines such ratios on a loan-by-loan basis.]

   [[_______] also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from [_] to [_]. Credit Scores are available from three major credit bureaus: [_______], [_______] and [_______]. [_______] attempts to obtain for each borrower a credit score from each credit bureau. If [_______] obtains three credit scores, [_______] applies the middle score of the primary wage earner. If [_______] obtains two scores, [_______] applies the lower score of the primary wage earner. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a high score. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include:

   o  number of credit lines (trade lines),

   o  payment history,

   o  past delinquencies,

   o  severity of delinquencies,

   o  current levels of indebtedness,

   o  types of credit and

   o  length of credit history.]

   Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

   [_______] originates and acquires loans which have been underwritten under one of five documentation programs:

   o  full documentation,

   o  alternative documentation,

   o  limited documentation,

   o  no ratio loan documentation and

   o  no income/no asset verification.

   Under full documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications. Alternative documentation provides for alternative methods of employment verification generally using W-2 forms or pay stubs. Generally, under the full documentation program, [_______] requires a prospective borrower to have a minimum credit score of [_______]. Under the alternative documentation program, [_______] requires that the borrower have a minimum credit score of [_].

   Under the limited documentation program, [_______] places more emphasis on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on verified income of the borrower. [_______] limits mortgage loans underwritten using the limited documentation program to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. The limited documentation program, requires a prospective borrower to have a minimum credit score of [_]. Under the limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Loans originated and acquired with limited documentation include cash-out Refinance Loans, super jumbos and mortgage loans secured by investor-owned properties. Permitted maximum Loan-to-Value Ratios (including secondary financing) under the limited documentation program, which range up to [_]%, are more restrictive than mortgage loans originated with full documentation or alternative documentation.

   Under the no ratio loan documentation program, [_______] does not calculate income ratios for the prospective borrower. Mortgage loans underwritten using the no ratio loan documentation program have Loan-to-Value Ratios less than or equal to [_]% and meet the standards for the limited documentation program. This program requires a minimum credit score of [_].

   The no income/no asset verification program, emphasizes the value and adequacy of the mortgaged property as collateral and credit history rather than the borrower's verified income and assets. Only borrowers with excellent credit histories may obtain mortgage loans underwritten under no income/no asset verification. This program requires a minimum credit score of [_]. Under the no income/no asset verification program, [_______] waives credit underwriting documentation concerning income, employment verification and asset verification and does not calculate income ratios. The maximum permitted Loan-to-Value Ratio that [_______] permits under the no income/no asset verification program is [_]%.

   [_______] generally performs a pre-funding audit on each mortgage loan. This audit includes a review for compliance with applicable underwriting program guidelines and accuracy of the credit report and phone verification of employment. [_______] performs a post-funding quality control review on a minimum of [_]% of the mortgage loans originated or acquired for complete re-verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing, funding, servicing or selling of the mortgage loan. [_______] verifies occupancy and applicable information by regular mail.

   Qualified independent appraisers, approved by [_______], appraise the one- to four-family residential properties. All appraisals must conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation. The appraisals must be on forms acceptable to Fannie Mae and Freddie Mac. As part of [_]'s pre-funding quality control procedures, [_] obtains either field or desk appraisal reviews on 10% of all mortgage loans.

                               THE MASTER SERVICER

General

   [_______], also referred to as the "master servicer," was established as a mortgage banking company to facilitate the origination, purchase and servicing of whole loan portfolios containing various levels of credit quality from "investment grade" to varying degrees of "non-investment grade" up to and including mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure. Mortgaged properties acquired through foreclosure or deed-in-lieu of foreclosure are referred to as "REO properties". The principal office of the master servicer is located in [_______].

   The principal business of [_______] has been the origination and acquisition of one- to four-family and small balance multifamily/commercial mortgage loans and [_______]. [_______]'s servicing portfolio consists primarily of two categories: (1) performing one- to four-family and multifamily investment-quality loans serviced for [affiliated companies] or for the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) non-investment grade, sub-performing and non-performing mortgage loans and REO properties serviced for [affiliated companies] or for the account of various institutional investors.

   [_______]'s operations resemble those of most mortgage banking companies, except that [_______] places a significant emphasis on collections and due diligence areas, due to the nature of the mortgage portfolios purchased. As of [_______], [_______] was servicing in excess of $[_] billion of mortgage loans and REO properties.

Delinquency and Foreclosure Experience

   The following table sets forth delinquency and foreclosure experience of mortgage loans [_______] serviced as of the dates indicated. [_______]'s portfolio of mortgage loans may differ significantly from the mortgage loans underlying the Offered Certificates in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. The seller can not assure you, and is not representing, that the delinquency and foreclosure experience with respect to the mortgage loans underlying the Offered Certificates will be similar to that reflected in the table below, or as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans underlying the Offered Certificates. The actual delinquency experience on the mortgage loans underlying the certificates will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of borrowers to make required payments.

                     Delinquency and Foreclosure Experience

                                              As of December 31, [_____]            As of December 31, [_____]
                                        -------------------------------------- --------------------------------------
                                                                      % by                                   % by
                                           No. of     Principal     Principal    No. of      Principal     Principal
                                            Loans      Balance     Balance(1)     Loans       Balance     Balance(1)
                                        ------------ ------------ ------------ ------------ ------------ ------------
Current Loans.......................
Period of Delinquency(2)............
   30-59 Days.......................
   60-89 Days.......................
   90 Days or more..................
     Total Delinquencies............
Foreclosure/Bankruptcies (3)........
Real Estate Owned...................
     Total Portfolio................

                                                                 As of December 31, [_____]
                                        -----------------------------------------------------------------------------
                                                                                                  % by Principal
                                               No. of Loans           Principal Balance             Balance(1)
                                        ------------------------- ------------------------- -------------------------
Current Loans.......................
Period of Delinquency(2)............
   30-59 Days.......................
   60-89 Days.......................
   90 Days or more..................
     Total Delinquencies............
Foreclosure/Bankruptcies (3)........
Real Estate Owned...................
     Total Portfolio................

------------------------

(1) For the Real Estate Owned properties, the Principal Balance is at the time of foreclosure.

(2) No mortgage loan is included in this table as delinquent until it is 30 days past due.

(3) Exclusive of the number of Loans and Principal Balance shown in Period of Delinquency.

                       YIELD AND PREPAYMENT CONSIDERATIONS

General Prepayment Considerations

   The rate of principal payments on the notes, the aggregate amount of payments on the notes and the yield to maturity of the notes will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of Principal Prepayments on the mortgage loans, including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the seller, [_] or the Master Servicer. The mortgage loans may be prepaid by the mortgagors at any time; however, as described under "Description of the Mortgage Loans" in this Prospectus Supplement, with respect to approximately [_]% of the mortgage loans, by Scheduled Principal Balance as of the cut-off date, a prepayment may subject the related mortgagor to a prepayment charge. In most cases, prepayment charge obligations expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with prepayment charges is [_].

   Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the class or classes of notes then entitled to receive these payments that otherwise would be distributed over the remaining terms of the mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of Principal Prepayments. The extent to which the yield to maturity of any class of notes may vary from the anticipated yield will depend upon the degree to which the notes are purchased at a discount or premium and the degree to which the timing of payments on the notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In the case of any note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to that investor that is lower than the anticipated yield. In most cases, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the notes. As a result, the effect on an investor's yield of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of the notes would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments. See "Yield and Prepayment Considerations" in the Prospectus.

   It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, in the case of the adjustable rate mortgage loans in the mortgage pool, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the notes. See "Yield and Prepayment Considerations" in the Prospectus.

   Because principal payments are paid to senior classes of notes before other classes, holders of classes of notes having a later priority of payment bear a greater risk of losses, because these notes will represent an increasing percentage of the trust estate during the period prior to the commencement of payments of principal on these notes, than holders of classes having earlier priorities for payment of principal. Prior to the Stepdown Date, all principal payments on the mortgage loans will be allocated to the Class A Notes. After that date, subject to delinquency triggers described in this Prospectus Supplement, all principal payments on the mortgage loans will be allocated among all classes of the notes then outstanding. These provisions are more fully described under "Description of the Notes--Principal Payments on the Notes" in this Prospectus Supplement.

   Defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment. The standards used in the underwriting of the mortgage loans are described under "Description of the mortgage loans--Underwriting Standards" in this Prospectus Supplement.

Special Yield Considerations

   The note interest rate for each class of notes adjusts monthly based on one-month LIBOR as described under "Description of the Notes--Calculation of One-Month LIBOR" in this Prospectus Supplement, subject to the maximum Note Interest Rate and the Available Interest Rate. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index. The mortgage rates on the adjustable rate mortgage loans adjust semi-annually, after an initial fixed rate period in the case of delayed first adjustment mortgage loans, based on the index applicable to the adjustable rate mortgage loans, which may not move in tandem with one-month LIBOR, subject to periodic and lifetime limitations. Investors should note that approximately [_]% of the mortgage loans are [_] year delayed first adjustment mortgage loans, approximately [_]% of the mortgage loans are [_] year delayed first adjustment loans and approximately [_]% of the mortgage loans are fixed rate mortgage loans, in each case by Scheduled Principal Balance as of the cut-off date. The weighted average month of origination of the [_] year delayed first adjustment mortgage loans is [_], and the weighted average month of origination of the [_] year delayed first adjustment mortgage loans is [_].

   Because of the application of the maximum Note Interest Rate and the Available Interest Rate, increases in the Note Interest Rate on the notes may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the mortgage loans during any due period may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable spread on the notes during the related interest accrual period. In addition, the index applicable to the adjustable rate mortgage loans and one-month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both one-month LIBOR and the index applicable to the adjustable rate mortgage loans rise during the same period, one-month LIBOR may rise more rapidly than the index applicable to the adjustable rate mortgage loans or may rise higher than the index applicable to the adjustable rate mortgage loans. This could potentially result in Interest Carry Forward Amounts with respect to one or more classes of notes. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in one-month LIBOR or relative decreases in the weighted average of the mortgage rates on the mortgage loans could:

   o cause the Current Interest Payment Amount generated by the mortgage pool to be less than the aggregate of the Interest Payment Amounts that would otherwise be payable on the notes, leading one or more classes of notes to incur Interest Carry Forward Amounts, or

   o could cause the maximum Note Interest Rate to apply to one or more classes of notes.

   Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index applicable to the adjustable rate mortgage loans and the related gross margin, the mortgage rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments.

   As described under "Description of the Notes--Allocation of Losses; Subordination," amounts otherwise distributable to holders of the Subordinate Notes may be made available to protect the holders of the Class A Notes against interruptions in payments due to mortgagor delinquencies, to the extent not covered by P&I Advances. These delinquencies may affect the yield to investors on classes of Subordinate Notes and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of classes of Subordinate Notes. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of Subordinate Notes. See "Description of the Notes--Principal Payments on the Notes" in this Prospectus Supplement.

Weighted Average Lives

   Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of notes will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans, and the timing of these payments.

   Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement assumes a prepayment rate for the mortgage loans of [_]% CPR. CPR assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume [_]% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at [_]% CPR or any other rate.

   The following tables indicate the percentage of the initial Note Balance of the notes that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of the notes. The tables are based on the following assumptions:

   o the mortgage pool consists of [_] mortgage loans with the following characteristics:

    Cut-off Date
Scheduled Principal       Remaining
      Mortgage         Amortizing Term     Remaining Term
    Balance Rate          Net Rate           to Maturity          Loan Age
-------------------    ---------------     --------------      --------------
                         (in months)         (in months)        (in months)

$                      $                   $                   $
           %                      %                   %        %
===================    ===============     ==============      ==============
===================    ===============     ==============      ==============
===================    ===============     ==============      ==============
===================    ===============     ==============      ==============

   o payments on the notes are received, in cash, on the [25]th day of each month, commencing in [__________],

   o the mortgage loans prepay at the percentages of the Prepayment Assumption indicated,

   o no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

   o none of the majority holder of the equity certificates, [__________], the Master Servicer, the servicers or any other person purchases from the trust estate any mortgage loan or redeems the notes under any obligation or option under the Indenture, the servicing agreements or any other agreement except as otherwise indicated in the second sentence following the table entitled "Percent of Initial Note Balance outstanding at the specified percentages of the Prepayment Assumption," and no partial early redemption of the notes occurs with respect to the mortgage loans,

   o scheduled Monthly Payments on the mortgage loans are received on the first day of each month commencing in [__________], and are computed prior to giving effect to any prepayments received in the prior month,

   o prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in [__________], and include 30 days' interest on the mortgage loan,

   o the scheduled Monthly Payment for each mortgage loan is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to stated maturity,

   o  the notes are purchased on [__________], [__________],

   o the index applicable to the adjustable rate mortgage loans remains constant at [_]% per annum and the mortgage rate on each adjustable rate mortgage loan is adjusted on the next adjustment date, and on subsequent adjustment dates, if necessary, to equal the index applicable to the adjustable rate mortgage loans plus the applicable gross margin, subject to the applicable periodic rate cap,

   o  one-month LIBOR remains constant at [_]% per annum,

   o the Monthly Payment on each adjustable rate mortgage loan is adjusted on the Due Date immediately following the next adjustment date, and on subsequent adjustment dates, if necessary, to equal a fully amortizing Monthly Payment, and

   o the master servicing fee rate is [_]% per annum and is payable monthly, the servicing fee rate for each servicer is equal to [_]% per annum and the servicing fees are payable monthly, and the Indenture Trustee fee rate is equal to [_]% per annum and the Indenture Trustee fee is paid monthly.

   There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables in this Prospectus Supplement. Any discrepancy of this kind may have an effect upon the percentages of the initial Note Balance outstanding and the weighted average lives of the notes set forth in the tables in this Prospectus Supplement. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables set forth immediately following the next paragraph and since it is not likely the level of the index applicable to the adjustable rate mortgage loans or one-month LIBOR will remain constant as assumed, the notes may mature earlier or later than indicated by the tables. In addition, as described under "Description of the Notes--Principal Payments on the Notes" in this Prospectus Supplement, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the notes, affecting the weighted average lives of the notes.

   The following tables indicate the weighted average lives of the notes and set forth the percentages of the initial Note Balance of the notes that would be outstanding after each of the payment dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used in this Prospectus Supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Note Balances and weighted average lives shown in the following tables. These variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of the Prepayment Assumption.

          Percent of Initial Note Balance Outstanding at the Specified
                    Percentages of the Prepayment Assumption

                             Class A Certificates           Class PO
                                   % of SPA                 % of SPA
                           ------------------------  -----------------------
                            0%   [_]% [_]% [_]% [_]%  0%  [_]% [_]% [_]% [_]%
                           ---   ---  ---  ---  ---  ---  ---  ---  ---  ---
Initial Percentage         100   100  100  100  100  100  100  100  100  100
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
Weighted Average Life
  to Maturity
  (years)**..............

------------

*  Less than 0.50% and greater than 0.00%.

** The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such certificate.

                 Percent of Initial Principal Amount Outstanding

                                                       Class B-1, Class B-2
                             Class X Certificates+        and Class B-3
                                   % of SPA                 % of SPA
                           ------------------------  -----------------------
                            0%   [_]% [_]% [_]% [_]%  0%  [_]% [_]% [_]% [_]%
                           ---   ---  ---  ---  ---  ---  ---  ---  ---  ---
Initial Percentage         100   100  100  100  100  100  100  100  100  100
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
Weighted Average Life
  to Maturity
  (years)**..............

------------

*  Less than 0.50% and greater than 0.00%.

** The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such certificate.

+  Notional Amount

               Percent of Initial Principal Amount Outstanding
                                           Class R Certificates

                                                 % of SPA
                          ------------------------------------------------------
                               0%       [__]%     [__]%      [__]%     [__]%
                          ---------- ---------- --------- ---------- -----------
Initial Percentage            100        100       100        100       100
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
[_____], 20[____]........
Weighted Average Life
  to Maturity
  (years)**..............

------------

*  Less than 0.50% and greater than 0.00%.

** The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such certificate.

   The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the notes. The weighted average lives set forth in the bottom row of the table are calculated according to the previous sentence but assumes the majority holder of the equity certificates exercises its option to redeem the notes when the aggregate Note Balance has been reduced to less than 20% of the initial aggregate Note Balance. See "The Indenture and Owner Trust Agreement--Redemption" in this Prospectus Supplement.

   There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the Prepayment Assumption indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the notes will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or index level assumptions.

   The characteristics of the mortgage loans will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity, that all of the mortgage loans will prepay at the same rate or that the level of the index applicable to the adjustable rate mortgage loans will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments and the level of the index applicable to the adjustable rate mortgage loans is consistent with the expectations of investors.

Yield Sensitivity of the Subordinate Notes

   If on any payment date, the Overcollateralized Amount and the Note Balances of the Class M-3 Notes and the Class M-2 Notes have been reduced to zero, the yield to maturity on the Class M-1 Notes will become extremely sensitive to losses on the mortgage loans and the timing of losses, that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-1 Notes. If on any payment date, the Overcollateralized Amount and the Note Balance of the Class M-3 Notes have been reduced to zero, the yield to maturity on the Class M-2 Notes will become extremely sensitive to losses on the mortgage loans and the timing of losses that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-2 Notes. If on any payment date, the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M-3 Notes will become extremely sensitive to losses on the mortgage loans and the timing of losses that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-3 Notes. Once Realized Losses have been allocated to the holders of the Subordinate Notes, Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of the Subordinate Notes, after distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the equity certificates are entitled to any distributions. See "Description of the Notes--Overcollateralization Provisions" in this Prospectus Supplement.

   Investors in the Subordinate Notes should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Notes, see "Yield and Prepayment Considerations" in the Prospectus. ]

                            DESCRIPTION OF THE NOTES

General

   [________] Series 200[_] - [_], Mortgage-Backed Notes, Series 200[_]-[_] (the "Notes") will consist of [_] classes of notes, designated as:

   o  the Class A Notes and

   o the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes which will collectively be referred to in this Prospectus Supplement as the Subordinate Notes.

   The notes will be issued by [________] Series 200[_]-[_] , (the "issuer"), under the terms of an Indenture, dated as of [________], [_], between the issuer and the Indenture Trustee. Only the notes are offered by this Prospectus Supplement. Trust Certificates, Series 200[_]-[_], or the equity certificates, will be issued under the terms of an [Owner Trust Agreement], dated as of [________], [_], between the seller and the [Owner Trustee], and will represent the beneficial ownership interest in the issuer. The equity certificates are not being offered by this Prospectus Supplement and will be delivered on the closing date to the [________], as partial consideration for the conveyance of the mortgage loans by [________] to the seller.

   Distributions on the Offered Notes will be made on the [25]th day of each month, or, if that day is not a Business Day, on the next succeeding Business Day, beginning in [________].

   The notes represent non-recourse debt obligations of the issuer secured by a trust estate, which consists primarily of a segregated pool of [conventional], one- to four-family, adjustable-rate and fixed-rate first lien mortgage loans having an aggregate principal balance as of the cut-off date of approximately $[________], subject to a permitted variance as described in this Prospectus Supplement under "Description of the Mortgage Loans." Proceeds of the trust estate will be the sole source of payments on the notes. The issuer is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes.

   The Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will have an aggregate initial note balance of approximately $[________], approximately $[________], approximately $[________] and approximately $[________], respectively, in each case subject to a permitted variance of plus or minus [5]%. The Note Interest Rates on the notes are adjustable, subject to the maximum Note Interest Rate and the Available Interest Rate, and will be calculated for each payment date as described under "--Interest Payments on the Notes" in this Prospectus Supplement. The final maturity date of the notes is the payment date occurring in [________].

   The notes will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $[1,000] and integral multiples of $[1.00] in excess of the minimum denominations.

   The notes will initially be represented by one or more global notes registered in the name of the nominee of DTC as clearing agency. The seller has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in any class of the notes will be entitled to receive a note representing that person's interest, except as set forth in this Prospectus Supplement under "--Definitive Notes". Unless and until the issuer issues definitive notes under the limited circumstances described in this Prospectus Supplement, all references to actions by Noteholders with respect to the notes shall refer to actions taken by DTC upon instructions from its participants, and all references in this Prospectus Supplement to payments, notices, reports and statements to Noteholders with respect to the notes shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, for payment to note owners in accordance with DTC procedures. See "--Registration of the Notes" and "--Definitive Notes" in this Prospectus Supplement.

   Any definitive notes will be transferable and exchangeable at the offices of the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the registration of transfer or exchange.

   All payments to holders of the notes, other than the final payment on any class of notes, will be made by or on behalf of the Indenture Trustee to the persons in whose names the notes are registered at the close of business on each record date. The record date for each payment date is:

   o with respect to the notes, other than any definitive notes, the close of business on the Business Day immediately preceding the payment date or

   o with respect to the definitive notes will be the close of business on the last Business Day of the month preceding the month in which the payment date occurs.

   Payments will be made either by check mailed to the address of each Noteholder as it appears in the note register or upon written request to the Indenture Trustee at least five Business Days prior to the relevant record date by any holder of notes having an aggregate initial Note Balance that is in excess of the lesser of:

   o  $1,000,000 or

   o two-thirds of the initial aggregate Note Balance of that class of notes, by wire transfer in immediately available funds to the account of the Noteholder specified in the request.

   The final payment on any class of notes will be made in like manner, but only upon presentment and surrender of the notes at the corporate trust office of the Indenture Trustee or other location specified in the notice to Noteholders of the final payment.

Registration of the Notes

   DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between its participants through electronic book entries, thereby eliminating the need for physical movement of notes. Participants include securities brokers and dealers, including the underwriter of the notes offered by this Prospectus Supplement, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

   Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the book-entry notes may do so only through participants and indirect participants.

   In addition, note owners will receive all distributions of principal of and interest on the book-entry notes from the Indenture Trustee through DTC and DTC participants. The Indenture Trustee will forward payments to DTC in same day funds and DTC will forward these payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing these payments to indirect participants or to note owners. Unless and until definitive notes are issued, it is anticipated that the only Noteholder of the book-entry notes will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the Indenture Trustee as Noteholders, as the term is used in the Indenture and note owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its participants.

   Under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the book-entry notes among participants and to receive and transmit distributions of principal of, and interest on, the book-entry notes. Participants and indirect participants with which note owners have accounts with respect to the book-entry notes similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective note owners. Accordingly, although note owners will not possess definitive notes, the Rules provide a mechanism by which note owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

   Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of banks, the ability of a note owner to pledge book-entry notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to these notes, may be limited due to the absence of physical notes for the book-entry notes. In addition, under a book-entry format, note owners may experience delays in their receipt of payments since distributions will be made by the Indenture Trustee to Cede & Co., as nominee for DTC.

   Under the Rules, DTC will take action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more participants to whose DTC account the book-entry notes are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of book-entry notes evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of book-entry notes evidencing these voting rights, authorize divergent action.

   The issuer, the seller, the Master Servicer, [________], the [________], the [Owner Trustee], the Indenture Trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Clearstream or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Notes

   Definitive notes will be issued to note owners or their nominees, rather than to DTC or its nominee, only if:

   o the seller advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the notes and the seller is unable to locate a qualified successor,

   o the seller, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC, or

   o after the occurrence of an event of default, note owners representing in the aggregate not less than 51% of the voting rights of the notes advise the Indenture Trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the note owners' best interest.

   Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee is required to notify all note owners through participants of the availability of definitive notes. Upon surrender by DTC of the definitive notes representing the notes and receipt of instructions for re-registration, the Indenture Trustee will reissue the notes as definitive notes issued in the respective principal amounts owned by individual note owners, and thereafter the Indenture Trustee will recognize the holders of the definitive notes as Noteholders under the Indenture. The definitive notes will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a note in an amount less than $10,000 immediately prior to the issuance of a definitive note shall be issued in a minimum denomination equal to the amount represented by that note.

Book-Entry Facilities; Book-Entry, Delivery and Form

   The notes will be offered and sold in principal amounts of U.S. $1,000 and integral multiples thereof. The notes will be issued in the form of one or more fully registered Global notes (collectively, the "global notes"), which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository" or "DTC") and registered in the name of Cede & Co., the Depository's nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depository. Investors may elect to hold interests in the global notes through DTC, Clearstream Banking, Societe Anonyme, Luxembourg, formerly Cedelbank ("Clearstream"), or Euroclear Bank S.A./NV as operator of the Euroclear System ("Euroclear") if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. Clearstream's and Euroclear's depositaries will hold interests in customers' securities accounts in the depositaries' names on the books of the Depository. Citibank, N.A. will act as depositary for Clearstream and [_] will act as depositary for Euroclear (in such capacities, the "U.S. Depositaries"). Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee. Global notes may be transferred at the office of the Registrar according to the rules of the clearing systems.

   Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants"). Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, eliminating the need for physical movement of Certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

   Distributions, to the extent received by the U.S. Depositary for Clearstream, with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

   Euroclear has advised that it was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of Certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a

Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

   Distributions, to the extent received by the U.S. Depositary for Euroclear, with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions.

   In the event definitive notes are issued, we will appoint a paying agent and transfer agent in Luxembourg (the "Luxembourg Paying and Transfer Agent"). Holders of definitive notes will be able to receive payments and effect transfers at the offices of the Luxembourg Paying and Transfer Agent.

   Individual Certificates in respect of notes will not be issued in exchange for the global notes, except in very limited circumstances. If Euroclear, Clearstream or DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with a global note or, in the case of DTC only, DTC ceases to be a clearing agency registered under the Securities Exchange Act, and in each case we do not appoint a successor clearing system within 90 days after receiving such notice from Euroclear, Clearstream or DTC or on becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual Certificates in registered form on registration of, transfer of or in exchange for book-entry interests in the notes represented by such global note upon delivery of such global note for cancellation.

   Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Euroclear, Clearstream or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Euroclear and within Clearstream and between Euroclear and Clearstream in accordance with procedures established for these purposes by Euroclear and Clearstream. Book-entry interests in the notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the notes between Euroclear and Clearstream and DTC may be effected in accordance with procedures established for this purpose by Euroclear, Clearstream and DTC.

Global Clearance and Settlement Procedures

   Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with Depository rules. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

   Cross-market transfers between persons holding directly or indirectly through the Depository on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in the Depository in accordance with the Depository rules on behalf of the relevant European international clearing system by its U.S. Depositary. However, a cross-market transfer will require delivery of instructions to the relevant European international clearing system, by the counterparty in such European international clearing system, in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving notes in the Depository and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depository. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

   Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the Business Day following the Depository settlement date. Credits or any transactions of the type described above settled during subsequent securities settlement processing will be reported to the relevant Euroclear or Clearstream Participants on the Business Day that the processing occurs. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the Depository settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in the Depository.

   Although the Depository, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of the Depository. Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures. The foregoing procedures may be changed or discontinued at any time.

Glossary of Terms

   The following terms are given the meanings shown below to help describe the cash flows on the notes:

   Allocated Realized Loss Amount: The Allocated Loss Amount with respect to any class of Subordinate Notes and any payment date is the sum of:

   o any Realized Loss allocated to that class of Subordinate Notes on the payment date and

   o any Allocated Realized Loss Amount for that class remaining unpaid from previous payment dates plus accrued interest thereon at the Note Accrual Rate for that class.

   Available Interest Rate: The Available Interest Rate for any payment date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is:

   o the Current Interest Payment Amount for the payment date, and the denominator of which is

   o the aggregate Note Balance of the notes immediately prior to the payment date multiplied by the actual number of days elapsed in the related interest accrual period and divided by 360.

   Available Payment Amount: The Available Payment Amount for any payment date is equal to the sum, net of amounts reimbursable therefrom to the Master Servicer, the servicers, the Indenture Trustee or the [Owner Trustee], of:

   o the aggregate amount of scheduled Monthly Payments on the mortgage loans due on the related Due Date and received on or prior to the related determination date, after deduction of the master servicing fee, the servicing fees and the Indenture Trustee fee,

   o unscheduled payments in respect of the mortgage loans, including prepayments, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month and

   o all P&I Advances with respect to the mortgage loans received for the payment date.

   Bankruptcy Loss: A Bankruptcy Loss is a Deficient Valuation or a Debt Service Reduction.

   Class A Principal Payment Amount: The Class A Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

   o the Note Balance of the Class A Notes immediately prior to the payment date over

   o  the lesser of:

   o the product of [_]% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and

   o the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $[_].

   Class M-1 Principal Payment Amount: The Class M-1 Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

   o  the sum of:

   o the Note Balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on the payment date and

   o the Note Balance of the Class M-1 Notes immediately prior to the payment date over

   o  the lesser of:

   o the product of [_]% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and

   o the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $[_].

   Class M-2 Principal Payment Amount: The Class M--2 Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

   o  the sum of:

   o the Note Balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on the payment date,

   o the Note Balance of the Class M-1 Notes, after taking into account the payment of the Class M-1 Principal Payment Amount on the payment date and

   o the Note Balance of the Class M-2 Notes immediately prior to the payment date over

   o  the lesser of:

   o the product of [_]% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and

   o the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $[_].

   Class M-3 Principal Payment Amount: The Class M-3 Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

   o  the sum of:

   o the Note Balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on the payment date,

   o the Note Balance of the Class M-1 Notes, after taking into account the payment of the Class M-1 Principal Payment Amount on the payment date,

   o the Note Balance of the Class M-2 Notes, after taking into account the payment of the Class M-2 Principal Payment Amount on the payment date and
      (d) the Note Balance of the Class M-3 Notes immediately prior to the payment date over

   o  the lesser of:

   o the product of [_]% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and

   o the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $[_].

   Compensating Interest: With respect to any Principal Prepayments, any payments made by the Master Servicer from its own funds to cover Prepayment Interest Shortfalls.

   Credit Enhancement Percentage: The Credit Enhancement Percentage for any payment date is the percentage obtained by dividing:

   o the sum of the Overcollateralized Amount and the aggregate Note Balance of the Subordinate Notes by

   o the aggregate principal balance of the mortgage loans, calculated after taking into account payments of principal on the mortgage loans and payment of the Principal Payment Amount to the notes on the payment date.

   Current Interest Payment Amount: The Current Interest Payment Amount for any payment date is an amount equal to interest collections or advances on the mortgage loans during the related due period, net of the master servicing fee, the servicing fees and the Indenture Trustee fee.

   Deficient Valuation: With respect to any mortgage loan, a Deficient Valuation is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

   Debt Service Reduction: A Debt Service Reduction is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

   Interest Accrual Period: The interest accrual period for any payment date is the period commencing on the payment date of the month immediately preceding the month in which the payment date occurs, or, in the case of the first period, commencing on the closing date, and ending on the day preceding the payment date. All payments of interest on the notes will be based on a 360-day year and the actual number of days in the applicable interest accrual period.

   Interest Carry Forward Amount: The Interest Carry Forward Amount with respect to any class of notes and any payment date, is any shortfall in payment of interest represented by the excess, if any, of the Interest Payment Amount that would be payable on that class at the applicable Note Accrual Rate over the Interest Payment Amount actually paid on the class at the Available Interest Rate, together with any shortfall in payment of interest remaining unpaid from previous payment dates plus interest accrued on those classes at the related Note Accrual Rate.

   Interest Payment Amount: The Interest Payment Amount for the notes of any class on any payment date is equal to interest accrued during the related interest accrual period on the Note Balance of the notes immediately prior to the payment date at the then-applicable Note Interest Rate for the class.

   Net Monthly Excess Cashflow: The Net Monthly Excess Cashflow for any payment date is equal to the sum of:

   o  any Overcollateralization Reduction Amount and

   o  the excess of:

   o  the Available Payment Amount for the payment date over

   o the sum for the payment date of the aggregate of the Interest Payment Amounts payable to the holders of the notes and the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Principal Payment Amount.

   Note Accrual Rate: The Note Accrual Rate with respect to any class of notes and any payment date is the lesser of the rate described for that class in the first bullet point under the definition of Note Interest Rate and the maximum
Note Interest Rate.

   Note Balance: The Note Balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the trust estate. The Note Balance of any class of notes as of any date of determination is equal to the initial Note Balance of that class reduced by the aggregate of:

   o all amounts allocable to principal previously distributed with respect to the note and

   o any reductions in the Note Balance deemed to have occurred in connection with allocations of Realized Losses.

   Note Interest Rate:

   o The Note Interest Rate on the Class A Notes will be a rate per annum equal to the least of:

   o one-month LIBOR plus [_]%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than [_]% of the aggregate initial Note Balance, or one-month LIBOR plus [_]%, in the case of any payment date thereafter,

   o  the Available Interest Rate for the payment date and

   o  [_]% per annum, which is also referred to as the maximum Note Interest
      Rate.

   o The Note Interest Rate on the Class M-1 Notes will be a rate per annum equal to the least of:

   o one-month LIBOR plus [_]%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than [_]% of the aggregate initial Note Balance, or one-month LIBOR plus [_]%, in the case of any payment date thereafter,

   o  the Available Interest Rate for the payment date and

   o  the maximum Note Interest Rate.

   o The Note Interest Rate on the Class M-2 Notes will be a rate per annum equal to the least of:

   o one-month LIBOR plus [_]%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than [_]% of the aggregate initial Note Balance, or one-month LIBOR plus [_]%, in the case of any payment date thereafter,

   o  the Available Interest Rate for the payment date and

   o  the maximum Note Interest Rate.

   o The Note Interest Rate on the Class M-3 Notes will be a rate per annum equal to the least of:

   o one-month LIBOR plus [_]%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than [_]% of the aggregate initial Note Balance, or one-month LIBOR plus [_]%, in the case of any payment date thereafter,

   o  the Available Interest Rate for the payment date and

   o  the maximum Note Interest Rate.

   Overcollateralized Amount: The Overcollateralized Amount with respect to any payment date is the excess, if any, of the aggregate principal balance of the mortgage loans immediately following the payment date over the Note Balance of the notes, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Payment Amount on the payment date.

   Overcollateralization Increase Amount: With respect to the notes and any payment date, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of the Payment Date.

   Overcollateralization Reduction Amount:  The Overcollateralization

Reduction Amount is the amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount.

   Prepayment Interest Shortfall: With respect to any Principal Prepayments on the mortgage loans, any resulting shortfall.

   Principal Payment Amount: The Principal Payment Amount for any payment date, other than the final maturity date and the payment date immediately following the acceleration of the notes due to an event of default, will be the lesser of:

   a. the excess of the Available Payment Amount over the aggregate of the Interest Payment Amounts for the notes; and

   b. the sum of:

      1. the principal portion of all scheduled Monthly Payments on the mortgage loans due during the related due period, whether or not received on or prior to the related determination date;

      2. the principal portion of all proceeds received during the related prepayment period in respect of the repurchase of a mortgage loan, or, in the case of a substitution, amounts representing a principal adjustment, as contemplated in the servicing agreements;

      3. the principal portion of all other unscheduled collections, including Insurance Proceeds, Liquidation Proceeds and all full and partial Principal Prepayments, received during the related prepayment period, to the extent applied as recoveries of principal on the mortgage loans;

      4. the principal portion of any Realized Losses incurred or deemed to have been incurred on any mortgage loans in the calendar month preceding the payment date to the extent covered by Net Monthly Excess Cashflow for the payment date; and

      5. the amount of any Overcollateralization Increase Amount for the payment date;

      minus

      6. the amount of any Overcollateralization Reduction Amount for the payment date.

   Realized Loss: A Realized Loss is any Bankruptcy Loss and any amount of loss realized with respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the Noteholders by deed in lieu of foreclosure or otherwise. The amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest on the remaining unpaid principal balance through the last day of the month in which the mortgage loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the servicers for P&I Advances, servicing advances and other related expenses, including attorney's fees, towards interest and principal owing on the mortgage loan.

   Required Overcollateralized Amount: The Overcollateralized Amount required to be [__________].

   Scheduled Principal Balance: The Scheduled Principal Balance of any mortgage loan as of any date of determination is equal to the principal balance of the mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by:

   o the principal portion of all Monthly Payments due on or before the date of determination, whether or not received,

   o all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and

   o any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

   Stepdown Date: The Stepdown Date for any payment date is the later to occur of:

   o  the payment date occurring in [______], [___] and

   o the first payment date on which the Credit Enhancement Percentage, calculated for this purpose only after taking into account payments of principal on the mortgage loans, but prior to any payment of the Principal Payment Amount to the notes then entitled to payments of principal on the payment date, is greater than or equal to [_]%.

   Trigger Event: With respect to any payment date, a Trigger Event is in effect if the percentage obtained by dividing:

   o  the principal amount of mortgage loans delinquent 60 days or more by

   o the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month,

   exceeds the lesser of:

   o  [_]% of the Credit Enhancement Percentage and

   o  [_]%.

Interest Payments on the Notes

   The Note Interest Rate and the Note Accrual Rate for the notes for the current related interest accrual period, to the extent it has been determined, and for the immediately preceding interest accrual period may be obtained by telephoning the Indenture Trustee at [________].

   To the extent of the Current Interest Payment Amount, in the priorities set forth immediately following this paragraph, the holders of each class of notes will be entitled to receive on each payment date interest payments in an amount equal to the Interest Payment Amount for that class. On each payment date, the Current Interest Payment Amount will be distributed in the following order of priority:

   First, to the holders of the Class A Notes, the Interest Payment Amount for the Class A Notes;

   Second, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Notes, to the holders of the Class M-1 Notes, the Interest Payment Amount for the Class M-1 Notes;

   Third, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the Interest Payment Amount for the Class M-2 Notes; and

   Fourth, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the Interest Payment Amount for the Class M-3 Notes.

   With respect to any payment date, to the extent that the aggregate of the Interest Payment Amounts for the notes is limited by the Current Interest Payment Amount for the related due period, the holders of some classes of notes may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Note Accrual Rate for those classes and the payment date. The Interest Carry Forward Amount, if any, for any class of the notes for any payment date is payable to the extent of available funds remaining after other payments on the notes on the payment date, but before any payments on the equity certificates on the payment date.

   See "--Overcollateralization Provisions" in this Prospectus Supplement.

Calculation of One-Month LIBOR

   With respect to each interest accrual period, on the second Business Day preceding the interest accrual period, or the interest determination date, the Indenture Trustee will determine one-month LIBOR for the next interest accrual period. One-month LIBOR means, as of any interest determination date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 as of 11:00 a.m. London time on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the reference banks for one-month U.S. dollar deposits, as of 11:00 a.m., London time, on the interest determination date. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If on the interest determination date two or more reference banks provide offered quotations, one-month LIBOR for the related interest accrual period shall be the arithmetic mean of the offered quotations, rounded upwards if necessary to the nearest whole multiple of 0.0625%. If on the interest determination date fewer than two reference banks provide offered quotations, one-month LIBOR for the related interest accrual period shall be the higher of:

   o one-month LIBOR as determined on the previous interest determination date and

   o  the reserve interest rate.

   As used in this section, Business Day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; Telerate Page 3750 means the display page currently so designated on the Dow Jones Telerate Capital Markets Report, or other page as may replace that page on that service for the purpose of displaying comparable rates or prices); reference banks means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

   o  with an established place of business in London,

   o  which have been designated by the Indenture Trustee and

   o not controlling, controlled by, or under common control with, the seller or the issuer; and

   Reserve interest rate shall be the rate per annum that the Indenture Trustee determines to be either:

   o the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 0.0625%, of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant interest determination date to the principal London offices of leading banks in the London interbank market or,

   o in the event that the Indenture Trustee can determine no arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on the interest determination date to leading European banks.

   The establishment of one-month LIBOR on each interest determination date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the notes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

Principal Payments on the Notes

   On each payment date, the Principal Payment Amount will be distributed to the holders of the notes then entitled to payments of principal.

   The Principal Payment Amount for the final maturity date or the payment date immediately following the acceleration of the notes due to an event of default will equal the amount necessary to reduce the Note Balance of any notes outstanding to zero. In no event will the Principal Payment Amount with respect to any Payment Date be:

   o  less than zero or

   o  greater than the then-outstanding aggregate Note Balance of the notes.

   The Principal Payment Amount for the first payment date will include approximately $[______] collected by the servicers in respect of prepayments on the mortgage loans during the [______] prepayment period.

      On each Payment Date prior to the Stepdown Date or on which a Trigger Event is in effect, the Principal Payment Amount shall be distributed:

   o First, to the Class A Notes, until the Note Balance of the Class A Notes has been reduced to zero;

   o Second, to the Class M-1 Notes, until the Note Balance of the Class M-1 Notes has been reduced to zero;

   o Third, to the Class M-2 Notes, until the Note Balance of the Class M-2 Notes has been reduced to zero; and

   o Fourth, to the Class M-3 Notes, until the Note Balance of the Class M-3 Notes has been reduced to zero.

   On each payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, the holders of the Class A Notes and the Subordinate Notes shall be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

   o  First, the lesser of:

   o  the Principal Payment Amount and

   o the Class A Principal Payment Amount, shall be distributed to the holders of the Class A Notes, until the Note Balance of the Class A Notes has been reduced to zero;

   o  Second, the lesser of the excess of

   o the Principal Payment Amount over the amount distributed to the holders of the Class A Notes under clause first above and

   o the Class M-1 Principal Payment Amount, shall be distributed to the holders of the Class M-1 Notes, until the Note Balance of the Class M-1 Notes has been reduced to zero;

   o  Third, the lesser of the excess of

   o the Principal Payment Amount over the sum of the amounts distributed to the holders of the Class A Notes under clause First above and to the holders of the Class M-1 Notes under clause second above and

   o the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Notes, until the Note Balance Class M--2 Notes has been reduced to zero; and

   o  Fourth, the lesser of the excess of

   o the Principal Payment Amount over the sum of the amounts distributed to the holders of the Class A Notes under clause First above, to the holders of the Class M-1 Notes under clause second above and to the holders of the Class M--2 Notes under clause third above and

   o the Class M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Notes, until the Note Balance of the Class M-3 Notes has been reduced to zero.

   On the final maturity date or the payment date immediately following the acceleration of the notes due to any event of default, principal will be payable on each class of notes in an amount equal to the Note Balance of that class on the payment date. On the final maturity date or the payment date immediately following the acceleration of the notes due to any event of default, amounts in respect of accrued interest, Interest Carry Forward Amounts and Allocated Realized Loss Amounts will also be payable on each class of notes in the priorities set forth in the Indenture. There can be no assurance, however, that sufficient funds will be available on any date to retire the Note Balances and pay any other amounts.

   The allocation of payments in respect of principal to the Class A Notes on each payment date prior to the Stepdown Date or on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Notes and the Overcollateralized Amount. Increasing the respective percentage interest in the trust estate of the Subordinate Notes and the Overcollateralized Amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes and the Overcollateralized Amount.

   The holders of the equity certificates will be entitled to all prepayment charges received on the mortgage loans and these amounts will not be available for distribution on the notes.

Credit Enhancement

   The credit enhancement provided for the benefit of the holders of the notes consists of subordination described in this section, and overcollateralization, as described under "--Overcollateralization Provisions" in the next section.

   The rights of the holders of the Subordinate Notes and the equity certificates to receive payments will be subordinated, to the extent described in this Prospectus Supplement, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of interest and principal to which they are entitled and to afford these holders protection against Realized Losses.

   The protection afforded to the holders of the Class A Notes by means of the subordination of the Subordinate Notes and the equity certificates will be accomplished by:

   o the preferential right of the holders of the Class A Notes to receive on any payment date, prior to payment on the Subordinate Notes and the equity certificates, payments in respect of interest and principal, subject to Available Funds, and

   o if necessary, the right of the holders of the Class A Notes to receive future payments of amounts that would otherwise be payable to the holders of the Subordinate Notes and the equity certificates.

   In addition, the rights of the holders of Subordinate Notes with lower numerical class designations will be senior to the rights of holders of Subordinate Notes with higher numerical class designations, and the rights of the holders of all of the Subordinate Notes to receive payments in respect of the mortgage loans will be senior to the rights of the holders of the equity certificates, in each case to the extent described in this Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by the holders of Subordinate Notes with lower numerical class designations relative to the holders of Subordinate Notes with higher numerical class designations, and by the holders of all of the Subordinate Notes relative to the holders of the equity certificates, of the full amount of interest and principal to which they are entitled and to afford these holders protection against Realized Losses, as described under "--Allocation of Losses; Subordination" in this Prospectus Supplement.

Overcollateralization Provisions

   The weighted average mortgage rate for the mortgage loans, adjusted to reflect the master servicing fee, the servicing fees and the Indenture Trustee fee payable from interest received or advanced on the mortgage loans, is expected to be higher than the weighted average of the Note Interest Rates on the notes, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest payments on the notes. The Indenture requires that, on each payment date, the Net Monthly Excess Cashflow, if any, be applied on each payment date as an accelerated payment of principal on class or classes of notes then entitled to receive payments in respect of principal, but only to the limited extent hereafter described.

   With respect to any payment date, any Net Monthly Excess Cashflow, or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount, shall be paid as follows:

   o First, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the mortgage loans;

   o Second, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

   o Third, to the holders of the Class A Notes, in an amount equal to the Interest Carry Forward Amount for the Class A Notes;

   o Fourth, to the holders of the Class M-1 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-1 Notes;

   o Fifth, to the holders of the Class M-1 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-1 Notes;

   o Sixth, to the holders of the Class M-2 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-2 Notes;

   o Seventh, to the holders of the Class M-2 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-2 Notes;

   o Eighth, to the holders of the Class M-3 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-3 Notes;

   o Ninth, to the holders of the Class M-3 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-3 Notes; and

   o Tenth, to the holders of the equity certificates as provided in the Indenture.

   As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate Note Balance of the notes by an amount equal to approximately $[_]. This amount represents approximately [_]% of the aggregate principal balance of the mortgage loans as of the cut-off date, which is the initial amount of overcollateralization required to be provided by the mortgage pool under the Indenture. Under the Indenture, the Overcollateralized Amount is required to be maintained at the Required Overcollateralized Amount. In the event that Realized Losses are incurred on the mortgage loans, these Realized Losses may result in an overcollateralization deficiency since these Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Note Balance of the notes. In the event of an occurrence of this kind, the Indenture requires the payment from Net Monthly Excess Cashflow, subject to Available Funds, of an amount equal to any overcollateralization deficiency, which shall constitute a principal payment on the notes in reduction of the Note Balances of those notes. This has the effect of accelerating the amortization of the notes relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

   On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralized Amount may be permitted to decrease, or step down, below the initial $[______] level to a level equal to approximately [_]% of the then current aggregate outstanding principal balance of the mortgage loans, after giving effect to principal payments to be distributed on the payment date, subject to a floor of $[_____]. In the event that the Required Overcollateralized Amount is permitted to step down on any payment date, the Indenture provides that a portion of the principal which would otherwise be distributed to the holders of the notes on the payment date shall be distributed to the holders of the equity certificates, subject to the priorities set forth in this section. With respect to each of these payment dates, the Principal Payment Amount will be reduced by the Overcollateralization Reduction Amount after taking into account all other payments to be made on the payment date, which amount shall be distributed as Net Monthly Excess Cashflow according to the priorities set forth in this section. This has the effect of decelerating the amortization of the notes relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount. However, if on any payment date a Trigger Event is in effect, the Required Overcollateralized Amount will not be permitted to step down on the payment date.

Allocation of Losses; Subordination

   Any Realized Loss on the mortgage loans will be allocated on any payment date:

   o  First, to Net Monthly Excess Cashflow,

   o  Second, to the Overcollateralized Amount,

   o  Third, to the Class M-3 Notes,

   o  Fourth, to the Class M-2 Notes, and

   o  Fifth, to the Class M-1 Notes.

   The Indenture does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note that although Realized Losses cannot be allocated to the these notes, under certain loss scenarios there will not be enough principal and interest collected on the mortgage loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

   Once Realized Losses have been allocated to the holders of the Subordinate Notes, these Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of these classes of notes, after distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the equity certificates are entitled to any distributions.

   Any allocation of a Realized Loss to a note will be made by reducing the Note Balance of that note by the amount so allocated on the payment date in the month following the calendar month in which the Realized Loss was incurred. Notwithstanding anything to the contrary described in this Prospectus Supplement, in no event will the Note Balance of any note be reduced more than once in respect of any particular amount both:

   o  allocable to the notes in respect of Realized Losses and

   o payable as principal to the holder of the notes from Net Monthly Excess Cashflow.

P&I Advances

   Subject to the limitations described in the following paragraph, each servicer will be obligated to advance or cause to be advanced on or before each payment date its own funds, or funds in the note account that are not included in the Available Payment Amount for the payment date. The amount of each Servicer's advance will be equal to the aggregate of all payments of principal and interest, net of the related servicing fee, that were due during the related due period on the mortgage loans serviced by that servicer and that were delinquent on the related determination date, plus amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure.

   P&I Advances are required to be made only to the extent they are deemed by the related servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. The servicers will not be required to make any P&I Advances with respect to reductions in the amount of the Monthly Payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

   All P&I Advances will be reimbursable to the related servicer from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the related servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to the related servicer out of any funds in the note account prior to the payments on the notes. In the event that any servicer fails in its obligation to make any required advance, the Master Servicer will be obligated to make this advance, and in the event that the Master Servicer fails in its obligation to make this advance, the Indenture Trustee will be obligated to make the advance, in each case to the extent required in the related servicing agreement.

                                   THE ISSUER

   [_________] is a [_________] formed under the laws of the State of [_________] under an [Owner Trust Agreement], dated as of [_________], [_________], (the "Owner Trust Agreement") between the seller and the [Owner Trustee] for the transactions described in this Prospectus Supplement. The [Owner Trust Agreement] constitutes the governing instrument under the laws of the State of [_________] relating to [_________]. After its formation, the issuer will not engage in any activity other than:

   o acquiring and holding the mortgage loans and the proceeds from the mortgage loans,

   o  issuing the notes and the equity certificates,

   o  making payments on the notes and the equity certificates and

   o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

   The issuer is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes. The assets of the issuer will consist of the mortgage loans pledged to secure the notes. The issuer's principal offices are in [_________], [_________], in care of [_________], as
[Owner Trustee].

                          GS MORTGAGE SECURITIES CORP.

   GS Mortgage Securities Corp., in its capacity as mortgage loan seller, will sell the mortgage loans to the [_________] under a mortgage loan purchase agreement, dated as of [_________], [_________], between [_________] and the
[_________].

                                 THE [_________]

   The [_________], a special purpose entity that is an affiliate of [_________], will convey the mortgage loans to the seller under an ownership transfer agreement, dated as of [_________], [_________], between the [_________] and the seller.

                                THE OWNER TRUSTEE

   [_________] is the [Owner Trustee] (the "Owner Trustee") under the [Owner Trust Agreement]. The Owner Trustee is a [_________] banking corporation and its principal offices are located in [_________].

   Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Noteholders under the [Owner Trust Agreement] under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of the representations made by the Owner Trustee in the [Owner Trust Agreement]. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from a merger or consolidation shall be the successor of the Owner Trustee under the [Owner Trust Agreement].

   The principal compensation to be paid to the Owner Trustee in respect of its obligations under the [Owner Trust Agreement] will have been paid by or on behalf of the issuer on or prior to the Closing Date.]

                              THE INDENTURE TRUSTEE

   [_________], will act as Indenture Trustee (the "Indenture Trustee") for the Notes under the Indenture. The Indenture Trustee's offices for notices under the Indenture are located at [_________], Attention: [_________] and its telephone number is [(__)____-____].

   The principal compensation to be paid to the Indenture Trustee in respect of its obligations under the Indenture, or the Indenture Trustee Fee, will be equal to:

   o [_]% per annum, or the Indenture Trustee Fee Rate, on the Scheduled Principal Balance of each mortgage loan, payable monthly, and

   o any interest or other income earned on funds held in the note account, to the extent not payable as compensation to the related Servicer, as provided in the Indenture.

   The Indenture will provide that the Indenture Trustee may withdraw funds from the note account:

   o to reimburse itself for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts and

   o to reimburse the [Owner Trustee] for all reasonable out-of pocket expenses incurred or made by the [Owner Trustee] for all services rendered by the [Owner Trustee it in the [Owner Trustee's] execution of the trust created under the [Owner Trust Agreement] and in the exercise and performance of any of the [Owner Trustee's] powers and duties under the [Owner Trust Agreement].

   Under the Indenture, the Issuer, from the assets of the Trust Estate, shall indemnify the Indenture Trustee against any and all loss, liability or expense, including reasonable attorneys' fees, incurred by the Indenture Trustee in connection with the administration of the Trust Estate and the performance of the Indenture Trustee's duties hereunder. The Issuer is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

                             THE SERVICING AGREEMENT

   The following summary describes the basic terms of the servicing agreement, dated as of [___], [___], among the issuer, the Indenture Trustee and the Master Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreement. The seller will provide to a prospective or actual Noteholder without charge, on written request, a copy, without exhibits, of the servicing agreements. Requests should be addressed to [_________].

Servicing and Other Compensation and Payment of Expenses

   The Master Servicer may retain sub-servicers to act on its behalf. The principal compensation, or servicing fee, to be paid to the Master Servicer in respect of its servicing activities for the notes will be equal to accrued interest at the servicing fee rate of [_]% per annum with respect to each mortgage loan serviced by it for each calendar month on the same principal balance on which interest on the mortgage loan accrues for the calendar month. The Master Servicer shall be responsible for the expenses of each sub-servicer. As additional servicing compensation, the Master Servicer or any sub--servicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the any escrow accounts in respect of mortgage loans serviced by it.

   When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding Monthly Payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. The Master Servicer or any sub-servicer is obligated to pay from its own funds Compensating Interest for any Prepayment Interest Shortfall, but only to the extent of its aggregate servicing fee for the related due period. The Master Servicer or any servicer is obligated to pay insurance premiums and other ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred in connection with its responsibilities under the related servicing agreement and is entitled to reimbursement therefor as provided in the servicing agreement.

                    THE INDENTURE AND [OWNER TRUST AGREEMENT]

   The following summary describes basic terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the [Owner Trust Agreement] and Indenture. Whenever particular defined terms of the Indenture are referred to, these defined terms are incorporated in this Prospectus Supplement by reference. The seller will provide to a prospective or actual Noteholder without charge, on written request, a copy, without exhibits, of the Indenture and the [Owner Trust Agreement]. Requests should be addressed to the [_]. Its telephone number is [(___)_____-_____].

General Description of the Indenture

   The notes will be issued under the Indenture. A Current Report on Form 8-K relating to the notes containing a copy of the Indenture and the [Owner Trust Agreement] as executed will be filed by the seller with the Securities and Exchange Commission within fifteen days of the initial issuance of the notes.

   Reference is made to the Prospectus for important information in addition to that set forth in this Prospectus Supplement regarding the trust estate, the terms and conditions of the Indenture and the [Owner Trust Agreement] and the notes. The notes will be transferable and exchangeable at the corporate trust offices of the Indenture Trustee, located at [_________], Attention:
[_________].

Assignment of Mortgage Loans

   On or prior to the date the notes are issued, [_________] will convey each mortgage loan to the [_________], who in turn will convey each mortgage loan to the seller, who in turn will convey each mortgage loan to the issuer.

   At the time of issuance of the notes, the issuer will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on each mortgage loan after the cut-off dates, without recourse, to the Indenture Trustee under the Indenture as collateral for the notes; provided, however, that [_________] will reserve and retain all its right, title and interest in and to principal and interest due on the mortgage loan on or prior to the cut-off date, whether or not received on or prior to the cut-off date, and to prepayments received prior to the cut-off date. The Indenture Trustee, concurrently with this assignment, will authenticate and deliver the notes at the direction of the issuer in exchange for, among other things, the mortgage loans.

   The Indenture will require the issuer to deliver to the Indenture Trustee or to a custodian with respect to each mortgage loan:

   o  the mortgage note endorsed without recourse to the Indenture Trustee,

   o the original mortgage with evidence of recording indicated on the mortgage and

   o an assignment of the mortgage in recordable form to the Indenture Trustee. These assignments of mortgage loans will be recorded by or on behalf of [_________], at the expense of [_________], in the appropriate offices for real property records only to the extent required under "Description of the Mortgage Loans - Assignment of Mortgage Assets" in the Prospectus.

Events of Default

    Events of default and their consequences are described in the prospectus under the caption "Administration-- Events of Default; Rights Upon Event of Default - Indenture."

Voting Rights

   At all times, 100% of all voting rights will be allocated among the holders of the Class A Notes, or, after the Class A Notes have been paid in full, the class of Subordinate Notes then outstanding with the lowest numerical class designation, in proportion to the then outstanding Note Balances of their respective notes.

Optional Redemption

   The circumstances under which the obligations created by the Indenture will terminate in respect of the notes are described in "Administration--Termination" in the Prospectus.

   At its option, the majority holder of the equity certificates may redeem the notes, in whole but not in part, on any payment date on or after the payment date on which the aggregate Note Balance is reduced to less than [_]% of the aggregate initial Note Balance. Any redemption of this kind will be paid in cash at a price equal to the sum of:

   o  100% of the aggregate Note Balance then outstanding,

   o the aggregate of any Allocated Realized Loss Amounts on the notes remaining unpaid immediately prior to the payment date,

   o the aggregate of the Interest Payment Amounts on the notes for the payment date and

   o  the aggregate of any Interest Carry Forward Amounts for the payment date.

   Upon any redemption of this kind, the remaining assets in the trust estate shall be released from the lien of the Indenture. In no event will the trust created by the Indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Indenture. See "Description of the Securities--Termination" in the Prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

   Prior to the sale of the certificates, Cadwalader, Wickersham & Taft LLP, counsel to the seller, will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the Indenture and [the Owner Trust Agreement], for federal income tax purposes:

   o  the notes will be characterized as indebtedness; and

   o the issuer will not be characterized as an association, or a publicly traded partnership, taxable as a corporation or taxable mortgage pool.

   Each holder of an Offered Note, by the acceptance of an Offered Note, will agree to treat the Offered Notes as indebtedness for federal income tax purposes. See "Federal Income Tax Considerations" in the Prospectus for additional information concerning the application of federal income tax laws to the Issuer and the Offered Notes.

   The Offered Notes, depending on their issue prices, may be treated as having been issued with OID. As a result, holders of the Offered Notes may be required to recognize income with respect to the Offered Notes somewhat in advance of the receipt of cash attributable to that income. The Prepayment Assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the mortgage loans will prepay at a rate equal to [_]% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences" in the Prospectus.

   Prospective investors in the notes should see "Federal Income Tax Consequences" and "State Tax Consequences" in the Prospectus for a discussion of the application of federal income and state and local tax laws to the issuer and purchasers of the notes.

                             METHOD OF DISTRIBUTION

   Subject to the terms and conditions set forth in the underwriting agreement, dated [_], [_], the seller has agreed to sell, and Goldman, Sachs & Co., as underwriter, has agreed to purchase the notes. The underwriter is obligated to purchase all notes of the respective classes offered by this Prospectus Supplement if it purchases any.

   The notes will be purchased from the seller by the underwriter and will be offered by the underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the seller from the sale of the notes, before deducting expenses payable by the seller, will be approximately [_]% of the aggregate initial Note Balance of the notes. In connection with the purchase and sale of the notes, the underwriter may be deemed to have received compensation from the seller in the form of underwriting discounts.

   The Offered Notes are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Notes will be made through the facilities of DTC on or about the closing date.

   The underwriting agreement provides that the seller will indemnify the underwriter against those civil liabilities set forth in the underwriting agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect of these liabilities.

                                SECONDARY MARKET

   There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the notes will be the monthly statements discussed in the Prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding Note Balance of the notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the seller is not aware of any source through which price information about the notes will be available on an ongoing basis. The limited nature of the information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

                                  LEGAL MATTERS

   Legal matters relating to the notes will be passed upon for the seller by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATINGS

   It is a condition of the issuance of the notes that the Class A Notes be rated "AAA" by [_________] and "AAA" by [_________], that the Class M-1 Notes be rated at least "AA" by [_________] and at least "AA" by [_________], that the Class M-2 Notes be rated at least "A" by [_________] and at least "A" by [_________] and that the Class M-3 Notes be rated at least "BBB" by [_________].

   The ratings of [_] and [_] assigned to the notes address the likelihood of the receipt by Noteholders of all payments to which the Noteholders are entitled, other than payments of interest to the extent of any Interest Carry Forward Amounts. The rating process addresses structural and legal aspects associated with the notes, including the nature of the underlying mortgage loans. The ratings assigned to the notes do not represent any assessment of the likelihood that Principal Prepayments will be made by the mortgagors or the degree to which the rate of these prepayments will differ from that originally anticipated. The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield due to non-credit events.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the notes.

   The seller has not requested that any rating agency rate the notes other than as stated in the first paragraph of this section. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes as stated in the first paragraph of this section.

                                LEGAL INVESTMENT

   The Class A Notes and the Class M-1 Notes will constitute mortgage related securities for purposes of SMMEA for so long as they are rated in one of the two highest rating category by a rating agency, as defined in the Prospectus. The Class M-2 Notes and the Class M-3 Notes will not constitute "mortgage related securities", for purposes of SMMEA and as a result, the appropriate characterization of those classes of Notes under various legal investment restrictions and the ability of investors subject to these restrictions to purchase those classes, are subject to significant interpretive uncertainties.

   The seller makes no representations as to the proper characterization of the notes for legal investment or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the notes. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the notes constitute a legal investment or are subject to investment, capital or other restrictions.

   See "Legal Investment" in the Prospectus.

                                ERISA CONSIDERATIONS

   A fiduciary of an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment of a portion of such Plan's assets in the notes. Accordingly, among other factors, such fiduciary should consider whether the investment:

   o  is for the exclusive benefit of Plan participants and their beneficiaries;

   o  satisfies the diversification requirements of ERISA;

   o  is in accordance with the documents and instruments governing the Plan and

   o  is prudent, considering the nature of the investment.

   Fiduciaries of employee benefit plans and other retirement arrangements that are subject to Title I of ERISA or Section 4975 of the Code, and entities in which such plans or arrangements are invested (any of the foregoing, a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors"), should review carefully with their legal advisors whether the purchase or holding of the notes could either give rise to a transaction that is prohibited under ERISA or the Code or cause the mortgage loans to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations").

   [Under the Plan Asset Regulations, if a class of notes is treated as having substantial equity features, the purchaser of a note of such class could be treated as having acquired a direct interest in the mortgage loans securing the notes. In that event, the purchase, holding, or resale of such notes could result in a transaction that is prohibited under ERISA or the Code. We believe that all classes of notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires a note should not be treated as having acquired a direct interest in the assets of the trust. However, there can be no complete assurance that all classes of notes will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations.]

   [Regardless whether the notes are treated as debt or equity for purposes of ERISA, the acquisition or holding of notes by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if we, the trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan or in the event that a subsequent transfer of a note is between a Plan and a party in interest or disqualified person with respect to such Plan. However, one or more exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the notes, depending in part upon the type of Plan fiduciary making the decision to acquire notes and the circumstances under which such decision is made. Those exemptions include, but are not limited to:

   o  PTCE 96-23, regarding investments determined by in-house asset managers;

   o  PTCE 95-60, regarding investments by insurance company pooled accounts;

   o  PTCE 91-38, regarding investments by bank collective investment funds;

   o PTCE 90-1, regarding investments by insurance company pooled separate accounts; or

   o PTCE 84-14, regarding transactions negotiated by qualified professional asset managers.

   Before purchasing notes, a Plan subject to the fiduciary responsibility provisions of ERISA of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of a note should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.]

   Any Plan fiduciary considering the purchase of notes should consult with its counsel with respect to the potential applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                             INDEX OF DEFINED TERMS

                                                                          Page

Aggregate Expense Rate.....................................................S-7
Allocated Realized Loss Amount............................................S-26
Available Interest Rate...................................................S-26
Available Payment Amount..................................................S-26
Class A Principal Payment Amount..........................................S-26
Class M-1 Principal Payment Amount........................................S-27
Class M-2 Principal Payment Amount........................................S-27
Class M-3 Principal Payment Amount........................................S-27
Clearstream...............................................................S-24
Clearstream Participants..................................................S-24
Closing Date...............................................................S-1
Compensating Interest.....................................................S-28
Cooperative...............................................................S-25
Credit Enhancement Percentage.............................................S-28
Current Interest Payment Amount...........................................S-28
Cut-Off Date...............................................................S-1
Debt Service Reduction....................................................S-28
Deficient Valuation.......................................................S-28
Depository................................................................S-24
DTC.......................................................................S-24
Due Date...................................................................S-8
ERISA.....................................................................S-41
Euroclear.................................................................S-24
Euroclear Operator........................................................S-24
Euroclear Participants....................................................S-24
global notes..............................................................S-24
Indenture Trustee.........................................................S-36
Interest Accrual Period...................................................S-28
Interest Carry Forward Amount.............................................S-28
Interest Payment Amount...................................................S-28
issuer....................................................................S-21
Issuer.....................................................................S-1
Luxembourg Paying and Transfer Agent......................................S-25
master servicer...........................................................S-13
Master Servicer............................................................S-1
mortgage pool..............................................................S-7
Net Monthly Excess Cashflow...............................................S-28
Net Rate...................................................................S-7
Note Accrual Rate.........................................................S-28
Note Balance..............................................................S-28
Note Interest Rate........................................................S-29
Notes.....................................................................S-21
Offered Notes..............................................................S-1
Overcollateralization Increase Amount.....................................S-29
Overcollateralization Reduction Amount....................................S-29
Overcollateralized Amount.................................................S-29
Owner Trust Agreement.....................................................S-36
Owner Trustee.............................................................S-36
Plan......................................................................S-41
Plan Asset Regulations....................................................S-41
Plan Investors............................................................S-41
Prepayment Interest Shortfall.............................................S-29
Principal Payment Amount..................................................S-29

Realized Loss.............................................................S-30
REO properties............................................................S-13
Required Overcollateralized Amount........................................S-30
Rules.....................................................................S-23
Scheduled Principal Balance..........................................S-8, S-30
Seller.....................................................................S-1
Stepdown Date.............................................................S-30
Terms and Conditions......................................................S-25
Trigger Event.............................................................S-30
trust......................................................................S-1
Trustee's Fee..............................................................S-7
U.S. Depositaries.........................................................S-24

                               FORM OF SCHEDULE A

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

   The tables below set forth estimates of certain expected characteristics (as of the Cut-off Date) of the mortgage loans. In each of the following tables, the percentages are based on the Cut-off Date Scheduled Principal Balances and have been rounded and, as a result, may not total 100.00%.

   The description herein of the mortgage loans is based upon estimates of the composition of the mortgage loans as of the cut-off date, as adjusted for all scheduled principal payments due on or before the cut-off date. Prior to the issuance of the notes, mortgage loans may be removed as a result of (i) Principal Prepayments thereof in full prior to [_], 200[_], (ii) requirements of each of the rating agencies or (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the trust. The characteristics of the mortgage pool and the mortgage loans at the time the notes are issued will not, however, differ by more than 5% from the estimated information set forth herein with respect to the mortgage pool and the mortgage loans as presently constituted, although certain characteristics of the mortgage loans may vary.

                Year of First Payment of the Mortgage Loans(1)

      Principal Balance Outstanding as of

                                                        Aggregate
                                                        Principal
                                                         Balance
                                          Number of   Outstanding as     % of
                                          Mortgage          of         Mortgage
         Year of First Payment              Loans      Cut-Off Date     Loans
---------------------------------------  -----------  --------------  ----------
200[_].................................               $                     %
200[_].................................
                                         -----------  --------------  ----------
  Total................................               $                   100%
                                         ===========  ==============  ==========

------------

(1) As of the Cut-off Date, the weighted average seasoning of the mortgage loans is expected to be approximately [____] months.

                     Types of Mortgaged Properties Securing
                                 Mortgage Loans

      Principal Balance Outstanding as of

                                                        Aggregate
                                                        Principal
                                                         Balance
                                          Number of   Outstanding as     % of
                                          Mortgage          of         Mortgage
             Property Type                  Loans      Cut-Off Date     Loans
---------------------------------------  -----------  --------------  ----------
Primary Residence......................               $                     %
Second Home............................
Investor Property......................
                                         -----------  --------------  ----------
  Total................................               $                  100%
                                         ===========  ==============  ==========

                        Occupancy of Mortgaged Properties
                           Securing Mortgage Loans(1)

      Principal Balance Outstanding as of

                                                        Aggregate
                                                        Principal
                                                         Balance
                                          Number of   Outstanding as     % of
                                          Mortgage          of         Mortgage
           Property Type                    Loans      Cut-Off Date     Loans
---------------------------------------  -----------  --------------  ----------
Primary Residence......................               $                     %
Second Home............................
Investor Property......................
                                         -----------  --------------  ----------
  Total................................               $                  100%
                                         ===========  ==============  ==========

------------

(1) Based on representations of the Mortgagor at the time of mortgage loan origination.

              Geographical Distribution of Mortgaged Properties
                           Securing Mortgage Loans(1)

      Principal Balance Outstanding as of

                                                        Aggregate
                                                        Principal
                                                         Balance
                                          Number of   Outstanding as     % of
                                           Mortgage         of         Mortgage
                  State                     Loans      Cut-Off Date     Loans
---------------------------------------  -----------  --------------  ----------
Alabama................................               $                     %
Arizona................................
California.............................
Colorado...............................
Connecticut............................
District of Columbia...................
Delaware...............................
Florida................................
Georgia................................
Hawaii.................................
Idaho..................................
Illinois...............................
Indiana................................
Kansas.................................
Massachusetts..........................
Maryland...............................
Maine..................................
Missouri...............................
Mississippi............................
Montana................................
North Carolina.........................
Nebraska...............................
New Hampshire..........................
New Jersey.............................
New Mexico.............................
Nevada.................................
New York...............................
Oklahoma...............................
Oregon.................................
Pennsylvania...........................
Tennessee..............................
Texas..................................
Utah...................................
Virginia...............................
Washington.............................
West Virginia..........................
                                         -----------  --------------  ----------
  Total................................               $                  100%
                                         ===========  ==============  ==========

------------

(1) As of the Cut-off Date, no more than approximately [___]% of the aggregate Outstanding Principal Balance of the mortgage loans is expected to be secured by properties located in any one zip code.

                       Loan Purpose of the Mortgage Loans

      Principal Balance Outstanding as of

                                                        Aggregate
                                                        Principal
                                                         Balance
                                          Number of   Outstanding as     % of
                                          Mortgage          of         Mortgage
             Loss Purpose                   Loans      Cut-Off Date     Loans
---------------------------------------  -----------  --------------  ----------
Purchase...............................               $                     %
Rate and Term Refinance................
Cash-Out Refinance.....................
                                         -----------  --------------  ----------
  Total................................               $                  100%
                                         ===========  ==============  ==========

              Distribution of Original Mortgage Loan Amounts(1)

                                                        Aggregate
                                                        Principal
                                                         Balance
                                          Number of   Outstanding as     % of
                                          Mortgage          of         Mortgage
    Original Mortgage Loan Amount           Loans      Cut-Off Date     Loans
---------------------------------------  -----------  --------------  ----------
$50,000 or less........................               $                     %
$50,001 - $100,000.....................
$100,001 - $150,000....................
$150,001 - $200,000....................
$200,001 - $250,000....................
$250,001 - $300,000....................
$300,001 - $350,000....................
$350,001 - $400,000....................
$500,001 - $550,000....................
$550,001 - $600,000....................
$600,001 - $650,000....................
$700,001 - $750,000....................
                                         -----------  --------------  ----------
  Total................................               $                  100%
                                         ===========  ==============  ==========

------------

(1) As of the Cut-off Date, the average Outstanding Principal Balance of the mortgage loans is expected to be approximately $[________].

            Original Loan-to-Value Ratios of the Mortgage Loans(1)

                                                        Aggregate
                                                        Principal
                                                         Balance
                                          Number of   Outstanding as     % of
                                          Mortgage          of         Mortgage
    Original Loan-to-Value Amount           Loans      Cut-Off Date     Loans
---------------------------------------  -----------  --------------  ----------
50.00% or less.........................               $                     %
50.01% - 55.00%........................
55.01% - 60.00%........................
60.01% - 65.00% .......................
65.01% - 70.00%........................
70.01% - 75.00%........................
75.01% - 80.00%........................
80.01% - 85.00%........................
85.01% - 90.00%........................
90.01% - 95.00%........................
                                         -----------  --------------  ----------
  Total................................               $                  100%
                                         ===========  ==============  ==========

------------

(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the mortgage loans is expected to be approximately [____]%.

                   Mortgage Rates of the Mortgage Loans(1)

                                                        Aggregate
                                                        Principal
                                                         Balance
                                          Number of   Outstanding as     % of
                                          Mortgage          of         Mortgage
            Mortgage Rate                   Loans      Cut-Off Date     Loans
---------------------------------------  -----------  --------------  ----------
7.375%.................................               $                     %
7.500%.................................
7.625%.................................
7.750% ................................
7.875%.................................
7.989%.................................
8.000%.................................
8.125%.................................
8.250%.................................
8.375%.................................
8.500%.................................
8.625%.................................
8.750%.................................
8.875%.................................
9.000%.................................
9.125%.................................
9.250%.................................
9.375%.................................
9.625%.................................
9.750%.................................
9.875%.................................
10.000%................................
10.125%................................
10.375%................................
10.500%................................
10.625%................................
10.750%................................
10.875%................................
11.000%................................
11.625%................................
                                         -----------  --------------  ----------
  Total................................               $                  100%
                                         ===========  ==============  ==========

------------

(1) As of the Cut-off Date, the weighted average Mortgage Ratio of the mortgage loans is expected to be approximately [___]% per annum.

                     Original Term of the Mortgage Loans(1)

                                                        Aggregate
                                                        Principal
                                                         Balance
                                          Number of   Outstanding as     % of
                                          Mortgage          of         Mortgage
            Original Term                   Loans      Cut-Off Date     Loans
---------------------------------------  -----------  --------------  ----------
180 or less..........................
180 to 360...........................
                                         -----------  --------------  ----------
  Total..............................                 $                  100%
                                         ===========  ==============  ==========

------------

(1) As of the Cut-off Date, the weighted average Loan-to-Value at origination of the mortgage loans is expected to be approximately [_____]%.

                   Documentation Type of the Mortgage Loans

                                                        Aggregate
                                                        Principal
                                                         Balance
                                          Number of   Outstanding as     % of
                                          Mortgage          of         Mortgage
          Documentation Type                Loans      Cut-Off Date     Loans
---------------------------------------  -----------  --------------  ----------
Full....................................
Alternative.............................
Reduced/Stated Income...................
No Income/No Asset......................
                                         -----------  --------------  ----------
  Total.................................              $                  100%
                                         ===========  ==============  ==========

                Subject to Completion, Dated [_____], 200[_]

======================================= ========================================



                                                      [$_________]
                                                         [LOGO]
                                                      COMPANY NAME
                                                      [Information]
                                                      [Information]
                                                      [Information]
                                                      [Information]

                                           ----------------------------------
                                                  PROSPECTUS SUPPLEMENT
                                           ----------------------------------
                                                      [Information]
                                                         [Date]



Dealer Prospectus Delivery Obligation.
Until November 26, 2004 (90 days after
the delivery of this prospectus
supplement), all dealers that effect
transactions in these securities,
whether or not participating in the
offering, may be required to deliver a
prospectus. This is in addition to the
dealer's obligation to deliver a
prospectus when acting as underwriter
and with respect to their unsold
allotments or subscriptions.

======================================= ========================================

                                   PROSPECTUS

                          Mortgage-Backed Certificates
                              Mortgage-Backed Notes
                              (Issuable in Series)

                          GS MORTGAGE SECURITIES CORP.
                                     Seller

   GS Mortgage Securities Corp. may, through one or more trusts, offer to sell certificates and notes in one or more series with one or more classes. The certificates of a series will evidence the beneficial ownership of one or more such trusts and the notes will evidence the debt obligations of a trust fund. Each trust or trust fund will consist primarily of the following mortgage related assets:

   o mortgage loans or participations in mortgage loans secured by one- to four-family residential properties,

   o mortgage loans or participations in mortgage loans secured by multifamily residential properties,

   o loans or participations in loans secured by security interests on shares in cooperative housing corporations,

   o conditional sales contracts and installment sales or loan agreements or participations in such contracts or agreements secured by manufactured housing,

   o closed-end and revolving credit line mortgage loans or participations in revolving credit line mortgage loans (or certain revolving credit line mortgage loan balances); and

   o mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies or privately issued mortgage-backed securities.

   The certificates or notes of any series may be called "mortgage-backed certificates", "mortgage pass-through certificates", "mortgage-backed notes", "asset-backed certificates", or "asset-backed notes".

   AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2 IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE AN INVESTMENT.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

   Offers of the certificates or notes, as applicable, may be made through one or more different methods, including offerings through underwriters. Underwritten notes and underwritten certificates will be distributed, or sold by underwriters managed by:

                              Goldman, Sachs & Co.
                The date of this Prospectus is November 2, 2005.

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT..........................................................1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................1
RISK FACTORS...................................................................2
    You May Have Difficulty Selling The Securities.............................2
    Book-Entry Securities May Delay Receipt of Payment and Reports.............2
    Your Return on an Investment in The Securities Is Uncertain................2
    Prepayments on the Mortgage Assets Could Lead to Shortfalls in the
      Distribution of Interest on Your Securities..............................3
    Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May
      Be Less Than the Mortgage Loan Balance...................................3
    High Loan-to-Value Ratios Increase Risk of Loss............................4
    Some of the Mortgage Loans May Have an Initial Interest-Only
      Period, Which May Result in Increased Delinquencies and Losses...........4
    Interest Only and Principal Only Securities Involve Additional Risk........4
    Subordinated Securities Involve More Risks and May Incur Losses............5
    Trust or Trust Fund Assets Are the Only Source of Payments on the
      Securities...............................................................5
    The Securities Are Obligations of the Trust Only...........................5
    Delays and Expenses Inherent in Foreclosure Procedures Could Delay
      Distributions to You or Result in Losses.................................5
    The Concentration of Mortgage Assets in Specific Geographic Areas
      May Increase the Risk of Loss............................................6
    Financial Instruments May Not Avoid Losses.................................6
    Environmental Conditions Affecting Mortgaged Properties May Result
      in Losses................................................................7
    Security Interests in Manufactured Homes May Be Lost.......................7
    Residential Real Estate Values May Fluctuate and Adversely Affect
      Your Investment in the Securities........................................7
    The Trust May Contain Mortgage Assets Secured by Subordinated
      Liens; These Mortgage Assets Are More Likely Than Mortgage Assets
      Secured by Senior Liens to Experience Losses.............................8
    Violation of Various Federal, State and Local Laws May Result in
      Losses on the Mortgage Loans.............................................8
    If Consumer Protection Laws are Violated in the Origination or
      Servicing of the Loans, Losses on Your Investment Could Result...........9
    Assets of the Trust or Trust Fund May Include Mortgage Loans
      Originated Under Less Stringent Underwriting Standards..................10
    Assets of the Trust or Trust Fund May Include Delinquent and
      Sub-Performing Residential Mortgage Loans...............................10
    Bankruptcy of the Seller or a Sponsor May Delay or Reduce
      Collections on Loans....................................................10
    The Securities Are Not Suitable Investments for All Investors.............11
    Your Investment May Not Be Liquid.........................................11
    The Ratings on Your Certificates Could Be Reduced or Withdrawn............11
    Conflicts of Interest between the Master Servicer and the Trust...........11
    You May Have Income for Tax Purposes Prior to Your Receipt of Cash........12
THE TRUSTS OR TRUST FUNDS.....................................................13
    The Mortgage Loans - General..............................................14
    Single Family and Cooperative Loans.......................................16
    Multifamily Loans.........................................................17
    Manufactured Housing Contracts............................................17
    Revolving Credit Line Mortgage Loans......................................18
    Agency Securities.........................................................18
    Private Mortgage-Backed Securities........................................23
    U.S. Government Securities................................................25
    Substitution of Mortgage Assets...........................................25
    Pre-Funding and Capitalized Interest Accounts.............................25
USE OF PROCEEDS...............................................................26
THE SELLER....................................................................26
THE MORTGAGE LOANS............................................................26
    General...................................................................26
    Representations and Warranties; Repurchases...............................27
    Optional Purchase of Defaulted Loans......................................28
DESCRIPTION OF THE SECURITIES.................................................28
    General...................................................................28
    Distributions on Securities...............................................30
    Advances..................................................................32
    Reports to Securityholders................................................33
    Exchangeable Securities...................................................33
    Book-Entry Registration...................................................35
CREDIT ENHANCEMENT............................................................40
    General...................................................................40
    Subordination.............................................................40
    Pool Insurance Policies...................................................41
    Special Hazard Insurance Policies.........................................41
    Bankruptcy Bonds..........................................................42
    FHA Insurance; VA Guarantees; RHS Guarantees..............................43
      FHA Loans...............................................................43
      VA Loans................................................................45
      RHS Loans...............................................................46
    FHA Insurance on Multifamily Loans........................................47
    Reserve and Other Accounts................................................48
    Other Insurance, Guarantees and Similar Instruments or Agreements.........48
    Cross Support.............................................................48
YIELD AND PREPAYMENT CONSIDERATIONS...........................................49
ADMINISTRATION................................................................50
    Assignment of Mortgage Assets.............................................51
    Payments on Mortgage Loans; Deposits to Accounts..........................53
    Sub-Servicing.............................................................54
    Collection Procedures.....................................................56
    Hazard Insurance..........................................................57
    Realization Upon Defaulted Mortgage Loans.................................58
    Servicing and Other Compensation and Payment of Expenses..................60
    Evidence as to Compliance.................................................60
    Certain Matters Regarding the Master Servicer and Us......................60
    Events of Default; Rights Upon Event of Default...........................61
    The Trustee...............................................................64
    Duties of the Trustee.....................................................64
    Resignation and Removal of Trustee........................................64
    Amendment.................................................................65
    Termination; Optional Termination.........................................66
LEGAL ASPECTS OF THE MORTGAGE LOANS...........................................66
    General...................................................................66
    Foreclosure/Repossession..................................................70
      General.................................................................70
    Rights Of Redemption......................................................73
      General.................................................................73
    Anti-Deficiency Legislation And Other Limitations On Lenders..............73
    Due-On-Sale Clauses.......................................................75
    Prepayment Charges........................................................75
    Subordinate Financing.....................................................76
    Applicability of Usury Laws...............................................76
    Servicemembers Civil Relief Act and the California Military and
      Veterans Code...........................................................77
    Product Liability and Related Litigation..................................77
    Environmental Considerations..............................................78
    Forfeiture for Drug, RICO and Money Laundering Violations.................79
    Other Legal Considerations................................................79
FEDERAL INCOME TAX CONSEQUENCES...............................................80
    General...................................................................80
    Miscellaneous Itemized Deductions.........................................81
    Tax Treatment of REMIC Regular Interests and Other Debt Instruments.......81
    OID.......................................................................82
    Market Discount...........................................................86
    Amortizable Premium.......................................................87
    Consequences of Realized Losses...........................................87
    Gain or Loss on Disposition...............................................87
    Tax Treatment of Exchangeable Securities..................................88
    Taxation of Certain Foreign Holders of Debt Instruments...................91
    Backup Withholding........................................................91
    Reporting and Tax Administration..........................................92
    Tax Treatment of REMIC Residual Interests.................................92
    Special Considerations for Certain Types of Investors.....................96
    Treatment by the REMIC of OID, Market Discount, and Amortizable
      Premium.................................................................98
    REMIC-Level Taxes.........................................................98
    REMIC Qualification.......................................................98
    Grantor Trusts............................................................99
    Tax Treatment of the Grantor Trust Security...............................99
    Treatment of Pass-Through Securities.....................................100
    Treatment of Strip Securities............................................100
    Determination of Income with Respect to Strip Securities.................101
    Purchase of Complementary Classes of Strip Securities....................102
    Possible Alternative Characterizations of Strip Securities...............102
    Limitations on Deductions With Respect to Strip Securities...............103
    Sale of a Grantor Trust Security.........................................103
    Taxation of Certain Foreign Holders of Grantor Trust Securities..........103
    Backup Withholding of Grantor Trust Securities...........................104
    Reporting and Tax Administration of Grantor Trust Securities.............104
    Taxation of Owners of Owner Trust Securities.............................104
    Partnership Taxation.....................................................104
    Discount and Premium of Mortgage Loans...................................105
    Section 708 Termination..................................................105
    Gain or Loss on Disposition of Partnership Securities....................106
    Allocations Between Transferors and Transferees..........................106
    Section 731 Distributions................................................106
    Section 754 Election.....................................................107
    Administrative Matters...................................................107
    Tax Consequences to Foreign Securityholders of a Partnership Trust.......108
    Backup Withholding on Partnership Securities.............................108
    Reportable Transactions..................................................108
STATE, FOREIGN AND LOCAL TAX CONSEQUENCES....................................109
ERISA CONSIDERATIONS.........................................................109
    General..................................................................109
    ERISA Considerations Relating to Certificates............................109
    Underwriter Exemption....................................................111
    ERISA Considerations Relating to Notes...................................117
LEGAL INVESTMENT.............................................................118
METHOD OF DISTRIBUTION.......................................................120
LEGAL MATTERS................................................................121
FINANCIAL INFORMATION........................................................121
    Ratings..................................................................121
WHERE YOU CAN FIND MORE INFORMATION..........................................122
INDEX........................................................................123

ANNEX I CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS...........A-1

                              PROSPECTUS SUPPLEMENT

   We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

   o this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

   o the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

   You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The Securities and Exchange Commission allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the Securities and Exchange Commission will automatically update and supersede this information.

   All documents filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

   You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                            Telephone: (212) 902-1000

   You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                    RISK FACTORS

   An investment in the certificates or notes of any series involves significant risks. Before making an investment decision, you should carefully review the following information and the information under the caption "risk factors" in the applicable prospectus supplement.

You May Have Difficulty Selling The Securities

   There will be no market for the certificates or notes of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the certificates or notes. The certificates and notes are redeemable only under the limited circumstances, if any, described in the related prospectus supplement. We do not intend to list any class of certificates or notes on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement. If the certificates or notes are not listed or quoted, you may experience more difficulty selling certificates or notes. The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

Book-Entry Securities May Delay Receipt of Payment and Reports

   If the trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market, since some investors may be unwilling to purchase certificates and notes for which they cannot receive physical certificates.

Your Return on an Investment in The Securities Is Uncertain

   Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price that you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and (3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest.

   o The Rate of Return of Principal is Uncertain. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments of, or defaults on, the mortgage assets. In general, borrowers may prepay their mortgage loans in whole or in part at any time. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans, breaches of representations and warranties or the exercise of an optional termination right. A prepayment of a mortgage loan generally will result in a prepayment on the securities. If you purchase your securities at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. If you purchase your securities at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate. In addition, a series of certificates or notes may have (1) certain classes that are paid principal after other classes or (2) certain types of certificates or notes that are more sensitive to prepayments. If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by borrowers may adversely affect you. A variety of economic, social, competitive and other factors, including changes in interest rates, may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of certificates or holders of notes in any month or over the period of time that such certificates or notes remain outstanding.

   o Optional Termination May Adversely Affect Yield. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes. If the mortgage assets include properties which the related trust or trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of certificates or notes. In such event, the holders of one or more classes of certificates or notes may incur a loss.

   o Credit Enhancement Will Not Cover All Losses. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.

Prepayments on the Mortgage Assets Could Lead to Shortfalls in the Distribution of Interest on Your Securities

   When a voluntary principal prepayment is made by the borrower on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the borrower is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the securities once a month on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. The applicable series of securities may contain provisions requiring the applicable servicer to pay an amount without any right of reimbursement, for those shortfalls in interest collections payable on the securities that are attributable to the difference between the interest paid by a borrower in connection with certain voluntary principal prepayments and thirty days' interest on the prepaid mortgage loan, which may be limited by all or a portion of the monthly servicing fee for the related distribution date.

   If the servicer fails to make required compensating interest payments or the shortfall exceeds the limitation based on the monthly servicing fee for the related distribution date, there will be fewer funds available for the distribution of interest on the securities. In addition, no compensating interest payments will be available to cover prepayment interest shortfalls resulting from types of voluntary prepayments specified in the related prospectus supplement for which the applicable servicer is not required to make a compensating interest payment or involuntary prepayments (such as liquidation of a defaulted mortgage loan). Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the securities, will result in a reduction of the yield on your securities.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance

   Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans in the related trust. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the securities. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss

   A trust or trust fund may include mortgage loans with combined original loan-to-value ratios of 80% or higher. Mortgage loans with higher combined original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

   Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Some of the Mortgage Loans May Have an Initial Interest-Only Period, Which May
   Result in Increased Delinquencies and Losses

   A trust or trust fund may include mortgage loans that have an initial interest-only period. During this period, the payment made by the related borrower will be less than it would be if principal of the mortgage loan was required to amortize and if the interest rate adjusts to a rate higher than the initial fixed rate. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the securities with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

   After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the securities.

   The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination and from mortgage loans whose interest rate adjusted from inception. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Interest Only and Principal Only Securities Involve Additional Risk

   Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

   A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

   The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

Subordinated Securities Involve More Risks and May Incur Losses

   A series of certificates or notes may provide that one or more classes of such certificates or notes are subordinated in right of payment to one or more other classes of that series or to one or more tranches of certificates or notes within a class of a series. Certificates or notes that are subordinated to other certificates or notes have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinated securities. If the amount available for payments to holders of certificates and notes is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

Trust or Trust Fund Assets Are the Only Source of Payments on the Securities

   Any trust or trust fund will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The trust or trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust or trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the seller, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes. Any credit enhancement will not cover all contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

The Securities Are Obligations of the Trust Only

   The securities will not represent an interest in or obligation of the seller, any underwriter, the sponsor, any servicer, any seller, any responsible party, the trustee or any of their respective affiliates. Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the seller, any underwriter, the sponsor, any servicer, any responsible party, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the securities, and there will be no recourse to the seller, any underwriter, the sponsor, any servicer, any responsible party, the trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

Delays and Expenses Inherent in Foreclosure Procedures Could Delay Distributions to You or Result in Losses

   Substantial delays may occur before mortgage assets are liquidated and the proceeds forwarded to the trust or trust fund. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and mortgaged property proceeds may not cover the defaulted mortgage loan amount. Expenses incurred in the course of liquidating defaulted mortgage loans will be applied to reduce the foreclosure proceeds available to the trust or trust fund. Liquidation expenses with respect to defaulted mortgage assets do not vary directly with the outstanding principal balances of the mortgage assets at the time of default. Therefore, assuming that a master servicer, servicer or sub-servicer took the same steps in realizing on a defaulted mortgage asset having a small remaining principal balance as it would in the case of a defaulted mortgage asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small mortgage assets than would be the case with the larger defaulted mortgage assets having a large remaining principal balance. Also, some states prohibit a lender from obtaining a judgment against the mortgagor for amounts not covered by property proceeds if the mortgaged property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in amounts payable to you.

   There is no assurance that the value of the mortgaged assets for any series of certificates or notes at any time will equal or exceed the principal amount of the outstanding certificates or notes of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer, and the credit enhancement providers, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to the trust or the trust fund. As a result, you may not receive the full amount of interest and principal due on your certificates or notes.

   Your investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

The Concentration of Mortgage Assets in Specific Geographic Areas May Increase the Risk of Loss

   The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States. In such a case, losses on the mortgage assets may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

   In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage assets, then the rates of delinquencies, foreclosures and losses on the mortgage assets may increase and the increase may be substantial.

   The concentration of mortgage assets with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage assets are payable to the subordinated securities at a slower rate than principal payments are made to the senior securities, the subordinated securities are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Financial Instruments May Not Avoid Losses

   A trust or trust fund may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

Environmental Conditions Affecting Mortgaged Properties May Result in Losses

   Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of certificates or notes if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs. Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

Security Interests in Manufactured Homes May Be Lost

   The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer, or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally, the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title. However, if through fraud or administrative error the master servicer, the servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

   Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer, or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the applicable servicer would be unlikely to discover such noncompliance, which would hinder the servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

Residential Real Estate Values May Fluctuate and Adversely Affect Your
   Investment in the Securities

   We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

   In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. For example, in the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

The Trust May Contain Mortgage Assets Secured by Subordinated Liens; These
   Mortgage Assets Are More Likely Than Mortgage Assets Secured by Senior Liens to Experience Losses

   The trust may contain mortgage assets that are in a subordinate lien position. Mortgages or deeds of trust securing subordinate mortgage assets will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a subordinate lender may only foreclose in a manner that is consistent with the rights of the senior lender. As a result, the subordinate lender generally must either pay the related senior lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage asset. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any subordinate mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

   An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a subordinate mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens. In circumstances where the applicable servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related subordinate lien mortgage loan as bad debt.

Violation of Various Federal, State and Local Laws May Result in Losses on the
   Mortgage Loans

   There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

   Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, ownership, servicing and collection of the mortgage loans.

   The mortgage loans are also subject to federal laws, including:

   o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

   o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

   o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

   Violations of certain provisions of these federal, state and local laws may limit the ability of the applicable servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the related trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

If Consumer Protection Laws are Violated in the Origination or Servicing of the
   Loans, Losses on Your Investment Could Result

   In addition to federal laws, most states and some local governments have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer or the sub-servicer to collect interest or principal on the mortgage assets and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's or the sub-servicer's ability to collect interest or principal on a mortgage loan may result in a loss to you.

   The mortgage loans may also be governed by federal laws relating to the origination and underwriting of mortgage loans. These laws:

   o require specified disclosures to the borrowers regarding the terms of the mortgage loans;

   o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

   o regulate the use and reporting of information related to the borrower's credit experience;

   o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

   o permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

   o limit the ability of the master servicer or the sub-servicer to collect full amounts of interest on some mortgage assets and interfere with the ability of the master servicer or the sub-servicer to foreclose on some mortgaged properties.

   If particular provisions of these federal laws are violated, the master servicer or the sub-servicer may be unable to collect all or part of the principal or interest on the mortgage assets. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

Assets of the Trust or Trust Fund May Include Mortgage Loans Originated Under
   Less Stringent Underwriting Standards

   The assets of the trust or trust fund may include residential mortgage loans that were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the securities may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

   The underwriting standards used in the origination of these mortgage loans are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on these mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Assets of the Trust or Trust Fund May Include Delinquent and Sub-Performing
   Residential Mortgage Loans

   The assets of the trust or trust fund may include residential mortgage loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

   o the rate of defaults and prepayments on the residential mortgage loans to increase; and

   o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

Bankruptcy of the Seller or a Sponsor May Delay or Reduce Collections on Loans

   The seller and the sponsor for each series of securities may be eligible to become a debtor under the United States Bankruptcy Code. If the seller or a sponsor for any series of securities were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support your series of securities constitute property of the debtor, or whether they constitute property of the related issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders. The mortgage assets would not constitute property of the estate of the seller or of the sponsor if the transfer of the mortgage assets from the sponsor to the seller and from the seller to the related issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

   The transactions contemplated by this prospectus and the related prospectus supplements will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the seller, the mortgage asset transfers described above should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the seller or sponsor. In addition, the seller is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

   However, there can be no assurance that a bankruptcy court would not recharacterize the mortgage asset transfers described above as borrowings of the seller or sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the related series of securities. Even if a request to recharacterize these transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the related series of securities could result.

The Securities Are Not Suitable Investments for All Investors

   The certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described in this prospectus and the related prospectus supplement is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates or notes should consider such an investment.

Your Investment May Not Be Liquid

   The underwriter intends to make a secondary market in the securities, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

   The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The related prospectus supplement may specify that the securities are not "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. In that case, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in those securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those securities. See "Legal Investment" in this prospectus and in the related prospectus supplement.

The Ratings on Your Certificates Could Be Reduced or Withdrawn

   Each rating agency rating the securities may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the securities, the liquidity and market value of the affected securities is likely to be reduced.

Conflicts of Interest between the Master Servicer and the Trust

   The master servicer or an affiliate of the master servicer may initially own all or a portion of certain classes of the securities. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the master servicer, may affect the weighted average lives and yields of the securities. Although the servicing standard in the related servicing agreement will obligate the master servicer to service the mortgage loans without regard to the ownership or non ownership of any securities by the master servicer or any of its affiliates, you should consider the possibility that the timing of such foreclosures or sales may not be in the best interests of all securityholders. You should also consider that, other than the general servicing standard described above, no specific guidelines will be set forth in the related servicing agreement to resolve or minimize potential conflicts of interest of this sort.

You May Have Income for Tax Purposes Prior to Your Receipt of Cash

   Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receiving the related cash payments.

   In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences" in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder's share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

   o  generally, will not be subject to offset by losses from other activities,

   o for a tax-exempt holder, will be treated as unrelated business taxable income, and

   o  for a foreign holder, will not qualify for exemption from withholding tax.

   Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal Income Tax Consequences" in this prospectus.

                            THE TRUSTS OR TRUST FUNDS

A trust or trust fund for a series of securities will consist primarily of mortgage assets consisting of:

1. a mortgage pool* comprised of:

o Single family loans. "Single family loans" consist of mortgage loans or participations in mortgage loans secured by one- to four-family residential properties (which may have mixed residential and commercial uses),

o Multifamily loans. "Multifamily loans" consist of mortgage loans or participations in mortgage loans secured by multifamily residential properties (which may have mixed residential and commercial uses),

o Cooperative loans. "Cooperative loans" consist of loans or participations in loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

o Manufactured housing contracts. "Manufactured housing contracts" consist of conditional sales contracts and installment sales or loan agreements or participations in conditional sales contracts, installment sales or loan agreements secured by manufactured housing, and or

o Revolving Credit Line Mortgage Loans. "Revolving credit line mortgage loans" consist of mortgage loans or participations in mortgage loans (or certain revolving credit line mortgage loan balances) secured by one- to four-family or multifamily residential properties (which may have mixed residential and commercial uses), the unpaid principal balances of which may vary during a specified period of time as the related line of credit is repaid or drawn down by the borrower from time to time;

   2. mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association, Federal National Mortgage Association, Federal Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies, which are referred to in this prospectus as "agency securities"; and/or

   3. mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus as "privately issued mortgage-backed securities," in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

   The single and multifamily loans, the cooperative loans, the manufactured housing contracts and the revolving credit line mortgage loans are sometimes referred to in this prospectus as the "mortgage loans." If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets. The certificates and notes are sometimes referred to in this prospectus as the securities.

-------------------------

* Whenever the terms "mortgage pool" and "securities" are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term "trust fund" will refer to one specific trust fund or the trust which owns the assets of such trust fund.

   We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to as "lenders," or in the market and we will convey the mortgage assets to the related trust fund.

   As used in this prospectus, "Agreement" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

   The following is a brief description of the assets expected to be included in a trust or a trust fund. If specific information respecting assets is not known at the time that the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement. Specific information will be listed in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be attached to a report on Form 8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Mortgage Loans - General

   The real property and manufactured homes, as the case may be, which secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal Housing Authority - also referred to as the "FHA" -or partially guaranteed by the Veterans Administration - also referred to as the "VA" or the Rural Housing Service of the United State Department of Agriculture - also referred to as "RHS" - as specified in the related prospectus supplement and described below. Primary mortgage guaranty insurance policies (each a "primary insurance policy") may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related prospectus supplement will describe the existence, extent and duration of any such coverage.

   Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features, a combination of such features or other features the related prospectus supplement may describe:

   o Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Periodic adjustment limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan;

   o Principal may be payable on a level debt service basis to amortize the mortgage loan fully over its term. Principal may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. A mortgage loan as to which substantial payment of principal is due on the maturity date is referred to as a balloon loan, and the final payment is referred to as a balloon payment. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include deferred interest that has been added to the principal balance of the mortgage loan;

   o Monthly payments of principal and interest (also referred to as scheduled payments) may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum monthly payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period or (2) provide for deferred payment of a portion of the interest due monthly during such period, and add such interest to the principal balance of the mortgage loan. This procedure is referred to as negative amortization. In a negatively amortizing loan, the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other mortgage loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes; and

   o A prepayment fee may apply to prepayments of principal. Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time. Certain mortgage loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale by the mortgagor or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.

   Each prospectus supplement will contain information, as of a date specified in such prospectus supplement and to the extent then specifically known to us, about the mortgage loans contained in the related mortgage pool, including:

   o the aggregate principal balance and the average principal balance of the mortgage loans as of the date specified in the related prospectus supplement,

   o the type of property securing the mortgage loans (e.g., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties, condotels-which generally are condominium units at properties which may include features similar to those commonly found at hotels, such as maid service, a front desk or resident manager, rental pools and commercial space, or such other amenities as may be described in the related prospectus supplement-or other real property),

   o  the original terms to maturity of the mortgage loans,

   o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

   o the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

   o the geographical distribution of the mortgage loans on a state-by-state basis.

   The "Loan-to-Value Ratio" of a mortgage loan at any time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

   We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the certificates or notes, as applicable, of the related series. To the extent one or more servicers or master servicers are appointed for a related series (each, a "Master Servicer"), they will be named in the related prospectus supplement and will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a master servicing agreement among us, the Master Servicer and the related trust or trust fund. Alternately, the trustee may also serve in the capacity of the master trustee if so specified in the related prospectus supplement or applicable Agreement. The Master Servicer or sub-servicers will receive a fee for such services. With respect to mortgage loans serviced by a Master Servicer through a sub-servicer, the Master Servicer will remain liable for its servicing obligations under the applicable agreement, as if the Master Servicer alone were servicing such mortgage loans.

   With respect to a series of securities, to the extent specified in the related prospectus supplement, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. To the extent specified in the related prospectus supplement, we will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related prospectus supplement. The obligations of each Master Servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement provide.

Single Family and Cooperative Loans

   Single family loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential or mixed residential and commercial use properties. The single family loans may include loans or participations in loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be conventional (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

   The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units, which may be part of a mixed use property. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

Multifamily Loans

   Multifamily loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units and which may be part of a mixed use property. Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies. Multifamily loans generally will have original terms to stated maturity of not more than 40 years or as otherwise specified in the related prospectus supplement.

   Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

Manufactured Housing Contracts

   The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Each manufactured housing contract will be fully amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and original terms to stated maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

   The "manufactured homes" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the home; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter." In the past, manufactured homes were commonly referred to as "mobile homes."

Revolving Credit Line Mortgage Loans

   Revolving credit line mortgage loans may consist, in whole or in part, of mortgage loans or participations or other beneficial interests in mortgage loans or certain revolving credit line mortgage loan balances. Interest on each revolving credit line mortgage loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a revolving credit line mortgage loan, principal amounts on such revolving credit line mortgage loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line mortgage loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the aggregate balance of the revolving credit line mortgage loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to such balances and such amounts will usually differ each day. The full amount of a closed-end revolving credit line mortgage loan is advanced at the inception of the revolving credit line mortgage loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the revolving credit line mortgage loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end revolving credit line mortgage loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end revolving credit line mortgage loans may exceed 360 months.

   Under certain circumstances, under a revolving credit line mortgage loan, a borrower may choose an interest-only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest-only payment option may terminate at the end of a specific period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the revolving credit line mortgage loan.

Agency Securities

   Government National Mortgage Association. Government National Mortgage Association, commonly known as GNMA, ("GNMA") is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by the RHS under Title V of the Housing Act of 1949. The mortgage loans insured by the FHA are referred to as FHA Loans ("FHA Loans"). The loans partially guaranteed by the VA are referred to as VA Loans ("VA Loans"), and loans partially guaranteed by the RHS are referred to as RHS Loans ("RHS Loans").

   Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

   GNMA Certificates. Each GNMA certificate that a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans, VA Loans and/or RHS Loans. Each GNMA certificate which is issued under the GNMA I Program is a "GNMA I Certificate," and each GNMA certificate which is issued under the GNMA II Program is a "GNMA II Certificate." The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans, RHS loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential or mixed use property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans, VA Loans or RHS Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

   GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans, VA Loans or RHS Loans secured by one- to four-family residential or mixed use properties or manufactured homes. Each such GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan, VA Loan or RHS Loans underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan, VA Loan or RHS Loans and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans, VA Loans or RHS Loans underlying such GNMA certificate and Liquidation Proceeds in the event of a foreclosure or other disposition of any such FHA Loans, VA Loans or RHS Loans.

   If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

   All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

   Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

   Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans, VA Loans or RHS Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required: (i) to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate, and (ii) to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any Principal Prepayments on any FHA Loans, VA Loans or RHS Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

   GNMA certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due to the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

   If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the GNMA certificates.

   The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related prospectus supplement will describe any such different characteristics and terms.

   Federal National Mortgage Association. The Federal National Mortgage Association, commonly referred to as Fannie Mae ("Fannie Mae"), is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

   Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

   Fannie Mae Certificates. Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

   Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans, FHA Loans, VA Loans or RHS Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans, VA Loans or RHS Loans are expected to be 30 years.

   Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related prospectus supplement so specifies, adjustable rate mortgages may back the Fannie Mae certificates.

   Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

   Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

   The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus. The related prospectus supplement will describe any such different characteristics and terms.

   Federal Home Loan Mortgage Corporation. The Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac ("Freddie Mac"), is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans. Freddie Mac then sells the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

   Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans, VA Loans or RHS Loans. Such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

   Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the prospectus supplement for a series of Freddie Mac certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

   Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank. The Freddie Mac certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac certificates.

   Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

   Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

   Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac certificates in accordance with such holders' instructions.

   Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of Principal Prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

   Other Agency Securities. If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates. If so specified, a trust fund may hold a combination of different types of agency securities.

Private Mortgage-Backed Securities

   General. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities ("PMBS") will have been issued pursuant to a pooling and servicing agreement - a "PMBS pooling and servicing agreement." The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS servicer," of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS trustee." The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban Development is sometimes referred to as HUD.

   Such securities (1) either (a) will have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (2) will be acquired in bona fide secondary market transactions not from the issuer or its affiliates. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

   Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

   Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by a single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the mortgage assets.

   Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

   Additional Information. The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

   1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

   2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

   o  the payment features of such mortgage loans,

   o the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

   o the servicing fee or range of servicing fees with respect to the mortgage loans,

   o the minimum and maximum stated maturities of the underlying mortgage loans at origination and

   o  delinquency experience with respect to the mortgage loans,

   3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

   4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

   5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves, and

   6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

U.S. Government Securities

   If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. Government Securities") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

Substitution of Mortgage Assets

   If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete. The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

Pre-Funding and Capitalized Interest Accounts

   If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "pre-funding accounts," established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date), will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement. The pre-funding period will not exceed six months. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement. Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "Credit Enhancement--Reserve and Other Accounts". It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

   If a pre-funding account is established, one or more segregated trust accounts, known as "capitalized interest accounts", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

                                 USE OF PROCEEDS

   We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities. We may use any amounts remaining after such payments for general corporate purposes.

                                   THE SELLER

   We are a Delaware corporation organized on December 5, 1986. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or notes secured by, or certificates backed by, such mortgage assets. We are a wholly owned subsidiary of Goldman Sachs Mortgage Company, a New York limited partnership, and an affiliate of Goldman, Sachs & Co. We maintain our principal office at 85 Broad Street, New York, New York 10004. Our telephone number is (212) 902-1000.

   We do not have, nor do we expect in the future to have, any significant assets.

                               THE MORTGAGE LOANS

General

   We will have purchased the mortgage loans, either directly or through affiliates, from lenders or other loan sellers who may or may not be affiliated with us. We do not originate mortgage loans. In general, each lender or loan seller will represent and warrant that all mortgage loans originated and/or sold by it to us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination or such other standards as we have required of such lender or loan seller, in any case, as specified in the applicable prospectus supplement. We may elect to re-underwrite some of the mortgage loans based upon our own criteria. As to any mortgage loan insured by the FHA or partially guaranteed by the VA or the RHS, the lender will represent that it has complied with underwriting policies of the FHA, the VA or the RHS, as the case may be.

   The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender may require that a prospective borrower fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As a part of the description of the borrower's financial condition, the lender may require the borrower to provide a current list of assets and liabilities and a statement of income and expense as well as an authorization to apply for a credit report, which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The lender may obtain employment verification from an independent source (typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In determining the adequacy of the mortgaged property as collateral, the lender will generally obtain an appraisal to determine the fair market value of each property considered for financing.

   In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (as to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

   A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators. Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

   Certain of the types of mortgage loans that may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

   We may, in connection with the acquisition of mortgage loans, re-underwrite the mortgage loans based upon criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

Representations and Warranties; Repurchases

   Generally, representations and warranties will be made in respect of the mortgage loans that are included in the assets of the trust fund. The related prospectus supplement will identify the party or parties responsible for making representations and warranties and will provide a summary of the representations and warranties, in each case, for those mortgage loans that comprise the collateral that supports the securities offered by the related prospectus supplement. If provided in the related prospectus supplement, the responsible party may make the representations and warranties in respect of a mortgage loan as of the date on which the responsible party sold the mortgage loan to us or one of our affiliates or as of such other date prior to the issuance of the related securities, as may be specified in the related prospectus supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. In these circumstances, since the representations and warranties of a responsible party will not address events that may occur through the date of issuance of the related securities, the responsible party's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the responsible party made the representation and warranty but prior to the date of issuance of the related securities.

   In general, the Master Servicer or the trustee, if the Master Servicer is the responsible party, will be required to promptly notify the relevant responsible party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If the responsible party cannot cure such breach generally within a specified period after notice from the Master Servicer or the trustee, as the case may be, then the responsible party generally will be obligated to repurchase such mortgage loan from the trust at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the responsible party is the Master Servicer) or such other price as may be described in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation and warranty. Certain rights of substitution for defective mortgagee loans may be provided with respect to a series in the related prospectus supplement.

   We and the Master Servicer (unless the Master Servicer is the responsible party) will not be obligated to purchase a mortgage loan if a responsible party defaults on its obligation to do so. We cannot assure you that the responsible parties will carry out their respective repurchase obligations with respect to mortgage loans.

   If the related prospectus supplement so specifies, we may have acquired the mortgage loans from a loan seller that acquired the mortgage loans from a third party that made certain representations and warranties to that loan seller as of the time of the sale to that loan seller. In lieu of making representations and warranties as of the time of the sale to us, the loan seller may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties.

   Any responsible party and any third party that conveyed the mortgage loans to a loan seller may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the applicable responsible party or third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations and the repurchase of mortgage loans must be acceptable to each rating agency rating the related securities.

Optional Purchase of Defaulted Loans

   If the related prospectus supplement so specifies, the Master Servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan that is delinquent in payment by 90 days or more. Any such purchase shall be at the price described in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

General

   A trust will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more Master Servicers, if applicable, and the trustee. A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes. The provisions of each such Agreement will vary depending upon the nature of the certificates or notes to be issued under the Agreement and the nature of the related trust fund.

   The series of certificates or notes may be referred to in the prospectus supplement as "mortgage-backed certificates", "mortgage pass-through certificates", "mortgage-backed notes", "asset-backed certificates", or "asset-backed notes."

   A form of a pooling and servicing agreement, a form of a trust agreement and a form of an indenture are exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions that may appear in each such Agreement. The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such Agreement relating to such series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to the applicable prospectus supplement. We will provide a copy of the applicable Agreement or Agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004

   The securities of a series will be issued in fully registered form, in the denominations specified in the related prospectus supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance or VA or RHS guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust or trust fund will consist of, to the extent provided in the related prospectus supplement:

   o the mortgage assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")),

   o such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the Agreement (collectively, the "Accounts");

   o property which secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; o U.S. Government Securities; and

   o any primary insurance policies, FHA insurance, VA guarantees, RHS guarantees, other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement.

   If so specified in the related prospectus supplement, a trust or trust fund may include one or more of the following:

   o  reinvestment income on payments received on the trust assets,

   o  a reserve fund,

   o  a mortgage pool insurance policy,

   o  a special hazard insurance policy,

   o  a bankruptcy bond,

   o  one or more letters of credit,

   o  a financial guaranty insurance policy,

   o  third party guarantees or similar instruments,

   o  U.S. Government Securities designed to assure payment of the securities,

   o financial instruments such as swap agreements, caps, collars and floors, or

   o  other agreements.

   The trusts or trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities. Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related prospectus supplement will describe the priority of payment among classes in a series. The related prospectus supplement will specify the timing and amounts of such distributions which may vary among classes or over time. If the related prospectus supplement so provides, the securityholder of a class (a "Call Class") of securities of a series may have the right to direct the trustee to redeem a related Callable Class or Classes. A "Callable Class" is a class of securities of a series that is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement. A Callable Class generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. If so provided in the related prospectus supplement, after the issuance of the Callable Class, there may be a specified "lock-out period" during which such securities could not be called. We anticipate that Call Classes generally will be offered only on a private basis.

   The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to the distributions at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means. However, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

   Except with respect to residual securities of Real Estate Mortgage Investment Conduits, commonly known as "REMICs," and any other securities that may be identified in the related prospectus supplement, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities, as provided in the related prospectus supplement.

Distributions on Securities

   General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series.

Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

   The trustee will make distributions allocable to principal and/or interest on the securities out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources, which may include accounts funded to cover basis risk shortfall amounts or capitalized interest accounts. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

   Available Funds. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the Agreement specifies. "Available Funds" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities Account for distribution on future distribution dates.

   Distributions of Interest. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "accrual securities") will be distributable on the distribution dates specified in the related prospectus supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled. Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

   With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period. Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

   Distributions of Principal. The aggregate "current principal amount" of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of such class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

   If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments"). The related prospectus supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

   Unscheduled Distributions. If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the mortgage assets, excessive losses on the mortgage assets or low rates then available for reinvestment of such payments, the trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

   All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

Advances

   The Master Servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the Accounts for future distributions to the holders of such securities) an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer. Such advances will generally be subject to the Master Servicer's determination that they will be recoverable out of late payments by mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

   In making advances, the Master Servicer or other person designated in the prospectus supplement will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities. Advances do not represent an obligation of the Master Servicer or such other person to guarantee or insure against losses. If the Master Servicer or other person designated in the prospectus supplement makes advances from cash held for future distribution to securityholders, the Master Servicer or such other person will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders. Any funds advanced will be reimbursable to the Master Servicer or such other person out of recoveries on the specific mortgage loans with respect to which such advances were made. Advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the Master Servicer or other person designated in the prospectus supplement determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific mortgage loan. The Master

Servicer or other person designated in the prospectus supplement will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis. Funds so advanced are reimbursable to the Master Servicer or such other person to the extent the Agreement permits, as specified in the related prospectus supplement. As specified in the related prospectus supplement, a cash advance reserve fund, a surety bond or other arrangements may support the Master Servicer's obligations to make advances.

Reports to Securityholders

   Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the Master Servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders of that series of securities, among other things:

   1. the amount of such distribution allocable to principal;

   2. the amount of such distribution allocable to interest;

   3. the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

   4. unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date; and

   5. the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one-month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure.

Exchangeable Securities

   General. If specified in the related prospectus supplement, a series of securities may include one or more classes that are "exchangeable securities." In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes of exchangeable securities for proportionate interests in one or more other specified classes of exchangeable securities in such series.

   If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the related prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund. The classes of exchangeable securities constituting each combination will, in the aggregate, represent a distinct combination of uncertificated interests in the related trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

   The descriptions in the related prospectus supplement of the securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of exchangeable securities. For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable securities.

   Exchanges. If a holder of exchangeable securities elects to exchange its exchangeable securities for related exchangeable securities, then:

   o the aggregate principal balance of the related exchangeable securities received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the exchangeable securities so exchanged (for purposes of an exchange, interest-only classes of exchangeable securities will have a principal balance of zero);

   o the aggregate amount of interest payable on each distribution date with respect to the related exchangeable securities received in the exchange will equal the aggregate amount of interest payable on each distribution date with respect to the exchangeable securities so exchanged; and

   o the class or classes of exchangeable securities will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

   Different types of combinations may exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

   o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of exchangeable securities with a fixed interest rate. In such a combination, the classes of exchangeable securities with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of exchangeable securities with a fixed interest rate. In addition, the aggregate principal balance of the two classes of exchangeable securities with interest rates that vary with an index would equal the aggregate principal balance of the related class of exchangeable securities with the fixed interest rate.

   o An interest-only class and a principal-only class of exchangeable securities may be exchangeable, together, for a related class of exchangeable securities that is entitled to both principal and interest payments. In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of exchangeable securities, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of exchangeable securities.

   o Two classes of principal and interest classes of exchangeable securities with different fixed interest rates may be exchangeable, together, for a single class of related exchangeable securities that is entitled to both principal and interest payments. In such a combination, the aggregate principal balance of the single class of related exchangeable securities would be equal to the aggregate principal balance of the two classes of exchangeable securities, and the single class of related exchangeable securities would have a fixed interest rate that, when applied to the principal balance of the two classes of exchangeable securities, would generate interest equal to the aggregate annual interest amount of the two classes of exchangeable securities.

   In some series, a securityholder may be able to exchange its exchangeable securities for other related exchangeable securities that have different principal payment characteristics. Some examples of combinations of exchangeable securities that differ in the principal payment characteristics include:

   o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of exchangeable securities, and a second class of exchangeable securities that receives principal payments from these accretions, may be exchangeable, together, for a single class of related exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

o A class of exchangeable securities that is a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related exchangeable securities that receives principal payments without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

   A number of factors may limit the ability of a holder of exchangeable securities to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes of exchangeable securities necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes of exchangeable securities or does not own the necessary classes of exchangeable securities in the proper proportions, the securityholder may not be able to obtain the desired classes of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class of exchangeable securities from the then-current owner at a reasonable price, or the necessary proportion of the needed class of exchangeable securities may no longer be available due to principal payments or prepayments that have been applied to that class of exchangeable securities.

   Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of exchangeable securities. A securityholder will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the exchangeable securities to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the exchangeable securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the day prior to the proposed exchange date specified in the related prospectus supplement. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

   If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

   Payments on an exchangeable security received in an exchange will be made as described in the related prospectus supplement. Payments will be made to the securityholder of record as of the applicable record date.

Book-Entry Registration

   If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities may elect to hold their securities through The Depository Trust Company ("DTC"), in the United States, Clearstream Banking, societe anonyme ("Clearstream") or the Euroclear Bank ("Euroclear"), as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the securities will be represented by book entries on the records of DTC and its participating members. All references in this prospectus to the securities reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such securities are held by DTC.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of

1934. DTC also facilitates the post-trade settlement among DTC participants ("Direct Participants") of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities. Direct Participants include both U.S. and non-U.S. securities brokers, dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participant"). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

    The book-entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance or notional amount of the applicable class or classes of securities, equal to an amount up to $500 million per certificate. If any class exceeds the principal amount or notional amount of $500 million, one certificate will be issued with respect to each $500 million principal amount or notional amount, and an additional certificate will be issued with respect to any remaining principal amount or notional amount of such issue. Each entry will initially be registered in the name of DTC's partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC or one of the relevant depositories. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories that in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. DTC has no knowledge of the actual Beneficial Owners (as defined below) of the securities. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Direct Participants and DTC.

   An owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the Financial Intermediary, if the Beneficial Owner's Financial Intermediary is not a DTC Participant, whose interest will in turn be recorded on the records of DTC, and on the records of Clearstream or Euroclear, as appropriate.

   Purchases of securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security ("Beneficial Owner") is in turn to be recorded on the DTC Participant's records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of a Direct Participant or Indirect Participant acting on behalf of Beneficial Owners. Beneficial Owners will not receive securities representing their ownership interests in securities, except in the event that use of book-entry system for the securities is discontinued.

   Beneficial Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through Direct Participants and Indirect Participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC Direct Participants. DTC will forward such distributions to its Direct Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the trustee or any paying agent as holders of the securities, and Beneficial Owners will be permitted to exercise the rights of the holders of the securities only indirectly through DTC and its Direct Participants.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

   Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

   Beneficial Owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC Direct Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Direct Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although Beneficial Owners will not possess physical certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

   Beneficial Owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the "Definitive Securities"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Direct Participants may transfer ownership of securities only through Direct Participants and Indirect Participants by instructing such Direct Participants and Indirect Participants to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective Direct Participants or Indirect Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Direct Participants at DTC will be debited and credited. Similarly, the Direct Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

   Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

   Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depository, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

   Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

   Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

   Euroclear was created to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the related securities through one or more Securities Intermediaries standing between such other securities intermediary and the Euroclear Operator.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

   The trustee is responsible to make payments and distributions on the book-entry securities to Cede & Co. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable Direct Participants in accordance with DTC's normal procedures. Each Direct Participant will be responsible for disbursing such distributions to the Beneficial Owners that it represents and to each

Indirect Participant for which it acts as agent. Each such Indirect Participant will be responsible for disbursing funds to the Beneficial Owners that it represents.

   Distributions and payments on the securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participant's accounts upon DTC's receipt of funds and corresponding detail information from the trustee or its agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Issuer or Agent, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

   Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such Beneficial Owners are credited directly or are credited indirectly through Indirect Participants.

   Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC.

   Physical certificates representing a security will be issued to Beneficial Owners only upon the events specified in the related Agreement. Such events may include the following:

   o we (or DTC) advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor, or

   o we notify the trustee and DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

   Upon the occurrence of any of the events specified in the related Agreement, the trustee will be required to notify all Participants of the availability through DTC of physical certificates. Upon delivery of the certificates or notes representing the securities, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, distributions of principal of and interest on the securities will be made by the trustee or a paying agent on behalf of the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

   We, the Master Servicer, if any, the trust fund and the trustee will not have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

                               CREDIT ENHANCEMENT

General

   Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit enhancement may be in the form of:

   o  the subordination of one or more classes of the securities of such series,

   o the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA insurance, VA guarantees, RHS guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related prospectus supplement, or the use of a cross-support feature, or

   o  any combination of the foregoing.

   Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest on the principal balance. If losses occur that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses that exceed the amount covered by credit enhancement. If so specified in the related prospectus supplement, the Master Servicer, any other person designated in the related prospectus supplement or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

Subordination

   If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities. If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans. Thereafter, various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement. The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

   In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

   If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

   As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

   o  in the order of their scheduled final distribution dates,

   o  in accordance with a schedule or formula,

   o  in relation to the occurrence of specified events, or

   o  as otherwise specified in the related prospectus supplement.

Pool Insurance Policies

   If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool. The pool insurer named in the prospectus supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover a percentage of the loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool as specified in the prospectus supplement. The Master Servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below or as specified in the related prospectus supplement. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy. The related prospectus supplement will describe the material terms of any mortgage pool insurance policies applicable to any series.

Special Hazard Insurance Policies

   If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the prospectus supplement will issue the policy. Subject to the limitations described below and if so provided in the related prospectus supplement, each special hazard insurance policy will protect holders of the related securities from:

   (1) loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy, if the mortgaged property is located in a federally designated flood area, and

   (2) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

   Special hazard insurance policies will generally not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related prospectus supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will generally provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

   Subject to the foregoing limitations and if so provided in the related prospectus supplement, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or
(2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

   If the underlying property has been damaged and not restored, collection of Insurance Proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property.

   To the extent specified in the related prospectus supplement, the Master Servicer may deposit in a special trust account cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

Bankruptcy Bonds

   If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related prospectus supplement will list the required amount of coverage under each bankruptcy bond. To the extent specified in the prospectus supplement, the Master Servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

   The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

   The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA Insurance; VA Guarantees; RHS Guarantees

   FHA Loans

   Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the Federal Housing Administration ("FHA") of the United States Department of Housing and Urban Development ("HUD") as authorized under the National Housing Act of 1934, as amended (the "National Housing Act"), and the United States Housing Act of 1937, as amended (the "United States Housing Act"). Various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

   FHA is an organizational unit within HUD. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages. Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan in the event of default by the borrower.

   Although new FHA loans are made only to creditworthy borrowers, FHA historically has permitted a borrower to sell his or her home to a new homeowner, subject to the existing FHA loan, without requiring a determination whether the new homeowner would be a creditworthy borrower. In those instances, the original borrower was not relieved of liability for the mortgage note, although no assurance can be made that the mortgage note can be enforced against the original borrower. Moreover, to the extent the new homeowner has not executed an agreement to assume the mortgage debt, the mortgage note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the FHA insurance would remain in effect. The regulations governing assumptions on FHA loans have varied in many respects over the years during which the FHA loans in the mortgage pool were originated.

   Insurance premiums for FHA loans are either paid at origination by the originator or are collected by the Master Servicer or any sub-servicer and are paid to FHA. The regulations governing FHA insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD. With respect to a defaulted FHA loan, the Master Servicer or any sub-servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program adopted by HUD pursuant to a consent decree in 1976 (the "Assignment Program"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment Program, FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. In April 1996, the Assignment Program was terminated and replaced with mandatory loss mitigation procedures, whereby the servicer of defaulted FHA insured loans must choose from a variety of tools, including special forbearance, mortgage modification, "streamline refinancing," pre-foreclosure sales, and deeds-in-lieu of foreclosure to cure a default prior to filing an FHA insurance claim. The new loss mitigation procedures also permits lenders in certain circumstances to submit partial claims for FHA insurance benefits.

   The Master Servicer or any sub-servicer will submit all claims to HUD. Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer or any sub-servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require (as the case may be under the regulations) the Master Servicer or any sub-servicer to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer or any sub-servicer, as applicable, be responsible for collecting on the judgment. Further, HUD may reimburse the Master Servicer or any sub-servicer, as applicable, for all additional costs of seeking the judgment. The Master Servicer or any sub-servicer, as applicable is the mortgagee with respect to each FHA loan serviced by it for purposes of the FHA insurance solely to facilitate servicing. The Master Servicer or any sub-servicer, as applicable will acknowledge that it has no economic or beneficial interest in the FHA insurance for any mortgage loans serviced by it. Furthermore, no holder of a security, by virtue of holding a security that evidences a beneficial interest in the FHA insured mortgage loans, will have any right against FHA or HUD with respect to the contract of mortgage insurance applicable to any mortgage loan, and each securityholder, by its acceptance of a security, or an interest in a security, will be deemed to have agreed to the foregoing.

   The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA loan, adjusted to reimburse the Master Servicer or any sub-servicer, as applicable, for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or any sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or any sub-servicer, as applicable is generally compensated for no more than two-thirds of its foreclosure costs, attorneys' fees (which costs are evaluated based upon the guidelines of Fannie Mae, which guidelines are state specific), and certain other costs, and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable FHA Debenture Rate as defined below.

   In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the FHA Debenture Rate. The Master Servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

   For each FHA Loan, the applicable debenture rate, as announced from time to time by HUD (the "FHA Debenture Rate") is the rate in effect at the date of the insurance commitment or endorsement for insurance, whichever rate is higher. The FHA Debenture Rate that applies to a particular mortgage loan generally is lower than the interest rate on the mortgage loan. FHA Debenture Rates are published semi-annually by HUD in the Federal Register and a listing of such rates since 1980 are set forth on HUD's website (www.hud.gov/offices/hsg/comp/debnrate.cfm).

   VA Loans

   The United States Veterans Administration ("VA") is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program. Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. With respect to any VA loan guaranteed after March 1, 1988, a borrower generally may sell the related property subject to the existing VA loan only with the prior approval of the VA. In general, the new borrower must be creditworthy and must agree to assume the loan obligation. With respect to a VA loan guaranteed before March 1, 1988, however, the mortgagor generally has an unrestricted right to sell the related mortgaged property subject to the existing VA loan. The existing mortgagor is released from liability on the mortgage note only if the new homeowner qualifies as an acceptable credit risk and agrees to assume the loan obligation. If the existing mortgagor is not released from liability, there can be no assurance that the mortgage note can be enforced against such mortgagor, and to the extent the new homeowner does not execute an agreement to assume the mortgage debt, the note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the VA guaranty would remain in effect.

   Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to-four family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the amount of the related guaranty. VA guarantees payment of a fixed percentage of the loan indebtedness to the holder of that loan, up to a maximum dollar amount, in the event of default by the veteran borrower.

   The amount payable under the guaranty will be the percentage (the "VA Entitlement Percentage") of the VA loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in 38 United States Code Section 3703(a), as amended, and in the VA regulations, subject to any applicable caps. Currently, the maximum guaranties that may be issued by the VA under a VA loan are generally (a) as to loans with an original principal balance of $45,000 or less, 50% of such loan, (b) as to loans with an original principal balance of greater than $45,000, but not more than $56,250, $22,500, (c) as to loans with an original principal balance of more than $56,250, except those loans that are described in (d), below, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal balance of more than $144,000 (for loans made to purchase or construct an owner-occupied, single-family home or condominium unit), the lesser of $60,000 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Because some of the VA loans were originated as many as 29 years ago, the maximum guaranties applicable to the mortgage loans in the mortgage pool may differ from those derived from the guidelines set forth above. Upon the assignment of the mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage.

   The amount payable under the guarantee will be the percentage of the VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

   With respect to a defaulted VA-guaranteed single family loan, the Master Servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer or sub-servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

   When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in applicable statutes, regulations and guidelines. If the property is conveyed to the VA, then the VA pays the lender the full unpaid principal amount of the related VA Loan, plus accrued and unpaid interest and certain expenses.

RHS Loans

   The Rural Housing Service ("RHS") is an agency of the United States Department of Agriculture ("USDA"). To support affordable housing and community development in rural areas, RHS operates a broad range of programs, including the guaranteed rural housing loan program. Under this program, RHS guarantees loans made by approved commercial lenders to eligible borrowers to purchase new or existing dwellings or new manufactured homes for the borrower's own use as a residence.

   In order to be eligible for a guaranteed rural housing loan, an applicant must not already own a home, and must intend to occupy the home purchased with the loan on a permanent basis. The applicant must be unable to qualify for conventional mortgage credit, but have a credit history which indicates a reasonable ability and willingness to meet obligations as they become due. More than one late payment or any outstanding judgment within the past 12 months, or any bankruptcy, foreclosure, or debts written off in the preceding 36 months, is considered unacceptable. More than one 30-day late rent payment in the past 3 years is also considered adverse. Further, the applicant must have an adequate and dependably available income which does not exceed the applicable county's established moderate income limit. To demonstrate adequate repayment ability, applicants must meet underwriting ratios. Income used in these ratios must be supported by historical evidence.

   The residence to be purchased with the guaranteed loan must be in a designated rural area. Rural areas are those communities that have a population under 20,000 and that are rural in character. The residence must be a single family dwelling that provides decent, safe, and sanitary housing and is modest in cost. Manufactured homes must be new and permanently installed. While townhouses and some condominiums are acceptable for the program, duplexes are not eligible. An acreage may be eligible if the value of the site does not exceed 30% of the total value of the property and does not contain any farm service buildings or income-producing land.

   The program provides for loans for up to 100% of market value or for acquisition cost, whichever is less. No down payment is required. Freddie Mac, Fannie Mae, GNMA and portfolio lenders may lend up to the appraised value; therefore, the loan may include closing costs if the appraised value is sufficient. Loans have 30-year terms and fixed rates at market interest rates. The interest rate must not exceed the lesser of: (i) the Fannie Mae required net yield for 90-day commitments on 30-year fixed-rate mortgages plus 60 basis points or (ii) the established applicable usury rate in the state where the mortgaged property is located. At closing, a guaranteed rural housing fee equal to 1.5% of the loan amount is due to RHS. There is no mortgage insurance on guaranteed rural housing loans.

   RHS guarantees loans at 100% of the Loss Amount for the first 35% of the original loan amount and the remaining 65% of the original loan amount at 85% of the Loss Amount. The "Loss Amount" is equal to the sum of the original loan amount, accrued interest on that amount through the date of liquidation, and the costs and fees incurred in connection with origination and servicing of the loan, minus the sale proceeds received upon liquidation. The maximum loss payable by RHS cannot exceed the lesser of (i) 90% of the original loan amount, and (ii) the sum of
(a) 100% of the product of the original loan amount and 0.35 and (b) 85% of any additional loss up to an amount equal to the product of the original loan amount and 0.65.

   Lenders seeking to participate in the program must request a determination of eligibility from RHS and execute an RHS Lender Agreement for Participation in Single Family Loan Programs. Lenders must service loans in accordance with this agreement, and must perform services which a reasonable and prudent lender would perform in servicing its own portfolio of non-guaranteed loans. Servicers must report on the status of all guaranteed rural housing borrowers on a quarterly basis, and must report delinquent borrowers (those whose accounts are more than 30 days past due) on a monthly basis. Loss claims may be reduced or denied if the lender does not service the loan in a reasonable and prudent manner or is negligent in servicing the loan, does not proceed expeditiously with liquidation, commits fraud, claims unauthorized items, violates usury laws, fails to obtain required security positions, uses loan funds for unauthorized purposes, or delays filing the loss claim.

   With the written approval of RHS, a lender may, but is not required to, allow a transfer of the property to an eligible applicant. The transferee must acquire all of the property securing the guaranteed loan balance and assume the total remaining debt; transfers without assumption are not authorized. In addition, the original debtors will remain liable for the debt.

   If a borrower fails to perform under any covenant of the mortgage or deed of trust and the failure continues for 30 days, default occurs. The lender must negotiate in good faith in an attempt to resolve any problem. If a payment is not received by the 20th day after it is due, the lender must make a reasonable attempt to contact the borrower. Before the loan becomes 60 days delinquent, the lender must make a reasonable attempt to hold an interview with the borrower in order to resolve the delinquent account. If the lender is unable to contact the borrower, the lender must determine whether the property has been abandoned and the value of the security is in jeopardy before the account becomes two payments delinquent.

   When the loan becomes three payments delinquent, the lender must make a decision regarding liquidation. If the lender decides that liquidation is necessary, the lender must notify RHS. The lender may proceed with liquidation of the account unless there are extenuating circumstances.

   Foreclosure must be initiated within 90 days of the date when the lender decides to liquidate the account. RHS encourages lenders and delinquent borrowers to explore acceptable alternatives to foreclosure. When an account is 90 days delinquent and a method other than foreclosure is recommended to resolve delinquency, the lender must submit a servicing plan to RHS. RHS may reject a plan that does not protect its interests with respect to such loan.

   If the lender acquires the related mortgaged property, it will be treated as a real estate owned property. If the real estate owned property is sold within six months after liquidation, the loss claim will be based on the sale price, subject to the sale being at market value. If the property cannot be sold within six months, a liquidation value appraisal is obtained by RHS and the lender's loss claim is processed based on the appraised value.

FHA Insurance on Multifamily Loans

   There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

   Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

   FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

Reserve and Other Accounts

   If the related prospectus supplement so specifies, we or the Master Servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United States and certain agencies of the United States, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("Permitted Investments"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments. The related prospectus supplement will provide additional information with respect to such instruments.

   Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

Other Insurance, Guarantees and Similar Instruments or Agreements

   If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar contract to provide limited protection against interest rate risks.

Cross Support

   Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in or secured by other asset groups within the same trust fund. The related prospectus supplement will describe the manner and conditions for applying any cross-support feature.

   If the related prospectus supplement so specifies, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust fund to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified trust fund.

                       YIELD AND PREPAYMENT CONSIDERATIONS

   The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of Available Funds to various classes of securities, the interest rate for various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

   The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool. Unless specified in the related prospectus supplement, borrowers may prepay their single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

   Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA or RHS, are assumable with the consent of the FHA and the VA or RHS, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The Master Servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

   When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the Master Servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Servicemembers Civil Relief Act as described under "Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code." Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

   The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

   A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

   The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

   The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

   In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

   Factors other than those this prospectus and the related prospectus supplement identify could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

   The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

                                 ADMINISTRATION

   Set forth below is a summary of the material provisions of each Agreement that is not described elsewhere in this prospectus.

Assignment of Mortgage Assets

   Assignment of the Mortgage Loans. At the time the trust fund issues certificates or notes of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee. We will not assign or otherwise distribute to the trustee any Retained Interest specified in the related prospectus supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the mortgage loan, the Loan-to-Value Ratio at origination and certain other information specified in the related Agreement.

   We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) or any other party identified in the related prospectus supplement as to each mortgage loan, among other things,

   o the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,

   o in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated on the Mortgage (except for any not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),

   o an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

   o such other security documents as the related prospectus supplement may specify.

   We or the Master Servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the Master Servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

   Notwithstanding the preceding two paragraphs, with respect to any mortgage loan that has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee (or custodian) will be required to be prepared or delivered. Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

   With respect to any mortgage loans that are cooperative loans, we generally will cause to be delivered to the trustee (or its custodian):

   o the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

   o  the original security agreement,

   o  the proprietary lease or occupancy agreement,

   o  the recognition agreement,

   o  an executed financing agreement and

   o  the relevant stock certificate and related blank stock powers.

   We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

   A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans. Documents with respect to revolving credit line mortgage loans will be delivered to the trustee (or custodian) only to the extent specified in the related prospectus supplement. Certain of those documents may be retained by the Master Servicer, which may also be an originator of some or all of the revolving credit line mortgage loans.

   The trustee (or its custodian) or any other party identified in the related prospectus supplement will review certain of the mortgage loan documents delivered to them within the time period specified in the related prospectus supplement or the related Agreement, and will hold all documents delivered to them for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) or any other party identified in the related prospectus supplement will be required to notify the Master Servicer and us or in certain circumstances the related lender, or the Master Servicer will notify the related lender. If the responsible party identified in the related prospectus supplement cannot cure the omission or defect within 60 days (or other period specified) after receipt of such notice, the responsible party generally will be obligated to purchase the related mortgage loan from the trust at price equal to its unpaid principal balance as of the date of the repurchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the responsible party is the Master Servicer) or such other price as may be described in the related prospectus supplement. We cannot assure you that a responsible party will fulfill this purchase obligation. Neither we nor the Master Servicer will be obligated to purchase such mortgage loan if the responsible party defaults on its purchase obligation unless the defect also constitutes a breach of our or the Master Servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

   The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee. Alternately, the trustee or any other party identified in the related prospectus supplement may also serve in the capacity of custodian pursuant to the applicable Agreement.

   Assignment of Agency Securities. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any) and the maturity date.

   Assignment of Private Mortgage-Backed Securities. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) or any other party identified in the related prospectus supplement will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement, which may specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date or expected final distribution date for each private mortgage-backed security conveyed to the trust.

Payments on Mortgage Loans; Deposits to Accounts

   In general, each Master Servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "Protected Account"), which must be one of the following:

   o maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,

   o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation,

   o an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee,

   o  an account or accounts otherwise acceptable to each rating agency, or

   o an account that satisfies the requirements specified in the related Agreement.

   If specified in the related prospectus supplement, the Master Servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account, and may be permitted to invest the funds held in a Protected Account, pending each succeeding distribution date, in Permitted Investments. The related Master Servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or sub-servicer or with a depository institution that is an affiliate of the Master Servicer or sub-servicer, provided it meets the standards discussed above.

   Each Master Servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it (other than payments representing Retained Interest):

   o all payments on account of principal, including Principal Prepayments and, if the related prospectus supplement so specifies, any prepayment penalty, on the mortgage loans;

   o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

   o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

   o all proceeds of any mortgage loan or mortgaged property repurchased by us, the Master Servicer or any other party identified in the related prospectus supplement;

   o all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

   o any amount the Master Servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the Master Servicer or sub-servicer of funds held in any Accounts; and

   o all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

   If acceptable to each rating agency rating the series of securities, a Protected Account maintained by a Master Servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a Master Servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

   The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "Securities Account"). The Securities Account may be maintained as an interest bearing account or the funds held in the Securities Account may be invested, pending each succeeding distribution date in Permitted Investments. If there is more than one Master Servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders. If the series includes one trust fund which contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related prospectus supplement so specifies, the Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

Sub-Servicing

   Each lender with respect to a mortgage loan or any other servicing entity may act as the Master Servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement. While in general each sub-servicing agreement will be a contract solely between the Master Servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will generally provide that, if for any reason the Master Servicer for such series of securities is no longer the Master Servicer of the related mortgage loans, the trustee or any successor Master Servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

   With the approval of the Master Servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement. Each sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

   o collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer;

   o maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement;

   o maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

   o processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

   o  attempting to cure delinquencies;

   o supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

   o  maintaining accounting records relating to the mortgage loans; and

   o to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under those policies.

A sub-servicer may also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

   As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any late charges or assumption fees provided in the mortgage note or related instruments. The Master Servicer may be required to reimburse each sub-servicer for certain expenditures the sub-servicer makes, to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may be permitted to purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the Master Servicer.

   Each sub-servicer may be required to agree to indemnify the Master Servicer for any liability or obligation the Master Servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

   Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the Master Servicer earlier terminates the sub-servicing agreement or unless servicing is released to the Master Servicer. Upon written notice to the sub-servicer, the Master Servicer generally may terminate a sub-servicing agreement without cause.

   The Master Servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the Master Servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and us. The Master Servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those that are in effect in the original sub-servicing agreement. However, any such amendment or new agreement may not be inconsistent with or violate such Agreement.

Collection Procedures

   The Master Servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The Master Servicer will, consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA insurance, VA guaranty, RHS guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the Master Servicer is collecting payments on.

   In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause. The Master Servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA or RHS, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The Master Servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of multifamily loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable to the loan. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

   With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

   In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

   The Master Servicer will require the mortgagor or obligor on each single family loan, multifamily loan, manufactured housing contract or revolving credit line mortgage loan to maintain a hazard insurance policy. Such hazard insurance policy is generally required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will generally be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts that the Master Servicer collects under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. If the Master Servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts that would have been deposited in such Protected Account but for such clause. The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

   The hazard insurance policies typically contain a co-insurance clause that requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance that the Master Servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on the mortgage loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard Insurance Proceeds will be insufficient to restore fully the damaged property. If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

   The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any Insurance Proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

Realization Upon Defaulted Mortgage Loans

   Primary Insurance Policies. The Master Servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The Master Servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

   The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

   o all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

   o hazard Insurance Proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

   o amounts expended but not approved by the issuer of the related primary insurance policy (the "primary insurer"),

   o  claim payments the primary insurer previously made and

   o  unpaid premiums.

   Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including

   o fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

   o failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

   o  physical damage to the mortgaged property; and

   o the primary insurer not approving the related Master Servicer as a servicer.

   Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to satisfy certain conditions that may include the conditions that the insured:

   o  advance or discharge:

      b. all hazard insurance policy premiums and

      c. as necessary and approved in advance by the primary insurer:

         1. real estate property taxes,

         2. all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted,

         3. mortgaged property sales expenses,

         4. any outstanding liens (as defined in such primary insurance policy) on the mortgaged property;

         5. foreclosure costs, including court costs and reasonable attorneys' fees;

         6. in the event of any physical loss or damage to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of such primary insurance policy, ordinary wear and tear excepted; and

         7. tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

   In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-servicer will deposit all collections under the policy in the Protected Account it maintains. In all other cases, the Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The Master Servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the Master Servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

   If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the Master Servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the Master Servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

   If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust fund's loss will equal the amount of such difference plus the aggregate of reimbursable expenses the Master Servicer incurred in connection with such proceedings.

   If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account its normal servicing compensation with respect to such mortgage loan. If the Master Servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the Master Servicer will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

   Recoveries Under FHA Insurance, VA Guarantees and RHS Guarantees. The Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA insurance or VA guarantee or RHS guarantee with respect to the mortgage loans.

Servicing and Other Compensation and Payment of Expenses

   A Master Servicer's or sub-servicer's primary servicing compensation with respect to a series of securities will come from the monthly payment to it, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement. The related prospectus supplement will describe the primary compensation to be paid to the Master Servicer or the sub-servicer. If the Master Servicer's or sub-servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the Master Servicer or the sub-servicer generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts.

   To the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

Evidence as to Compliance

   Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of such firm's examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or a program certified by such firm to be comparable, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program (rendered within one year of such statement) of firms of independent public accountants with respect to the related sub-servicer.

   Each Agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer. Such annual statement will state that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

   Securityholders of the related series may obtain copies of the annual accountants' statement and the statement of officers of each Master Servicer without charge upon written request to the Master Servicer at the address provided in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and Us

   The related prospectus supplement will name one or more Master Servicers under each Agreement. Alternatively, the trustee may also serve in the capacity of the Master Servicer if so specified in the related prospectus supplement or applicable Agreement. Each entity serving as Master Servicer may have normal business relationships with our affiliates or us.

   The Agreement will provide that a Master Servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties under that agreement are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No resignation will become effective until the trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

   Each Agreement will further provide that none of the Master Servicer, in certain instances, we, or any director, officer, employee, or agent of the Master Servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide none of we, the trustee, the Master Servicer, or any such person will be protected against any breach of warranties or representations made in such Agreement or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the seller) in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. Each Agreement will further provide that we, the trustee, the Master Servicer, in certain instances, and any one of our or the Master Servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the seller) in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. In addition, each Agreement will provide that none of the Master Servicer, the trustee or, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We, the trustee or the Master Servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The Master Servicer, the trustee, or we as the case may be, will be entitled to be reimbursed out of funds otherwise payable to securityholders.

   Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person satisfies the requirements for a successor Master Servicer set forth in the related prospectus supplement and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

Events of Default; Rights Upon Event of Default

   Pooling and Servicing Agreement; Trust Agreement; Master Servicing Agreement. An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement will be specified in the related prospectus supplement and generally will include:

   o any failure by the Master Servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two Business Days or such other time period as is specified in the Agreement;

   o any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement that continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the trustee, or to the Master Servicer and the trustee by the holders of securities of any class evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights represented by the securities of the related series; and

   o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

   If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments from the assets would be insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

   In general, so long as an event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing voting rights aggregating not less than 25%, or such other percentage as is specified in the related prospectus supplement, of the aggregate voting rights represented by the securities of the related series and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, if so specified in the related prospectus supplement, the trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the requirements of the related agreement to act as successor to the Master Servicer under the Agreement. Pending such appointment, the trustee must act in such capacity if so specified in the related prospectus supplement. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

   Except as set forth below, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

   Indenture. An event of default under the indenture for each series of notes will be as specified in the related prospectus supplement and may include:

   o a default for the number of days specified in the related prospectus supplement in the payment of any principal of or interest on any note of such series;

   o failure to perform any other covenant of the trust fund in the indenture, which continues for a period of 60 days or such other time period as is specified in the indenture after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

   o any representation or warranty made by the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days (or such other time period as is specified in the indenture) after notice of the breach is given in accordance with the procedures described in the related prospectus supplement;

   o certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or

   o any other event of default provided with respect to notes of that series as discussed in the applicable prospectus supplement.

   If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the related prospectus supplement may specify that either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable immediately. Under certain circumstances, holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

   If, following an event of default with respect to any series of notes and if so specified in the related prospectus supplement, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, if so specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

   o the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,

   o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

   o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of securityholders of 66-2/3%, or such other percentage as is specified in the indenture, of the then aggregate outstanding principal amount of the notes of such series.

   The related prospectus supplement may specify that if the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

   In the event that the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

   Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, and if so specified in the related prospectus supplement, the holders of a majority of the then aggregate outstanding amount of the notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

The Trustee

   The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association, trust company or other entity named as the trustee for each series of securities and whether it serves in any additional capacity for such series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a series includes both certificates and notes, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.

Duties of the Trustee

   The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee (or any custodian) will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the Master Servicer under the Agreement.

   If so specified in the related prospectus supplement, the trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation and Removal of Trustee

   If so specified in the related prospectus supplement, the trustee may, upon written notice to us, resign at any time. If the trustee resigns a successor trustee will be required to be appointed in accordance with the terms of the related Agreement. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the


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resigning trustee may, if so specified in the related prospectus supplement, petition any court of competent jurisdiction for appointment of a successor trustee.

   The trustee may also be removed at any time, if so specified in the related prospectus supplement:

   o if the trustee ceases to be eligible to continue as such under the Agreement,

   o  if the trustee becomes insolvent,

   o  if the trustee becomes incapable of acting, or

   o if specified in the Agreement by the securityholders evidencing over 51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

   For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

Amendment

   The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders for the items identified in the related prospectus supplement, which may include:

   o  to cure any ambiguity or mistake;

   o to correct any defective provisions or to supplement any provision in the Agreement, which may be inconsistent with any other provision of the Agreement;

   o to comply with any changes in the Internal Revenue Code of 1986, as amended, or

   o to make any other revisions with respect to matters or questions arising under the Agreement that are not inconsistent with the Agreement, provided that such action will not have a material adverse effect on the interests of any securityholder.

   In addition, to the extent provided in the related Agreement and if so specified in the related prospectus supplement, an Agreement may be amended without the consent of any of the securityholders to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may also provide that it can be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel required under the Agreement, generally to the effect that such action is necessary or helpful to maintain such qualification.

   With consent of holders of securities of a series evidencing not less than 51%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities or for any other purpose specified in the related prospectus supplement. However, unless so specified in the related prospectus supplement, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets that are required to be distributed on any security without the consent of the holder of such security, or reduce the percentage of securities of any class of holders that are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the related prospectus supplement may specify that the trustee will not be entitled to consent to an


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amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

   The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of:

   1. the final payment or other liquidation of the last of the trust assets or the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure of any mortgage assets remaining in the trust fund, and

   2. the purchase by us, the Master Servicer or other entity specified in the related prospectus supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

   Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at our option or the option of the other entity identified in the related prospectus supplement, at a price, and in accordance with the procedures, specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to, among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on such distribution date and the fact that any component of the purchase price based on existing REO property (i.e., real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued and unpaid interest on securities of such series outstanding. The exercise of such right will cause the termination of the related trust and will effect early retirement of the securities, but the right of the applicable entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

                       LEGAL ASPECTS OF THE MORTGAGE LOANS

   The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.

General

   Single Family Loans And Multifamily Loans. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who


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is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan.

   Condominiums. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

   Cooperative Loans. Certain of the mortgage loans may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

   The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its


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collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

   High Cost Loans. Certain of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth in Lending Act by the Homeownership and Equity Protection Act of 1994, if such mortgage loans: (i) were originated on or after October 1, 1995;
(ii) are not mortgage loans made to finance the purchase of the mortgaged property; and (iii) have interest rates or origination costs in excess of certain prescribed levels. In addition, various states and local governments have enacted similar laws designed to protect consumers against "predatory lending" practices. Purchasers or assignees of any loans subject to these laws could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator of the loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

   Manufactured Housing Contracts. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and
(b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

   Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed before the end of each five year period. The certificate-of-title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

   As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will


                                      -68-
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contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC-1 financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by us and transferred to us.

   We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the Master Servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the lender's or our rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.

   In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

   If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

   Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.

   Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of


                                      -69-
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rights with respect to a defaulted mortgage loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Foreclosure/Repossession

   General

   Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

   Single-Family Loans And Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property.

   In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

   Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

   Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the


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purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

   Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

   Cooperative Loans. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

   Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

   In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If


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


there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

   In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws. In such instances, existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

   Manufactured Housing Contracts. The Master Servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e.., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

   Revolving Credit Line Mortgage Loans. The federal Truth in Lending Act was amended by the Home Equity Loan Consumer Protection Act of 1988 which placed significant limitations on the grounds that open-end home equity loan (i.e., revolving credit line mortgage loan) lenders and their assignees could use to accelerate loan balances, suspend the right to future advances or change the terms of the loan agreement. These limitations are applicable to home equity plans entered into on or after November 7, 1989. A lender may terminate a loan and demand repayment of the entire outstanding balance only if: (i) there is fraud or material misrepresentation by the borrower in connection with the loan;
(ii) the borrower fails to meet the repayment terms of the loan agreement; (iii) any action or inaction by the borrower adversely affects the lender's security for the loan, or any right of the lender in such security; or (iv) federal law dealing with credit extended by a depository institution to its executive officers specifically requires that, as a condition of the loan, the credit shall become due and payable on demand; provided that the lender includes such a provision in the initial agreement. A lender may suspend additional advances or reduce the borrower's credit limit during any period in which: (i) the value of the property declines significantly below the property's appraised value for the purpose of the plan; (ii) the lender reasonably believes that the borrower will be unable to fulfill the repayment obligations under the plan because of a material change in the borrower's financial circumstances; (iii) the borrower is in default of any material obligation under the agreement; (iv) the lender is precluded by government action from imposing the interest rate provided for in the agreement; (v) the priority of the lender's security interest is adversely affected by government action to the extent that the value of the security interest is less than 120 percent of the credit line; or (vi) the lender is notified by its regulatory agency that continued advances constitute an unsafe and unsound practice.

   Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

   Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.


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Rights Of Redemption

   General

   The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

   The equity of redemption is a common-law (non-statutory) right that exists prior to completion of the foreclosure, is not waivable by the mortgagor, and must be exercised prior to foreclosure sale. Such equity of redemption should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Single Family Loans and Multifamily Loans. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

   Manufactured Housing Contracts. While state laws do not usually require notice to be given to debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured homes are most often resold through private sale.

Anti-Deficiency Legislation And Other Limitations On Lenders

   Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

   Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

   In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

   In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. The effect of any such proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

   Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgagee or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

   The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC"), has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses that the debtor in the transaction could assert against the original creditor. Liability under the FTC Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due under the contract.

   Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense, and if the lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

   Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-610 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Due-On-Sale Clauses

   Each conventional mortgage loan contains due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration Board, respectively.

   The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years not containing an option to purchase and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

   Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential or mixed use properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.

Subordinate Financing

   Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security interest may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent that any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the filing of a bankruptcy petition by a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of residential manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

   We believe that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

   Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Servicemembers Civil Relief Act and the California Military and Veterans Code

   Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military and Veterans Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code. Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the mortgage loans.

   Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military and Veterans Code impose limitations that impair the ability of the Master Servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

Product Liability and Related Litigation

   Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been, and in some cases are, incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

   Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract. Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1) the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and
(2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

   To the extent that the related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

Environmental Considerations

   Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability, and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

   Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption substantially the same as to the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a mortgage loan included as part of the collateral, could become a liability of the trust in certain circumstances.

   At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was conducted. No representations or warranties are made by the trust or the seller as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties. In addition, none of the Master Servicer, any sub-servicer nor any other party have made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay your certificates.

   Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have not made and will not make such evaluations prior to the origination of the mortgage loans. Neither we, the Master Servicer nor any sub-servicer will be required by any agreement to undertake any such evaluation prior to foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to either noteholders or certificateholders of the related series of securities.

   Notwithstanding anything to the contrary contained in the pooling and servicing agreement or master servicing agreement, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, in the event the Master Servicer or any sub-servicer have reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the trust. Upon completion of the inspection or review, the Master Servicer or the applicable sub-servicer will promptly provide the trustee with a written report of the environmental inspection.

   After reviewing the environmental inspection report, the Master Servicer, or any applicable sub-servicer, shall determine how to proceed with respect to the mortgaged property. In the event the environmental inspection report indicates that the mortgaged property is contaminated by hazardous or toxic substances or wastes, and the Master Servicer, or the related sub-servicer, proceeds with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer, or the related sub-servicer, shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed-in-lieu of foreclosure and any related environmental clean-up costs, as applicable, from any proceeds from liquidation, or if these proceeds are insufficient to fully reimburse the Master Servicer, or the related sub-servicer, such Master Servicer or sub-servicer, as applicable shall be entitled to be reimbursed from amounts in the collection account. In the event the Master Servicer, or any related sub-servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer or sub-servicer, as applicable, shall be reimbursed for all advances the Master Servicer or sub-servicer made with respect to the related mortgaged property from the collection account.

Forfeiture for Drug, RICO and Money Laundering Violations

   Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

   In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that: (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

Other Legal Considerations

   The mortgage loans are also subject to federal laws, including: (i) Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the mortgage loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated under such Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject certain persons to damages and administrative enforcement.

                         FEDERAL INCOME TAX CONSEQUENCES

General

   The following summary was prepared by Cadwalader, Wickersham & Taft LLP and has been reviewed by such other counsel as may be identified in the related prospectus supplement. It is intended to present a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this prospectus and a related prospectus supplement. This summary is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, in some instances, retroactively.

   This summary does not purport to deal with the federal income tax consequences that may affect particular investors that result from their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities (such as regulated investment companies ("RICs")), real estate investment trusts ("REITs"), investment companies, and certain other organizations to which special rules apply. This summary focuses primarily on investors who will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction. In addition, this summary does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States of America.

   No currently effective regulations or other guidance has been issued concerning certain provisions of the Code, or certain issues relevant to such provisions that may affect investors in certain of the securities (for example, the provisions dealing with market discount and stripped debt securities), and the regulations that do exist under other provisions of the Internal Revenue Code of 1986, as amended (the "Code") (such as the REMIC provisions and the original issue discount ("OID") provisions) do not address all potentially relevant issues. Hence, definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this summary and the opinions referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the "IRS") will not take positions that would be materially adverse to investors.

   You should consult your own tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the securities.

   The following summary generally refers to the beneficial owners of securities as "holders" or "certificateholders," although in general, the investors will be the beneficial, but not the registered, holders of the securities.

   Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC. Each prospectus supplement will indicate whether a REMIC election or elections will be made for the relevant series or a portion of the series.

   If a series of securities includes exchangeable securities, each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under "--Tax Treatment of Exchangeable Securities" below.


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


   For each series, Cadwalader, Wickersham & Taft LLP or such other counsel to the seller as specified in the related prospectus supplement ("Tax Counsel") will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election, if applicable, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, one or more trusts or pools of assets will qualify as (i) one or more REMICs, (ii) one or more grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities ("Grantor Trust Securities"), (iii) a trust treated as a partnership for federal income tax purposes that will issue securities ("Owner Trust Securities"), or (iv) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (such notes, the "Debt Securities"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

Miscellaneous Itemized Deductions

   The Code contains various limitations on the ability of individuals, trusts, and estates that own interests in entities that are taxed on a pass-though basis (such as holders of REMIC residual interests ("REMIC Residual Certificates") and interests in a grantor trust) to deduct their respective shares of the entity's deductions. Accordingly, such a holder will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the "Applicable Amount") - will be reduced by the lesser of:

   o  the excess of adjusted gross income over the Applicable Amount, or

   o 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.

   Non-corporate holders of securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.

Tax Treatment of REMIC Regular Interests and Other Debt Instruments

   Payments received by holders of REMIC regular interests generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for OID, market discount or premium, interest paid or accrued on REMIC regular interests will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the Master Servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. The trustee or the Master Servicer (the "Tax Administrator") will be the party responsible for computing the amount of OID to be reported to the REMIC regular interest holders each taxable year.

   To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

   Under temporary Treasury regulations, holders of REMIC regular interests issued by "single-class REMICs" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as a fixed investment or "grantor" trust in the absence of a REMIC election or (ii) is substantially similar to a fixed investment trust.

   Under the temporary regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's expenses that normally would be deductible under Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC - either directly or through a pass-through entity - will, on a net basis, realize income without a corresponding receipt or cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. See "--Miscellaneous Itemized Deductions" above. Any such additional income will be treated as interest income.

   In addition, as described above, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced.

OID

   The following discussion of OID applies generally to notes and to securities that are REMIC regular interests for federal income tax purposes, or other securities that are classified as debt for federal income tax purposes (collectively referred to as "Debt Instruments"). Differences in treatment of REMIC regular interests from other Debt Instruments are noted where applicable.

   Certain classes of Debt Instruments of a series may be issued with OID. Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

   The amount of OID required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments ("Prepayable Obligations"), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to maturity and (ii) the prepayment rate assumed in pricing the Prepayable Obligation (the "Prepayment Assumption"). Although regulations exist that govern the accrual of OID in general (the "OID Regulations") those regulations do not address Section 1272(a)(6). Accordingly, absent additional guidance, the Tax Administrator will, except as otherwise provided in a prospectus supplement, base its computations on an interpretation of Section 1272(a)(6), the OID Regulations, and certain other guidance. However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt Obligations.

   Prospective purchasers should be aware that neither we, the trustee, the Master Servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.

   OID is defined as the excess, if any, of a debt instrument's "stated redemption price at maturity" (generally, but not always, its principal amount) over its "issue price." The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public. A debt instrument's stated redemption price is the sum of all payments to be made on the instrument other than "qualified stated interest" ("QSI"). To be QSI, interest must be unconditionally payable (in cash or property other than additional obligations of the issuer):

   o  at least annually; and

   o at a single fixed rate or certain variable rates set out in the OID Regulations.

   Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

   o  may be deferred, or

   o does not accrue at a single fixed rate or certain variable rates set out in the OID Regulations.

   Under a de minimis rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate's stated redemption price at maturity multiplied by its weighted average maturity ("WAM"), calculated as provided in applicable regulations. A holder will include de minimis OID in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.

   The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the "daily portions" of the OID on such obligation. In the case of an original holder of a Debt Instrument, the daily portions of OID generally will be determined by allocating to each day in any accrual period the instrument's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any payments (other than QSI) received on the instrument during such period over (ii) the instrument's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Prepayable Obligation is computed using the pricing prepayment assumptions and the instrument's original yield to maturity - adjusted to take into account the length of the particular accrual period. The adjusted issue price of a Prepayable Instrument at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is increased by the amount of OID allocable to that period and reduced by the amount of any payments (other than QSI) received on the instrument during that period. Thus, an increased or decreased rate of prepayments on a Prepayable Debt Instrument generally will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such Debt Instrument.

   The yield to maturity of a Prepayable Obligation is calculated based on: (i) the Prepayment Assumption and (ii) in some instances, other contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. The Tax Administrator's determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Debt Instrument is different from that of the Tax Administrator.

   The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Debt Instruments providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Debt Instruments with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Debt Instrument issued after the date the final regulations are published in the Federal Register.

   In many cases, the securities will be subject to optional redemption before their stated maturity dates. For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early. If such an option is presumed to be exercised under this rule, OID, if any, on a Debt Instrument will be accelerated. In determining whether an option to redeem debt instruments is presumed to be exercised when one or more classes of such instruments are issued at a premium, the Tax Administrator will take into account all classes of Debt Instruments of the applicable trust that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the pricing prepayment assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that the option will be exercised. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

   If a Debt Instrument issued with OID is subsequently purchased for a price less or greater than its adjusted issue price, the new holder may have market discount (if the price is less) or, if the new holder's acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID in subsequent periods. Holders should consult their tax advisers regarding the computation of such reduction.

   All OID Election. A holder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, OID, de minimis OID, market discount, and de minimis market discount, and premium that accrues on a Debt Instrument under the constant yield method used to account for OID. To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount or premium, the holder is deemed to have made an election to include in income currently the market discount, or to amortize the premium under the constant yield method, on all of the holder's other debt instruments with market discount or premium, as described in "--Market Discount" below. See also "--Amortizable Premium" below.

   It is not entirely clear how income should be accrued on a REMIC regular interest, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an "Interest Weighted Certificate"). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear QSI, and will account for the income thereon as described in "--Interest Weighted Certificates and Non-VRDI Certificates" below.

   In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the Debt Instrument, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of OID on your certificates for federal income tax purposes.

   Variable Rate Instruments. A Debt Instrument may pay interest at a variable rate. A variable rate Debt Instrument that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI") will be governed by the rules applicable to VRDIs in the OID Regulations. The applicable prospectus supplement will indicate whether the Tax Administrator intends to treat a Debt Instrument as a VRDI.

   All interest payable on a VRDI that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or objective rate (a "Single Rate VRDI") is treated as QSI. The amount and accrual of OID on a Single Rate VRDI is determined, in general, by converting such VRDI into a hypothetical fixed rate Debt Instrument (having a fixed rate equal to the value of the variable rate on the issue date) and applying the rules applicable to fixed rate instruments described under "--OID" above to such hypothetical fixed rate certificate.

   Except as provided below, the OID on a VRDI that is not a Single Rate VRDI (a "Multiple Rate VRDI") is determined as for a Single Rate VRDI, except that fixed rates must be substituted for each variable rate formula. The substituted rates are the actual values of the formula on the issue date, except in the case of a VRDI bearing interest at an objective rate, for which the fixed rate substitute is the expected yield of the instrument as of the issue date. For purposes of calculation, each variable rate is assumed to remain at its value as of the issue date. QSI or OID allocable to a particular accrual period for both Single Rate and Multiple Rate VRDIs must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

   The amount and accrual of OID on a Multiple Rate VRDI that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate - other than an initial fixed rate that is intended to approximate the subsequent variable rate - is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate
- or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

   REMIC regular interests of certain series may accrue interest based on a weighted average of the interest rates on some or all of the loans or regular interests in a second REMIC held subject to the related pooling and master servicing agreement (such regular interests, "Weighted Average Certificates"). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

   Interest Weighted Certificates and Non-VRDI Certificates. The treatment of an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "Contingent Payment Regulations") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("Contingent Payment Obligations"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to Prepayable Obligations. In the absence of further guidance, the Tax Administrator will account for Interest Weighted Certificates and other Prepayable Obligations that are Contingent Payment Obligations in accordance with a combination of Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, adjustments to interest income will be made under applicable regulations. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

   Anti-Abuse Rule. The OID Regulations contain an anti-abuse rule. The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

Market Discount

   A subsequent purchaser of a Debt Instrument at a discount from its outstanding principal amount - or, in the case of a Debt Instrument having OID, its adjusted issue price - will acquire such Debt Instrument with "market discount." The purchaser generally will be required to recognize the market discount - in addition to any OID - as ordinary income. A Debt Instrument will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount or adjusted issue price, as applicable, of such certificate - multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Market discount generally must be included in income payments other than QSI are received, in an amount equal to the lesser of (i) the amount of such non-QSI payment received or (ii) the amount of market discount that has "accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "Current Recognition Election"). In addition, a purchaser may make an All OID Election with respect to a Debt Instrument purchased with market discount. See "--OID--All OID Election" above.

   Until the Treasury promulgates applicable regulations, the relevant legislative history to the REMIC provisions provides that the purchaser of a Debt Instrument with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Debt Instrument not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Debt Instrument issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Prepayment Assumption must be used to calculate the accrual of market discount.

   A certificateholder that has acquired any Debt Instrument with market discount generally will be required to treat a portion of any gain on a sale or exchange of the instrument as ordinary income to the extent of the market discount accrued to the date of disposition less any accrued market discount previously reported as ordinary income. Moreover, such a holder (unless it has made the current accrual election) generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Debt Instrument to the extent that they exceed income on the Debt Instrument. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. Under the Contingent Payment Regulations, a secondary market purchaser of an Interest Weighted Certificate or other Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such obligation based on the original projected payment schedule devised by the issuer of such certificate. See "--OID--Interest Weighted Certificates and Non-VRDI Certificates" above. Such holder would be required, however, to allocate the difference between the adjusted issue price of the obligation and its basis in the obligation as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the obligation in a manner that is reasonable - e.g., based on a constant yield to maturity.

   Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.

Amortizable Premium

   A purchaser of a Debt Instrument at a premium over its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the instrument. The applicable legislative history indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Prepayment Assumption. Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item. Any election to amortize premium will apply to all taxable debt instruments held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for a debt instrument should consult their tax advisors regarding the election to amortize premium and the method to be employed.

   In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

   Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "--OID" above. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable - e.g., based on a constant yield to maturity.

Consequences of Realized Losses

   Under Section 166 of the Code, both corporate holders of Debt Instruments and noncorporate holders that acquire Debt Instruments in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such instruments become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt Instrument in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such instrument becomes wholly worthless - i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss. However, the character and timing of any losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 if the Debt Instruments are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the equity interest in the trust that was a corporation.

   Each holder of a Debt Instrument will be required to accrue OID on such instrument without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such Debt Instrument or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt Instrument could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Debt Instrument eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses attributable to OID.

Gain or Loss on Disposition

   If a Debt Instrument is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Debt


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


Instrument generally will equal the cost of the instrument to the holder, increased by any OID or market discount previously includible in the holder's gross income, and reduced by the portion of the basis of the debt instrument allocable to payments thereon, other than QSI, previously received by the holder and by any amortized premium. Similarly, a holder who receives a scheduled or prepaid principal payment on a Debt Instrument will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition Debt Instrument generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

   Gain from the disposition of a REMIC regular interest that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of the "applicable federal rate" as of the date that the holder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular interest that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation; further, the Prepayable Obligation rules indicate that all OID, including OID not yet accrued, on a Prepayable Obligation would be treated as ordinary income.

   A portion of any gain from the sale of a Debt Obligation that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

Tax Treatment of Exchangeable Securities

   Exchangeable Securities Representing Proportionate Interests in Two or More REMIC Regular Interests. The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC regular interest underlying that exchangeable security as described under "--Tax Treatment of REMIC Regular Interests and Other Debt Instruments." If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under "Description of the Securities--Exchangeable Securities" in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

   Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and
(iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner's basis in those REMIC regular interests.

   As a result, when compared to treating each REMIC regular interest underlying an exchangeable security as a separate debt instrument, aggregating the REMIC regular interests underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 of the Code were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee's lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each REMIC regular interest underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the exchangeable securities should be aggregated for OID purposes.

   Exchangeable Securities Representing Disproportionate Interests in REMIC Regular Interests. The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286 of the Code, a beneficial owner of an exchangeable security will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payment on the underlying REMIC regular interests. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of "stripped bonds" to the extent of its share of principal payments or "stripped coupons" to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

   Under Section 1286 of the Code, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC regular interests under "--OID."

   If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular interest under "--OID." A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

   In light of the application of Section 1286 of the Code, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

   The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an exchangeable security, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and
(iii) the combination of retained exchangeable securities cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the exchangeable securities sold and the part of the REMIC regular interests underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above. Section 1286 of the Code does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related exchangeable securities and retains all the exchangeable securities, see "--Treatment of Exchanges" below.

   Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner's adjusted basis generally is equal to the owner's cost of the exchangeable security (or portion of the cost of REMIC regular interests allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under "--Gain or Loss on Disposition."

   Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under "--Treatment of Exchanges" below) a combination of exchangeable securities that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Section 1286 of the Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

   It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701 (a)(19)(C) of the Code or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

   Treatment of Exchanges. If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities in the manner described under "Description of the Securities--Exchangeable Securities" in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Certain Foreign Holders of Debt Instruments

   REMIC Regular Interests and other Debt Instruments. Interest, including OID, paid on a Debt Instrument to a nonresident alien individual, foreign corporation, or other non-United States person (a "foreign person") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person ("foreign person certification") (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business, and (v) the interest is not "contingent" as provided in Section 861(h)(4). If the holder fails to meet the conditions listed above, interest, including OID, paid on the holders' Debt Instruments may be subject to either a 30% withholding tax or backup withholding at a rate of 28%, increasing to 31% after 2010. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See "--Backup Withholding" below.

   The 30% withholding tax will apply if IRS determines that withholding is required in order to prevent tax evasion by United States persons.

   In the case of Debt Instruments other than REMIC regular interests (which generally cannot be issued with contingent interest) certain types of interest based on the profits, sales, or similar items of the issuer are not eligible for portfolio interest treatment, and accordingly would be subject to withholding. Any such interest will be discussed in the applicable prospectus supplement.

   Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult their tax advisors with respect to these new withholding rules.

Backup Withholding

   Under federal income tax law, a certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's certificates broker with a foreign person certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of REMIC regular interests or REMIC Residual Certificates. The backup


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


withholding rate is currently 28%, increasing to 31% after 2010. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

Reporting and Tax Administration

   REMIC Regular Interests. Reports will be made at least annually to holders of record of REMIC regular interests, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and
(iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

   Residual Certificates. For purposes of federal income tax reporting and administration, a REMIC of a series generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A REMIC of a series will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the Master Servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a REMIC of a series' taxable year will be the calendar year.

   Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

   A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. We, the Master Servicer or an affiliate of either will acquire a portion of the residual interest in each REMIC of a series in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

   Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Tax Treatment of REMIC Residual Interests

   Overview. A REMIC is treated for federal income tax purposes as an entity separate from its owners, and the residual interest is treated as its equity. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders.

   A portion of the income of Residual Certificateholders in REMICs of a certain series, known as "excess inclusion income" will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions;
(ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax that may otherwise available to a foreign Residual Certificateholder.

   Taxation of Residual Certificateholders. Each Residual Certificateholder will report its pro rata share of REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Certificate on its own federal income tax return. Income realized by a Residual Certificateholder will be characterized as ordinary income or loss. Prospective investors should be aware that, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income - i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles - which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield (if any) to Residual Certificateholders due to the lower present value of such loss or reduction.

   A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, OID, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC regular interests, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular interests, reduced by the REMIC's deductions, including deductions for interest and OID expense on the REMIC regular interests, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular interests, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions on the mortgage assets. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "--REMIC-Level Taxes" below.

   The amount of the REMIC's net loss that may be deducted by a residual holder is limited to such holder's adjusted basis in the residual interest as of the end of the relevant taxable year, or the time of disposition of the residual interest, if earlier. A residual holder's basis in its Residual Certificate initially is equal to the purchase price, and thereafter is increased by the amount of taxable income recognized from the residual interest and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income from the same REMIC.

   The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under other provisions of the Code. A distribution on a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

   Timing differences may arise between the REMIC's income and corresponding deductions, creating "phantom income." Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the REMIC of a particular series and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a REMIC of a particular series.

   The assets of the REMICs of certain series may have tax bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in its Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

   Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income generally equals the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period; however, if the residual interest at the time of issue is a "noneconomic" residual interest, all of the income derived by the holder may be excess inclusion income. For this purpose, the adjusted issue price of a residual interest at the beginning of a quarter is the issue price of the Residual Certificate, increased by prior income accruals and decreased by losses realized and distributions on the residual interest. Excess inclusion income will be treated as UBTI in the case of a tax exempt organization subject to the tax on UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "--Taxation of Certain Foreign Holders of Debt Instruments" above.

   Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A similar limitation exists with respect to transfers of certain residual interests to foreign investors.

   A residual interest will be "noneconomic" for this purpose unless, at the time the interest is transferred, (i) the present value of the expected future distributions on the residual interest equals or exceeds the product of (a) the present value of the anticipated excess inclusion income and (b) the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of it and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, - i.e., the transferor has "improper knowledge." A transferor is presumed not to have such improper knowledge if:

      (i) The transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due;

      (ii) The transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due;

      (iii) The transferee represents to the transferor that it will not cause the income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base of such transferee; and

      (iv) One of the following two following tests is satisfied: Either:

            (a) The present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of

               (1) any consideration given to the transferee to acquire the interest,

               (2) the expected future distributions on the interest, and

               (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of that calculation, the present value is calculated using a discount rate equal to the short-term federal rate and assumes that the transferee is subject to tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate; or

            (b) The transfer is made to certain domestic taxable corporations with large amounts of gross and net assets if an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. If the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

   Ownership of Residual Certificates by Disqualified Organizations. The Code contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization - other than a farmers' cooperative described in Section 521 of the Code - that is not subject to the tax on UBTI (and thus is would not owe any tax on the income from a residual interest that it owned), or any rural electrical or telephone cooperative (each a "Disqualified Organization"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision of the United States if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit. The penalties are as follows:

   First , REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in REMICs of a series are not offered for sale to Disqualified Organizations.

   Second , the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization. The one-time tax equals the product of
(i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

   Third , the Code imposes an annual tax on any pass-through entity - i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 - that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified

Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

   If an "electing large partnership" holds a residual interest, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

Special Considerations for Certain Types of Investors

   Dealers in Securities. Under Treasury regulations (the "Mark-to-Market Regulations") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any residual interest acquired on or after January 4, 1995.

   Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Tax Treatment of REMIC Residual Interests--Taxation of Residual Certificateholders" above.

   Individuals and Pass-Through Entities. A holder of a residual interest that is an individual, trust, or estate will be subject to the usual rules limiting certain miscellaneous itemized deductions, which may affect its ability to deduct its allocable share of the fees or expenses relating to servicing REMIC assets, administering the REMIC, or paying guaranty fees (if any).

   That same limitation will apply to individuals, trusts, or estates that hold residual interests indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold residual interests through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a holder of a residual interest that is an individual, trust, or estate could be substantial.

   Employee Benefit Plans. See "--Tax-exempt Entities" above and "ERISA Considerations."

   REITs, RICs, and Others. If a holder of a residual interest is a REIT, and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because residual holders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a residual holder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "--Foreign Residual Certificateholders" below and "Tax Treatment of REMIC Residual Interests--Taxation of Residual Certificateholders" above.

   A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("Qualifying REIT Interest") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. Two or more REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a REMIC of a series will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate.

   Significant uncertainty exists regarding the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but will not be considered a "government security" for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

   Foreign Residual Certificateholders. Amounts paid to residual holders who are foreign persons are treated as interest for purposes of the 30% United States withholding tax on payments to foreign persons. Under Treasury regulations, non-excess inclusion income received by a residual holders that is a foreign person generally qualifies as "portfolio interest" exempt from the 30% withholding tax only to the extent that (i) the assets of the REMIC of a series are in, or considered to be in, registered form, (ii) the mortgage loans were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "--Taxation of Certain Foreign Holders of Debt Instruments" above. Because mortgage loans generally are not themselves in "registered form," amounts received by residual holders that are foreign persons may not qualify as "portfolio interest," although the issuance of the Residual Certificates in registered form may be deemed to satisfy the registration requirement. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual interest is disposed of, under rules similar to those for withholding on debt instruments that have OID. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax - i.e., where the Residual Certificates, as a class, do not have significant value. The portfolio interest exception is not available for excess inclusion income.

   A transfer of a residual interest that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate will be deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion income, the REMIC will distribute to the transferee an amount that will equal at least 30% of such amount, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30% Test"). A transferor of a residual interest to a foreign person will be presumed to have had a reasonable expectation that the 30% Test will be satisfied if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200% of the pricing prepayment assumption. See "--OID," above. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.

   Thrift Institutions, Banks, and Certain Other Financial Institutions. Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "--Disposition of Residual Certificates" below.

   Disposition of Residual Certificates. A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

   Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The regulations require inducement fees to be included in income over a period that reasonably reflects the after-tax costs and benefits of holding that non-economic residual interest. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or
(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Inducement fees are treated as U.S. source income. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Treatment by the REMIC of OID, Market Discount, and Amortizable Premium

   OID. Generally, the REMIC's deductions for OID expense on its REMIC regular interests will be determined in the same manner as for determining the OID income of the holders of such certificates, as described in "--OID" above, without regard to the de minimis rule described in that section.

REMIC-Level Taxes

   Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. The applicable transaction documents will generally prohibit the REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

   To the extent that a REMIC derives certain types of income from foreclosure property - generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any REMIC of a series will receive significant amounts of such income, although situations may occur in which it is more advantageous for the Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

   The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.

REMIC Qualification

   The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular interests and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

   If a REMIC Pool fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests in that REMIC for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under subpart E, Part 1 of subchapter J of the Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, some or all of the REMIC regular interests may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "--Special Considerations for Certain Types of Investors--Disposition of Residual Certificates" above. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

Grantor Trusts

   Treatment of the Trust for Federal Income Tax Purposes. With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "Grantor Trust") will be classified as a fixed investment, or "grantor" trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

Tax Treatment of the Grantor Trust Security

   The types of Grantor Trust Securities offered in a series may include:

   o Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, ("IO Securities"),

   o Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO Securities"),

   o Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("Ratio Securities"), and

   o Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets ("Pass-Through Securities").

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (such securities, "Strip Securities") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists regarding the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

   One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to the Employee Retirement Income Security

Act of 1974, as amended ("ERISA"), should consult their own tax advisors before purchasing any subordinated Grantor Trust Security. See "ERISA Considerations" in this prospectus and in the accompanying prospectus supplement.

Treatment of Pass-Through Securities

   The holder of a Pass-Through Security generally will be treated as owning a pro rata undivided interest in each of the trust assets (excluding any assets identified as not being owned by such securityholders in a prospectus supplement). Accordingly, each holder of a Pass-Through Security will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be subject to the limitations on deduction of itemized deductions and other rules limiting deductions, as if it owned its share of the assets of the trust directly.

   The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets. Although such rules in theory may be required to be applied on an asset-by-asset basis, for ease of administration the Tax Administrator will generally apply such rules on an aggregate pool basis. The rules regarding discount and premium, including the Prepayable Obligation rules, that are applicable to loans held by a Grantor Trust generally are the same as those that apply to Debt Instruments. See "--OID," "--Market Discount" and "--Amortizable Premium" above.

Treatment of Strip Securities

   Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

   Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286 of the Code. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

   Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity - or, in the case of a stripped coupon, the amount payable on the due date of such coupon - over its issue price. Treasury regulations under Section 1286 of the Code (the "Stripping Regulations"), however, provide that the OID on a stripped bond or stripped coupon is zero if the amount of the OID would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

   o the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

   o an approach which aggregates the payments to be made on the strip security may be applied, and

   o unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as OID. See "--Determination of Income With Respect to Strip Securities" below.

   The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

   o in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

   o in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount - i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he or she had held an undivided interest in the trust assets - to be treated as a separate debt instrument, and

   o in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

   In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

Determination of Income with Respect to Strip Securities

   For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "--OID," "--Anti-Abuse Rule," "--Market Discount" and "--Amortizable Premium" above. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with OID. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular interest is subject to the same tax accounting considerations applicable to the REMIC regular interest to which it corresponds. As described in "--OID--Interest Weighted Certificates and Non-VRDI Certificates" above, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular interest. See "--Interest Weighted Certificates and Non-VRDI Certificates" above.

   If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an "Ordinary Ratio Security") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID. The holders of such securities generally will be required to include such OID in income as described in "--OID" above. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of OID on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "--Market Discount" above. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "--OID" above, holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "--Amortizable Premium" above.

   In light of the application of Section 1286 of the Code, a beneficial owners of a Strip Security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trust administrator. Accordingly, any information reporting provided by the trust administrator with respect to these Strip Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Strip Security generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

Purchase of Complementary Classes of Strip Securities

   Strip Securities of certain classes of the same series ("Complementary Securities"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

Possible Alternative Characterizations of Strip Securities

   The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "Net Series Rate") is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and
(ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for OID purposes. The IRS also might challenge the manner in which OID is calculated, contending that:

   o the stated maturity should be used to calculate yield on the Grantor Trust Securities,

   o the Contingent Payment Regulations should not apply to the IO Securities, or

   o the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

Limitations on Deductions With Respect to Strip Securities

   The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See "--Tax Treatment of the Grantor Trust Security" above.

Sale of a Grantor Trust Security

   A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular interest. See "--Gain or Loss on Disposition" above. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the securityholder is a financial institution described in Section 582 of the Code. See "--Gain or Loss on Disposition" above.

   Taxation of Certain Foreign Holders of Grantor Trust Securities

   Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that:

   o such interest is not effectively connected with a trade or business in the United States of the securityholder,

   o the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

   o  the foreign person is not a 10% shareholder within the meaning of Code
      Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

   o the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest - including OID - paid on a Grantor Trust Security may be subject to either a 30% withholding tax or 28% backup withholding (increasing to 31% after 2010).

   In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate - or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See "--Grantor Trusts" above.

Backup Withholding of Grantor Trust Securities

   The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular interests. See "--Backup Withholding" above.

Reporting and Tax Administration of Grantor Trust Securities

   For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the owners of the underlying trust assets.

   On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to, (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

Taxation of Owners of Owner Trust Securities

   In the case of any Owner Trust Security offered pursuant to a prospectus supplement and issued by a non-REMIC trust that is not a fixed investment trust (such trust or limited liability company an "Owner Trust," the Tax Counsel will render its opinion that (i) such security will be classified as debt for federal income tax purposes; (ii) such security will either classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or (iii) such security will be taxable as an interest in a partnership not taxable as a corporation. Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Any such securities may be denominated either as debt or as equity under state law. The treatment of Owner Trust Securities classified as debt is set forth above. The following section summarizes federal income tax provisions that would generally apply to securities classified for tax purposes as partnership interests.

Partnership Taxation

   A trust in which the related prospectus supplement specifies that an election will be made to treat the trust as a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under "--OID," "--Market Discount" and "--Amortizable Premium" above, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing on the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

   The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, unless otherwise specified in a prospectus supplement that the securityholders will be allocated taxable income of the Partnership Trust for each period of time specified in the related prospectus supplement ("Collection Period") equal to the sum of (i) the interest that accrues on the securities which represent interests in the Partnership Trust ("Partnership Securities") in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

   Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

   A share of expenses of the Partnership Trust (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences--Tax Treatment of REMIC Regular Interests and Other Debt Instruments" above. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

Discount and Premium of Mortgage Loans

   Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--OID," "--Market Discount" and "--Amortizable Premium" above. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

   If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

Section 708 Termination

   Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "old partnership") to a new Partnership Trust (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

Gain or Loss on Disposition of Partnership Securities

   Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

   Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

   If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to the Partnership Securities, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

Allocations Between Transferors and Transferees

   In general, the Partnership Trust's taxable income and losses will be determined each Collection Period and the tax items for a particular Collection Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Collection Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

   The use of such a Collection Period convention may not be permitted by existing regulations. If a Collection Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The holder of the residual Partnership Security will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions

   In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security. To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

Section 754 Election

   In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

   The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

Administrative Matters

   The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder's allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

   Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

   The holder of the residual Partnership Security will be designated as the TMP in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the

Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

Tax Consequences to Foreign Securityholders of a Partnership Trust

   It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

   To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

Backup Withholding on Partnership Securities

   Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax not exceeding 31% if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Reportable Transactions

   Any holder of a security that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the securities.

                    STATE, FOREIGN AND LOCAL TAX CONSEQUENCES

   In addition to the federal income tax consequences described in "Federal Income Tax Consequences," you should consider the state, foreign and local income tax consequences of the acquisition, ownership, and disposition of the securities. State, foreign or local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

General

   A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

   o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

   o whether the investment satisfies the applicable diversification requirements;

   o whether the investment is in accordance with the documents and instruments governing the plan; and

   o whether the investment is prudent, considering the nature of the investment.

   In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Goldman, Sachs & Co., each Master Servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

ERISA Considerations Relating to Certificates

   Plan Assets. In DOL Regulation Section 2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. We can give no assurance that the securities will qualify for any of the exceptions under the Plan Asset Regulation. As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.

   Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential or mixed use property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

   For the exemption to apply, PTCE 83-1 requires that:

   o we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

   o  the trustee may not be our affiliate; and

   o the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

   In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the Master Servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

   In the case of any Plan with respect to which we are or the Master Servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

   o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

   o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

   o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;

   o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

   o at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the Master Servicer, and the special hazard insurer or pool insurer.

   Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates", and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

   The DOL has granted to Goldman, Sachs & Co. an individual exemption, Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") and Prohibited Transaction Exemption 2002-41 ("PTE 2002-41") (the "Exemption") which is applicable to certificates that meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multifamily residential mortgage loans, home equity loans or receivables (including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

   General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder:

   First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

   Second, the assets held by the trust fund must be fully secured (other than one- to four- family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to as "loans.").

   Third, unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

   Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "rating agency").

   Fifth, the trustee generally cannot be an affiliate of any other member, other than the underwriter, of the "Restricted Group," which consists of:

   o  any underwriter as defined in the Exemption;

   o  the trustee;

   o  us;

   o  the Master Servicer;

   o  each servicer;

   o  each insurer;

   o the counterparty of any "interest-rate swap" (as described below) held as an asset of the trust fund; and

   o any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

   Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any other servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

   Seventh, the following seasoning requirements must be met:

   o The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

   o Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of certificates; and

   o Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

   Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates. Any certificates representing a beneficial ownership interest in revolving credit line mortgage loans will not satisfy the general conditions of the Exemption.

   Recent Amendments to Exemption. PTE 2000-58 (the "Amendment") amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral. Such certificates had to be issued by a trust fund which was a grantor trust or a REMIC whose corpus could not include certain types of assets such as interest-rate swaps.

   Types of Trust Funds. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts and REMICs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

   Designated Transactions. In the case where the certificates are backed by trust fund assets which are residential, home equity or multifamily loans which are described and defined in the Exemption as designated transactions ("Designated Transactions"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to four- family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

   o not subordinated to the rights and interests evidenced by securities of the same trust fund;

   o such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

   o any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:

      (a) the outstanding principal balance due under the loan which is held by the trust fund and

      (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

   Insurance Company General Accounts. In the event that certificates do not meet the requirements of the Exemption solely because they are subordinated certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

   Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or (if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

   o  is an "eligible Swap";

   o  is with an "eligible counterparty;"

   o  is purchased by a "qualified plan investor;"

   o meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and

   o permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

   The preamble to the Amendment specifies that it is not intended to limit transactions that were permissible before its publication. Consequently, certain other interest-rate cap contracts may be permissible under the Exemption.

   An "eligible Swap" is one that:

   o  is denominated in U.S. dollars;

   o pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

   o  has a notional amount that does not exceed either:

      (a) the principal balance of the class of certificates to which the Swap relates, or

      (b) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount");

   o is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between their products, calculated on a one-to-one ratio and not on a multiplier of such difference);

   o does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

   o has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

   An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

   A "qualified plan investor" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

   o a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

   o an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below); or

   o has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

   In "ratings dependent Swaps" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Agreement:

   o obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

   o cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

   In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

   "Non-ratings dependent Swaps" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

   o obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

   o cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

   o  terminate the Swap Agreement in accordance with its terms.

   An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

   o  it is denominated in U.S. dollars;

   o  it pays an Allowable Interest Rate;

   o  it is not leveraged;

   o it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

   o  it is entered into between the trust fund and an eligible counterparty;
      and

   o  it has an Allowable Notional Amount.

   Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided that the following conditions are met:

   First , the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

   Second , all loans transferred after the closing date (referred to here as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the rating agency.

   Third , the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.

   Fourth , solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

   Fifth , either:

   o the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

   o an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("Offering Documents") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

   Sixth , the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

   Seventh , amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

   o are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States (provided that such obligations are backed by the full faith and credit of the United States); or

   o have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("Acceptable Investments").

   Eighth, certain disclosure requirements must be met.

   Revolving Pool Features. The Exemption only covers certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "--ERISA Considerations Relating to Notes."

   Limitations on Scope of the Exemption. If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that:

   o  the Plan is not an Excluded Plan,

   o each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class,

   o after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and

   o in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

   Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

   The Amendment to the Exemption permits trust funds which are grantor trusts, owner trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described under "--Limitations on Scope of the Exemption" above.

   In the event that the Exemption is not applicable to the notes, one or more other prohibited transaction exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

   EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

   ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL

WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

   A governmental plan as defined in ERISA is not subject to ERISA, or Code
Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                                LEGAL INVESTMENT

   The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) represents ownership of, or is secured by, one or more promissory notes or certificate of interest or participation in such notes which notes: (a) are directly secured by first liens on real estate and (b) were originated by certain types of originators specified in SMMEA. Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

   Under SMMEA, a number of states enacted legislation, before October 4, 1991, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, classes of securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex Credit Unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

   All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

   Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any classes of securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

   There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

   We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for such securities. If so specified in the related prospectus supplement, Goldman, Sachs & Co., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that we pay.

   Alternatively, the related prospectus supplement may specify that Goldman, Sachs & Co. with other underwriters, if any, named in the prospectus supplement, each acting as agent (if so specified in the related prospectus supplement, on a best effort basis) or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If the underwriters act as agents in the sale of securities, the underwriters will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that the underwriters elect to purchase securities as principal, the underwriters may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

   The securities of any series may also be distributed by inclusion as underlying securities that back the securities of another issuing entity, whether such issuing entity is formed by us or otherwise.

   We will indemnify Goldman, Sachs & Co. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Goldman, Sachs & Co. and any underwriters may be required to make in respect of such liabilities.

   In the ordinary course of business, we and Goldman, Sachs & Co. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

   Goldman, Sachs & Co. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

   We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

   Cadwalader, Wickersham & Taft LLP, New York, New York, or such other counsel to the seller and the underwriters as may be identified in the related prospectus supplement, will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

                              FINANCIAL INFORMATION

   A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Ratings

   It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the securities in one of the four highest rating categories.

   Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of Principal Prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                       WHERE YOU CAN FIND MORE INFORMATION

   We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the prospectus supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission 's public reference facilities are located at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements and other information that we file electronically with the Securities and Exchange Commission. The address of such Internet website is (http://www.sec.gov).

   This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates and notes referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

                                      INDEX

   Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

1996 Lender Liability Act.........78       Exemption........................111
1998 Policy Statement............119       EYS Agreement....................115
30% Test..........................97       Fannie Mae........................20
Acceptable Investments...........116       FHA...........................14, 43
Accounts..........................29       FHA Debenture Rate................44
accrual securities................31       FHA Loans.........................18
additional loans.................115       Financial Intermediary............36
agency securities.................13       foreign person....................91
Agreement.........................14       foreign person certification......91
Allowable Interest Rate..........113       Freddie Mac.......................21
Allowable Notional Amount........114       FTC...............................74
Amendment........................112       Garn-St. Germain Act..............75
Applicable Amount.................81       GNMA..............................18
Assignment Program................43       GNMA I Certificate................19
Available Funds...................31       GNMA II Certificate...............19
average interest rate............115       Grantor Trust.....................99
Beneficial Owner..................36       Grantor Trust Securities..........81
Call Class........................30       Housing Act.......................18
Callable Class....................30       HUD...............................43
capitalized interest accounts.....26       Indirect Participant..............36
CERCLA............................78       Insurance Proceeds................53
Clearstream.......................35       Interest Weighted Certificate.....84
Code..............................80       Investor-Based Exemptions........117
Collection Period................104       IO Securities.....................99
combination.......................33       IRS...............................80
Complementary Securities.........102       lenders...........................14
Contingent Payment Obligations....85       Liquidation Expenses..............53
Contingent Payment Regulations....85       Liquidation Proceeds..............53
Cooperative loans.................13       loans............................111
current principal amount..........31       Loan-to-Value Ratio...............16
Current Recognition Election......86       lock-out period...................30
Debt Instruments..................82       Loss Amount.......................46
Debt Securities...................81       manufactured home.................17
Definitive Securities.............37       Manufactured housing contracts....13
Designated Transactions..........112       Mark-to-Market Regulations........96
Direct Participants...............36       Master Servicer...................16
Disqualified Organization.........95       MERS..............................51
disqualified persons.............109       Mortgage..........................51
DOL Pre-Funding Period...........115       mortgage loans....................13
DTC...............................35       mortgage pool....................110
DTCC..............................36       mortgage pool pass-through
eligible counterparty............114         certificate....................110
eligible Swap....................113       multifamily loans.................13
eligible yield supplement                  Multiple Rate VRDI................85
  agreement .....................115       National Housing Act..............43
ERISA...................33, 100, 109       NCUA.............................119
Euroclear.........................35       Net Series Rate..................102
Euroclear Operator................38       new partnership..................105
excess inclusion income...........93       Non-ratings dependent Swaps......114
exchangeable securities...........33       OCC..............................118
Excluded Plan....................116       Offering Documents...............116

OID...............................80       Ratio Securities..................99
OID Regulations...................82       RCRA..............................78
old partnership..................105       Refinance Loan....................16
Ordinary Ratio Security..........102       REITs.............................80
OTS..............................119       related...........................33
outside reserve fund..............82       Relief Act........................77
Owner Trust......................104       REMIC Residual Certificates.......81
Owner Trust Securities............81       REMICs............................30
parties in interest..............109       Restricted Group.................111
Partnership Securities...........105       Retained Interest.................29
Pass-Through Securities...........99       revolving credit line
Permitted Investments.............48         mortgage loans..................13
Plan.............................109       RHS...........................14, 46
Plan Asset Regulations...........109       RHS Loans.........................18
PMBS..............................23       RICs..............................80
PMBS pooling and                           Rules.............................37
  servicing agreement.............23       Securities Account................54
PMBS servicer.....................23       Securityholder....................36
PMBS trustee......................23       single family loans...............13
PO Securities.....................99       Single Rate VRDI..................85
pre-funding accounts..............25       single-class REMICs...............82
Pre-Funding Limit................115       SMMEA............................118
Prepayable Obligations............82       Strip Securities..................99
Prepayment Assumption.............82       Stripping Regulations............100
primary insurance policy..........14       Swap.............................113
primary insurer...................58       Swap Agreement...................113
Principal Prepayments.............32       Tax Administrator.................81
privately issued                           Tax Counsel.......................81
  mortgage-backed securities......13       TIN...............................91
Protected Account.................53       TMP...............................92
PTCE 83-1........................109       U.S. Government Securities........25
PTCE 84-14.......................114       UBTI..............................93
PTCE 95-60.......................113       UCC...............................68
PTCE 96-23.......................114       United States Housing Act.........43
PTE 2000-58......................111       USDA..............................46
PTE 2002-41......................111       VA............................14, 45
QPAM.............................114       VA Entitlement Percentage.........45
QSI...............................83       VA Loans..........................18
qualified plan investor..........114       VRDI..............................84
Qualifying REIT Interest..........97       WAM...............................83
rating agency....................111       Weighted Average Certificates.....85
ratings dependent Swaps..........114

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

      1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS form W-8BEN (or any successor form);

      2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Offered Security is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

      4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Security):

            (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)5(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                  (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                  (ii) certifying that the qualified intermediary has provided, or will provide, a withholding a statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                  (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                  (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441(e)(3)(ii), or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

            (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                  (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                  (ii) certifying that the nonqualified intermediary is not acting for its own account,

                  (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                  (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or
      (iv) of the U.S. Treasury Regulations: or

      5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Security either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status to the beneficial owner changes, to a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder --

                  (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

                  (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

                  (iii) can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. treasury Regulations (e.g., a corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the SEC Registration Fee, are estimates of expenses expected to be incurred in connection with the issuance and distribution of a Series of Securities in aggregate principal amount assumed for these purposes to be equal to $500,000,000 of Securities registered hereby.

            SEC Registration Fee (actual) ......   $ 58,850
            Rating Agency Fees .................    300,000
            Legal Fees and Expenses ............    150,000
            Trustee's Fees and Expenses ........     85,000
            Accounting Fees and Expenses .......     60,000
            Miscellaneous ......................     45,000
            Printing and Engraving Expenses ....     25,000
            Blue Sky Fees and Expenses .........      5,000
                                                   --------
            Total ..............................   $728,850
                                                   --------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Under Section 7 of the form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain officers, directors and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933. The Registrant's By-Laws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

      Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

      The Pooling and Servicing Agreements, Trust Agreements and Indentures may provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. Such agreements may provide further that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expenses incurred in connection with legal actions relating to such agreement and the related Securities, other than such expenses relating to particular mortgage loans.

ITEM 16. EXHIBITS.

1.1*        Form of Underwriting Agreement.

3.1*        Certificate of Incorporation of Registrant.

3.2*        By-laws of Registrant.

4.1*        Form of Indenture.

4.2*        Form of Note (included as part of Exhibit 4.1).

4.3*        Form of Pooling and Servicing Agreement.

4.4** Form of Pooling and Servicing Agreement (overcollateralization credit enhancement structure).

4.5*        Form of Certificate (included as part of Exhibit 4.3).

4.6*        Form of Trust Agreement.

4.7*        Form of Trust Certificate (included as part of Exhibit 4.5).

5.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to legality (previously filed).

8.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to federal income tax matters (included as part of Exhibit 5.1).

10.1*       Form of Master Servicing Agreement.

23.1        Consent of Cadwalader, Wickersham & Taft LLP (included as part of
            Exhibit 5.1).

24.1 Powers of Attorney of Directors and Officers of Registrant (previously filed on page II-7 of the Registration Statement (File No. 333-127620)).

25.1*       Statement of Eligibility and Qualification of Indenture Trustee
            (Form T-1).

* Filed as an exhibit to the Seller's Registration Statement (File No. 333-89556) on Form S-3 and incorporated herein by reference.

** Filed as an exhibit to the Seller's Registration Statement (File No. 333-120274) on Form S-3 and incorporated herein by reference.


ITEM 17. UNDERTAKINGS

      The undersigned Registrant hereby undertakes that:

      1. For purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      4. To provide to the Underwriters, at the closing specified in the Underwriting Agreement, Mortgage-Backed Certificates or Mortgage-Backed Notes, as the case may be, in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

      5. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs 5(i) and 5(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") that are incorporated by reference in the Registration Statement;

      provided, further, however, that paragraphs 5(i) and 5(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

      7. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      8. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      9. For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      10. To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("TIA") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the TIA.

      11. For offerings of Securities registered hereby that commence after December 31, 2005, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

      12. For offerings of Securities registered hereby that commence after December 31, 2005, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it reasonably believes that the securities rating requirement for use of Form S-3 will be met by the time of sale of the securities and therefore it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and it has duly caused this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 2, 2005.

                                        GS MORTGAGE SECURITIES CORP.


                                        By: /s/ Michelle Gill
                                            ------------------------------------
                                            Name: Michelle Gill
                                            Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE            TITLE                                   DATE
         ---------            -----                                   ----


                              Chief Executive Officer
             *                and Director                      November 2, 2005
---------------------------
     Daniel L. Sparks


                              Vice President (principal
                              financial officer and
                              principal accounting
             *                officer)                          November 2, 2005
---------------------------
        Mark Weiss


             *                Director                          November 2, 2005
---------------------------
     Jonathan S. Sobel


------------------------------------------------------------
* The undersigned, by signing the undersigned name, does hereby sign, as attorney-in-fact, on behalf of the person or persons above, pursuant to a power of attorney executed by such person and filed with the Securities and Exchange Commission.


By: /s/ Michelle Gill
    -------------------------
    Name: Michelle Gill

                                  EXHIBIT INDEX

Exhibits   Description

1.1*        Form of Underwriting Agreement.

3.1*        Certificate of Incorporation of Registrant.

3.2*        By-laws of Registrant.

4.1*        Form of Indenture.

4.2*        Form of Note (included as part of Exhibit 4.1).

4.3*        Form of Pooling and Servicing Agreement.

4.4** Form of Pooling and Servicing Agreement (overcollateralization credit enhancement structure)

4.5*        Form of Certificate (included as part of Exhibit 4.3).

4.6*        Form of Trust Agreement.

4.7*        Form of Trust Certificate (included as part of Exhibit 4.5).

5.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to legality (previously filed).

8.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to federal income tax matters (included as part of Exhibit 5.1).

10.1*       Form of Master Servicing Agreement.

23.1        Consent of Cadwalader, Wickersham & Taft LLP (included as part of
            Exhibit 5.1).

24.1 Powers of Attorney of Directors and Officers of Registrant (previously filed on page II-7 of the Registration Statement (File No. 333-127620)).

25.1*       Statement of Eligibility and Qualification of Indenture Trustee
            (Form T-1).

----------
* Filed as an exhibit to the Seller's Registration Statement (File No. 333-89556) on Form S-3 and incorporated herein by reference.

** Filed as an exhibit to the Seller's Registration Statement (File No. 333-120274) on Form S-3 and incorporated herein by reference.